   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 1999

                                                     REGISTRATION NO. 333--
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              CINCINNATI BELL INC.

             (Exact name of Registrant as specified in its charter)

                  OHIO                                      4813                                   31-1056105
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                   Identification No.)

                            ------------------------

                        201 EAST FOURTH STREET, 102-760
                                 P.O. BOX 2301
                          CINCINNATI, OHIO 45201-2301
                           TELEPHONE: (513) 397-9900

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         ------------------------------

                             THOMAS E. TAYLOR, ESQ.
                              CINCINNATI BELL INC.
                        201 EAST FOURTH STREET, 102-760
                                 P.O. BOX 2301
                          CINCINNATI, OHIO 45201-2301
                           TELEPHONE: (513) 397-9900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

         ROBERT A. KINDLER, ESQ.                     MICHAEL P. WHALEN, ESQ.
      ROBERT I. TOWNSEND, III, ESQ.                     RIORDAN & MCKINZIE
         CRAVATH, SWAINE & MOORE                      695 TOWN CENTER DRIVE
    WORLDWIDE PLAZA, 825 EIGHTH AVENUE                      SUITE 1500
         NEW YORK, NEW YORK 10019                  COSTA MESA, CALIFORNIA 92626
              (212) 474-1000                              (714) 433-2618

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: Upon consummation of the merger referred to herein.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED MAXIMUM    PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF                  AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
          SECURITIES TO BE REGISTERED                 REGISTERED             UNIT               PRICE          REGISTRATION FEE
Common Stock, par value $0.01 per share(1)......    103,152,121(2)           N/A          $1,604,375,450(3)     $446,016.38(4)
7 1/4% Junior Convertible Preferred Stock Due
  2007, without par value.......................      1,400,000              N/A           $162,786,144(5)      $45,254.55(4)
Depositary Shares, each representing a
  one-twentieth interest in a share of 6 3/4%
  Cumulative Convertible Preferred Stock,
  without par value.............................      3,105,000              N/A           $117,601,875(6)      $32,693.33(4)
6 3/4% Cumulative Convertible Preferred Stock,
  without par value.............................       155,250               N/A                 N/A                N/A(7)

(1) This Registration Statement also covers the associated preferred stock purchase rights (the "Rights") issued pursuant to a Rights Agreement dated as of April 29, 1997, as amended, between Cincinnati Bell and The Fifth Third Bank, as rights agent. Until the occurrence of certain events, the Rights will not be exercisable for or evidenced separately from shares of common stock, par value $0.01 per share ("Cincinnati Bell Common Stock"), of Cincinnati Bell Inc. ("Cincinnati Bell").

(2) Based on (a) the maximum number of shares of Cincinnati Bell Common Stock estimated to be issuable upon the completion of the merger (the "Merger") of Ivory Merger Inc., a Delaware corporation and wholly owned subsidiary of Cincinnati Bell, with and into IXC Communications, Inc., a Delaware corporation, ("IXC"), calculated as the sum of (i) 41,077,720, the aggregate number of shares of common stock, par value $0.01 per share ("IXC Common Stock"), of IXC outstanding on September 7, 1999 (other than shares owned by IXC, Cincinnati Bell or Ivory Merger Inc.) to be exchanged for Cincinnati Bell Common Stock in the Merger or issuable pursuant to outstanding options prior to the date the Merger is expected to be completed, (ii) 5,964,000, the aggregate number of shares of IXC Common Stock issuable upon conversion of the IXC 7 1/4% Junior Convertible Preferred Stock Due 2007 and (iii) 2,134,539, the aggregate number of shares of IXC Common Stock issuable upon conversion of the IXC 6 3/4% Cumulative Convertible Preferred Stock, or, if applicable, the number of depositary shares which represents such series of preferred stock presently outstanding multiplied by (b) the exchange ratio of 2.0976 shares of Cincinnati Bell Common Stock to be exchanged for each share of IXC Common Stock.

(3) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(1) under the Securities Act, the proposed maximum aggregate offering price of Cincinnati Bell Common Stock was calculated in accordance with Rule 457(c) under the Securities Act as: (a) $32.625, the average of the high and low prices per share of IXC Common Stock on September 7, 1999, as reported on The Nasdaq National Market, multiplied by (b) 49,176,259, the aggregate number of shares of IXC Common Stock (i) to be exchanged for Cincinnati Bell Common Stock in the Merger or issuable pursuant to outstanding options prior to the date the Merger is expected to be completed, (ii) issuable upon conversion of the IXC 7 1/4% Junior Convertible Preferred Stock Due 2007 and (iii) issuable upon conversion of the IXC 6 3/4% Cumulative Convertible Preferred Stock, or, if applicable, the number of depositary shares which represents such series of preferred stock presently outstanding.

(4) Calculated by multiplying the proposed maximum aggregate offering price for all securities to be registered by .000278. $268,665.72 of the registration fee was previously paid in connection with Cincinnati Bell's and IXC's Preliminary Proxy Statement on Schedule 14A filed with the Commission on August 18, 1999. Pursuant to Rule 457(b), this amount is not remitted herewith, and only the balance of $255,298.54 is required to be paid in connection with the filing of this Registration Statement.

(5) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(f)(1) and (c) under the Securities Act based on
    (a) the average of the bid and asked prices, $151.00 and $152.00, respectively, on September 7, 1999, of the IXC 7 1/4% Junior Convertible Preferred Stock Due 2007 multiplied by (b) the estimated maximum number of shares of the IXC 7 1/4% Junior Convertible Preferred Stock Due 2007 to be acquired in the Merger (1,074,496).

(6) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(f)(1) and (c) under the Securities Act based on
    (a) the average of the bid and asked prices, $37.25 and $38.50, respectively, on September 7, 1999, of the Depositary Shares of the IXC
    6 3/4% Cumulative Convertible Preferred Stock multiplied by (b) the estimated maximum number of Depositary Shares of IXC 6 3/4% Cumulative Convertible Preferred Stock to be acquired in the Merger (3,105,000).

(7) Included in the fee payable with respect to the related Depositary Shares pursuant to Rule 457(i) of the Securities Act. No additional filing fee is payable.

   [LOGO]
                            IXC COMMUNICATIONS, INC.

                      1122 CAPITAL OF TEXAS HIGHWAY SOUTH
                            AUSTIN, TEXAS 78746-6426

                                                              September 13, 1999

Dear Stockholder:

    You are cordially invited to attend a special meeting of the stockholders of IXC Communications, Inc., which we will hold on Friday, October 29, 1999, at 9:00 a.m., local time, at Barton Creek Country Club, 8212 Barton Club Drive, Austin, Texas 78735.

    At the special meeting, we will ask you to vote on the merger of IXC and a subsidiary of Cincinnati Bell Inc. As a result of the merger, IXC will become a subsidiary of Cincinnati Bell. In the merger, you will receive 2.0976 shares of Cincinnati Bell common stock for each outstanding share of IXC common stock that you own. At the special meeting, we will also ask you to vote on an internal reorganization of IXC involving a merger between IXC and one of its wholly owned subsidiaries which will take place immediately before the merger of IXC and the Cincinnati Bell subsidiary.

    Holders of IXC 7 1/4% preferred stock will receive one share of Cincinnati Bell 7 1/4% preferred stock in the merger for each share of IXC 7 1/4% preferred stock they own. Holders of IXC 6 3/4% preferred stock will receive one depositary share of Cincinnati Bell 6 3/4% preferred stock in the merger for each depositary share of IXC 6 3/4% preferred stock they own. Each share of IXC 12 1/2% preferred stock will remain outstanding as 12 1/2% preferred stock of the surviving corporation in the merger. After the merger, holders of Cincinnati Bell 7 1/4% preferred stock and Cincinnati Bell 6 3/4% preferred stock will each be entitled to one vote for each whole share of Cincinnati Bell preferred stock they own and these shares of Cincinnati Bell preferred stock will be convertible into Cincinnati Bell common stock on a basis that gives effect to the exchange ratio in the merger.

    Cincinnati Bell common stock is listed on the New York Stock Exchange under the trading symbol "CSN" and on September 9, 1999, Cincinnati Bell common stock closed at $18 per share. You will not incur federal income tax as a result of the merger, except on any cash received for fractional shares.

    We cannot complete the merger or the IXC internal reorganization unless the holders of a majority of the outstanding shares of IXC common stock vote to adopt the merger agreement and the agreement governing the IXC internal reorganization. Only stockholders who hold shares of IXC common stock at the close of business on September 22, 1999 will be entitled to vote at the special meeting.

    YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS RELATING TO THE MERGER" BEGINNING ON PAGE 16 OF THE ENCLOSED PROXY STATEMENT/PROSPECTUS BEFORE VOTING. PLEASE REVIEW CAREFULLY THE ENTIRE PROXY STATEMENT/PROSPECTUS.

    AFTER CAREFUL CONSIDERATION, THE IXC BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND THE AGREEMENT GOVERNING THE IXC INTERNAL REORGANIZATION, AND HAS DETERMINED THAT THE MERGER, THE IXC INTERNAL REORGANIZATION, THE MERGER AGREEMENT AND THE AGREEMENT GOVERNING THE IXC REORGANIZATION ARE ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF IXC AND ITS STOCKHOLDERS. THE IXC BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE AGREEMENT GOVERNING THE IXC INTERNAL REORGANIZATION.

    You can find additional information regarding Cincinnati Bell and IXC in the section entitled "Where You Can Find More Information" on page 94 of the enclosed proxy statement/prospectus.

    Thank you for your cooperation.

                                          Sincerely,
                                          /s/ John M. Zrno

                                          John M. Zrno
                                          President and Chief Executive Officer

                            YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger or the IXC internal reorganization described in the proxy statement/prospectus or the Cincinnati Bell common stock to be issued in connection with the merger, or determined if the proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

THE PROXY STATEMENT/PROSPECTUS IS DATED SEPTEMBER 13, 1999, AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT SEPTEMBER 14, 1999.

                      REFERENCES TO ADDITIONAL INFORMATION

    This proxy statement/prospectus incorporates important business and financial information about IXC and Cincinnati Bell from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain those documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

       IXC Communications, Inc.                 Cincinnati Bell Inc.
       1122 Capital of Texas Highway South      201 East Fourth Street, 102-760
       Austin, Texas 78746-6426                 P.O. Box 2301
       Telephone: (512) 328-1112                Cincinnati, Ohio 45201-2301
       Attention: Investor Relations            Telephone: (800) 345-6301
                  Coordinator                   Attention: Director of Investor
                                                           Relations

    IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY OCTOBER 22, 1999 IN ORDER TO RECEIVE THEM BEFORE YOUR SPECIAL MEETING.

    See "Where You Can Find More Information" on page 94.

       [LOGO]
                            IXC COMMUNICATIONS, INC.
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 29, 1999

To the Stockholders of IXC Communications, Inc.:

    We will hold a special meeting of the stockholders of IXC Communications, Inc. on Friday, October 29, 1999, at 9:00 a.m., local time, at Barton Creek Country Club, 8212 Barton Club Drive, Austin, Texas 78735, for the following purposes:

1. To consider and vote upon a proposal to adopt the merger agreement among Cincinnati Bell Inc., a subsidiary of Cincinnati Bell and IXC. In the merger, IXC will become a subsidiary of Cincinnati Bell, and each outstanding share of IXC common stock, excluding any shares held by parties to the merger agreement, will be converted into the right to receive 2.0976 shares of Cincinnati Bell common stock.

2. To consider and vote upon a proposal to adopt the agreement governing the IXC internal reorganization between IXC and a wholly owned subsidiary of IXC, involving a merger of IXC and a wholly owned subsidiary of IXC, which will take place immediately before the merger of IXC and Cincinnati Bell.

    We will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of it by the IXC board of directors.

    Only holders of record of shares of IXC common stock at the close of business on September 22, 1999, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of it. Only holders of record of shares of IXC preferred stock at the close of business on the record date for the special meeting are entitled to notice of the meeting and any adjournments or postponements of it.

    We cannot complete the merger and the IXC internal reorganization described above unless the holders of a majority of the outstanding shares of IXC common stock vote to adopt the merger agreement and the agreement governing the IXC internal reorganization. We will not complete the IXC internal reorganization unless we are going to complete the merger immediately thereafter.

    FOR MORE INFORMATION ABOUT THE MERGER AND THE IXC INTERNAL REORGANIZATION, PLEASE REVIEW THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND THE MERGER AGREEMENT AND THE AGREEMENT GOVERNING THE IXC INTERNAL REORGANIZATION ATTACHED AS ANNEXES 1 AND 2.

    Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. If you do not vote by proxy or in person at the special meeting, it will count as a vote against the merger agreement and the agreement governing the IXC internal reorganization.

    Please do not send any stock certificates at this time.

                                          By Order of the Board of Directors,

                                          /s/ Jeffrey C. Smith

                                          Jeffrey C. Smith
                                          Secretary

Austin, Texas
September 13, 1999

                                                                  [LOGO]

                              CINCINNATI BELL INC.

                        201 EAST FOURTH STREET, 102-1900

                                 P.O. BOX 2301

                          CINCINNATI, OHIO 45201-2301

                                                              September 13, 1999

Dear Shareholder:

    You are cordially invited to attend a special meeting of the shareholders of Cincinnati Bell Inc., which we will hold on Friday, October 29, 1999, at 9:00 a.m., local time, at Reakirt Auditorium, Cincinnati Museum Center at Union Terminal, 1301 Western Avenue, Cincinnati, Ohio 45203.

    At the special meeting, we will ask you to vote on the issuance of Cincinnati Bell common stock to stockholders of IXC Communications, Inc. in the merger of IXC and a subsidiary of Cincinnati Bell. As a result of the merger, IXC will become a subsidiary of Cincinnati Bell. In the merger, holders of IXC common stock will receive 2.0976 shares of Cincinnati Bell common stock for each share of IXC common stock they own. In the merger, holders of IXC 7 1/4% preferred stock will receive one share of Cincinnati Bell 7 1/4% preferred stock for each share of IXC 7 1/4% preferred stock that they own, and holders of IXC
6 3/4% preferred stock will receive one depositary share of Cincinnati Bell
6 3/4% preferred stock for each depositary share of IXC 6 3/4% preferred stock that they own. In the merger, each share of IXC 12 1/2% preferred stock will remain outstanding as 12 1/2% preferred stock of the surviving corporation in the merger.

    We cannot issue the Cincinnati Bell common stock to IXC stockholders, which is necessary for the merger of IXC and a subsidiary of Cincinnati Bell, unless the holders of a majority of all shares of Cincinnati Bell common stock casting votes at the special meeting approve the issuance of shares of Cincinnati Bell common stock in the merger. Only shareholders who hold shares of Cincinnati Bell common stock at the close of business on September 22, 1999 will be entitled to vote at the special meeting.

    YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS RELATING TO THE MERGER" BEGINNING ON PAGE 16 OF THE ENCLOSED PROXY STATEMENT/PROSPECTUS BEFORE VOTING. PLEASE REVIEW CAREFULLY THE ENTIRE PROXY STATEMENT/PROSPECTUS.

    AFTER CAREFUL CONSIDERATION, THE CINCINNATI BELL BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER AND THE MERGER AGREEMENT ARE ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF CINCINNATI BELL AND ITS SHAREHOLDERS. THE CINCINNATI BELL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ISSUANCE OF SHARES OF CINCINNATI BELL COMMON STOCK IN THE MERGER.

    You can find additional information regarding Cincinnati Bell and IXC in the section entitled "Where You Can Find More Information" on page 94 of the enclosed proxy statement/prospectus.

    Thank you for your cooperation.

                                          Sincerely,

                                          /s/ Richard G. Ellenberger

                                          Richard G. Ellenberger
                                          President and Chief Executive Officer

                            YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger described in the proxy statement/prospectus or the Cincinnati Bell common stock to be issued in connection with the merger, or determined if the proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

          THE PROXY STATEMENT/PROSPECTUS IS DATED SEPTEMBER 13, 1999,
   AND IS FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT SEPTEMBER 14, 1999.

                                                                  [LOGO]

                              CINCINNATI BELL INC.
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 29, 1999

To the Shareholders of Cincinnati Bell Inc.:

    We will hold a special meeting of the shareholders of Cincinnati Bell Inc. on Friday, October 29, 1999, at 9:00 a.m., local time, at Reakirt Auditorium, Cincinnati Museum Center at Union Terminal, 1301 Western Avenue, Cincinnati, Ohio 45203, for the following purpose:

        To consider and vote upon a proposal to approve the issuance of shares of Cincinnati Bell common stock in the merger of IXC Communications, Inc. and a subsidiary of Cincinnati Bell. In the merger, IXC will become a subsidiary of Cincinnati Bell, and all outstanding shares of IXC common stock, excluding any shares held by parties to the merger agreement, will be converted into the right to receive 2.0976 shares of Cincinnati Bell common stock.

    We will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of it by the Cincinnati Bell board of directors.

    Only holders of record of shares of Cincinnati Bell common stock at the close of business on September 22, 1999, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of it.

    We cannot issue the Cincinnati Bell common stock to IXC stockholders, which is necessary for the merger of IXC and a subsidiary of Cincinnati Bell, unless the holders of a majority of all shares of Cincinnati Bell common stock casting votes at the Cincinnati Bell special meeting approve the issuance of shares of Cincinnati Bell common stock in the merger, assuming that the total votes cast represent more than 50% of all Cincinnati Bell capital stock entitled to vote.

    FOR MORE INFORMATION ABOUT THE MERGER, PLEASE REVIEW THE ACCOMPANYING PROXY STATEMENT/ PROSPECTUS AND THE MERGER AGREEMENT ATTACHED AS ANNEX 1.

    Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. If you do not vote by proxy or in person at the special meeting, it will have no effect in determining whether the issuance of shares of Cincinnati Bell common stock in the merger will be approved.

                                          By Order of the Board of Directors,
                                          /s/ Thomas E. Taylor

                                          Thomas E. Taylor
                                          Secretary

Cincinnati, Ohio
September 13, 1999

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................................           1
SUMMARY....................................................................................................           3
  General..................................................................................................           3
  The Special Meetings.....................................................................................           4
  The Merger...............................................................................................           5
  The Companies............................................................................................           8
  Comparative Per Share Information........................................................................          10
  Selected Historical and Unaudited Pro Forma Combined Condensed Financial Data............................          11
    Cincinnati Bell........................................................................................          11
    IXC....................................................................................................          13
    Cincinnati Bell and IXC Pro Forma Combined.............................................................          15
RISK FACTORS RELATING TO THE MERGER........................................................................          16
  The exchange ratio for shares of Cincinnati Bell common stock to be received in the merger is fixed and
    will not be adjusted in the event of any change in stock price.........................................          16
  The integration of Cincinnati Bell and IXC following the merger will present significant challenges......          16
  The merger may cause customers to delay purchasing decisions.............................................          16
  The price of Cincinnati Bell common stock may be affected by factors different from those affecting the
    price of IXC common stock..............................................................................          16
  The merger is subject to the receipt of consents and approvals from government entities that may impose conditions that could have a material adverse effect on Cincinnati Bell or IXC or cause abandonment of
    the merger.............................................................................................          17
THE CINCINNATI BELL SPECIAL MEETING........................................................................          17
  Date, Time and Place.....................................................................................          17
  Purpose of Cincinnati Bell Special Meeting...............................................................          17
  Cincinnati Bell Record Date; Stock Entitled to Vote; Quorum..............................................          17
  Votes Required...........................................................................................          18
  Voting by Cincinnati Bell Directors and Executive Officers...............................................          18
  Voting of Proxies........................................................................................          18
  Revocability of Proxies..................................................................................          19
  Solicitation of Proxies..................................................................................          19
THE IXC SPECIAL MEETING....................................................................................          19
  Date, Time and Place.....................................................................................          19
  Purpose of IXC Special Meeting...........................................................................          19
  IXC Record Date; Stock Entitled to Vote; Quorum..........................................................          20
  Votes Required...........................................................................................          20
  Voting by IXC Directors and Executive Officers...........................................................          20
  Voting of Proxies........................................................................................          20
  Revocability of Proxies..................................................................................          21
  Solicitation of Proxies..................................................................................          21
THE COMPANIES..............................................................................................          22
  IXC......................................................................................................          22
  Cincinnati Bell..........................................................................................          22
THE MERGER.................................................................................................          23
  Background to the Merger.................................................................................          23
  Reasons for the Merger and the IXC Board of Directors Recommendation.....................................          27
  Opinions of IXC's Financial Advisors.....................................................................          30
  Reasons for the Merger and the Cincinnati Bell Board of Directors Recommendation.........................          43

                                                                                                                PAGE
                                                                                                                -----
  Opinion of Cincinnati Bell's Financial Advisor...........................................................          45
  Interests of IXC's Directors and Management in the Merger................................................          51
  Form of the Merger.......................................................................................          52
  Merger Consideration.....................................................................................          52
  Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares.........................          52
  Effective Time of the Merger.............................................................................          54
  Listing of Cincinnati Bell Capital Stock.................................................................          54
  Listing of IXC Capital Stock.............................................................................          54
  Delisting and Deregistration of IXC Capital Stock........................................................          54
  Material United States Federal Income Tax Consequences of the Merger.....................................          54
  Regulatory Matters.......................................................................................          56
  Litigation...............................................................................................          57
  Accounting Treatment.....................................................................................          57
  Appraisal Rights.........................................................................................          58
  Continuation of IXC Employee Benefits....................................................................          58
  Effect on Awards Outstanding Under IXC Stock Plans; Warrants.............................................          59
  Resale of Cincinnati Bell Stock..........................................................................          59
  New IXC Bank Financing...................................................................................          59
  The IXC Internal Reorganization..........................................................................          60
THE MERGER AGREEMENT AND RELATED DOCUMENTS.................................................................          62
  The Merger Agreement.....................................................................................          62
  The Stock Option Agreements..............................................................................          69
  The Stockholders Agreements..............................................................................          71
COMPARATIVE STOCK PRICES AND DIVIDENDS.....................................................................          72
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS................................................          73
DESCRIPTION OF CINCINNATI BELL CAPITAL STOCK...............................................................          80
  General..................................................................................................          80
  Common Stock.............................................................................................          80
  Preferred Stock..........................................................................................          80
  Cincinnati Bell 7 1/4% Preferred Stock...................................................................          81
  Cincinnati Bell 6 3/4% Preferred Stock...................................................................          82
  Cincinnati Bell Series A Preferred Stock.................................................................          83
COMPARISON OF RIGHTS OF CINCINNATI BELL SHAREHOLDERS AND IXC STOCKHOLDERS..................................          83
  Capitalization...........................................................................................          83
  Voting Rights............................................................................................          84
  Number, Election, Vacancy and Removal of Directors.......................................................          84
  Amendments to the Amended Articles of Incorporation and Restated Certificate of Incorporation............          84
  Amendments to the Amended Regulations and By-laws........................................................          85
  Shareholder/Stockholder Action...........................................................................          85
  Notice of Certain Shareholder/Stockholder Action.........................................................          85
  Special Shareholder/Stockholder Meetings.................................................................          85
  Director and Officer Liability and Indemnification.......................................................          86
  Dividends................................................................................................          88
  Conversion...............................................................................................          88
  Rights Plans.............................................................................................          89
  Antitakeover Provisions..................................................................................          91
LEGAL MATTERS..............................................................................................          93
EXPERTS....................................................................................................          93
STOCKHOLDER PROPOSALS......................................................................................          94

                                                                                                                PAGE
                                                                                                                -----
OTHER MATTERS..............................................................................................          94
WHERE YOU CAN FIND MORE INFORMATION........................................................................          94
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................................................          96

Annexes

Annex  1      Agreement and Plan of Merger
Annex  2      Agreement Governing the IXC Internal Reorganization
Annex  3      Cincinnati Bell Stock Option Agreement
Annex  4      IXC Stock Option Agreement
Annex  5      General Electric Stockholder Agreement
Annex  6      Stockholders Agreement
Annex  7      Opinion of Salomon Smith Barney Inc.
Annex  8      Opinion of Morgan Stanley & Co. Incorporated
Annex  9      Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Annex 10      Delaware General Corporation Law--Appraisal Rights

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHY ARE CINCINNATI BELL AND IXC PROPOSING TO MERGE?

A: Cincinnati Bell and IXC believe that the merger will create an innovative, highly competitive company with an integrated high capacity communications network. Cincinnati Bell and IXC believe that the combined company will be well-positioned to capitalize on future growth opportunities and provide more comprehensive and integrated products, services and support to customers.

   To review the reasons for the merger in greater detail, see pages 27 through 29 and 43 through 45.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement/ prospectus, please complete and sign your proxy and return it in the enclosed return envelope as soon as possible, so that your shares may be represented at your special meeting.

   If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote in favor of adoption of the merger agreement and the agreement governing the IXC internal reorganization if you are an IXC stockholder, or in favor of the issuance of shares of Cincinnati Bell common stock in the merger if you are a Cincinnati Bell shareholder.

   If you are an IXC stockholder and you abstain from voting or do not vote, it will be equivalent to a vote against adoption of the merger agreement and the agreement governing the IXC internal reorganization. If you are a Cincinnati Bell shareholder and you abstain from voting or do not vote, it will have no effect in determining whether the issuance of shares of Cincinnati Bell common stock in the merger will be approved.

   The IXC special meeting will take place on Friday, October 29, 1999. The Cincinnati Bell special meeting will take place on Friday, October 29, 1999. You may attend your special meeting and vote your shares in person rather than signing and mailing your proxy.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at your special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to IXC at the address on page 96 or to Cincinnati Bell at the address on page 96. Third, you can attend your special meeting and vote in person.

Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME", WILL MY BROKER VOTE MY SHARES?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you are an IXC stockholder and you do not provide your broker with instructions on how to vote your shares, it will be equivalent to a vote against adoption of the merger agreement and the agreement governing the IXC internal reorganization. If you are a Cincinnati Bell shareholder and you do not provide your broker with instructions on how to vote your shares, it will have no effect in determining whether the issuance of shares of Cincinnati Bell common stock in the merger will be approved.

Q: SHOULD I SEND IN MY IXC STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send IXC stockholders written instructions for exchanging their IXC stock certificates. IXC stockholders should not send in their stock certificates now. Cincinnati Bell shareholders will keep their existing share certificates.

Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We expect to complete the merger in the fourth calendar quarter of 1999 or early in 2000. We are working to complete the merger as quickly as possible and intend to do so shortly after the special meetings, provided that we have obtained the regulatory approvals necessary for the merger.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or if you need additional copies of this proxy statement/prospectus or the enclosed proxy, you should contact:

   IXC STOCKHOLDERS:
   Georgeson Shareholders Communications Inc.
   17 State Street
   New York, New York 10004
   Telephone: (800) 223-2064

         (212) 440-9800

   Investor Relations Coordinator
   IXC Communications, Inc.
   1122 Capital of Texas Highway South
   Austin, Texas 78746-6426
   Telephone: (512) 328-1112

   CINCINNATI BELL SHAREHOLDERS:
   Georgeson Shareholders Communications Inc.
   17 State Street
   New York, New York 10004
   Telephone: (800) 223-2064

         (212) 440-9800

   Director of Investor Relations
   Cincinnati Bell Inc.
   201 East Fourth Street, 102-760
   P.O. Box 2301
   Cincinnati, Ohio 45201-2301
   Telephone: (800) 345-6301

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE PROXY STATEMENT/PROSPECTUS AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 94. WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS PRESENTED IN THIS SUMMARY.

                                    GENERAL

WHAT YOU WILL RECEIVE IN THE MERGER

CINCINNATI BELL SHAREHOLDERS

    After the merger, each share of Cincinnati Bell common stock will remain outstanding.

IXC STOCKHOLDERS

    In the merger, holders of IXC common stock will receive 2.0976 shares of Cincinnati Bell common stock for each share of IXC common stock that they own. Stockholders will receive cash for any fractional shares which they would otherwise receive in the merger. This amount will be calculated by multiplying the fractional share interest of Cincinnati Bell common stock to which each IXC stockholder would be entitled by the closing price of Cincinnati Bell common stock on the closing date.

    In the merger, holders of IXC 7 1/4% preferred stock will receive one share of Cincinnati Bell 7 1/4% preferred stock for each share of IXC 7 1/4% preferred stock that they own, and holders of IXC 6 3/4% preferred stock will receive one depositary share of Cincinnati Bell 6 3/4% preferred stock for each depositary share of IXC 6 3/4% preferred stock that they own. In the merger, each share of IXC 12 1/2% preferred stock will remain outstanding as 12 1/2% preferred stock of the surviving corporation in the merger.

    IXC STOCKHOLDERS SHOULD NOT SEND IN THEIR IXC STOCK CERTIFICATES UNTIL INSTRUCTED TO DO SO AFTER THE MERGER IS COMPLETED.

OWNERSHIP OF CINCINNATI BELL AFTER THE MERGER

    Based on the number of outstanding shares of IXC common stock on September 9, 1999, the most recent practicable date prior to the date of this proxy statement/prospectus, IXC stockholders will receive a total of approximately 86,164,625 shares of Cincinnati Bell common stock in the merger. Based on that number and on the number of outstanding shares of Cincinnati Bell common stock on September 9, 1999, after the merger former IXC stockholders will own approximately 39%, and existing Cincinnati Bell shareholders will own approximately 61%, of the outstanding shares of Cincinnati Bell common stock.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (page 54)

    The merger will be tax-free to holders of IXC common stock for United States federal income tax purposes, except with respect to cash received for fractional shares of Cincinnati Bell common stock.

    TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

BOARD OF DIRECTORS RECOMMENDATIONS (pages 29 and 45)

    The Cincinnati Bell board of directors has determined that the merger and the merger agreement are advisable, fair to and in the best interests of Cincinnati Bell and its shareholders and unanimously recommends that Cincinnati Bell shareholders vote FOR the issuance of shares of Cincinnati Bell common stock in the merger.

    The IXC board of directors has determined that the merger, the IXC internal reorganization, the merger agreement and the agreement governing the IXC internal reorganization are advisable, fair to and in the best interests of IXC and its stockholders and recommends that IXC stockholders vote FOR the adoption of the merger agreement and the agreement governing the IXC internal reorganization.

    To review the background and reasons for the merger and the IXC internal reorganization in greater detail, as well as certain risks related to the merger, see pages 16 through 17, 23 through 29, 43 through 45 and 61.

FAIRNESS OPINIONS OF FINANCIAL ADVISORS

CINCINNATI BELL (page 45)

    In deciding to approve the merger and the issuance of shares of Cincinnati Bell common stock in the merger, the Cincinnati Bell board of directors considered the opinion, dated July 20, 1999, of its financial advisor, Salomon Smith Barney Inc., as to the fairness, from a financial point of view, as of that date, of the 2.0976 exchange ratio to Cincinnati Bell. This opinion is attached as Annex 7 to this proxy statement/ prospectus. WE ENCOURAGE CINCINNATI BELL SHAREHOLDERS TO READ THIS OPINION CAREFULLY.

IXC (page 30)

    In deciding to approve the merger, the IXC board of directors considered the opinions, each dated July 20, 1999, of its financial advisors, Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as to the fairness, from a financial point of view, as of that date, of the 2.0976 exchange ratio to its stockholders. These opinions are attached as Annexes 8 and 9 to this proxy statement/ prospectus. WE ENCOURAGE IXC STOCKHOLDERS TO READ THESE OPINIONS CAREFULLY.

INTERESTS OF IXC'S DIRECTORS AND MANAGEMENT IN THE MERGER (page 51)

    IXC stockholders should note that some IXC directors and officers have interests in the merger as directors or officers that are different from, or in addition to, the interests of other IXC stockholders. You should be aware of these interests because they may conflict with yours. If we complete the merger, two IXC directors will become members of the board of directors of Cincinnati Bell and several current IXC executive officers will continue to be employees of IXC. The indemnification arrangements for current IXC directors and officers will also be continued. In addition, options to acquire IXC common stock held by IXC executives and key employees will automatically vest unless the executive or key employee elects to vest his or her options in accordance with the original vesting schedule. Under the IXC Outside Directors' Phantom Stock Plan, to the extent not already vested, the accounts of non-employee directors of IXC will automatically vest at the effective time of the merger and will be paid within 10 days after the effective time.

                              THE SPECIAL MEETINGS

CINCINNATI BELL (page 17)

    The special meeting of Cincinnati Bell shareholders will be held at Reakirt Auditorium, Cincinnati Museum Center at Union Terminal, 1301 Western Avenue, Cincinnati, Ohio 45203, at 9:00 a.m., local time, on Friday, October 29, 1999. At the Cincinnati Bell special meeting, shareholders will be asked to approve the issuance of shares of Cincinnati Bell common stock in the merger.

IXC (page 19)

    The special meeting of IXC stockholders will be held at Barton Creek Country Club, 8212 Barton Club Drive, Austin, Texas 78735, at 9:00 a.m., local time, on Friday, October 29, 1999. At the IXC special meeting, stockholders will be asked to adopt the merger agreement and the agreement governing the IXC internal reorganization.

RECORD DATES; VOTING POWER

CINCINNATI BELL (page 17)

    Cincinnati Bell shareholders are entitled to vote at the Cincinnati Bell special meeting if they owned shares of Cincinnati Bell common stock as of the close of business on September 22, 1999, the Cincinnati Bell record date.

    On September 9, 1999, there were approximately 132,041,901 shares of Cincinnati Bell common stock entitled to vote at the Cincinnati Bell special meeting. Cincinnati Bell shareholders will have one vote at the Cincinnati Bell special meeting for each share of Cincinnati Bell common stock that they owned on the Cincinnati Bell record date.

IXC (page 20)

    IXC stockholders are entitled to vote at the IXC special meeting if they owned shares of IXC common stock as of the close of business on September 22, 1999, the IXC record date.

    On September 9, 1999, there were 37,412,215 shares of IXC common stock entitled to vote at the IXC special meeting. IXC stockholders will have one vote at the IXC special meeting for each share of IXC common stock that they owned on the IXC record date.

VOTES REQUIRED

CINCINNATI BELL (page 18)

    The affirmative vote of the holders of a majority of all shares of Cincinnati Bell common stock casting votes at the Cincinnati Bell special meeting is required to approve the issuance of shares of Cincinnati Bell common stock in the merger, assuming that the total votes cast represent more than 50% of all Cincinnati Bell capital stock entitled to vote.

IXC (page 20)

    The affirmative vote of a majority of the shares of IXC common stock outstanding on the IXC record date is required to adopt the merger agreement and the agreement governing the IXC internal reorganization.

VOTING BY DIRECTORS AND EXECUTIVE OFFICERS

CINCINNATI BELL (page 18)

    On September 9, 1999, directors and executive officers of Cincinnati Bell and their affiliates owned and were entitled to vote approximately 2,340,220 shares of Cincinnati Bell common stock, or approximately 1.8% of the shares of Cincinnati Bell common stock outstanding on that date.

    The directors and executive officers of Cincinnati Bell have indicated that they intend to vote the Cincinnati Bell common stock which they own for the issuance of shares of Cincinnati Bell common stock in the merger.

IXC (page 20)

    On September 9, 1999, directors and executive officers of IXC and their affiliates owned and were entitled to vote 7,547,203 shares of IXC common stock, or approximately 20% of the shares of IXC common stock outstanding on that date.

    The directors and executive officers of IXC have indicated that they intend to vote the IXC common stock which they own for adoption of the merger agreement and the agreement governing the IXC internal reorganization. Under the terms of a stockholders agreement with Cincinnati Bell, Richard D. Irwin, Chairman of the Board of IXC, and Ralph J. Swett, a director of IXC, have agreed to vote their IXC common stock for adoption of the merger agreement and the agreement governing the IXC internal reorganization. On September 9, 1999, Messrs. Irwin and Swett together owned and were entitled to vote 6,011,737 shares of IXC common stock, or approximately 16% of the shares of IXC common stock outstanding on that date.

                              THE MERGER (page 23)

    THE MERGER AGREEMENT IS ATTACHED AS ANNEX 1 TO THIS PROXY
STATEMENT/PROSPECTUS. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT. IT IS THE PRINCIPAL DOCUMENT GOVERNING THE MERGER.

CONDITIONS TO THE COMPLETION OF THE MERGER (page 62)

    Cincinnati Bell and IXC will complete the merger only if they satisfy or, in some cases, waive, several conditions, including the following:

    - holders of a majority of the outstanding shares of IXC common stock must have adopted the merger agreement and the agreement governing the IXC internal reorganization

    - holders of a majority of all shares of Cincinnati Bell common stock casting votes must have approved the issuance of shares of Cincinnati Bell common stock in the merger

    - the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 must have expired or been terminated

    - all consents, approvals or orders of, authorizations of, or actions by, the Federal Communications Commission and all necessary state public utility commission approvals must have been obtained

    - no legal restraints or prohibitions may exist which prevent the completion of the merger or are reasonably likely to have a material adverse effect on Cincinnati Bell or IXC

    - Cincinnati Bell common stock issuable to IXC stockholders in the merger must have been approved for listing on the New York Stock Exchange

    - Riordan & McKinzie, counsel to IXC, must have delivered an opinion to IXC stating that the merger will qualify for United States federal income tax purposes as a reorganization within the meaning of the Internal Revenue Code

    - Cincinnati Bell must have received $400 million under the terms of an investment agreement among Cincinnati Bell, Oak Hill Capital Partners L.P. and certain related parties of Oak Hill (which are together referred to as Oak Hill), which occurred on July 21, 1999

    - Cincinnati Bell and IXC must have satisfied the representations, warranties and obligations contained in the merger agreement in all material respects.

TERMINATION OF THE MERGER AGREEMENT (page 64)

    1. Cincinnati Bell and IXC can jointly agree to terminate the merger agreement at any time without completing the merger.

    2. Cincinnati Bell or IXC can terminate the merger agreement if:

    - the merger is not completed by April 30, 2000, provided that either Cincinnati Bell or IXC may extend this date until July 31, 2000 if the fourth condition described above under "--Conditions to the Completion of the Merger" has not been satisfied

    - the holders of a majority of the outstanding shares of IXC common stock do not adopt the merger agreement and the agreement governing the IXC internal reorganization

    - the holders of a majority of all shares of Cincinnati Bell casting votes do not approve the issuance of shares of Cincinnati Bell common stock in the merger

    - a governmental authority or other legal action permanently prohibits the completion of the merger or is reasonably likely to have a material adverse effect on Cincinnati Bell or IXC

    - a condition to the completion of the merger cannot be satisfied because the other party breached or failed to comply in any material respect with any of the representations or warranties it made or any of its obligations under the merger agreement and has not cured the breach or failure within 30 days.

    3. Cincinnati Bell can also terminate the merger agreement if IXC or any of its directors or officers participates in discussions or negotiations with third parties regarding certain takeover proposals or other business transactions in breach of the merger agreement.

    4. IXC can also terminate the merger agreement if Cincinnati Bell or any of its directors or officers participates in discussions or negotiations with third parties regarding certain takeover proposals or other business transactions in breach of the merger agreement.

TERMINATION FEES

CINCINNATI BELL (page 65)

    Cincinnati Bell must pay IXC a termination fee of $105 million if:

    - Cincinnati Bell or its shareholders receive a takeover proposal or a takeover proposal otherwise becomes publicly known and Cincinnati Bell or IXC then terminates the merger agreement for the first or third reason described in paragraph 2 above under "--Termination of the Merger Agreement"

    - IXC terminates the merger agreement for the reason described in paragraph 4 above under "--Termination of the Merger Agreement".

    Cincinnati Bell is not required to pay IXC the termination fee unless Cincinnati Bell or any of its subsidiaries enters into an agreement for or completes any takeover proposal within 12 months of the termination of the merger agreement.

IXC (page 64)

    IXC must pay Cincinnati Bell a termination fee of $105 million if:

    - IXC or its stockholders receive a takeover proposal or a takeover proposal otherwise becomes publicly known and Cincinnati Bell or IXC then terminates the merger agreement for the first or second reason described in paragraph 2 above under "--Termination of the Merger Agreement"

    - Cincinnati Bell terminates the merger agreement for the reason described in paragraph 3 above under "--Termination of the Merger Agreement".

    IXC is not required to pay Cincinnati Bell the termination fee unless IXC or any of its subsidiaries enters into an agreement for or completes any takeover proposal within 12 months of the termination of the merger agreement.

THE STOCK OPTION AGREEMENTS (page 69)

    Cincinnati Bell and IXC have granted to each other options to purchase shares of the other party's common stock equal to approximately 19.9% of the number of outstanding shares of their common stock if any of the events occur that entitle that party to receive the termination fee under the merger agreement. Each option agreement imposes a limit of $26.25 million on the total amount the other party may receive from the stock option.

THE STOCKHOLDERS AGREEMENTS (page 71)

    General Electric Pension Trust and Messrs. Irwin and Swett, who on September 9, 1999 collectively held approximately 26% of IXC common stock then outstanding, have agreed with Cincinnati Bell to vote the shares of IXC common stock over which they have voting power or control in favor of the adoption of the merger agreement and the agreement governing the IXC internal reorganization.

REGULATORY APPROVALS (page 56)

    United States antitrust laws prohibit Cincinnati Bell and IXC from completing the merger until after they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has expired or been terminated. Cincinnati Bell and IXC filed the required notification and report forms with the Antitrust Division and the Federal Trade Commission on July 27, 1999, and August 3, 1999, respectively. The waiting period with respect to each of Cincinnati Bell and IXC was terminated on August 27, 1999.

    The Federal Communications Commission must approve the transfer of control of IXC's FCC licenses and authorizations to Cincinnati Bell. As of August 4, 1999, Cincinnati Bell and IXC filed initial applications for approval with the Federal Communications Commission, and on August 20, 1999, Cincinnati Bell and IXC filed amended applications. As part of its approval process, on September 3, 1999, the Federal Communications Commission requested public comment on this transfer of control. IXC and Cincinnati Bell expect the Federal Communications Commission approval to be obtained by November 30, 1999, unless this approval is delayed.

    Cincinnati Bell and IXC must also provide certain information to and, in some cases, receive clearance for the merger from certain state public utility commissions. As of August 16, 1999, Cincinnati Bell and IXC had furnished information to these public utility commissions and expect all necessary clearances to be obtained by November 30, 1999, unless the applicable public utility commissions extend the waiting period for these clearances or request additional information.

ACCOUNTING TREATMENT (page 57)

    The merger will be accounted for using the purchase method of accounting with Cincinnati Bell having acquired IXC.

APPRAISAL RIGHTS (page 58)

    Under the Delaware General Corporation Law, IXC common stockholders are not entitled to appraisal rights in connection with the merger. IXC is in the process of applying to list its shares of preferred stock on a national securities exchange or The Nasdaq National Market. Holders of IXC preferred stock will only be entitled to appraisal rights if the shares of IXC preferred stock are not listed on a national securities exchange or The Nasdaq National Market prior to the IXC record date. Under the Ohio General Corporation Law, Cincinnati Bell shareholders are not entitled to dissenters rights in connection with the merger.

EXPENSES (page 67)

    Each of Cincinnati Bell and IXC will bear all expenses it incurs in connection with the merger, except that Cincinnati Bell and IXC will share equally the costs of filing the registration statement, of which this proxy statement/ prospectus is a part, with the Securities and Exchange Commission, printing and mailing this proxy statement/prospectus and the filing fees incurred in connection with obtaining regulatory approval under the Hart-Scott-Rodino Act.

                            THE COMPANIES (page 22)

IXC COMMUNICATIONS, INC.
1122 Capital of Texas Highway South
Austin, Texas 78746-6426
(512) 328-1112

    IXC is a leading provider of data and voice telecommunications transmission services. IXC owns and operates an advanced coast-to-coast digital communications network that includes 13,000 route miles of fiber optic transmission facilities. IXC's network-based delivery solutions are designed to address the speed and capacity requirements of the global telecommunications market. IXC offerings include private line, fast packet (ATM and frame relay), Internet and long distance switched and dedicated services. IXC is at the forefront of the industry's new class of emerging domestic and international carriers.

CINCINNATI BELL INC.
201 East Fourth Street, 102-760
P.O. Box 2301
Cincinnati, Ohio 45201-2301
(800) 345-6301

    Cincinnati Bell is a full service, integrated communications company that provides competitive local communications as well as data, Internet, wireless, directory, long distance and data networking services to customers in the Cincinnati, Ohio metropolitan area and in many other Midwestern cities.

    The local communications services division provides local, long distance, data networking and transport, Internet access and pay phone services, as well as sales of communications equipment, in southwestern Ohio, northern Kentucky and southeastern Indiana, to both residential and business customers. The directory services division sells directory advertising and information services primarily to customers in the geographic areas described above. Cincinnati Bell also resells long distance and Internet access services and provides data services and products to small- and medium-sized business customers mainly in a five-state Midwestern area, and telecommunications and computer equipment in the secondary market. The wireless services division provides advanced digital personal communications and sales of related communications equipment to both businesses and residential customers in its Greater Cincinnati and Dayton, Ohio operating areas.

MARKET PRICE AND DIVIDEND INFORMATION (page 72)

    Shares of Cincinnati Bell common stock are listed on the New York Stock Exchange. Shares of IXC common stock are listed on The Nasdaq National Market. The following table presents:

    - the last reported sale price of one share of Cincinnati Bell common stock, as reported on the New York Stock Exchange Composite Transaction Tape

    - the last reported sale price of one share of IXC common stock, as reported on The Nasdaq National Market and

    - the market value of one share of IXC common stock on an equivalent per share basis determined as if the merger had been completed, in each case as if the merger had been completed on July 20, 1999, the last full trading day prior to the public announcement of the proposed merger, and on September 9, 1999, the last day for which such information could be calculated prior to the date of this proxy statement/prospectus. The equivalent price per share data for IXC common stock has been determined by multiplying the last reported sale price of one share of Cincinnati Bell common stock on each of these dates by the exchange ratio of 2.0976.

                                                     EQUIVALENT
                                                      PRICE PER
                                                      SHARE OF
                       CINCINNATI BELL      IXC          IXC
                           COMMON         COMMON       COMMON
DATE                        STOCK          STOCK        STOCK
---------------------  ---------------  -----------  -----------
July 20, 1999........     $   23.56      $   36.25    $   49.42
September 9, 1999....         18.00          33.56        37.76

    Cincinnati Bell has historically paid a regular quarterly dividend to its shareholders. In connection with the merger, Cincinnati Bell discontinued its quarterly dividend starting after the August 3, 1999 payment date. IXC has never paid dividends to its stockholders.

                       COMPARATIVE PER SHARE INFORMATION

    We have summarized below the income (loss) from continuing operations before extraordinary items, cash dividends per common share and the book value per common share data for Cincinnati Bell and IXC on a historical, pro forma combined and pro forma equivalent basis. We combined historical consolidated financial information of Cincinnati Bell and IXC using the purchase method of accounting for business combinations. Each of Cincinnati Bell's and IXC's fiscal year ends on December 31.

    The unaudited "pro forma combined" and the unaudited "pro forma equivalent--IXC" information assumes that the merger occurred on January 1, 1998. The unaudited "pro forma combined" information combines the financial information of Cincinnati Bell for the fiscal year ended December 31, 1998, and the six-month period ended June 30, 1999, with the financial information of IXC for the fiscal year ended December 31, 1998, and the six-month period ended June 30, 1999.

    The unaudited "pro forma equivalent--IXC" information was calculated by multiplying the corresponding pro forma combined data by the exchange ratio of
2.0976. This information shows how each share of IXC common stock would have participated in net earnings, cash dividends and book value of Cincinnati Bell if the merger had been completed at the beginning of the earliest period presented. However, these amounts do not necessarily reflect future per share levels of net earnings, cash dividends or book value of Cincinnati Bell. The following information which is unaudited comparative and unaudited pro forma per share data is derived from the historical and unaudited pro forma combined condensed financial statements of Cincinnati Bell and IXC.

    YOU SHOULD READ THE INFORMATION IN THIS SECTION ALONG WITH CINCINNATI BELL'S AND IXC'S HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCLUDED IN THE DOCUMENTS DESCRIBED UNDER "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 94. YOU SHOULD ALSO READ THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS AND ACCOMPANYING DISCUSSION AND NOTES INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS STARTING ON PAGE 73.

                                                                                                     AT OR FOR THE SIX
                                                                                  AT OR FOR             MONTHS ENDED
                                                                                THE YEAR ENDED            JUNE 30,
                                                                                 DECEMBER 31,           (UNAUDITED)
                                                                             --------------------  ----------------------
                                                                               1998       1997        1999        1998
                                                                             ---------  ---------  -----------  ---------
CINCINNATI BELL--HISTORICAL
  Basic earnings per common share from continuing operations...............      $0.60      $0.76       $0.39       $0.29
  Diluted earnings per common share from continuing operations.............       0.59       0.74        0.38        0.28
  Cash dividends declared per common share.................................       0.40       0.40        0.20        0.20
  Book value per outstanding common share..................................       1.04       4.26        1.28        4.56
IXC--HISTORICAL
  Basic and diluted loss per common share from continuing operations.......  $   (4.28) $   (3.47) $    (5.14 ) $   (2.18)
  Cash dividends declared per common share.................................        N/A        N/A         N/A         N/A
  Book value (deficit) per outstanding common share........................      (1.99)     (0.52)      (2.35 )     (0.11)

                                                                                  AT OR FOR       AT OR FOR THE SIX
                                                                               THE YEAR ENDED       MONTHS ENDED
                                                                              DECEMBER 31, 1998     JUNE 30, 1999
                                                                                 (UNAUDITED)         (UNAUDITED)
                                                                             -------------------  -----------------
PRO FORMA COMBINED
  Basic and diluted loss per common share from continuing operations.......       $   (0.65)          $   (0.77)
  Cash dividends declared per common share.................................             N/A                 N/A
  Book value per outstanding common share..................................             N/A                9.72
PRO FORMA EQUIVALENT--IXC
  Basic and diluted loss per common share from continuing operations.......       $   (1.36)          $   (1.62)
  Cash dividends declared per common share.................................             N/A                 N/A
  Book value per outstanding common share..................................             N/A               20.38

------------------------

N/A--Not Applicable

 SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

CINCINNATI BELL

    The following selected financial data of Cincinnati Bell at December 31, 1998, 1997, 1996, 1995 and 1994, and for each of the five years in the period ended December 31, 1998, are derived from audited consolidated financial statements incorporated by reference in this proxy statement/prospectus. The following selected financial data of Cincinnati Bell at June 30, 1999 and 1998, and for the six-month periods ended June 30, 1999 and 1998, are derived from unaudited consolidated financial statements incorporated by reference in this proxy statement/prospectus.

    You should note the following in reading the Cincinnati Bell selected historical financial information:

    - on December 31, 1998, Cincinnati Bell completed a tax-free spin-off of its wholly owned subsidiary, Convergys Corporation, by distributing one share of Convergys common stock for each share of Cincinnati Bell common stock owned by Cincinnati Bell shareholders of record on December 1, 1998. As a result, the consolidated financial results for all periods have been restated to reflect the disposition of Convergys as discontinued operations

    - in February 1998, Cincinnati Bell announced its intention to acquire from AT&T PCS an 80% interest in a PCS wireless business in the Greater Cincinnati and Dayton, Ohio markets. The agreement specified that before the completion of the transaction, Cincinnati Bell and AT&T PCS would operate under an interim agreement where losses would be funded in the same percentages as the proposed transaction. Cincinnati Bell's required funding of the losses was $27.3 million in 1998 through the completion of the acquisition at December 31, 1998. This loss has been included in Cincinnati Bell's financial results as a wireless venture loss line item below operating income. Beginning in 1999 the results of this business are included in Cincinnati Bell's operating results.

    The following extraordinary, unusual or infrequently occurring item has impacted operating income for the periods presented:

    - in 1995, Cincinnati Bell initiated a restructuring plan to reduce the number of its employees. A restructuring liability was established to provide for the voluntary and involuntary separation of employees. Cincinnati Bell recorded charges of $131.6 million, net of pension settlement gains, to reflect the cost of this plan. Since the establishment of the reserve, certain gains have been realized that have been reflected as income. The amounts include $21.0 million and $27.4 million in 1997 and 1996, respectively, for pension settlement gains, and $1.1 million and $2.3 million in 1998 and 1996, respectively, for reversals of unneeded reserves.

    For purposes of Cincinnati Bell and IXC selected historical financial data and for Cincinnati Bell and IXC pro forma combined condensed financial data, EBITDA represents operating income before interest expense, interest income, income taxes, depreciation, amortization and special charges (such as restructuring or merger-related charges). EBITDA should not be considered as an alternative to, or more meaningful than, (1) operating income, as determined in accordance with generally accepted accounting principles, as an indicator of operating performance or (2) cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. EBITDA is presented as additional information because certain investors consider it to be a useful indicator of a company's ability to meet its debt service requirements. Because EBITDA is not calculated identically by all companies, the presentation in this proxy statement/prospectus may not be comparable to similarly titled measures of other companies.

    For purposes of computing the ratio of earnings to combined fixed charges and preferred dividends for Cincinnati Bell historical financial data and Cincinnati Bell and IXC pro forma combined condensed financial data, (1) earnings consist of pretax income (loss) from continuing operations, excluding minority interest in losses of consolidated subsidiaries and equity investees income (losses), and (2) fixed charges consist of pretax interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense, that portion of rental expense which Cincinnati Bell believes to be representative of interest, and dividend requirements on mandatorily redeemable preferred securities and preferred dividends.

    YOU SHOULD READ THE INFORMATION IN THIS SECTION ALONG WITH CINCINNATI BELL'S FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 94.

                                                                             HISTORICAL
                                             ---------------------------------------------------------------------------
                                                                                                     AT OR FOR THE SIX
                                                                                                     MONTHS ENDED JUNE
                                                                                                            30,
                                                     AT OR FOR THE YEAR ENDED DECEMBER 31,              (UNAUDITED)
                                             -----------------------------------------------------  --------------------
                                               1998       1997       1996       1995       1994       1999       1998
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Revenues.................................     $885.1     $834.5     $779.8     $736.0     $704.3     $495.8     $436.0
  Operating income.........................      180.0      191.4      180.6        9.4      108.8       97.1       80.7
  Income (loss) from
    continuing operations..................       81.8      102.3       99.5      (29.1)      43.0       53.0       38.6
  Income (loss) from continuing operations
    per common share-- basic...............       0.60       0.76       0.74      (0.22)      0.33       0.39       0.29
  Income (loss) from continuing operations
    per common share-- diluted.............       0.59       0.74       0.73      (0.22)      0.33       0.38       0.28
  Dividends declared per
    common share...........................       0.40       0.40       0.40       0.40       0.40       0.20       0.20

BALANCE SHEET DATA:
  Total assets.............................  $ 1,041.0  $ 1,275.1  $ 1,415.9  $ 1,363.8  $ 1,474.8  $ 1,135.1  $ 1,336.9
  Total debt (including capital lease
    obligations)...........................      553.0      399.5      409.0      423.7      514.9      616.6      418.8
  Shareowners' equity......................      142.1      579.7      634.4      478.1      552.4      176.5      622.3

OTHER DATA:

  EBITDA...................................     $290.0     $294.7     $271.9     $257.3     $230.6     $162.0     $134.7
  Cash provided by
    operating activities...................      212.3      197.4      132.0      151.5      207.8       60.5       85.0
  Ratio of earnings to combined fixed
    charges and preferred dividends........        5.5        5.7        6.0         --        2.5        3.6
  Deficiency of earnings to combined fixed
    charges and preferred dividends........         --         --         --      $45.1         --         --

IXC

    The following selected financial data of IXC at December 31, 1998 and 1997 and for the three years ended December 31, 1998 are derived from the audited consolidated financial statements incorporated by reference in this proxy statement/prospectus. The following selected financial data of IXC at June 30, 1999 and 1998, and for the six-month periods ended June 30, 1999 and 1998, are derived from unaudited condensed consolidated financial statements incorporated by reference in this proxy statement/prospectus. The selected financial data for all other periods and as of all other dates is derived from audited consolidated financial statements not incorporated by reference herein. The financial information for all periods presented prior to June 30, 1998 has been restated to include the results of operations of Eclipse Telecommunications, Inc., which was acquired by IXC in June 1998 in a transaction accounted for as a pooling of interests.

    You should note the following in reading the IXC selected historical financial information:

    - in April 1998, IXC completed a tender offer to repurchase $284.2 million of its 12 1/2% senior notes prior to their scheduled maturity. With the early redemption of the 12 1/2% senior notes, IXC recognized a charge of approximately $67.0 million, net of taxes, as an extraordinary item in 1998

    - during the six-month period ended June 30, 1999, IXC announced plans to exit certain operations in its switched wholesale business. As a result, IXC recorded a $25.8 million charge, consisting of severance costs, charges for asset write-downs, estimated costs to decommission certain assets that will no longer be necessary, and lease termination costs on assets and office space that will not be needed after the restructuring.

    YOU SHOULD READ THE INFORMATION IN THIS SECTION ALONG WITH IXC'S FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 94.

                                                                          HISTORICAL
                                          ---------------------------------------------------------------------------
                                                                                                  AT OR FOR THE SIX
                                                                                                  MONTHS ENDED JUNE
                                                                                                         30,
                                                  AT OR FOR THE YEAR ENDED DECEMBER 31,              (UNAUDITED)
                                          -----------------------------------------------------  --------------------
                                            1998       1997       1996       1995       1994       1999       1998
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                        (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Revenues..............................     $668.6  $   521.6  $   282.0  $   154.7  $   129.0     $319.3     $313.5
  Operating income (loss)...............      (30.8)     (49.5)     (19.9)       3.4       16.7     (108.4)     (11.8)
  Income (loss) from
    continuing operations...............      (95.5)     (99.2)     (44.2)      (2.4)       6.7     (156.4)     (50.6)
  Income (loss) from continuing
    operations per common
    share--basic and diluted............      (4.28)     (3.47)     (1.52)     (0.15)      0.25      (5.14)     (2.18)
  Dividends declared per
    common share........................        N/A        N/A        N/A        N/A        N/A        N/A        N/A

BALANCE SHEET DATA:
  Total assets..........................  $ 1,748.2  $   968.9  $   485.3  $   365.7  $   122.7  $ 2,101.5  $ 1,437.3
  Total debt (including capital lease
    obligations)........................      693.0      320.7      305.6      302.8       70.6      773.0      500.7
  Redeemable preferred stock............      447.9      403.4         --         --         --      471.1      425.9
  Stockholders' equity (deficit)........      (72.5)     (18.7)      75.3       23.5       23.6      (87.9)      (3.9)

OTHER DATA:
  EBITDA................................      $90.7      $23.2      $16.0      $22.5      $29.7      $(6.6)     $38.6
  Cash provided (used) by
    operating activities................      202.3       21.8      (22.9)      13.7       14.2      105.5       41.3

------------------------

N/A--Not Applicable

CINCINNATI BELL AND IXC PRO FORMA COMBINED

    The following selected unaudited pro forma combined condensed financial data of Cincinnati Bell and IXC combine the consolidated financial information of Cincinnati Bell at or for the year ended December 31, 1998 and the six-month period ended June 30, 1999, with the consolidated financial information of IXC at or for the period ended December 31, 1998, and the six-month period ended June 30, 1999. The selected unaudited pro forma combined condensed financial data is derived from the unaudited pro forma combined condensed financial statements contained elsewhere in this proxy statement/prospectus. We have prepared the unaudited pro forma combined condensed financial information using the purchase method of accounting. This pro forma information does not give effect to any restructuring costs or to any potential cost savings or other synergies that could result from the merger.

    The unaudited pro forma combined condensed financial information does not purport to represent what the combined company's financial position or results of operations would have been had the merger occurred at the beginning of the earliest period presented or to project the combined financial position or results of operations for any future date or period.

    YOU SHOULD READ THE FINANCIAL INFORMATION IN THIS SECTION ALONG WITH HISTORICAL AND UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES, EITHER INCORPORATED BY REFERENCE OR INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS. SEE "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS" ON PAGE 73 AND "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 94.

                                                                                          PRO FORMA
                                                                             ------------------------------------
                                                                                 AT OR FOR      AT OR FOR THE SIX
                                                                              THE YEAR ENDED      MONTHS ENDED
                                                                             DECEMBER 31, 1998    JUNE 30, 1999
                                                                             -----------------  -----------------

                                                                               (DOLLARS IN MILLIONS, EXCEPT PER
                                                                                        SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Revenues.................................................................     $   1,553.7             $815.1
  Operating income (loss)..................................................           109.5              (29.9   )
  Loss from continuing operations..........................................          (116.7   )         (149.9   )
  Loss from continuing operations
    per common share--basic and diluted....................................           (0.65   )          (0.77   )
  Dividends declared per common share......................................             N/A                N/A

BALANCE SHEET DATA:
  Total assets.............................................................             N/A     $      5,701.0
  Total debt (including capital lease obligations).........................             N/A            1,787.6
  Redeemable preferred stock...............................................             N/A              187.3
  Minority interest........................................................             N/A              364.9
  Shareowners' equity......................................................             N/A            1,997.6

OTHER DATA:
  EBITDA...................................................................          $383.0             $155.4
  Ratio of earnings to combined fixed charges and preferred dividends......              --                 --
  Deficiency of earnings to combined fixed charges and preferred
    dividends..............................................................           $73.4             $134.5

------------------------

N/A--Not Applicable

                      RISK FACTORS RELATING TO THE MERGER

    IN ADDITION TO THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/ PROSPECTUS, CINCINNATI BELL SHAREHOLDERS SHOULD CONSIDER CAREFULLY THE MATTERS DESCRIBED BELOW IN DETERMINING WHETHER TO APPROVE THE ISSUANCE OF SHARES OF CINCINNATI BELL COMMON STOCK IN THE MERGER AND IXC STOCKHOLDERS SHOULD CONSIDER CAREFULLY THE MATTERS DESCRIBED BELOW IN DETERMINING WHETHER TO ADOPT THE MERGER AGREEMENT AND THE AGREEMENT GOVERNING THE IXC INTERNAL REORGANIZATION.

    - THE EXCHANGE RATIO FOR SHARES OF CINCINNATI BELL COMMON STOCK TO BE RECEIVED IN THE MERGER IS FIXED AND WILL NOT BE ADJUSTED IN THE EVENT OF ANY CHANGE IN STOCK PRICE. Under the merger agreement, each share of IXC common stock will be converted into the right to receive 2.0976 shares of Cincinnati Bell common stock. This exchange ratio is a fixed number and will not be adjusted in the event of any increase or decrease in the price of Cincinnati Bell common stock or IXC common stock. The prices of Cincinnati Bell common stock and IXC common stock at the closing of the merger may vary from their respective prices on the date of this proxy statement/ prospectus and on the dates of the special meetings. These prices may vary as a result of changes in the business, operations or prospects of Cincinnati Bell or IXC, market assessments of the likelihood that the merger will be completed, the timing of the completion of the merger, the prospects of post-merger operations, regulatory considerations, general market and economic conditions and other factors. Because the date that the merger is completed may be later than the dates of the special meetings, the prices of Cincinnati Bell common stock and IXC common stock on the dates of the special meetings may not be indicative of their respective prices on the date the merger is completed. We urge Cincinnati Bell shareholders and IXC stockholders to obtain current market quotations for Cincinnati Bell common stock and IXC common stock.

    - THE INTEGRATION OF CINCINNATI BELL AND IXC FOLLOWING THE MERGER WILL PRESENT SIGNIFICANT CHALLENGES. Cincinnati Bell and IXC will face significant challenges in consolidating functions, integrating their organizations, procedures, operations and product lines in a timely and efficient manner, and retaining key Cincinnati Bell and IXC personnel. The integration of Cincinnati Bell and IXC will be complex and time-consuming. The failure to successfully integrate Cincinnati Bell and IXC and to successfully manage the challenges presented by the integration process may result in Cincinnati Bell and IXC not achieving the anticipated potential benefits of the merger.

    - THE MERGER MAY CAUSE CUSTOMERS TO DELAY PURCHASING DECISIONS. There can be no assurance that the customers of each of Cincinnati Bell and IXC will continue to use and purchase Cincinnati Bell's or IXC's products or services as they have in the past without regard to the proposed merger. Uncertainties regarding new product development by the combined company, for example, may cause customers to delay purchasing decisions.

    - THE PRICE OF CINCINNATI BELL COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE PRICE OF IXC COMMON STOCK. Upon completion of the merger, holders of IXC common stock will become holders of Cincinnati Bell common stock. Cincinnati Bell's business is different from that of IXC, and Cincinnati Bell's results of operations, as well as the price of Cincinnati Bell common stock, may be affected by factors different than those affecting IXC's results of operations and the price of IXC common stock. For a discussion of Cincinnati Bell's and IXC's businesses and certain factors to consider in connection with such businesses, see Cincinnati Bell's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and IXC's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended, which are incorporated by reference in this proxy statement/prospectus.

    - THE MERGER IS SUBJECT TO THE RECEIPT OF CONSENTS AND APPROVALS FROM GOVERNMENT ENTITIES THAT MAY IMPOSE CONDITIONS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON CINCINNATI BELL OR IXC OR CAUSE ABANDONMENT OF THE MERGER. Completion of the merger is conditioned upon the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act and the receipt of potential consents, orders, approvals or clearances, as required, from the Federal Communications Commission and state public utility commissions. The terms and conditions of these consents, orders, approvals and clearances may require the divestiture of divisions, operations or assets of Cincinnati Bell or IXC or may affect the FCC licenses or authorizations of Cincinnati Bell or IXC. These required divestitures or other conditions, if any, may have a material adverse effect on the business, financial condition or results of operations of Cincinnati Bell or IXC or may cause the abandonment of the merger by Cincinnati Bell or IXC. Cincinnati Bell and IXC have not determined how they will respond to any of these potential conditions, limitations or divestitures which may be required.

                      THE CINCINNATI BELL SPECIAL MEETING

    WE ARE FURNISHING THIS PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS OF CINCINNATI BELL AS PART OF THE SOLICITATION OF PROXIES BY THE CINCINNATI BELL BOARD OF DIRECTORS FOR USE AT THE CINCINNATI BELL SPECIAL MEETING.

DATE, TIME AND PLACE

    We will hold the Cincinnati Bell special meeting on Friday, October 29, 1999, at 9:00 a.m., local time, at Reakirt Auditorium, Cincinnati Museum Center at Union Terminal, 1301 Western Avenue, Cincinnati, Ohio 45203.

PURPOSE OF CINCINNATI BELL SPECIAL MEETING

    At the Cincinnati Bell special meeting, we are asking holders of Cincinnati Bell common stock to approve the issuance of shares of Cincinnati Bell common stock in order for each IXC stockholder to receive in the merger 2.0976 shares of Cincinnati Bell common stock for each share of IXC common stock that they own. See "The Merger" and "The Merger Agreement and Related Documents". The Cincinnati Bell board of directors has unanimously approved the merger agreement and the merger, and has determined that the merger and the merger agreement are advisable, fair to and in the best interests of Cincinnati Bell and its shareholders. The Cincinnati Bell board of directors unanimously recommends that Cincinnati Bell shareholders vote FOR the issuance of shares of Cincinnati Bell common stock in the merger.

CINCINNATI BELL RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

    Only holders of record of Cincinnati Bell common stock at the close of business on September 22, 1999, the Cincinnati Bell record date, are entitled to notice of and to vote at the Cincinnati Bell special meeting. On September 9, 1999, the most recent practicable date prior to the date of this proxy statement/prospectus, approximately 132,041,901 shares of Cincinnati Bell common stock were issued and outstanding and held by approximately 23,307 holders of record. A quorum will be present at the Cincinnati Bell special meeting if a majority of the shares of Cincinnati Bell common stock issued and outstanding and entitled to vote on the Cincinnati Bell record date are represented in person or by proxy. If a quorum is not present at the Cincinnati Bell special meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Cincinnati Bell common stock on the Cincinnati Bell record date are entitled to one vote per share at the Cincinnati Bell special meeting on the proposal to approve the issuance of shares of Cincinnati Bell common stock in the merger.

VOTES REQUIRED

    The issuance of shares of Cincinnati Bell common stock in the merger requires the affirmative vote of the holders of a majority of all shares of Cincinnati Bell common stock casting votes in person or by proxy at the Cincinnati Bell special meeting, assuming that the total votes cast, including votes cast against the proposal, represent more than 50% of all Cincinnati Bell capital stock entitled to vote. If a Cincinnati Bell shareholder abstains from voting or does not vote, it will have no effect in determining whether the issuance of shares of Cincinnati Bell common stock in the merger will be approved.

VOTING BY CINCINNATI BELL DIRECTORS AND EXECUTIVE OFFICERS

    At the close of business on September 9, 1999, directors and executive officers of Cincinnati Bell and their affiliates owned and were entitled to vote approximately 2,340,220 shares of Cincinnati Bell common stock, which represented approximately 1.8% of the shares of Cincinnati Bell common stock outstanding on that date. Each Cincinnati Bell director and executive officer has indicated his or her present intention to vote, or cause to be voted, the shares of Cincinnati Bell common stock owned by him or her for the issuance of shares of Cincinnati Bell in the merger.

VOTING OF PROXIES

    All shares represented by properly executed proxies received in time for the Cincinnati Bell special meeting will be voted at the Cincinnati Bell special meeting in the manner specified by the holders of those proxies. Properly executed proxies that do not contain voting instructions will be voted for the issuance of shares of Cincinnati Bell common stock in the merger.

    Shares of Cincinnati Bell common stock represented at the Cincinnati Bell special meeting but not voting, including shares of Cincinnati Bell common stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the Cincinnati Bell special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

    Only shares affirmatively voted for the issuance of shares of Cincinnati Bell common stock in the merger, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. Brokers who hold shares of Cincinnati Bell common stock in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those shares without specific instructions from those customers. These non-voted shares are referred to as broker non-votes and will have no effect in determining whether the issuance of shares of Cincinnati Bell common stock in the merger will be approved.

    The persons named as proxies by a Cincinnati Bell shareholder may propose and vote for one or more adjournments of the Cincinnati Bell special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to issue shares of Cincinnati Bell common stock in the merger will be voted in favor of any such adjournment or postponement.

    Cincinnati Bell does not expect that any matter other than the proposal to issue shares of Cincinnati Bell common stock in the merger will be brought before the Cincinnati Bell special meeting. If, however, the Cincinnati Bell board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment.

REVOCABILITY OF PROXIES

    The grant of a proxy on the enclosed form of proxy does not preclude a Cincinnati Bell shareholder from voting in person at the Cincinnati Bell special meeting. A Cincinnati Bell shareholder may revoke a proxy at any time prior to its exercise by filing with Cincinnati Bell a duly executed revocation of proxy, by submitting a duly executed proxy to Cincinnati Bell bearing a later date or by appearing at the Cincinnati Bell special meeting and voting in person. Attendance at the Cincinnati Bell special meeting will not itself revoke a proxy.

SOLICITATION OF PROXIES

    Cincinnati Bell will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of Cincinnati Bell and its subsidiaries may solicit proxies from Cincinnati Bell shareholders by telephone or other electronic means or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and Cincinnati Bell will reimburse them for their reasonable out-of-pocket expenses.

    Cincinnati Bell will mail a copy of this proxy statement/prospectus to each holder of record of Cincinnati Bell common stock on the Cincinnati Bell record date.

    Georgeson & Company Inc. will assist in the solicitation of proxies by Cincinnati Bell. Cincinnati Bell will pay Georgeson & Company a fee of $12,500, plus reimbursement of certain out-of-pocket expenses, and will indemnify Georgeson & Company against any losses arising out of Georgeson & Company's proxy soliciting services on behalf of Cincinnati Bell.

                            THE IXC SPECIAL MEETING

    WE ARE FURNISHING THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS OF IXC AS PART OF THE SOLICITATION OF PROXIES BY THE IXC BOARD OF DIRECTORS FOR USE AT THE IXC SPECIAL MEETING.

DATE, TIME AND PLACE

    We will hold the IXC special meeting on Friday, October 29, 1999, at 9:00 a.m., local time, at Barton Creek Country Club, 8212 Barton Club Drive, Austin, Texas 78735.

PURPOSE OF IXC SPECIAL MEETING

    At the IXC special meeting, we are asking holders of record of IXC common stock to:

    - consider and vote on a proposal to adopt the merger agreement among Cincinnati Bell, Ivory Merger Inc., a Delaware corporation and a wholly owned subsidiary of Cincinnati Bell, and IXC, providing for the merger of Ivory Merger Inc. with and into IXC. After the merger, IXC will be a subsidiary of Cincinnati Bell

    - consider and vote on a proposal to adopt the agreement governing the IXC internal reorganization between IXC and IXC Merger Sub, Inc., a wholly owned subsidiary of IXC, providing for an internal reorganization involving the merger of IXC Merger Sub, Inc. with and into IXC prior to the merger with the Cincinnati Bell subsidiary.

The IXC board of directors has approved the merger agreement and the agreement governing the IXC internal reorganization, and has determined that the merger, the IXC internal reorganization, the

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
merger agreement and the agreement governing the IXC reorganization are advisable, fair to and in the best interests of IXC and its stockholders. The IXC board of directors recommends that IXC stockholders vote FOR the adoption of the merger agreement and the agreement governing the IXC internal reorganization.

IXC RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

    Only holders of record of IXC common stock at the close of business on September 22, 1999, the IXC record date, are entitled to notice of and to vote at the IXC special meeting and any adjournments or postponements of it. Only holders of record of shares of IXC preferred stock at the close of business on the IXC record date are entitled to notice of the IXC special meeting and any adjournments or postponements of it.

    On September 9, 1999, the most recent practicable date prior to the date of this proxy statement/ prospectus, 37,412,215 shares of IXC common stock were outstanding and held by approximately 307 holders of record. A quorum will be present at the IXC special meeting if a majority of the shares of IXC common stock issued and outstanding and entitled to vote on the IXC record date are represented in person or by proxy. If a quorum is not present at the IXC special meeting, we expect that the IXC special meeting will be adjourned or postponed to solicit additional proxies. Holders of record of IXC common stock on the IXC record date are entitled to one vote per share at the IXC special meeting on the proposals to adopt the merger agreement and the agreement governing the IXC internal reorganization.

VOTES REQUIRED

    The adoption of the merger agreement and the agreement governing the IXC internal reorganization requires the affirmative vote of a majority of the shares of IXC common stock outstanding on the IXC record date. IF AN IXC STOCKHOLDER ABSTAINS FROM VOTING OR DOES NOT VOTE (EITHER IN PERSON OR BY PROXY), IT WILL HAVE THE SAME EFFECT AS IF THAT IXC STOCKHOLDER HAD VOTED AGAINST ADOPTION OF THE MERGER AGREEMENT AND THE AGREEMENT GOVERNING THE IXC INTERNAL REORGANIZATION.

VOTING BY IXC DIRECTORS AND EXECUTIVE OFFICERS

    At the close of business on September 9, 1999, Messrs. Irwin and Swett and their respective affiliates owned and were entitled to vote 6,011,737 shares of IXC common stock outstanding on that date. At the close of business on September 9, 1999, directors and executive officers of IXC and their affiliates owned and were entitled to vote 7,547,203 shares of IXC common stock, which represented approximately 20% of the shares of IXC common stock outstanding on that date. Each IXC director and executive officer has indicated his or her present intention to vote, or cause to be voted, the IXC common stock owned by him or her for the adoption of the merger agreement and the agreement governing the IXC internal reorganization. General Electric and Messrs. Irwin and Swett have agreed to vote the shares of IXC common stock over which they have voting power or control in favor of the adoption of the merger agreement and the agreement governing the IXC internal reorganization. See "The Merger Agreement and Related Documents--Stockholders Agreements".

VOTING OF PROXIES

    All shares represented by properly executed proxies received in time for the IXC special meeting will be voted at the IXC special meeting in the manner specified by the holders of those proxies. Properly executed proxies that do not contain voting instructions will be voted for adoption of the merger agreement and the agreement governing the IXC internal reorganization.

    Shares of IXC common stock represented at the IXC special meeting but not voting, including shares of IXC common stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the IXC special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

    Only shares affirmatively voted for adoption of the merger agreement and the agreement governing the IXC internal reorganization, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for these proposals. Brokers who hold shares of IXC common stock in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those shares without specific instructions from those customers. These non-voted shares are referred to as broker non-votes and have the same effect as votes against adoption of the merger agreement and the agreement governing the IXC internal reorganization.

    The persons named as proxies by an IXC stockholder may propose and vote for one or more adjournments of the IXC special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposals to adopt the merger agreement and the agreement governing the IXC internal reorganization will be voted in favor of any such adjournment or postponement.

    IXC does not expect that any matter other than the proposals to adopt the merger agreement and the agreement governing the IXC internal reorganization will be brought before the IXC special meeting. If, however, the IXC board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment.

REVOCABILITY OF PROXIES

    The grant of a proxy on the enclosed form of proxy does not preclude an IXC stockholder from voting in person at the IXC special meeting. An IXC stockholder may revoke a proxy at any time prior to its exercise by filing with IXC a duly executed revocation of proxy, by submitting a duly executed proxy to IXC bearing a later date or by appearing at the IXC special meeting and voting in person. Attendance at the IXC special meeting will not itself revoke a proxy.

SOLICITATION OF PROXIES

    IXC will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of IXC and its subsidiaries may solicit proxies from IXC stockholders by telephone or other electronic means or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and IXC will reimburse them for their reasonable out-of-pocket expenses.

    IXC will mail a copy of this proxy statement/prospectus to each holder of record of IXC common stock on the IXC record date.

    Georgeson & Company will assist in the solicitation of proxies by IXC. IXC will pay Georgeson & Company a fee of $10,000, plus reimbursement of certain out-of-pocket expenses, and will indemnify Georgeson & Company against any losses arising out of Georgeson & Company's proxy soliciting services on behalf of IXC.

    IXC STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES. A transmittal form with instructions for the surrender of IXC common stock certificates will be mailed to IXC stockholders as soon as practicable after completion of the merger and the IXC internal reorganization.

                                 THE COMPANIES

IXC

    IXC is a leading provider of data and voice telecommunications transmission services. IXC owns and operates an advanced coast-to-coast digital communications network that includes 13,000 route miles of fiber optic transmission facilities. IXC's network-based delivery solutions are designed to address the speed and capacity requirements of the global telecommunications market. IXC offerings include private line, fast packet (ATM and frame relay), Internet and long distance switched and dedicated services. IXC is at the forefront of the industry's new class of emerging domestic and international carriers.

CINCINNATI BELL

    Cincinnati Bell is a full service, integrated communications company that provides competitive local communications as well as data, Internet, wireless, directory, long distance and data networking services to customers in the Cincinnati, Ohio metropolitan area and in many other Midwestern cities.

    The local communications services division provides local, long distance, data networking and transport, Internet access and pay phone services, as well as sales of communications equipment, in southwestern Ohio, northern Kentucky and southeastern Indiana, to both residential and business customers. The directory services division sells directory advertising and information services primarily to customers in the geographic areas described above. Cincinnati Bell also resells long distance and Internet access services and provides data services and products to small- and medium-sized business customers mainly in a five-state Midwestern area, and telecommunications and computer equipment in the secondary market. The wireless services division provides advanced digital personal communications and sales of related communications equipment to both businesses and residential customers in its Greater Cincinnati and Dayton, Ohio operating areas.

                                   THE MERGER

    THE DISCUSSION IN THIS PROXY STATEMENT/PROSPECTUS OF THE MERGER AND THE PRINCIPAL TERMS OF EACH OF:

    - THE MERGER AGREEMENT DATED AS OF JULY 20, 1999, AMONG CINCINNATI BELL, IVORY MERGER INC. AND IXC

    - THE AGREEMENT GOVERNING THE IXC INTERNAL REORGANIZATION DATED AS OF AUGUST 16, 1999, BETWEEN IXC AND IXC MERGER SUB, INC.

    - THE CINCINNATI BELL STOCK OPTION AGREEMENT DATED AS OF JULY 20, 1999, BETWEEN CINCINNATI BELL AND IXC

    - THE IXC STOCK OPTION AGREEMENT DATED AS OF JULY 20, 1999, BETWEEN CINCINNATI BELL AND IXC

    - THE STOCKHOLDER AGREEMENT DATED AS OF JULY 20, 1999, BETWEEN CINCINNATI BELL AND GENERAL ELECTRIC PENSION TRUST

    - THE STOCKHOLDERS AGREEMENT DATED AS OF JULY 20, 1999, AMONG CINCINNATI BELL, RICHARD D. IRWIN AND RALPH J. SWETT,

IS NOT COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, THE AGREEMENT GOVERNING IXC INTERNAL REORGANIZATION, THE CINCINNATI BELL STOCK OPTION AGREEMENT, THE IXC STOCK OPTION AGREEMENT, THE STOCKHOLDER AGREEMENT AND THE STOCKHOLDERS AGREEMENT, COPIES OF WHICH ARE ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEXES 1, 2, 3, 4, 5 AND 6 AND ARE INCORPORATED HEREIN BY REFERENCE.

BACKGROUND TO THE MERGER

    On February 4, 1999, IXC announced that it was considering various strategic alternatives to create advanced, diversified products and services and to achieve the scale necessary to provide complete voice, data and Internet solutions to a broad customer base. It stated that alternatives under consideration included, among others, the sale or swap of fiber assets, joint ventures or a combination of IXC with another company. IXC also announced that it had retained Morgan Stanley for assistance in reviewing strategic alternatives. In the following months, IXC was contacted by companies interested in discussing a transaction with IXC. After discussions with Morgan Stanley, some of these companies and IXC entered into mutual nondisclosure agreements. IXC explored potential transactions with these companies, including, in certain cases, performing due diligence reviews of their businesses, engaging in negotiations, and allowing these companies to review IXC's business and to make presentations to the IXC board of directors. During the course of these activities, some of these companies made proposals for a possible transaction. The proposals were all subject to various conditions such as satisfactory due diligence, approval of the board of directors of the potential strategic partner, the negotiation of a definitive agreement and other conditions. None of these proposals resulted in a definitive agreement to be presented to the IXC board of directors.

    On April 21, 1999, Richard G. Ellenberger, President and Chief Executive Officer of Cincinnati Bell, Kevin W. Mooney, Chief Financial Officer of Cincinnati Bell, and Michael Callaghan, Vice President of Corporate Development of Cincinnati Bell, met with J. Taylor Crandall, Managing Director of Oak Hill, Benjamin Diesbach, Consultant to Oak Hill, David Russekoff, Principal of Oak Hill, and Jonathan Friesel, an Associate at Oak Hill, during which meeting they discussed the possibility of Cincinnati Bell and Oak Hill together acquiring an equity interest in IXC and participating in the management of IXC.

    On April 23, 1999, Messrs. Crandall, Diesbach, Russekoff and Friesel met with Messrs. Irwin and Swett, each a co-founder and director of IXC, to discuss the possibility of Oak Hill making an investment in IXC.

    On April 28, 1999, Cincinnati Bell informed Oak Hill that it would be interested in investigating the possibility of developing a relationship with IXC and Oak Hill.

    On May 6, 1999, Messrs. Ellenberger, Mooney, Crandall, Russekoff, Diesbach and Friesel met with Messrs. Irwin and Swett to discuss the background of Cincinnati Bell and what contribution it could make in a possible relationship with IXC. Mr. Crandall also reviewed Oak Hill's background and discussed a possible relationship with Cincinnati Bell and IXC.

    On May 14, 1999, Cincinnati Bell formally engaged Salomon Smith Barney as its financial advisor in connection with a possible transaction involving Cincinnati Bell and IXC. Salomon Smith Barney had provided from time to time financial advisory and other banking services to Cincinnati Bell.

    On May 18, 1999, Cincinnati Bell formally engaged Cravath, Swaine & Moore as its legal advisor in connection with a possible transaction involving Cincinnati Bell, IXC and Oak Hill.

    On May 19, 1999, Messrs. Ellenberger, Mooney, Callaghan, Crandall, Diesbach, Russekoff and Friesel met with representatives of Salomon Smith Barney to discuss the views of Salomon Smith Barney regarding a possible transaction involving Cincinnati Bell, IXC and Oak Hill.

    On May 20, 1999, Messrs. Ellenberger, Crandall and Russekoff met with Donald
W. Torey, Executive Vice President of General Electric Investment Corporation, which serves as an advisor to the Trustees of General Electric Pension Trust, and Wolf Bragin, a director of IXC and Vice President of General Electric Investment Corporation, to discuss a possible relationship among Cincinnati Bell, IXC and Oak Hill. At the meeting, Oak Hill indicated that, in connection with any relationship among Cincinnati Bell, IXC and Oak Hill, it was interested in making a significant investment in Cincinnati Bell and in purchasing 50% of General Electric's shares of IXC common stock for cash. In addition, on May 20, 1999, Messrs. Ellenberger and Crandall met with James D. Kiggen, Chairman of the Board of Cincinnati Bell, to discuss a possible relationship among Cincinnati Bell, IXC and Oak Hill.

    On May 21, 1999, at a regularly scheduled meeting of the Cincinnati Bell board of directors, Cincinnati Bell management and representatives of Salomon Smith Barney reviewed with the Cincinnati Bell board of directors the strategic fit and background of IXC as well as a matching of IXC's perceived needs to Cincinnati Bell's strengths. A possible relationship with Oak Hill was discussed and Mr. Crandall addressed the Cincinnati Bell board of directors briefly on these matters. These discussions included, among other things, a possible business combination with IXC. As a result of this review, the Cincinnati Bell board of directors authorized Cincinnati Bell management to proceed with its due diligence investigation of IXC.

    On May 25, 1999, Mr. Crandall met with Mr. Irwin to discuss a possible business combination involving Cincinnati Bell and IXC and the possibility of an investment by Oak Hill in Cincinnati Bell.

    On May 28, 1999, at a regularly scheduled meeting of the IXC board of directors, Mr. Irwin briefed the IXC board of directors on the discussions held with Cincinnati Bell. At the meeting, the IXC board of directors approved a confidentiality agreement with Cincinnati Bell and Oak Hill.

    On May 28, 1999, Cincinnati Bell, IXC and Oak Hill entered into a confidentiality agreement, containing customary terms and conditions.

    From June 1 through June 17, 1999, representatives of Cincinnati Bell and Oak Hill, including their respective financial and legal advisors, met with representatives of IXC and conducted due diligence concerning the business and operations of IXC.

    From June 1 through July 14, 1999, Mr. Irwin and John M. Zrno, President and Chief Executive Officer of IXC, informed the IXC board of directors periodically as to the status of the due diligence investigations conducted by IXC with respect to Cincinnati Bell and the ongoing discussions with Cincinnati Bell.

    From June 14 through July 7, 1999, representatives of Oak Hill, including its legal advisors, met with representatives of Cincinnati Bell and conducted due diligence concerning the business and operations of Cincinnati Bell.

    On June 21, 1999, the Cincinnati Bell board of directors held a regularly scheduled meeting attended by members of Cincinnati Bell's senior management and representatives of Salomon Smith Barney and Cravath, Swaine & Moore. Mr. Ellenberger discussed with the Cincinnati Bell board of directors the status of discussions with IXC and representatives of Cincinnati Bell management discussed the current status and results of their due diligence investigations. Based on the presentations made, the Cincinnati Bell board of directors authorized and instructed Cincinnati Bell management to conduct additional due diligence on the business and operations of IXC.

    From June 18 through July 7, 1999, representatives of Cincinnati Bell and Oak Hill, including their respective financial and legal advisors, continued their due diligence investigations concerning the business and operations of IXC.

    On July 8 and July 9, 1999, representatives of IXC, including their financial and legal advisors, met with representatives of Cincinnati Bell and conducted due diligence concerning the business and operations of Cincinnati Bell.

    On July 9, 1999, at a meeting of the Cincinnati Bell board of directors, Cincinnati Bell management and representatives of Salomon Smith Barney reviewed with the Cincinnati Bell board of directors the results of the additional due diligence investigations conducted by representatives of Cincinnati Bell and its advisors. The Cincinnati Bell board of directors authorized Cincinnati Bell management to commence discussions with IXC regarding the terms of a possible business combination and to commence discussions with Oak Hill regarding the terms of a possible investment by Oak Hill in Cincinnati Bell.

    From July 9 through July 14, 1999, representatives of Cincinnati Bell and Oak Hill, together with their respective financial and legal advisors, held numerous meetings to discuss and negotiate the terms and conditions of the investment to be made by Oak Hill in Cincinnati Bell.

    On July 14, 1999, Messrs. Ellenberger and Callaghan, Richard Pontin, President and Chief Operating Officer of Cincinnati Bell Telephone Company, a wholly owned subsidiary of Cincinnati Bell, and Mr. Crandall met with Messrs. Irwin and Zrno to discuss the principal economic terms of the proposed business combination involving Cincinnati Bell and the proposed investment to be made by Oak Hill in Cincinnati Bell. On July 14, 1999, drafts of the merger agreement and related documents (including a proposal by Cincinnati Bell to acquire 50% of General Electric's shares of IXC common stock for cash) were distributed by counsel to Cincinnati Bell, IXC, Oak Hill, General Electric and their respective advisors. On July 15, 1999, drafts of the merger agreement and related documents were distributed to the IXC board of directors. From July 15 through July 17, 1999, the respective counsels for Cincinnati Bell and IXC negotiated various terms of the merger agreement and related documents.

    On July 18, 1999, the IXC board of directors held a meeting attended by representatives of Cincinnati Bell and Oak Hill, including their respective financial and legal advisors. Members of Cincinnati Bell's senior management and representatives of Salomon Smith Barney, Morgan Stanley and Merrill Lynch made presentations to the IXC board of directors regarding a possible business combination between IXC and Cincinnati Bell and a possible investment by Oak Hill in Cincinnati Bell.

    From July 18 through July 20, 1999, representatives of Cincinnati Bell, IXC, Oak Hill and General Electric, together with their financial and legal advisors, held numerous meetings to discuss and negotiate the terms and conditions of the merger agreement, the stockholders agreements, the stock option agreements, the stock purchase agreement, the investment agreement and related documents and various other legal, financial and regulatory issues relating to the proposed business combination and related transactions.

    On July 19, 1999, the IXC board of directors, members of IXC's senior management and representatives of Riordan & McKinzie met to discuss the proposed merger.

    On July 20, 1999, the Cincinnati Bell board of directors held a meeting attended by members of Cincinnati Bell's senior management, Mr. Crandall, and representatives of Salomon Smith Barney and Cravath, Swaine & Moore. Prior to the meeting, Cravath, Swaine & Moore provided each member of the Cincinnati Bell board of directors with summaries and copies of each of the merger agreement, the stockholders agreements, the stock option agreements, the stock purchase agreement, the investment agreement and related documents and with summaries of the other transactions contemplated by the merger agreement. Mr. Ellenberger summarized the status of the negotiations between Cincinnati Bell and IXC, and between Cincinnati Bell and Oak Hill. Representatives of Salomon Smith Barney described its financial analysis with respect to the possible combination of Cincinnati Bell and IXC, and then delivered the oral opinion of Salomon Smith Barney, later confirmed in writing, to the effect that, as of July 20, 1999, the exchange ratio was fair, from a financial point of view, to Cincinnati Bell. Following discussions, the Cincinnati Bell board of directors considered the terms of the merger and the definitive agreements, and, after deliberation, approved the merger agreement, the stockholders agreements, the stock option agreements, the stock purchase agreement, the investment agreement and other related documents.

    On the morning of July 20, 1999, the IXC board of directors held a telephonic meeting attended by members of IXC's senior management and representatives of Riordan & McKinzie and IXC's Delaware counsel to discuss the proposed merger.

    In the evening of July 20, 1999, the IXC board of directors held a telephonic meeting attended by members of IXC senior management and representatives of Morgan Stanley, Merrill Lynch and Riordan & McKinzie. Prior to the meeting, Riordan & McKinzie provided each member of the IXC board of directors with copies of each of the merger agreement, the stockholders agreements, the stock option agreements, the stock purchase agreement, the investment agreement and related documents. The IXC board of directors considered the proposed merger agreement, stockholders agreements, stock option agreements, stock purchase agreement, investment agreement, certain related documents and the transactions contemplated by the merger agreement. Representatives of each of Morgan Stanley and Merrill Lynch described its financial analysis with respect to the possible combination between IXC and Cincinnati Bell, and then delivered the oral opinion of each of Morgan Stanley and Merrill Lynch, each of which was later confirmed in writing, to the effect that, as of July 20, 1999, the exchange ratio was fair, from a financial point of view, to IXC stockholders, other than Cincinnati Bell and its affiliates. Following discussions, the IXC board of directors concluded that the merger was advisable, fair to and in the best interests of IXC and its stockholders and approved the merger agreement and related documents and recommended that IXC stockholders vote to adopt the merger agreement and related documents.

    The merger agreement, the stockholders agreements, the stock option agreements, the stock purchase agreement, the investment agreement and related documents were signed by the parties on the night of July 20, 1999. On the morning of July 21, 1999, prior to the commencement of trading, Cincinnati Bell, IXC and Oak Hill issued a joint press release announcing the execution of the merger agreement and related documents.

    Under the investment agreement between Cincinnati Bell and Oak Hill, on July 21, 1999, Oak Hill purchased convertible subordinated debentures of Cincinnati Bell for an aggregate purchase price of $400 million, which debentures bear interest at a rate of 6.75% per annum. These debentures are convertible at the option of Oak Hill at any time after the completion of the merger into shares of Cincinnati Bell common stock at a price of $29.89 per share. Based on the number of shares of Cincinnati Bell common stock outstanding on September 9, 1999 and assuming that the debentures were converted into Cincinnati Bell common stock at a conversion price of $29.89 per share, on a pro forma basis after giving effect to the merger Oak Hill will own approximately 6% of the outstanding shares of Cincinnati Bell common stock immediately after the merger.

    Under the stock purchase agreement between Cincinnati Bell and General Electric, on July 27, 1999, Cincinnati Bell purchased 300,000 shares of IXC common stock, and on August 16, 1999, Cincinnati Bell purchased 4,699,345 shares of IXC common stock for an aggregate purchase price of approximately $250 million. Based on the number of shares of IXC common stock outstanding on September 9, 1999, Cincinnati Bell owned approximately 13% of the outstanding shares of IXC common stock on that date.

REASONS FOR THE MERGER AND THE IXC BOARD OF DIRECTORS RECOMMENDATION

    At its meeting on July 20, 1999, the IXC board of directors determined that the merger and the merger agreement were advisable, fair to and in the best interests of IXC and its stockholders, approved and declared advisable the merger and the merger agreement and recommended that the IXC stockholders adopt the merger agreement.

    In reaching its decision to approve the merger and the merger agreement and to recommend that IXC stockholders vote to adopt the merger agreement, the IXC board of directors consulted with IXC management and its financial and legal advisors and considered a number of factors, including the following:

PREMIUM AND FAIRNESS

    - the fact that at the time it was approved by the IXC board of directors the consideration to be received in the merger represented a significant premium to IXC stockholders as compared to IXC's stock price before the February 1999 announcement that IXC had engaged Morgan Stanley to pursue strategic alternatives, and the price at which the IXC directors expected that the stock might trade if second quarter results were announced without the concurrent announcement of the merger transaction

    - the written opinions of Morgan Stanley and Merrill Lynch each dated July 20, 1999, copies of which are attached as Annexes 8 and 9, respectively, to this proxy statement/prospectus, that, subject to the assumptions and limitations contained in their opinions, the exchange ratio was fair, from a financial point of view, as of that date to IXC stockholders, other than Cincinnati Bell and its affiliates, and the financial presentations made by Morgan Stanley and Merrill Lynch to the IXC board of directors in connection with delivering their opinions.

CINCINNATI BELL'S BUSINESS AND STOCK

    - the views of the IXC board of directors that Cincinnati Bell had a good reputation on Wall Street, Cincinnati Bell's stock had a good performance record and Cincinnati Bell had a strong cash flow, the ability to raise capital and a large, established and stable business base

    - the quality and depth of Cincinnati Bell's management team

    - Cincinnati Bell's experience in the development and marketing of bundled services, reputation for operational, back-office and provisioning excellence and leadership in the deployment of DSL technology

    - IXC's due diligence regarding Cincinnati Bell's business, operations, assets, financial condition, operating results and prospects.

FIT BETWEEN THE TWO COMPANIES

    - the high degree of compatibility in the businesses of IXC and Cincinnati Bell

    - the potential for operational and financial efficiencies as a result of the integration of the resources of IXC and Cincinnati Bell

    - the combined company's potential for pursuing the retail market and more fully realizing the potential of IXC's extensive, state-of-the-art fiber network and advanced Internet Protocol (IP) data services

    - the greater financial resources that would be available to the combined company to exploit IXC's strategic assets.

INCREASED VALUE IN THE COMBINED COMPANY

    - the proposed strategy for the combined company and the potential creation of significant increased value through the merger

    - the presentations and discussions by representatives of Cincinnati Bell and Oak Hill regarding Cincinnati Bell and its plans indicating a significantly enhanced value for the combined company over the stand-alone values of IXC and Cincinnati Bell

    - the fact that IXC directors, Messrs. Swett and Irwin, who, together with their affiliates, would hold approximately 12 million shares of the combined company, would take all stock in the merger, believing the potential upside in the stock price of the combined company outweighed the benefits of taking half the value of their shares of IXC common stock in cash

    - the fact that General Electric, considered by the IXC board of directors to be one of the most respected institutional investors in the world, was in favor of the merger and would remain a stockholder of the combined company with approximately 10 million shares of stock on a fully diluted basis in the combined company

    - the willingness of Oak Hill, a well-respected investment fund, to invest $400 million in the combined company in exchange for a debt instrument with a conversion price substantially higher than the price at which the Cincinnati Bell common stock would be valued in the merger

    - the opportunity for IXC stockholders to participate, as holders of Cincinnati Bell common stock, in a combined enterprise that has greater financial, technical and marketing resources and would be expected to be a much stronger and more successful competitor in the telecommunications industry than IXC.

GENERAL INDUSTRY AND MARKET CONDITIONS

    - market prices, recent trading patterns and financial data relating to other telecommunications companies

    - consolidation trends in the domestic telecommunications industry

    - current industry, economic and market conditions.

IXC'S DIFFICULTIES

    - IXC's financing needs and IXC's difficulties in obtaining additional financing

    - the lack of alternatives to the merger available to IXC and its stockholders and the lack of other possible acquirors

    - the comparatively poor performance of IXC's stock.

OTHER FACTORS

    - the terms and conditions of the merger agreement, the stockholders agreements and the stock option agreements, including the material adverse change provision and the non-solicitation, termination and termination fee provisions in the merger agreement, and the ability of the directors to fulfill their legal duties in the event of an unsolicited offer

    - Cincinnati Bell's refusal to enter into the merger agreement without the stockholders agreements and the stock option agreements

    - the opportunity for IXC stockholders to receive Cincinnati Bell common stock in a tax-free exchange

    - the opportunity for IXC stockholders to vote to approve or disapprove the merger

    - the likelihood that no alternative transaction would become available in light of the stockholders agreements

    - the amount of the termination fee

    - the intention of Cincinnati Bell to provide most of IXC's employees with continuing career opportunities.

RISKS

    - the possible negative effect of the deal announcement on the market prices of Cincinnati Bell common stock and IXC common stock

    - the challenges in combining the two companies

    - the ability of IXC's management to continue to focus on strategic goals while working to implement the merger

    - the challenges in obtaining regulatory approval in a reasonable time frame and upon terms and conditions that would not unduly burden the combined company

    - the risk that the proposed merger would not be completed

    - the ability of IXC to obtain sufficient financing prior to closing the merger.

    The IXC board of directors believed that IXC could avoid or mitigate certain of these risks, and that the potential benefits of the merger to IXC and its stockholders outweighed the risks.

    This is not an exhaustive list of the information and factors considered and given weight by the IXC board of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the IXC board of directors did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its determination. The IXC board of directors discussed the factors above, including asking questions of IXC's management and IXC's legal and financial advisors, and determined that the merger was in the best interests of IXC and its stockholders. In considering the factors described above, individual members of the IXC board of directors may have given different weight to different factors.

    RECOMMENDATION OF THE IXC BOARD OF DIRECTORS. After careful consideration, the IXC board of directors has approved the merger agreement and the agreement governing the IXC internal reorganization, and has determined that the merger and the IXC internal reorganization and the terms of the merger agreement and the agreement governing the IXC internal reorganization are advisable, fair to and in the best interests of IXC and its stockholders. The IXC board of directors recommends that IXC stockholders vote FOR the adoption of the merger agreement and the agreement governing the IXC internal reorganization. One member of the IXC board of directors, Mr. Bragin, abstained from voting on the foregoing determination and recommendation.

OPINIONS OF IXC'S FINANCIAL ADVISORS

    IXC engaged Morgan Stanley and Merrill Lynch as its financial advisors in connection with the merger based on their experience and expertise. Morgan Stanley and Merrill Lynch are internationally recognized investment banking firms that have substantial experience in transactions similar to the merger. The IXC financial advisors, as part of their investment banking businesses, are continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    At the July 20, 1999 meeting of the IXC board of directors, Morgan Stanley and Merrill Lynch both delivered their oral opinions (subsequently confirmed separately by each in writing) to the effect that, as of the date thereof, and subject to the assumptions, qualifications and limitations set forth therein, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of IXC common stock, other than Cincinnati Bell and its affiliates.

    THE FULL TEXT OF THESE OPINIONS, WHICH SET FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY THE IXC FINANCIAL ADVISORS, IS SET FORTH AS ANNEXES 8 AND 9 AND IS INCORPORATED HEREIN BY REFERENCE. IXC STOCKHOLDERS ARE URGED TO READ CAREFULLY EACH OF THE MORGAN STANLEY AND MERRILL LYNCH OPINIONS IN ITS ENTIRETY.

    In reading the following discussion of these fairness opinions, IXC stockholders should be aware that the opinions:

    - were provided to the IXC board of directors for its information and are directed only to the fairness, from a financial point of view, of the exchange ratio to the holders of IXC common stock (other than Cincinnati Bell and its affiliates)

    - did not constitute a recommendation to the IXC board of directors in connection with its consideration of the merger agreement and the merger

    - do not address the merits of the underlying decision by IXC to engage in the merger or the price or range of prices at which shares of IXC common stock or Cincinnati Bell common stock may trade subsequent to the announcement or consummation of the merger

    - do not constitute a recommendation to any holder of IXC common stock as to how such stockholder should vote on the merger or any matter related thereto.

    Although the IXC financial advisors each evaluated the fairness, from a financial point of view, of the exchange ratio to the holders of IXC common stock, the exchange ratio itself was determined by Cincinnati Bell and IXC through arm's-length negotiations. The IXC financial advisors provided advice to IXC during the course of such negotiations. IXC did not provide specific instructions to, or place any limitations on, the IXC financial advisors with respect to the procedures to be followed or factors to be considered by them in performing their analyses or providing their opinions.

    MORGAN STANLEY OPINION

    In arriving at the Morgan Stanley opinion, Morgan Stanley, among other things:

    - reviewed certain publicly available financial statements and other information of IXC and Cincinnati Bell

    - reviewed certain internal financial statements and other financial and operating data concerning IXC and Cincinnati Bell prepared by the respective managements of such companies

    - analyzed financial projections for IXC and Cincinnati Bell contained in certain securities analysts' research reports that were recommended for review by the respective managements of such companies

    - discussed the past and current operations and financial conditions and the prospects of IXC and Cincinnati Bell, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with the respective managements of such companies

    - analyzed the estimated pro forma impact of the merger on Cincinnati Bell's cash flow, consolidated capitalization and financial ratios

    - reviewed the reported prices and trading activity for the IXC common stock and the Cincinnati Bell common stock

    - discussed with senior executives of each of IXC and Cincinnati Bell the strategic rationale for, and certain regulatory issues associated with, the merger

    - compared the financial performance of IXC and Cincinnati Bell and the prices and trading activity of the IXC common stock and the Cincinnati Bell common stock with those of certain other comparable publicly traded companies and their securities

    - reviewed the financial terms, to the extent publicly available, of certain comparable transactions

    - participated in discussions and negotiations among representatives of IXC and Cincinnati Bell and their respective financial, accounting and legal advisors

    - reviewed drafts of the merger agreement, the investment agreement and certain related documents and

    - performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

    Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the internal financial statements and other financial and operating data and discussions relating to the strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that such financial statements and other financial and operating data had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and financial performance of IXC and Cincinnati Bell. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of IXC or Cincinnati Bell, nor was it furnished with any such appraisals. The Morgan Stanley opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date thereof.

    Morgan Stanley further assumed, with IXC's consent, that the merger will be consummated in accordance with the terms set forth in the draft merger agreement (without waiver of any condition contained therein) and will be treated as a tax-free reorganization and/or exchange, for purposes of the Internal Revenue Code. In addition, Morgan Stanley assumed that obtaining all necessary regulatory approvals for the merger will not have an adverse effect on Cincinnati Bell or the contemplated benefits expected to be derived in the proposed merger.

    FINANCIAL ANALYSES BY MORGAN STANLEY

    Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of IXC or any of its assets, or any other strategic alternative, other than the merger.

    The following is a summary of the material financial analyses performed by Morgan Stanley in preparing its opinion to the IXC board of directors on July 20, 1999. Certain of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not represent a complete description of the financial analyses.

    Morgan Stanley noted that IXC management did not have an up-to-date forecast that IXC believed would accurately represent the future prospects of IXC's business. Therefore, for purposes of certain of the analyses described below, Morgan Stanley used a forecast for IXC that was comprised of estimates for fiscal year 1999 developed by Cincinnati Bell (and confirmed by IXC management as being reasonable) and estimates for fiscal years 2000 through 2003 based on a forecast by a securities research analyst. The estimates for fiscal years 2000 through 2003 were arrived at by applying a one-year delay to the securities research analyst's forecast. In other words, the estimates for fiscal years 2000 through 2003 were comprised of the securities research analyst's estimates for fiscal years 1999 through 2002.

    (1) HISTORICAL PUBLIC MARKET TRADING VALUE. Morgan Stanley reviewed the recent stock price performance of IXC based on an analysis of historical closing prices and trading volumes during the period from the IXC initial public offering on July 3, 1996 through July 19, 1999. The following table summarizes the price performance of IXC's common stock over that period:

                                                         HISTORICAL IXC
                                                       COMMON STOCK PRICES
                                                      ---------------------
July 19, 1999                                               $   37.50

High Price (March 27, 1998)                                 $   60.38

Low Price (July 25, 1996)                                   $   11.50

    Morgan Stanley also reviewed the recent stock price performance of Cincinnati Bell based on an analysis of historical closing prices and trading volumes during the period from December 31, 1997 through July 19, 1999. Due to the initial public offering of Cincinnati Bell's subsidiary Convergys Corporation on August 12, 1998 and the subsequent spin-off of Cincinnati Bell's remaining interest in Convergys Corporation to Cincinnati Bell shareholders on December 31, 1998, Morgan Stanley's review of Cincinnati Bell's stock price performance was focused on the period after August 12, 1998. Furthermore, Morgan Stanley adjusted Cincinnati Bell's stock price from the period between August 12, 1998 and December 31, 1998 in order to approximate the "standalone" value of Cincinnati Bell common stock during this period. The following table summarizes the price performance of Cincinnati Bell common stock over the period from August 12, 1998 through July 19, 1999 (the Low Price in the table has been adjusted as described above):

                                                    HISTORICAL CINCINNATI
                                                            BELL
                                                     COMMON STOCK PRICES
                                                   -----------------------

July 19, 1999                                             $   25.00

High Price (July 14, 1999)                                $   26.13

Low Price (October 13, 1998)                              $    9.44

    (2) COMPARATIVE STOCK PRICE PERFORMANCE. As part of its analysis, Morgan Stanley reviewed the recent stock price performance of IXC and compared this performance with that of the S&P 500 Index and the following companies: COLT Telecom Group plc, Equant NV, Global Crossing Ltd., Global TeleSystems Group, Inc., Level 3 Communications, Inc., Qwest Communications International Inc. and Viatel, Inc. Morgan Stanley observed that over the period from August 14, 1998 (the date of the Global Crossing initial public offering) to July 19, 1999, the closing market prices appreciated as set forth below:

COMPANY                                                     % APPRECIATION
----------------------------------------------------------  --------------

IXC                                                                (6.5%)

COLT                                                               97.6%

Equant                                                            101.5%

Global Crossing                                                   246.6%

Global TeleSystems                                                 60.1%

Level 3                                                            58.8%

Qwest                                                              78.3%

Viatel                                                            223.4%

S&P 500                                                            32.5%

    Morgan Stanley also reviewed the recent stock price performance of Cincinnati Bell and compared this performance with that of a group of comparable companies and the S&P 500 Index. As noted above, Morgan Stanley adjusted Cincinnati Bell's stock price from the period between August 12, 1998 and December 31, 1998 in order to approximate the "standalone" value of Cincinnati Bell common stock during this period. Morgan Stanley observed that over the period from the Convergys Corporation initial public offering on August 12, 1998 to July 19, 1999, the closing market prices appreciated as set forth below:

COMPANY                                                      % APPRECIATION
----------------------------------------------------------  -----------------

Cincinnati Bell                                                      99.0%

Aliant Communications                                                65.0%

ALLTEL                                                               74.3%

CenturyTel                                                           29.3%

Commonwealth Telephone                                               83.8%

Regional Bell Operating Company Index                                46.3%

S&P 500 Index                                                        31.0%

    (3) SECURITIES RESEARCH ANALYSTS' FUTURE PRICE TARGETS. Morgan Stanley reviewed and analyzed the future private market value targets for IXC common stock prepared and published by certain securities research analysts in the period from February 4, 1999 to July 19, 1999, reflecting such analysts' estimates of the future private market value of IXC common stock at the end of the time period considered in such estimate. Morgan Stanley noted that such estimates had been developed and published when securities analysts' expectations for IXC's profitability were considerably higher than results later achieved by IXC. Morgan Stanley also reviewed and analyzed future public market trading price targets for Cincinnati Bell common stock during the period from April 15, 1999 to July 19, 1999. These targets reflected each analyst's estimate of the future public market trading price of Cincinnati

Bell common stock at the end of the particular time period considered for each time estimate (typically 12 months).

                                                             VALUE PER SHARE RANGE
                                                             ----------------------

                                                                LOW        HIGH
                                                                ---        -----

IXC Private Market Value Target                              $      40   $      65

Cincinnati Bell Public Market Price Target                   $      25   $      28

    Morgan Stanley noted that the private market value and public market trading price targets published by the securities research analysts do not reflect current private market value targets and market trading prices for IXC or Cincinnati Bell common stock and that these estimates are subject to uncertainties, including the availability of information, the future financial performance of IXC and Cincinnati Bell and future financial market conditions.

    (4) PEER GROUP COMPARISON. Morgan Stanley reviewed and analyzed the financial information of seven emerging telecommunications carriers (COLT Telecom Group plc, Equant NV, Global Crossing Ltd., Global TeleSystems Group, Inc., Level 3 Communications, Inc., Qwest Communications International Inc. and Viatel, Inc.) and compared the results to financial information relating to IXC. Morgan Stanley analyzed, among other things, the current aggregate value of each company expressed as a multiple of forecast revenues and forecast earnings before interest, taxes, depreciation and amortization, or EBITDA, for 1999 and 2000. As of July 19, 1999 and based on estimates of revenues and EBITDA taken from selected securities research analysts, the statistics derived from this analysis were as set forth below.

                                         AGGREGATE VALUE AS A  AGGREGATE VALUE AS A
                                          MULTIPLE OF EBITDA   MULTIPLE OF REVENUES
                                         --------------------  --------------------

                                           1999E      2000E      1999E      2000E
                                         ---------  ---------  ---------  ---------

IXC                                          21.5x      15.0x       3.5x       2.5x

COLT                                            NM         NM      35.7x      22.6x

Equant                                      113.6x      53.8x      19.3x      14.0x

Global Crossing                              30.3x      37.9x      27.2x      27.4x

Global TeleSystems                              NM      74.6x       8.8x       5.4x

Level 3                                         NM         NM      43.6x      25.2x

Qwest                                        11.1x      10.0x       6.6x       5.8x

Viatel                                          NM      36.0x       7.5x       4.2x

    Morgan Stanley also reviewed and analyzed the financial information of four independent local exchange carriers (Aliant Communications, ALLTEL Corporation, Inc., CenturyTel, Inc. and Commonwealth Telephone Enterprises, Inc.) and six regional Bell operating companies (Ameritech Corporation, Bell Atlantic Corporation, BellSouth Corporation, GTE Corporation, SBC Communications Inc., and U S WEST Communications, Inc.) and compared the results to financial information relating to Cincinnati Bell. Morgan Stanley analyzed, among other things, the current aggregate value of each company expressed as a multiple of forecast EBITDA for 1999 and 2000 and the current price of the common stock of each company expressed as a multiple of forecast earnings per share for 1999 and 2000.

    As of July 19, 1999 and based on estimates of EBITDA and earnings per share taken from selected securities research analysts, the statistics derived from this analysis were as set forth below.

                                                                           AGGREGATE VALUE AS A
                                                     AGGREGATE VALUE AS A
                                                                           MULTIPLE OF EARNINGS
                                                      MULTIPLE OF EBITDA
                                                                                PER SHARE
                                                     --------------------  --------------------

                                                       1999E      2000E      1999E      2000E
                                                     ---------  ---------  ---------  ---------

Cincinnati Bell                                          12.4x      10.8x      31.3x      26.6x

ALLTEL                                                   10.6x       9.6x      27.7x      23.4x

Aliant                                                   10.1x       9.3x      27.9x      27.1x

CenturyTel                                               10.0x       9.5x      25.0x      21.7x

Commonwealth                                             15.2x      12.1x         NM      53.4x

Regional Bell Operating Company Average                   9.0x       8.4x      22.8x      20.5x

    No company used in the peer group comparisons is identical to IXC or Cincinnati Bell. In evaluating the peer group companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of IXC and Cincinnati Bell, such as the impact of competition on IXC or Cincinnati Bell and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of IXC or Cincinnati Bell or the industry or in the financial markets in general.

    (5) SUM-OF-THE-PARTS VALUATION ANALYSIS. Morgan Stanley performed a sum-of-the-parts valuation analysis of IXC. Morgan Stanley performed this analysis to arrive at both a theoretical public market trading value and a theoretical private market, or acquisition, value for IXC. As part of this analysis, Morgan Stanley divided IXC's business into four parts: revenues generated through the provision of long distance telecommunications services, physical network assets and IXC's equity interests in PSINet Inc. and AppliedTheory Corporation. Morgan Stanley estimated the value of revenues generated through the provision of long distance telecommunications services by applying a range of revenue multiples based on the revenue multiples of publicly traded companies that provide similar services (for the public market trading analysis) and multiples of revenue paid in acquisitions of companies that provide similar services (for the private market analysis). Morgan Stanley estimated the value of IXC's physical network assets by estimating the cost to replace such assets (for the public market trading analysis) and estimating the cost to acquire such assets (for the private market analysis). Morgan Stanley arrived at the estimated value of IXC's equity interest in both PSINet and Applied Theory by multiplying the number of shares owned by IXC in each of the companies by their respective closing common stock share prices on July 19, 1999. The sum-of-the-parts valuation analysis implied a range of values for IXC common stock of $23 to $35 per share on a public market trading basis and $35 to $52 per share on a private market basis.

    (6) DISCOUNTED CASH FLOW ANALYSIS. Morgan Stanley performed discounted cash flow analysis, which is an analysis of the present value of projected cash flows using discount rates and terminal year EBITDA multiples (as indicated below), of IXC. Morgan Stanley analyzed IXC's business using a forecast (described above) for the period beginning January 1, 1999 and ending December 31, 2003. Morgan Stanley estimated IXC's discounted cash flow value using discount rates ranging from 11% to 13% and terminal multiples of estimated 2003 EBITDA ranging from 11x to 13x. The discounted cash flow analysis implied a range of values for IXC common stock of $20 to $32 per share.

    Morgan Stanley also performed discounted cash flow analysis of Cincinnati Bell. Morgan Stanley analyzed Cincinnati Bell's business using both Cincinnati Bell's management forecast for the period beginning January 1, 1999 and ending December 31, 2003 and securities research analyst estimates for the same period. Morgan Stanley estimated Cincinnati Bell's discounted cash flow value using discount rates ranging from 10% to 11% and terminal multiples of estimated 2003 EBITDA ranging from 8x to 10x. The discounted cash flow analysis using Cincinnati Bell's management forecast implied a range of values for Cincinnati Bell common stock of $24.58 to $31.57 per share. The discounted cash flow analysis using Cincinnati Bell's securities research analyst estimates implied a range of values for Cincinnati Bell common stock of $18.23 to $23.57 per share.

    (7) EXCHANGE RATIO ANALYSIS.  Morgan Stanley compared the exchange ratio of
2.0976 Cincinnati Bell shares to each IXC share provided in the merger agreement to the ratio of the closing market prices of IXC and Cincinnati Bell common stock on July 19, 1999. Morgan Stanley also compared this ratio to selected average historical ratios of the closing market prices of IXC to Cincinnati Bell common stock over various periods ending July 19, 1999. The results of this analysis are set forth below:

                                                        MARKET PRICE RATIO
                                                        ------------------

July 19, 1999                                                  1.5000x

30-Day Average                                                 1.5583x

90-Day Average                                                 1.5905x

6-Month Average                                                1.8922x

Since Convergys IPO (August 12, 1998)                          2.1733x

    (8) RELATIVE CONTRIBUTION ANALYSIS. Morgan Stanley compared the pro forma contribution of each of IXC (using historical information and the forecast described above) and Cincinnati Bell (using historical information and both Cincinnati Bell's management forecast and securities research analyst estimates) to the resultant combined company assuming completion of the merger in accordance with the terms of the agreement provided to us and calculated the implied theoretical exchange ratio. The results of this analysis using Cincinnati Bell's management forecast are set forth below:

                                                                      FORECAST
                                                     -------------------------------------------

                                        HISTORICAL
STATISTIC                                  1998        1999E      2000E      2001E      2002E
--------------------------------------  -----------  ---------  ---------  ---------  ----------

Revenues                                   2.2558x     1.6707x    2.1251x    2.1972x    2.26323x

EBITDA                                     1.0259x          NM    1.0859x    1.3368x     1.4576x

Gross Invested Capital                     6.0488x

Net Invested Capital                       5.6978x

Gross PP&E                                 2.3613x

    The results of this analysis using Cincinnati Bell's securities research analyst estimates are set forth below:

                                                             FORECAST
                                            ------------------------------------------

                               HISTORICAL
STATISTIC                         1998        1999E      2000E      2001E      2002E
-----------------------------  -----------  ---------  ---------  ---------  ---------

Revenues                          2.2558x     1.9915x    2.6167x    2.7883x    2.9817x

EBITDA                            1.0259x          NM    1.2918x    1.6064x    1.8282x

Gross Invested Capital            6.0488x

Net Invested Capital              5.6978x

Gross PP&E                        2.3613x

    Morgan Stanley performed a variety of financial and comparative analyses solely for purposes of providing its opinion to the IXC board of directors as to the fairness from a financial point of view to the holders of IXC common stock (other than Cincinnati Bell and its affiliates) of the exchange ratio pursuant to the merger agreement. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of IXC or Cincinnati Bell. In performing its analyses, Morgan Stanley made a number of assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of IXC or Cincinnati Bell. Any estimates used by Morgan Stanley in rendering its opinion or reflected herein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the exchange ratio pursuant to the merger agreement from a financial point of view to the holders of IXC Common Stock and were conducted in connection with the delivery of its opinion. The analyses are not intended to be appraisals or to reflect the prices at which IXC or Cincinnati Bell might actually be sold or the price at which their securities may trade.

    The merger consideration was determined through arm's-length negotiations between IXC and Cincinnati Bell and was approved by the IXC board of directors. Morgan Stanley did not recommend any specific merger consideration to IXC or that any specific merger consideration constituted the only appropriate merger consideration for the merger. Morgan Stanley's opinion to the IXC board of directors was one of many factors taken into consideration by the IXC board of directors in making its determination to approve the merger. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the IXC board of directors with respect to the value of IXC or whether the IXC board of directors would have been willing to agree to different merger consideration. Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of IXC or any of its assets, or any other strategic alternative, other than the merger.

    Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading, brokerage and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade, make a market or otherwise effect transactions, for its own account or for the accounts of customers, in the securities of IXC or Cincinnati Bell. In the past, Morgan Stanley and its affiliates have provided financial advisory and/or financing services for IXC, Cincinnati Bell and one or more other parties to the transaction, and certain of their affiliates, and have received fees for the rendering of those services.

    Under a letter agreement dated as of February 3, 1999, Morgan Stanley provided advisory services and a financial opinion in connection with the merger and IXC agreed to pay a customary fee to Morgan Stanley. In addition, IXC agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities, including liabilities under the federal securities laws, and expenses, including the fees of its legal counsel, arising out of Morgan Stanley's engagement and the transactions in connection therewith.

    MERRILL LYNCH OPINION

    In arriving at its opinion, Merrill Lynch, among other things:

    - reviewed certain publicly available business and financial information relating to IXC and Cincinnati Bell that Merrill Lynch deemed to be relevant

    - reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of IXC and Cincinnati Bell, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the merger furnished to Merrill Lynch by IXC and Cincinnati Bell, respectively

    - conducted discussions with members of senior management and representatives of IXC and Cincinnati Bell concerning the matters described in the above two bullet points, as well as their respective businesses and prospects before and after giving effect to the merger and the expected synergies

    - reviewed the market prices and valuation multiples for shares of IXC common stock and Cincinnati Bell common stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant

    - reviewed the results of operations of IXC and Cincinnati Bell and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant

    - compared the proposed financial terms of the merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant

    - participated in certain discussions and negotiations among representatives of IXC and Cincinnati Bell and their financial and legal advisors

    - reviewed the potential pro forma impact of the merger

    - reviewed drafts of the merger agreement, the stock option agreements and the investment agreement

    - reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

    In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of IXC or Cincinnati Bell nor was Merrill Lynch furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of IXC or Cincinnati Bell. With respect to the financial forecast information and the expected synergies furnished to or discussed with Merrill Lynch by IXC or Cincinnati Bell, Merrill Lynch assumed that they had been reasonably prepared and reflected the best currently available estimates and judgment of IXC's or Cincinnati Bell's management as to the expected future financial performance of IXC or Cincinnati Bell, as the case may be, and the expected synergies. Merrill Lynch further assumed that the merger will be accounted for as a purchase by Cincinnati Bell of IXC under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. Merrill Lynch also assumed that the final form of the merger agreement would be substantially similar to the last draft reviewed by Merrill Lynch.

    Merrill Lynch's opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated as of, and on the information made available to Merrill Lynch as of, the date of its opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications to the merger agreement, will be imposed that will have a material adverse effect on the contemplated benefits of the merger.

    Merrill Lynch's opinion did not address the relative merits, financial or otherwise, of the merger as compared to any alternative transaction or business strategy that may be available to IXC.

    FINANCIAL ANALYSES BY MERRILL LYNCH

    The following is a brief summary of the material valuation, financial and comparative analyses presented by Merrill Lynch to the IXC board of directors in connection with the rendering of the Merrill Lynch opinion. This summary does not purport to be a complete description of the analyses underlying Merrill Lynch's opinion and is qualified in its entirety by reference to the full text of the opinion which is incorporated herein by reference.

    In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, IXC and Cincinnati Bell. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, Merrill Lynch's opinion is among several factors taken into consideration by the IXC board of directors in making its determination to approve the merger agreement and the merger.

    CINCINNATI BELL VALUATION

    (1) COMPARABLE PUBLICLY TRADED COMPANIES ANALYSIS. In order to assess how the public market values shares of similar publicly traded companies, Merrill Lynch reviewed and compared specific financial information relating to Cincinnati Bell to corresponding financial information, ratios and public market multiples for the following publicly traded companies in two sectors, Regional Bell Operating Companies (referred to as RBOCs) and incumbent local exchange carriers (referred to as ILECs):

    RBOCs

    - BellSouth Corporation

    - SBC Communications Inc.

    - Ameritech Corporation

    - Bell Atlantic Corporation

    - GTE Corporation.

    ILECs

    - ALLTEL Corporation (pro forma for its acquisition of Aliant Communications Inc.)

    - CenturyTel, Inc.

    - Commonwealth Telephone Enterprises, Inc.

    The comparable companies were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to Cincinnati Bell.

    Merrill Lynch calculated the multiple of each company's current market price to its projected 1999 (calendar year) and 2000 (calendar year) earnings per share (which is commonly referred to as EPS and the ratio is commonly referred to as a price to earnings ratio, or P/E). Merrill Lynch further calculated each company's projected total return by adding its projected 5-year annual EPS growth rate and its dividend yield and then calculated the multiple of each company's 2000 P/E to projected total return. An appropriate range of 2000 P/E to projected total return multiples derived from this analysis was applied to the projected total return of Cincinnati Bell based upon Cincinnati Bell's projected 5-year annual EPS growth rate and its current dividend yield to determine an appropriate P/E range for Cincinnati Bell. This P/E range was then applied to Cincinnati Bell's projected 2000 EPS to arrive at a range of values per share of Cincinnati Bell common stock of $22.88 to $26.97, as compared to a market price per share of $25.00 on July 19, 1999.

    However, because of the inherent differences in the businesses, operations, financial conditions and prospects of Cincinnati Bell and the comparable companies, Merrill Lynch believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable companies analysis, and, accordingly, also made quantitative judgments based upon perceived qualitative differences between the characteristics of the comparable companies and Cincinnati Bell and IXC that would affect the trading values of Cincinnati Bell, IXC and such companies.

    (2) DISCOUNTED CASH FLOW ANALYSIS. Merrill Lynch performed a discounted cash flow analysis of the projected after-tax unlevered free cash flows of Cincinnati Bell (defined as unlevered after-tax earnings plus amortization and depreciation less capital expenditures and net changes in working capital, or EBITDA). Merrill Lynch calculated a range of present values for Cincinnati Bell based upon the discounted present value of the sum of the projected stream of after-tax unlevered free cash flows of Cincinnati Bell and the projected terminal value of Cincinnati Bell based upon a range of multiples of Cincinnati Bell's projected EBITDA. Applying discount rates ranging from 9.0% to 11.0% and terminal value multiples of 8.0x to 10.0x, Merrill Lynch calculated implied equity values per share of Cincinnati Bell common stock ranging from $26.45 to $35.59, as compared to a market price per share of $25.00 on July 19, 1999.

    (3) SUM OF THE PARTS ANALYSIS. Merrill Lynch performed a "sum of the parts" analysis of Cincinnati Bell by valuing each individual business segment individually and deriving therefrom a range of values for Cincinnati Bell as a whole. The Cincinnati Bell business segments considered were the local wireline business, the wireless business, the DSL business, the directory business, the network solutions business and the equipment supply business. Using various methodologies that Merrill Lynch deemed appropriate for each business segment analyzed, the analysis indicated a range of equity values per share of Cincinnati Bell common stock ranging from $23.10 to $27.69 per share, as compared to a market price per share of $25.00 on July 19, 1999.

    IXC VALUATION

    (1) COMPARABLE PUBLICLY TRADED COMPANIES ANALYSIS. Merrill Lynch reviewed and compared specific financial information relating to IXC to corresponding financial information, ratios and public market multiples for the following publicly traded companies in two sectors, Long Distance Providers and Fiber-Based Network Providers:

    Long Distance Providers

    - AT&T Corp.

    - MCI WorldCom, Inc.

    - Sprint Corporation (Wireline only).

    Fiber-Based Network Providers

    - Global Crossing Ltd./Frontier Corporation (on a pro forma basis)

    - Level 3 Communications, Inc.

    - Qwest Communications International Inc.

    The comparable companies were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to IXC.

    Merrill Lynch calculated the multiple of each company's current enterprise value (total equity value plus the value of net debt, preferred stock and minority interests) to its projected 2000 (calendar year) EBITDA. Each EBITDA multiple was further compared to each company's projected EBITDA growth rate to calculate an EBITDA multiple to projected EBITDA growth rate ratio. An appropriate range of 2000 EBITDA multiple to EBITDA growth rate ratios derived from this analysis was then applied to IXC's projected EBITDA growth rate to determine an appropriate range of 2000 EBITDA multiples for IXC, and this range was then applied to IXC's projected 2000 EBITDA to imply a range of values per share of IXC common stock of $44.13 to $54.78 (after subtracting net debt), as compared to a market price per share of $37.50 on July 19, 1999.

    However, because of the inherent differences in the businesses, operations, financial conditions and prospects of IXC and the comparable companies, Merrill Lynch believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable companies analysis, and, accordingly, also made quantitative judgments based upon perceived qualitative differences between the characteristics of the comparable companies and IXC that would affect the trading values of IXC and such companies.

    (2) DISCOUNTED CASH FLOW ANALYSIS. Merrill Lynch performed a discounted cash flow analysis of the projected after-tax unlevered free cash flows of IXC. Merrill Lynch calculated a range of present values for IXC based upon the discounted present value of the sum of the projected stream of after-tax unlevered free cash flows of IXC and the projected terminal value of IXC based upon a range of multiples of IXC's projected EBITDA. Applying discount rates ranging from 12.0% to 14.5% and terminal value multiples of 11.0x to 13.0x, Merrill Lynch calculated implied equity values per share of IXC common stock ranging from $21.53 to $40.76, as compared to a market price per share of $37.50 on July 19, 1999.

    (3) SUM OF THE PARTS ANALYSIS. Merrill Lynch performed a "sum of the parts" analysis of IXC by valuing each individual business segment individually and deriving therefrom a range of values for IXC as a whole. The business segments considered were the switched long distance business, the private line and data business, IXC's excess fiber capacity and its stakes in certain joint ventures and publicly traded companies. Using various methodologies that Merrill Lynch deemed appropriate for each business segment, the analysis indicated a range of equity values per share of IXC common stock ranging from $30.75 to $57.80 per share, as compared to a market price per share of $37.50 on July 19, 1999.

    (4) SELECTED TRANSACTIONS ANALYSIS. Merrill Lynch reviewed publicly available information relating to comparable merger and acquisition transactions involving telecommunications companies, in order to determine an appropriate range of values per share of IXC common stock based on the prices paid in such transactions as a multiple of the target companies' revenues. In particular, Merrill Lynch examined multiples of the consideration paid for the common equity and value of the indebtedness less cash and cash equivalents assumed in each of the transactions to, among other measures, the acquired companies' forward year revenues.

    The selected comparable telecommunications acquisitions that Merrill Lynch reviewed were the following:

    - the acquisition of Excel Communications, Inc. by Teleglobe Inc.

    - the acquisition of LCI International, Inc. by Qwest Communications International Inc.

    - the acquisition of ACC Corp. by Teleport Communications Group Inc.

    - the acquisition of MCI Communications Corporation by WorldCom, Inc.

    - the acquisition of Telco Communications Group, Inc. by Excel Communications, Inc.

    Because of the inherent differences in the businesses, operations, financial conditions and prospects of IXC and the above companies, Merrill Lynch believed that it was appropriate to make certain quantitative judgments based upon those differences. As a result, Merrill Lynch applied an adjusted range of multiples to the corresponding financial data of IXC, which indicated a range of values per share of IXC common stock of $35.74 to $52.27, as compared to a market price per share of $37.50 on July 19, 1999.

    (5) PREMIUMS PAID ANALYSIS. Merrill Lynch also examined the premiums paid in a larger group of comparable telecommunications transactions for the targets' equity over pre-announcement stock prices one day prior to announcement, one week prior to announcement and four weeks prior to announcement. This analysis indicated that for the comparable transactions the premiums paid as compared to:

    - the target's price one day prior to the announcement of the transaction ranged from a low of (17.0%) to a high of 65.0%, with a mean of 29.4%, as compared to 39.3% for the proposed transaction

    - the target's price one week prior to the announcement of the transaction ranged from a low of (6.0%) to a high of 70.7%, with a mean of 32.9%, as compared to 40.0% for the proposed transaction

    - the target's price one month prior to the announcement of the transaction ranged from a low of 2.0% to a high of 87.0%, with a mean of 38.2%, as compared to 30.6% for the proposed transaction.

    (6) EXCHANGE RATIO ANALYSIS. Merrill Lynch performed an analysis of the historical daily exchange ratios of Cincinnati Bell common stock to IXC common stock based on the daily closing prices of Cincinnati Bell common stock and IXC common stock between January 4, 1999 and July 19, 1999. The analysis indicated that the exchange ratio ranged from a low of 1.3861x to a high of 2.6332x during the period, with a mean of 1.8771x and a median of 1.7722x, compared to the exchange ratio of 2.0976x pursuant to the merger agreement.

    RELEVANCE OF VARIOUS ANALYSES

    The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of these methods to the particular circumstances involved. Such an opinion is therefore not readily susceptible to partial analysis or summary description, and taking portions of the analyses set out above, without considering the analysis as a whole, would, in the view of Merrill Lynch, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering its opinion. Merrill Lynch did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. In arriving at its opinion, Merrill Lynch considered the results of its separate analyses and did not attribute particular weight to any one analysis or factor considered by it. The analyses performed by Merrill Lynch, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Merrill Lynch's analyses of the fairness, from a financial point of view, of the exchange ratio to the holders of IXC common stock (other than Cincinnati Bell and its affiliates).

    FEE ARRANGEMENTS

    Pursuant to the terms of its engagement letter with Merrill Lynch, IXC has agreed to pay customary fees to Merrill Lynch in connection with the delivery of Merrill Lynch's opinion. In addition, IXC has agreed to reimburse Merrill Lynch for all reasonable out-of-pocket expenses incurred by it in connection with the merger, including reasonable fees and disbursements of its legal counsel. IXC has also agreed to indemnify Merrill Lynch against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws.

    Merrill Lynch has previously rendered certain investment banking and financial advisory services to IXC. In addition, Merrill Lynch has previously rendered certain investment banking services to Cincinnati Bell. Merrill Lynch may hereafter provide financial advisory and financing services to the combined company resulting from the merger and/or its affiliates and may receive fees for the rendering of such services. In addition, in the ordinary course of business, Merrill Lynch and its affiliates may actively trade in securities of IXC and Cincinnati Bell for its own accounts and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

REASONS FOR THE MERGER AND THE CINCINNATI BELL BOARD OF DIRECTORS RECOMMENDATION

    REASONS FOR THE MERGER. At its meeting on July 20, 1999, the Cincinnati Bell board of directors determined that the merger and the merger agreement were advisable, fair to and in the best interests of Cincinnati Bell and its shareholders, approved and declared advisable the merger and the merger agreement and recommended that Cincinnati Bell shareholders approve the issuance of shares of Cincinnati Bell common stock in the merger.

    In reaching its decision to approve the merger and the merger agreement and to recommend that Cincinnati Bell shareholders vote to approve the issuance of shares of Cincinnati Bell common stock in the merger, the Cincinnati Bell board of directors consulted with senior management and its financial and legal advisors and considered a number of factors, including the following potentially positive factors:

    - the opportunity to market fully integrated communications solutions for business customers nationwide, using IXC's nationwide next-generation, high-bandwidth network as a platform

    - the opportunity to access more customers than Cincinnati Bell currently serves in its existing markets, and to become a nationally integrated communications provider offering local, long distance, data, Internet, xDSL, video and other value-added, high-bandwidth services

    - the opportunity to (1) combine Cincinnati Bell's knowledge and experience in marketing bundled local communications services, in services provisioning and back-office support, in customer service and its experienced management team with IXC's nationwide, next-generation, high-bandwidth data network, nationwide market presence, and rapidly growing base of communications-intensive business customers and (2) leverage Cincinnati Bell's currently existing bandwidth enhanced services with IXC's network presence in the national market

    - the fact that the merger significantly advances the strategic goals of Cincinnati Bell to expand geographically, to focus on serving the rapidly growing bandwidth and data management needs of its customers and to leverage its strong position with customers

    - the strategic and financial alternatives available to Cincinnati Bell, including remaining a smaller independent regional communications company

    - the written opinion of Salomon Smith Barney, dated July 20, 1999, a copy of which is attached as Annex 7 to this proxy statement/prospectus, that, subject to the assumptions and limitations contained in that opinion, as of that date, the exchange ratio was fair, from a financial point of view, to Cincinnati Bell, and the financial presentation made by Salomon Smith Barney to the Cincinnati Bell board of directors in connection with delivering that opinion

    - the terms and conditions of the merger agreement, including termination fees and closing conditions.

    The Cincinnati Bell board of directors also considered other factors relating to the merger, and their impact on Cincinnati Bell shareholders, including:

    - the financial condition, cash flows and results of operations of Cincinnati Bell and IXC, on both a historical and prospective basis

    - the historical market prices and trading information with respect to Cincinnati Bell common stock and IXC common stock

    - the impact of the merger on Cincinnati Bell's and IXC's customers, suppliers and employees

    - the impact of the merger on Cincinnati Bell's existing shareholder base

    - current industry, economic and market conditions.

    The Cincinnati Bell board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including:

    - the risk that the operations of Cincinnati Bell and IXC might not be successfully integrated

    - the risk that, despite the efforts of Cincinnati Bell and IXC, key personnel might leave IXC after the merger

    - the difficulty of managing operations in the different geographic locations in which Cincinnati Bell and IXC operate

    - the risk that potential benefits of the merger might not be fully realized.

    The Cincinnati Bell board of directors believed that certain of these risks were unlikely to occur, while others could be avoided or mitigated by Cincinnati Bell, and that, overall, these risks were outweighed by the potential benefits of the merger.

    This discussion of the information and factors considered by the Cincinnati Bell board of directors in making its decision is not intended to be exhaustive but is believed to include all material factors considered by the Cincinnati Bell board of directors. In view of the variety of material factors considered in connection with its evaluation of the merger, the Cincinnati Bell board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Cincinnati Bell board of directors may have given different weight to different factors.

    RECOMMENDATION OF THE CINCINNATI BELL BOARD OF DIRECTORS. After careful consideration, the Cincinnati Bell board of directors has unanimously determined that the merger and the terms of the merger agreement are advisable, fair to, and in the best interests of Cincinnati Bell and its shareholders and unanimously recommends that Cincinnati Bell shareholders vote FOR the issuance of shares of Cincinnati Bell common stock in the merger.

OPINION OF CINCINNATI BELL'S FINANCIAL ADVISOR

    At the meeting of the Cincinnati Bell board of directors held on July 20, 1999, Salomon Smith Barney delivered its oral opinion, subsequently confirmed in writing, that, as of that date, the exchange ratio was fair, from a financial point of view, to Cincinnati Bell. The Cincinnati Bell board of directors did not impose any limitations on the investigation made or the procedures followed by Salomon Smith Barney in rendering its opinion.

    THE FULL TEXT OF THE WRITTEN OPINION OF SALOMON SMITH BARNEY IS SET FORTH AS ANNEX 7 TO THIS PROXY STATEMENT/PROSPECTUS AND SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED AND MATTERS CONSIDERED BY SALOMON SMITH BARNEY. CINCINNATI BELL SHAREHOLDERS ARE URGED TO READ CAREFULLY SALOMON SMITH BARNEY'S OPINION IN ITS ENTIRETY.

    In connection with rendering its opinion, Salomon Smith Barney reviewed certain publicly available information concerning Cincinnati Bell and IXC and certain other financial information concerning Cincinnati Bell and IXC, including financial forecasts, that Cincinnati Bell and IXC provided to Salomon Smith Barney. Salomon Smith Barney discussed the past and current business operations, financial condition and prospects of Cincinnati Bell and IXC with certain officers and employees of Cincinnati Bell and IXC. Salomon Smith Barney also considered other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant.

    In its review and analysis and in arriving at its opinion, Salomon Smith Barney assumed and relied upon the accuracy and completeness of the information it reviewed, and Salomon Smith Barney did not assume any responsibility for independent verification of the information. Salomon Smith Barney assumed the financial forecasts of Cincinnati Bell and IXC were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Cincinnati Bell and IXC who provided the financial forecasts. Salomon Smith Barney expressed no opinion with respect to these forecasts or the assumptions on which they were based. Salomon Smith Barney also assumed that the merger will be completed according to the terms of the merger agreement. Salomon Smith Barney did not make or obtain, or assume any responsibility for making or obtaining, any independent evaluation or appraisal of any of the assets or liabilities of Cincinnati Bell or IXC.

    Salomon Smith Barney's opinion is necessarily based upon conditions as they existed and could be evaluated on the date of the opinion. Salomon Smith Barney's opinion does not imply any conclusion as to the likely trading range for Cincinnati Bell common stock following the completion of the merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Salomon Smith Barney's opinion does not address Cincinnati Bell's underlying business decision to effect the merger. Salomon Smith Barney expressed no view on the effect on Cincinnati Bell of the merger and related transactions. Further, Salomon Smith Barney's opinion is directed only to the fairness, from a financial point of view, of the exchange ratio to Cincinnati Bell and is not a recommendation concerning how the holders of Cincinnati Bell common stock should vote on the proposal to issue Cincinnati Bell common stock in the merger.

    In connection with its opinion, Salomon Smith Barney performed certain financial analyses, which it discussed with the Cincinnati Bell board of directors on July 20, 1999. The material portions of the analyses performed by Salomon Smith Barney in connection with the rendering of its opinion dated July 20, 1999, are summarized below. The summary of certain of the financial analyses includes information presented in tabular format. In order to understand fully the financial analyses used by Salomon Smith Barney, these tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

    (1)  HISTORICAL STOCK PRICE PERFORMANCE

    IXC. Salomon Smith Barney reviewed the relationship between movements of the following during the period from January 2, 1997 through July 16, 1999:

       - IXC common stock

       - an index composed of long distance company common stocks

       - an index composed of fiber provider common stocks (for June 26, 1997 to July 16, 1999)

       - the Standard & Poor's 400 Composite Index.

        Salomon Smith Barney noted that over this period IXC common stock performed comparably to the long distance and S&P 400 Composite indices until August 1998 and underperformed those indices for the period between August 1998 to July 1999. Salomon Smith Barney also noted that IXC common stock dramatically underperformed the fiber provider index between June 1997 and July 1999.

    CINCINNATI BELL. Salomon Smith Barney reviewed the relationship between movements of the following during the period from January 4, 1999, through July 16, 1999:

       - Cincinnati Bell common stock

       - IXC common stock

       - an index composed of independent telephone company common stocks

       - an index composed of regional Bell holding company common stocks

       - the Standard & Poor's 400 Composite Index.

        Salomon Smith Barney noted that, although IXC common stock initially outperformed Cincinnati Bell common stock during this period, Cincinnati Bell common stock outperformed IXC common stock after May 1999 until the end of the period, and outperformed all of the indices for the entire period.

    (2) HISTORICAL EXCHANGE RATIO ANALYSIS. Salomon Smith Barney reviewed the daily closing prices of IXC common stock and Cincinnati Bell common stock during the period from January 4, 1999 through July 16, 1999, and the implied historical exchange ratios determined by dividing the daily closing price per share of IXC common stock by the daily closing price per share of Cincinnati Bell common stock over that period. Salomon Smith Barney calculated that during the last six months of this period, the historical daily exchange ratio ranged from a high of 2.63x to a low of 1.39x with an average of 1.89x and an exchange ratio based on closing prices as of July 16, 1999 of 1.48x.

    (3) VALUATION ANALYSIS. Salomon Smith Barney arrived at a range of values for IXC and Cincinnati Bell by utilizing the following four principal valuation methodologies:

    - PUBLIC MARKET ANALYSIS. A public market analysis reviews a business' operating performance and outlook relative to a group of publicly traded peer companies to determine an implied unaffected market trading valuation range.

    - PRIVATE MARKET ANALYSIS. A private market analysis provides a valuation range based upon financial information of companies which have been acquired in selected recent transactions or which are to be acquired in transactions that have been publicly announced and which are in the same or similar industries as the business being valued.

    - DISCOUNTED CASH FLOW ANALYSIS. A discounted cash flow analysis provides insight into the intrinsic value of a business based on the projected financial results, including capital requirements, and the net present value of the free cash flow anticipated to be generated by the assets of the business.

    - SEGMENT VALUATION ANALYSIS. A segment valuation analysis separately values distinct segments of a company using a public or private market analysis with publicly traded companies or acquisition transactions comparable to each segment, or by using a discounted cash flow analysis of each segment, and uses those valuations to arrive at a range of values for the consolidated entity.

    No company used in the public market analyses or the public market segment valuation analyses described below is identical to IXC or Cincinnati Bell. No transaction used in the private market valuation analysis described below is identical to the merger. Accordingly, an examination of the results of the analyses described below necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the businesses and other facts that could affect the public trading value or the acquisition value of the companies to which they are being compared.

    (a) IXC PUBLIC MARKET ANALYSIS. Salomon Smith Barney compared the multiples of firm value to revenue, to fiber miles and to net property, plant and equipment of IXC with companies that Salomon Smith Barney believed to be appropriate for comparison. These companies are comparable because they also own nationwide fiber optic networks, currently under construction, able to carry long haul voice and data traffic. Using this information and other factors considered relevant by Salomon Smith Barney, Salomon Smith Barney determined ranges of multiples of firm value to last 12 months revenue and to net property, plant and equipment of 4.0x to 5.5x, and a range of values per fiber mile of $20,000 to $25,000. The following table presents the companies considered:

-  Frontier Corporation                -  Level 3 Communications, Inc.

-  Qwest Communications                -  Williams (forecasted values after
   International, Inc.                    initial public offering)

    These multiples and values per fiber mile resulted in implied equity values per share of IXC common stock ranging from $80 to $100.

    (b) IXC PRIVATE MARKET VALUATION ANALYSIS. Salomon Smith Barney reviewed and analyzed certain financial, operating and stock market information relating to a selected pending merger transaction involving Qwest Communications and Frontier. Frontier is also a provider of telecom services, including long distance and data/internet services, and also owns a nationwide fiber optic network, currently under construction, able to carry long haul voice and data traffic. Salomon Smith Barney reviewed, among other things, the long distance business segment valuation of this transaction as a multiple of actual 1998 and expected 1999 and 2000 Frontier long distance revenue and earnings before interest, taxes, depreciation and amortization. Using this information and other factors deemed relevant by Salomon Smith Barney, Salomon Smith Barney determined a range of multiples of the long distance business segment value of the transaction to actual 1998 revenues and estimated 1999 and 2000 revenues of 3.8x to 5.6x, and to earnings before interest, taxes, depreciation and amortization for these years of 22.4x to 47.9x.

    These multiples resulted in implied equity values per share of IXC common stock ranging from $51 to $71.

    (c) IXC DISCOUNTED CASH FLOW ANALYSIS. Salomon Smith Barney performed a discounted cash flow analysis to provide insight into the intrinsic value of IXC based on projected financial results, including capital requirements, and the subsequent free cash flows generated by the assets of IXC. Salomon Smith Barney calculated ranges of per share equity values of IXC based upon the following:

    - the present value as of December 31, 1999, of a nine-year stream of projected free cash flows, based on estimates developed by management of Cincinnati Bell

    - the projected 2008 terminal values based upon a range of multiples of projected 2008 earnings before interest, taxes, depreciation and amortization, based on estimates developed by management of Cincinnati Bell.

    Salomon Smith Barney applied discount rates to these results which reflected a weighted average cost of capital ranging from 12.0% to 13.0% and terminal multiples of earnings before interest, taxes, depreciation and amortization ranging from 6.5x to 8.5x. Based on these discount rates, terminal multiples and certain adjustments, this analysis resulted in implied equity values per share of IXC common stock ranging from $66 to $91.

    (d) IXC PUBLIC MARKET SEGMENT ANALYSIS. Salomon Smith Barney arrived at a range of values for IXC by separately valuing various of its business segments and assets. Salomon Smith Barney analyzed the various business segment portions of IXC's operating performance and outlook relative to groups of publicly traded peer companies to determine an implied unaffected market trading value. The following table presents the various business segments of IXC considered and the range of multiples of firm value to last quarter annualized revenue for the group of publicly traded peer companies for those segments:

                                                  MULTIPLE RANGE OF FIRM VALUE/LAST QUARTER
BUSINESS SEGMENT                                              ANNUALIZED REVENUE
----------------------------------------------  ----------------------------------------------
Private line & data/Internet                                    9.0x to 13.0x

Retail & wholesale switched long distance                        1.0x to 2.5x

Salomon Smith Barney also separately analyzed the value of various assets of IXC, including certain minority interests in private entities, to determine an implied unaffected market trading value. The following table presents the various assets of IXC considered:

-  PSINet Inc. shares                      -  AppliedTheory Corporation
-  Grupo Marca-Tel S.A. de C.V.               shares and options
-  Unidial Communications Services, LLC    -  Storm Communications, Ltd.

    When the value of these assets was combined with the values produced by the business segment analysis described above, this segment valuation analysis resulted in implied equity values per share of IXC common stock ranging from $66 to $82.

    (e) CINCINNATI BELL PUBLIC MARKET ANALYSIS. Salomon Smith Barney compared the multiple of share price to earnings per share of Cincinnati Bell with companies that Salomon Smith Barney believed to be appropriate for comparison. For these companies, Salomon Smith Barney reviewed the multiples of share price to 1999 and 2000 estimated earnings per share, as adjusted to reflect the projected five-year earnings per share growth rate, calculated both with and without the projected five-year dividend yield as of July 16, 1999. Using this information and other factors considered relevant by Salomon Smith Barney, Salomon Smith Barney determined ranges of multiples of share price to 1999 and 2000 estimated earnings per share, as adjusted for the projected five-year earnings per share growth rate with and without the dividend yield as of July 16, 1999, of 1.8x to 2.6x. The following table presents the companies considered:

-  ALLTEL Corporation                  -  CenturyTel, Inc.

-  Ameritech Corporation               -  Bell Atlantic Corporation

-  BellSouth Corporation               -  GTE Corporation

-  SBC Communications Inc.             -  U S WEST Communications, Inc.

    These multiples resulted in implied equity values per share of Cincinnati Bell common stock ranging from $24 to $27.

    (f) CINCINNATI BELL DISCOUNTED CASH FLOW ANALYSIS. Salomon Smith Barney performed a discounted cash flow analysis to provide insight into the intrinsic value of Cincinnati Bell based on projected financial results, including capital requirements, and the free cash flows generated by the assets of Cincinnati Bell. Salomon Smith Barney calculated ranges of per share equity values of Cincinnati Bell based upon the following:

    - the present value as of December 31, 1999, of a five-year stream of projected cash flows, based on estimates provided by management of Cincinnati Bell

    - the projected 2004 terminal values based upon a range of multiples of projected 2004 earnings before interest, taxes, depreciation and amortization, based on estimates provided by management of Cincinnati Bell.

    Salomon Smith Barney applied discount rates reflecting a weighted average cost of capital ranging from 10.0% to 11.0% and terminal multiples of earnings before interest, taxes, depreciation and amortization ranging from 8.0x to 10.0x. Based on these discount rates, terminal multiples and certain adjustments, this analysis resulted in implied equity values per share of Cincinnati Bell common stock ranging from $26 to $33.

    (g) CINCINNATI BELL PUBLIC MARKET SEGMENT ANALYSIS. Salomon Smith Barney arrived at a range of values for Cincinnati Bell by separately valuing various of its business segments. Salomon Smith Barney analyzed the various business segment portions of Cincinnati Bell's operating performance and outlook relative to groups of publicly traded peer companies to determine an implied unaffected market trading value. The following table presents the various business segments of Cincinnati Bell considered and the range of values for those business segments based on a group of publicly traded peer companies:

                                               VALUE (IN
BUSINESS SEGMENT                               MILLIONS)
---------------------------------------------  ------------------
Local services                                 $2,355 to $2,617

ADSL/Zoomtown                                  $459 to $510

Wireless services                              $145 to $198

Directory services                             $206 to $257

Long distance/supply services                  $118 to $158

    When these values were combined, after making certain adjustments, this segment valuation analysis resulted in implied equity values per share of Cincinnati Bell common stock ranging from $19 to $22.

    (h) CINCINNATI BELL DISCOUNTED CASH FLOW SEGMENT ANALYSIS. Salomon Smith Barney performed a discounted cash flow analysis of various of Cincinnati Bell's business segments to provide insight into the intrinsic value of Cincinnati Bell based on projected financial results, including capital requirements, and the free cash flows generated by those business segments. Salomon Smith Barney calculated value ranges for the business segments of Cincinnati Bell based upon the following:

    - the present value as of December 31, 1999, of a five-year stream of projected cash flows, based on estimates provided by management of Cincinnati Bell

    - the projected 2004 terminal values based upon a range of multiples of projected 2004 earnings before interest, taxes, depreciation and amortization, based on estimates provided by management of Cincinnati Bell.

    Salomon Smith Barney applied discount rate ranges reflecting weighted average costs of capital of 9.0% to 13.5%, and ranges of terminal multiples of earnings before interest, taxes, depreciation and amortization, as appropriate for each business segment, of 6.0x to 11.0x. The following table presents the various business segments of Cincinnati Bell considered:

    - Telco services, including Zoomtown

    - Wireless services

    - Directory services

    - Long distance/supply services

    - Corporate/other.

Based on these discount rates, terminal multiples and certain adjustments, and after combining the individual values to calculate a combined value, this analysis resulted in implied equity values per share of Cincinnati Bell common stock ranging from $26 to $31.

    The preparation of a fairness opinion is a complex process not susceptible to partial analysis or summary descriptions. The summary set forth above is not a complete description of the analyses underlying Salomon Smith Barney's opinion or its presentation to the Cincinnati Bell board. Salomon Smith Barney believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the processes underlying the analyses set forth in its opinion.

    In performing its analyses, Salomon Smith Barney made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Cincinnati Bell or IXC. The analyses which Salomon Smith Barney performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by the analyses. The analyses were prepared solely as part of Salomon Smith Barney's analysis of the fairness, from a financial point of view, of the exchange ratio to Cincinnati Bell. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

    Pursuant to the terms of its engagement letter with Salomon Smith Barney, Cincinnati Bell has agreed to pay customary fees to Salomon Smith Barney in connection with the delivery of Salomon Smith Barney's opinion. Cincinnati Bell has also agreed to reimburse Salomon Smith Barney for all reasonable fees and disbursements of Salomon Smith Barney's counsel and all of Salomon Smith Barney's reasonable travel and other expenses incurred in connection with the merger, or otherwise from Salomon Smith Barney's engagement. Cincinnati Bell further agreed to indemnify Salomon Smith Barney and certain related persons against various liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.

    Salomon Smith Barney is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon Smith Barney regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes. In the past, Salomon Smith Barney has rendered investment banking and financial advisory services to Cincinnati Bell and certain of its affiliates for which Salomon Smith Barney received customary compensation. In addition, in the ordinary course of its business, Salomon Smith Barney and its affiliates may actively trade the securities of Cincinnati Bell and IXC for its own accounts and the accounts of its customers and, accordingly, may at any time hold a long or short position in their securities. Salomon Smith Barney and its affiliates may have other business relationships with Cincinnati Bell, IXC and their affiliates. The Cincinnati Bell board retained Salomon Smith Barney based on Salomon Smith Barney's expertise in the valuation of companies as well as its substantial experience in transactions similar to the merger.

INTERESTS OF IXC'S DIRECTORS AND MANAGEMENT IN THE MERGER

    In considering the recommendation of the IXC board of directors in favor of the merger and the IXC internal reorganization, IXC stockholders should be aware that certain directors and executive officers of IXC have interests in the merger that are different from, or in addition to, the interests of IXC stockholders, as described below. The IXC board of directors was aware of, and considered the interests of, its directors and executive officers when it considered and approved the merger agreement, the agreement governing the IXC internal reorganization, the merger and the IXC internal reorganization.

    BOARD OF DIRECTORS. In the merger, the Cincinnati Bell board will be increased to add Messrs. Irwin and Zrno, both existing IXC directors, as Class I and Class II directors, respectively.

    TERMINATION BENEFITS. At the time of the execution of the merger agreement, IXC was in the process of structuring termination payments to (1) Benjamin L. Scott, former Chairman of the Board, President and Chief Executive Officer of IXC, and James F. Guthrie, former Executive Vice President and Chief Financial Officer of IXC, and (2) other executives and key employees who had not been identified to Cincinnati Bell. In the merger agreement, IXC has agreed that the aggregate payments to Messrs. Scott and Guthrie and the other executives and key employees, when aggregated with the investment banking and legal fees incurred by IXC in the negotiation and structuring of the transactions contemplated by the merger agreement, will not exceed $25,000,000.

    Subject to the consent of the transition committee established by Cincinnati Bell and IXC, several executives and key employees who hold options to acquire IXC common stock which would otherwise become vested at the effective time of the merger may elect instead to have the exercisability of all or a portion of their options continue to vest in accordance with the original schedule set forth in their respective option agreements. In such event, the optionholder's options will become vested if the optionholder is involuntarily or constructively terminated from employment without cause following the effective time of the merger and the optionholder will be eligible to receive a gross-up payment to offset any golden parachute excise taxes which may then be owed by the optionholder.

    OPTIONS AND OTHER EQUITY-BASED COMPENSATION. For a description of the treatment in the merger of options to acquire shares of IXC common stock held by directors and executive officers of IXC, see "--Effect on Awards Outstanding Under IXC Stock Plans; Warrants".

    INDEMNIFICATION AND INSURANCE. Under the merger agreement and subject to certain limitations, Cincinnati Bell has agreed that the surviving corporation in the merger will assume the same obligations with respect to indemnification of directors or officers of IXC or its subsidiaries as were contained in the restated certificate of incorporation or by-laws of IXC or its subsidiaries and any indemnification or other agreements at the date of signing the merger agreement. In addition, the surviving corporation will maintain, with certain limitations, the directors' and officers' liability insurance policies currently maintained by IXC, or policies no less favorable than such policies for a period of at least six years following the merger except that the surviving corporation is not required to spend an amount more than 200% of the annual premiums paid in 1998 by IXC in any one year.

FORM OF THE MERGER

    Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Ivory Merger Inc., a wholly owned subsidiary of Cincinnati Bell formed for purposes of the merger and a party to the merger agreement, will be merged with and into IXC, which will survive the merger as a subsidiary of Cincinnati Bell, and will continue its corporate existence under Delaware law.

MERGER CONSIDERATION

    At the effective time of the merger, each share of IXC common stock, except for stock held by IXC, Cincinnati Bell or Ivory Merger Inc., will be converted into the right to receive 2.0976 shares of Cincinnati Bell common stock. Cash will be paid instead of fractional shares. As of the effective time of the merger, all shares of IXC common stock to be exchanged for the merger consideration will no longer be outstanding, will automatically be canceled and will cease to exist, and each holder of a certificate representing any of these shares will cease to have any rights in respect of those shares except the right to receive the merger consideration. See "--Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares". The merger consideration was determined through arms'-length negotiations between Cincinnati Bell and IXC.

    Any shares of IXC common stock owned immediately before the merger by Cincinnati Bell, IXC or Ivory Merger Inc. will be canceled and no consideration will be delivered in exchange for these shares.

    Also at the effective time of the merger, each share of IXC 7 1/4% Junior Convertible Preferred Stock Due 2007 and IXC 6 3/4% Cumulative Convertible Preferred Stock will be converted into the right to receive preferred stock issued by Cincinnati Bell with terms substantially identical to the terms of the IXC 7 1/4% preferred stock and the IXC 6 3/4% preferred stock as in effect immediately before the merger, respectively, except that each new whole share of preferred stock will be entitled to one vote on all matters with the Cincinnati Bell common stock and with the other shares of Cincinnati Bell voting preferred stock. After the merger, the new Cincinnati Bell 7 1/4% Junior Convertible Preferred Stock Due 2007 and the new Cincinnati Bell 6 3/4% Cumulative Convertible Preferred Stock will only be convertible into Cincinnati Bell common stock. See "--The IXC Internal Reorganization" and "Description of Cincinnati Bell Capital Stock--Preferred Stock".

    The IXC 12 1/2% Junior Exchangeable Preferred Stock Due 2009 will remain issued and outstanding after the merger as 12 1/2% preferred stock of the surviving corporation in the merger without any change to the terms of such preferred stock as in effect immediately before the merger.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

    The conversion of each share of IXC common stock into the right to receive
2.0976 shares of Cincinnati Bell common stock and the conversion of each share of IXC 7 1/4% preferred stock and IXC 6 3/4% preferred stock into the right to receive one share of Cincinnati Bell 7 1/4% preferred stock and one share of Cincinnati Bell 6 3/4% preferred stock, respectively, will occur automatically at the effective time of the merger. As soon as practicable after the merger, The Fifth Third Bank, the exchange agent, will send a transmittal letter to each former IXC stockholder. The transmittal letter will contain instructions with respect to obtaining the merger consideration in exchange for shares of IXC stock. IXC STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

    After the merger, each certificate that previously represented shares of IXC common stock will represent only the right to receive the merger consideration, including cash for any fractional shares of Cincinnati Bell common stock. After the merger, each certificate that previously represented shares of IXC 7 1/4% preferred stock and IXC 6 3/4% preferred stock will represent only the right to receive Cincinnati Bell 7 1/4% preferred stock and Cincinnati Bell 6 3/4% preferred stock, respectively, into which such shares were converted in the merger.

    Holders of certificates previously representing IXC stock will not be paid dividends or distributions on the Cincinnati Bell stock into which their IXC stock has been converted with a record date after the merger, and will not be paid cash for any fractional shares of Cincinnati Bell common stock, until their certificates are surrendered to the exchange agent for exchange. When their certificates are surrendered, any unpaid dividends and any cash instead of fractional shares will be paid without interest.

    In the event of a transfer of ownership of IXC stock which is not registered in the records of IXC's transfer agent, a certificate representing the proper number of shares of Cincinnati Bell stock may be issued, to a person other than the person in whose name the surrendered certificate is registered if:

    - the certificate is properly endorsed or otherwise is in proper form for transfer and

    - the person requesting such payment and issuance will:

        (1) pay any transfer or other taxes resulting from the issuance of shares of Cincinnati Bell stock to a person other than the registered holder of the certificate or

        (2) establish to the satisfaction of Cincinnati Bell that any taxes have been paid or are not applicable.

    All shares of Cincinnati Bell common stock issued upon surrender of certificates representing shares of IXC common stock and all shares of Cincinnati Bell 7 1/4% preferred stock and Cincinnati Bell 6 3/4% preferred stock issued upon surrender of certificates representing shares of IXC 7 1/4% preferred stock and IXC 6 3/4% preferred stock, respectively, including any cash paid instead of any fractional shares of Cincinnati Bell common stock, will be deemed to have been issued and paid in full satisfaction of all rights relating to those shares of IXC common stock, IXC 7 1/4% preferred stock and IXC 6 3/4% preferred stock. Cincinnati Bell will remain obligated, however, to pay any dividends or make any other distributions declared or made by IXC in accordance with the merger agreement on shares of IXC common or preferred stock with a record date before the effective time of the merger and which remain unpaid at the effective time of the merger. If certificates are presented to Cincinnati Bell or the exchange agent after the effective time of the merger, they will be canceled and exchanged as described above.

    No fractional shares of Cincinnati Bell common stock will be issued to any IXC stockholder upon surrender of certificates previously representing IXC common stock. Promptly after the merger, the exchange agent will pay to each stockholder who would otherwise have been entitled to receive a fraction of a share of Cincinnati Bell common stock an amount in cash without interest equal to (1) the fractional share interest to which the holder would otherwise be entitled multiplied by (2) the closing price for a share of Cincinnati Bell common stock on the New York Stock Exchange on the closing date of the merger.

EFFECTIVE TIME OF THE MERGER

    The effective time of the merger will be the time of the filing of the certificate of merger with the Delaware Secretary of State or a later time if agreed upon by Cincinnati Bell and IXC and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable following the closing.

LISTING OF CINCINNATI BELL CAPITAL STOCK

    Prior to the completion of the merger, Cincinnati Bell has agreed to use its reasonable efforts to have its common stock issuable to IXC stockholders in the merger and issuable pursuant to the Cincinnati Bell stock option agreement approved for listing on the New York Stock Exchange, subject to official notice of issuance. Prior to the completion of the merger, Cincinnati Bell will have the Cincinnati Bell 7 1/4% preferred stock and the Cincinnati Bell 6 3/4% preferred stock approved for listing on a national securities exchange or The Nasdaq National Market, subject to official notice of issuance.

LISTING OF IXC CAPITAL STOCK

    Prior to the completion of the merger, IXC has agreed to use its reasonable efforts to have its common stock issuable pursuant to the IXC stock option agreement approved for quotation on The Nasdaq National Market, subject to official notice of issuance. In addition, prior to the IXC record date, IXC has agreed to use its reasonable best efforts to have the IXC 7 1/4% preferred stock, IXC 12 1/2% preferred stock and IXC 6 3/4% preferred stock approved for listing on a national securities exchange or The Nasdaq National Market, subject to official notice of issuance.

DELISTING AND DEREGISTRATION OF IXC CAPITAL STOCK

    If the merger is completed, IXC common stock will be delisted from The Nasdaq National Market and the IXC 7 1/4% preferred stock and IXC 6 3/4% preferred stock will be delisted from their respective national securities exchanges or The Nasdaq National Market, as applicable, and will be deregistered under the Securities Exchange Act of 1934. If the IXC 12 1/2% preferred stock is approved for listing on a national securities exchange or The Nasdaq National Market, as applicable, after the merger the IXC 12 1/2% preferred stock will continue to be listed on that national securities exchange or The Nasdaq National Market, as applicable, and will remain registered under the Exchange Act.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following summary discusses the material United States federal income tax consequences to IXC stockholders of the merger. This discussion is based upon the United States Internal Revenue Code, Treasury regulations, administrative rulings and judicial decisions currently in effect. The discussion assumes that IXC stockholders hold their IXC stock and will hold their Cincinnati Bell stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, the discussion does not address all aspects of United States federal income taxation that may be relevant to a particular stockholder in light of his, her or its personal investment circumstances or to stockholders subject to special treatment under the U.S. federal income tax laws such as:

    - insurance companies

    - tax-exempt organizations

    - dealers in securities or foreign currency

    - banks or trusts

    - persons that hold their IXC stock as part of a straddle, a hedge against currency risk, a constructive sale or conversion transaction

    - persons that have a functional currency other than the U.S. dollar

    - investors in pass-through entities

    - stockholders who acquired their IXC stock through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan or

    - holders of options granted under any IXC benefit plan.

    Furthermore, this discussion does not consider the potential effects of any state, local or foreign tax laws.

    Neither Cincinnati Bell nor IXC has requested a ruling from the United States Internal Revenue Service with respect to any of the United States federal income tax consequences of the merger and, as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described below.

    HOLDERS OF IXC STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

    For purposes of this discussion, "U.S. Holder" means:

    (1) a citizen or resident of the United States

    (2) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any of its political subdivisions

    (3) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or

    (4) an estate that is subject to United States federal income tax on its income regardless of its source.

    Riordan & McKinzie has delivered its opinion to IXC as to the United States federal income tax consequences to IXC stockholders of the merger. The Riordan tax opinion is subject to qualifications and is based on currently applicable law, certain factual representations made by Cincinnati Bell and IXC and certain assumptions. Any change in currently applicable law, which may or may not be retroactive, or failure of any of such factual representations or assumptions to be true, correct and complete in all material respects, could affect the continuing validity of the Riordan tax opinion. The Riordan tax opinion is attached as Exhibit 8.1 to the registration statement on Form S-4 filed with the Securities and Exchange Commission, which includes this proxy statement/prospectus. IXC stockholders should read the Riordan tax opinion in its entirety. The conclusions reached in the Riordan tax opinion are:

    - the merger will be treated as a reorganization within the meaning of
      Section 368(a) of the Internal Revenue Code

    - IXC, Cincinnati Bell and Ivory Merger Inc. will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code

    - except as discussed below with respect to cash received instead of fractional shares of Cincinnati Bell common stock, no gain or loss will be recognized by U.S. Holders of IXC stock on the exchange of their IXC stock for Cincinnati Bell stock

    - the aggregate adjusted tax basis of the Cincinnati Bell stock received in the merger, including any fractional interest, by a U.S. Holder will be the same as the aggregate adjusted tax basis of such U.S. Holder's IXC stock exchanged for such Cincinnati Bell stock

    - the holding period of Cincinnati Bell stock received in the merger by a U.S. Holder will include the holding period of such U.S. Holder's IXC stock exchanged for such Cincinnati Bell stock.

    The receipt of cash instead of a fractional share of Cincinnati Bell common stock by a U.S. Holder of IXC common stock will result in taxable gain or loss to such U.S. Holder for United States federal income tax purposes based upon the difference between the amount of cash received by such U.S.

Holder and such U.S. Holder's adjusted tax basis in such fractional share as set forth above. Such gain or loss will constitute capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder's holding period is greater than 12 months as of the date of the merger. For non-corporate U.S. Holders, any such long-term capital gain generally will be taxed at a maximum United States federal income tax rate of 20%. The deductibility of capital losses is subject to limitations.

    Certain non-corporate IXC stockholders may be subject to backup withholding at a 31% rate on cash payments received instead of fractional shares of Cincinnati Bell common stock. Backup withholding will not apply, however, to an IXC stockholder who or that (1) furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to IXC stockholders following the date of the merger, (2) provides a certification of foreign status on Form W-8 or successor form or (3) is otherwise exempt from backup withholding.

REGULATORY MATTERS

    UNITED STATES ANTITRUST. Under the Hart-Scott-Rodino Act and its rules, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. On July 27, 1999, and August 3, 1999, Cincinnati Bell and IXC, respectively, filed a Notification and Report Form under the Hart-Scott-Rodino Act with the Antitrust Division and the Federal Trade Commission. The waiting period with respect to each of Cincinnati Bell and IXC was terminated on August 27, 1999. At any time before or after the effective time of the merger, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of substantial assets of Cincinnati Bell or IXC. A challenge to the merger on antitrust grounds could be made and, if such a challenge is made, it could be successful.

    FEDERAL COMMUNICATIONS COMMISSION APPROVALS. The Federal Communications Commission must approve the transfer of control to Cincinnati Bell of IXC and those subsidiaries of IXC that hold Federal Communications Commission licenses and authorizations. The Federal Communications Commission must decide whether Cincinnati Bell is qualified to control such licenses and authorizations, and whether the transfer is consistent with public interest, convenience and necessity. In particular, the Federal Communications Commission will examine, among other things, the competitive impact of the merger and other benefits and alleged harms to the public.

    Although the Federal Communications Commission retains broad discretion with regard to the proposed merger, there are relatively few well-established bases upon which an interested party can successfully challenge a transfer of control application. Generally, the Federal Communications Commission reviews a merger for compliance with statutory requirements, such as any limitations placed on foreign ownership of Federal Communications Commission licenses, and to ensure that the markets in which the two entities participate will remain competitive after the merger. In the absence of a filed objection, the Federal Communications Commission has generally approved transfers of control within 90 days from the date petitions to deny were due. However, a challenge might have the effect of extending the Federal Communications Commission's review for an additional six months or more. We cannot predict with accuracy when the Federal Communications Commission might approve the merger.

    As of August 4, 1999, Cincinnati Bell and IXC filed initial applications for approval with the Federal Communications Commission, and on August 20, 1999, Cincinatti Bell and IXC filed amended applications. As required, on September 3, 1999, the Federal Communications Commission requested public comments on the applications. No comments by interested parties have been filed as of the date of this document.

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    Cincinnati Bell and IXC believe that Cincinnati Bell's general qualifications to be a licensee have already been established and there is very little overlap in the services being offered. They also believe that the Federal Communications Commission applications demonstrate that the proposed merger satisfies the Federal Communications Commission's standards for approval. Although we are seeking Federal Communications Commission approval, we cannot assure you that such approvals will be obtained with respect to all licenses and authorizations on terms satisfactory to either party.

    STATE PUBLIC UTILITY COMMISSIONS APPROVALS. Various subsidiaries of IXC hold licenses and authorizations that have been issued by state public utility commissions. The transfer of control over those licenses and authorizations from IXC to Cincinnati Bell must be approved by approximately 18 state public utility commissions. The process of filing the necessary state public utility commission applications was completed on August 16, 1999. Notification to the public utility commissions in the remaining states is also required. The notification process was completed on August 6, 1999. The state public utility commissions will review the applications to assess compliance with state requirements. In the absence of objection, the requisite state approvals may be obtained within 120 days of submission. However, processing delays or challenges to the applications could extend the state review process. We cannot predict with accuracy, therefore, when the relevant state public utility commissions might approve the merger.

    GENERAL. It is possible that filings may be made with other governmental entities which may seek various regulatory concessions. There can be no assurance that:

    - Cincinnati Bell or IXC will be able to satisfy or comply with such conditions

    - compliance or non-compliance will not have adverse consequences for Cincinnati Bell after completion of the merger

    - the required regulatory approvals will be obtained within the time frame contemplated by Cincinnati Bell and IXC and referred to in this proxy statement/prospectus or on terms that will be satisfactory to Cincinnati Bell and IXC.

See "The Merger Agreement and Related Documents".

LITIGATION

    On July 21, 1999, July 23, 1999 and July 27, 1999, five purported stockholder class action suits were filed in the Delaware Court of Chancery against IXC, certain present and former members of the IXC board of directors, Cincinnati Bell and Ivory Merger Inc. These complaints allege, among other things, that the IXC director defendants, aided and abetted by Cincinnati Bell and Ivory Merger Inc., have breached their fiduciary duties to IXC's stockholders by failing to maximize stockholder value in connection with entering into the merger agreement. Specifically, the complaints allege that IXC's approval of the merger of IXC and Cincinnati Bell provided stockholders with inferior value to other available offers and to the $50 cash price paid for certain shares of IXC held by the General Electric Pension Trust. The complaints also allege that the no solicitation and termination provisions in the merger agreement with Cincinnati Bell improperly discourage other potential bidders and prevent IXC from entertaining higher offers. The complaints seek damages and a court order enjoining completion of the merger. On August 12, 1999, plaintiffs in the various actions moved for a preliminary injunction to prevent the completion of the merger pending a full hearing on the merits. Discovery is commencing in connection with that preliminary injunction motion, and a hearing date of October 20, 1999, has been set by the court for the motion. IXC and Cincinnati Bell believe that the complaints are without merit and intend to defend these actions vigorously.

ACCOUNTING TREATMENT

    The merger is expected to be accounted for using purchase accounting with Cincinnati Bell being deemed to have acquired IXC.

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APPRAISAL RIGHTS

    Under Delaware law, IXC common stockholders are not entitled to appraisal rights in connection with the merger because on the IXC record date IXC common stock will be designated and quoted for trading on The Nasdaq National Market and will be converted into the right to receive shares of Cincinnati Bell common stock, which at the effective time of the merger will be listed on the New York Stock Exchange.

    Under Delaware law, holders of IXC 7 1/4% preferred stock and holders of IXC 6 3/4% preferred stock will not be entitled to appraisal rights in connection with the merger if IXC 7 1/4% preferred stock and IXC 6 3/4% preferred stock are
(1) listed on a national securities exchange or The Nasdaq National Market prior to the IXC record date and (2) converted into the right to receive shares of Cincinnati Bell 7 1/4% preferred stock and Cincinnati Bell 6 3/4% preferred stock, respectively, which at the effective time will be listed on a national securities exchange or The Nasdaq National Market.

    Under Delaware law, holders of IXC 12 1/2% preferred stock will not be entitled to appraisal rights in connection with the merger if IXC 12 1/2% preferred stock is listed on a national securities exchange or The Nasdaq National Market prior to the IXC record date and remains outstanding as 12 1/2% preferred stock of the surviving corporation.

    IXC is in the process of applying to list its shares of preferred stock on a national securities exchange or The Nasdaq National Market. Holders of IXC preferred stock will only be entitled to appraisal rights if the shares of IXC preferred stock are not listed on a national securities exchange or The Nasdaq National Market prior to the IXC record date. In that case, under Section 262 of the Delaware General Corporation Law, holders of IXC 7 1/4% preferred stock, IXC 12 1/2% preferred stock and IXC 6 3/4% preferred stock on the IXC record date will be entitled to demand judicial appraisal of, and obtain a cash payment for, the "fair value" of their shares of IXC 7 1/4% preferred stock, IXC 12 1/2% preferred stock and IXC 6 3/4% preferred stock, respectively, exclusive of any element of value arising from the accomplishment or expectation of the merger. In order to exercise their appraisal rights, holders of the IXC preferred stock must not vote in favor of adoption of the merger agreement, must deliver to IXC a written demand for appraisal prior to the taking of the vote on the merger agreement and must otherwise comply with the procedural requirements of Section
262. The full text of Section 262 is attached as Annex 10 to this proxy statement/prospectus, and any stockholder desiring to exercise appraisal rights in connection with the merger is urged to consult with legal counsel prior to taking any action in order to ensure that he or she complies with Section 262. Failure to take any of the steps required under Section 262 on a timely basis may result in the loss of appraisal rights.

    Under Ohio law, Cincinnati Bell shareholders are not entitled to dissenters rights in connection with the merger.

CONTINUATION OF IXC EMPLOYEE BENEFITS

    Cincinnati Bell has agreed that, from the effective time of the merger until at least six months after the effective time of the merger, it will either (1) maintain the IXC employee benefit plans (other than equity-based plans) provided by IXC before the effective time of the merger or (2) replace all or any such plans with plans for similarly situated employees of Cincinnati Bell, provided that the aggregate level of benefits during that six-month period (other than equity-based arrangements) will be substantially similar to the aggregate level of benefits (other than equity-based arrangements) provided by IXC prior to the effective time of the merger.

    Cincinnati Bell has agreed to waive any waiting period or pre-existing limitation under any Cincinnati Bell employee benefit plan made available to IXC employees after the effective time of the merger to the extent waived under the corresponding IXC plan prior to the effective time of the merger. Cincinnati Bell has also agreed to recognize, or cause to be recognized, the dollar amount of all expenses incurred by each IXC employee (and his or her eligible dependents) for purposes of satisfying any deductible, co-insurance and maximum out-of-pocket provisions for the year in which the

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effective time of the merger occurs under the relevant welfare benefit plans in which they will be eligible to participate from and after the effective time of the merger.

EFFECT ON AWARDS OUTSTANDING UNDER IXC STOCK PLANS; WARRANTS

    Under the merger agreement, at the effective time of the merger, Cincinnati Bell will assume each stock option plan of IXC. Under the merger agreement, immediately prior to the merger, each outstanding and unexercised option to acquire shares of IXC common stock under such plans will be converted into an option to acquire shares of Cincinnati Bell common stock on the same terms and conditions as under the IXC stock option plan. The number of shares of Cincinnati Bell common stock to be subject to any such option will be equal to the number of shares of IXC common stock originally subject to such IXC option multiplied by the 2.0976 exchange ratio and rounded down to the nearest whole share. The amount of the exercise price per share of Cincinnati Bell common stock under any such option will be equal to the aggregate amount of the exercise price for the shares of IXC common stock subject to such IXC option divided by the total number of shares of Cincinnati Bell common stock to be subject to such option (rounded up to the nearest whole cent). As of September 9, 1999, the number of shares of IXC common stock reserved for issuance under such plans was approximately 8.7 million.

    Subject to the consent of the transition committee established by Cincinnati Bell and IXC, several executives and key employees who hold options to acquire IXC common stock which would otherwise become vested at the effective time of the merger may elect instead to have the exercisability of all or a portion of their options continue to vest in accordance with the original schedule set forth in their respective option agreements. In such event, the optionholder's options will become vested if the optionholder is involuntarily or constructively terminated from employment without cause following the effective time of the merger and the optionholder will be eligible to receive a gross-up payment to offset any golden parachute excise taxes which may then be owed by the optionholder. Under the IXC Outside Directors' Phantom Stock Plan, to the extent not already vested, the accounts of non-employee directors of IXC will automatically vest at the effective time of the merger and will be paid within 10 days after the effective time.

RESALE OF CINCINNATI BELL STOCK

    Cincinnati Bell stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except for shares issued to any IXC stockholder who may be deemed to be an "affiliate" of Cincinnati Bell or IXC for purposes of Rule 145 under the Securities Act. It is expected that each such affiliate will agree not to transfer any Cincinnati Bell stock received in the merger except in compliance with the resale provisions of Rule 144 or 145 under the Securities Act or as otherwise permitted under the Securities Act. The merger agreement requires IXC to use reasonable efforts to cause its affiliates to enter into these agreements. This proxy statement/prospectus does not cover resales of IXC stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

NEW IXC BANK FINANCING

    IXC Internet Services, Inc., a wholly owned subsidiary of IXC, and Bank of America, N.A. entered into a credit agreement dated as of September 7, 1999, pursuant to which Bank of America agreed to make available to IXC Internet Services revolving loans in an aggregate principal amount of up to $210 million. The obligations of IXC Internet Services under the credit agreement are secured by substantially all the assets of IXC Internet Services and its subsidiaries, and are guaranteed by certain subsidiaries of IXC.

    IXC Communications Services, Inc., a wholly owned subsidiary of IXC, and Bank of America entered into a credit agreement dated as of September 10, 1999, pursuant to which Bank of America agreed to make available to IXC Communications Services revolving loans in an aggregate principal

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amount of up to $100 million. The obligations of IXC Communications Services under the credit agreement are secured by certain assets of IXC Communications Services and IXC Internet Services and their respective subsidiaries, and are guaranteed by certain of their subsidiaries.

    The proceeds of the revolving loans made under these new credit agreements will be used to repay certain intercompany indebtedness among IXC's subsidiaries and to finance capital expenditures and working capital requirements of IXC's subsidiaries. As of September 10, 1999, approximately $50 million was outstanding under the new credit agreements.

    Loans outstanding under each new credit agreement will mature on the first to occur of:

    - February 28, 2000, in the case of loans outstanding under the IXC Internet Services credit agreement, and October 24, 2003, in the case of loans outstanding under the IXC Communications Services credit agreement

    - the completion of the merger

    - any termination of the merger agreement by Cincinnati Bell or IXC in accordance with its terms

    - any public announcement made or press release issued by Cincinnati Bell or IXC stating its intention not to pursue the completion of the merger or not to seek Cincinnati Bell shareholder approval or IXC stockholder approval for the merger

    - any date on which the total amount outstanding under the new credit agreements becomes due and payable.

    The other provisions of each credit agreement are substantially similar to the provisions of the existing first amended and restated credit agreement among IXC Communications Services, Bank of America and the other lenders and co-syndication agents named therein.

    IXC Communications Services entered into an amendment dated as of September 7, 1999, to its existing credit agreement to provide, among other things, for the execution of the new credit agreements and the reduction of the revolving loan commitment under such agreement to zero.

    Pursuant to the terms of a note purchase agreement dated as of September 7, 1999, between Cincinnati Bell and Bank of America, Bank of America may elect to sell and assign to Cincinnati Bell, and upon such election Cincinnati Bell will be required to purchase and assume from Bank of America, all its rights and obligations under the new credit agreements at any time after the first to occur of:

    - the date on which the loans under the new credit agreements mature

    - a payment default on the loans under either credit agreement or the other related agreements

    - a payment default on the loans under the existing credit agreement

    - any exercise by the lenders under the existing credit agreement of any foreclosure, offset or other collection right against any of the collateral securing the obligations under such credit agreement

    - the date on which the ratio of Cincinnati Bell's total debt to EBITDA for the immediately preceding four consecutive fiscal quarters exceeds 4:1

    - certain bankruptcy events relating to IXC or certain of its subsidiaries.

THE IXC INTERNAL REORGANIZATION

    The purpose of the internal reorganization is to amend the IXC restated certificate of incorporation to satisfy requirements to permit the Cincinnati Bell/IXC merger to be tax-free to holders of IXC common stock, except with respect to cash received for fractional shares in the merger. If IXC stockholders adopt the agreement governing the IXC internal reorganization and the agreement is not otherwise terminated, IXC will cause IXC Merger Sub, Inc., a newly formed, wholly owned subsidiary of IXC, to merge with and into IXC, with IXC being the surviving corporation in the merger. IXC

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Merger Sub, Inc., will not have conducted any material business prior to the time of the IXC internal reorganization.

    Subject to the adoption of the agreement governing the IXC internal reorganization by the affirmative vote of a majority of the shares of IXC common stock outstanding on the IXC record date and the satisfaction or waiver of the conditions to the completion of the merger, the completion of the internal reorganization will occur immediately before the Cincinnati Bell/IXC merger. See "The IXC Special Meeting".

    Under the internal reorganization, the IXC restated certificate of incorporation will be amended to provide that, after the internal reorganization:

    - the holders of IXC 12 1/2% preferred stock will be entitled to vote together with the holders of IXC common stock on all matters to be voted upon by holders of IXC common stock, and each share of IXC 12 1/2% preferred stock will be entitled to one-tenth of one vote per share of IXC 12 1/2% preferred stock

    - the definition of "successor" in the certificate of designation for the IXC 7 1/4% preferred stock will include a corporation that is the direct or indirect owner of all the equity interests of the surviving corporation in a merger

    - IXC will not be entitled to amend the certificate of designation for each of the IXC 12 1/2% preferred stock and the IXC 6 3/4% preferred stock so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of IXC 12 1/2% preferred stock and IXC 6 3/4% preferred stock, respectively, without the affirmative vote or consent of holders of at least two-thirds of the issued and outstanding shares of IXC 12 1/2% preferred stock and IXC 6 3/4% preferred stock, respectively, voting or consenting, as the case may be, as one class.

    At a meeting on July 20, 1999, the IXC board of directors approved the agreement governing the IXC internal reorganization, determined that the IXC internal reorganization and the agreement governing the IXC internal reorganization were advisable, fair to and in the best interests of IXC and its stockholders and recommended that IXC stockholders vote at the IXC special meeting to adopt the agreement governing the IXC internal reorganization.

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                   THE MERGER AGREEMENT AND RELATED DOCUMENTS

    THE FOLLOWING DESCRIPTION SUMMARIZES THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT, THE STOCK OPTION AGREEMENTS AND THE STOCKHOLDERS AGREEMENTS. YOU ARE URGED TO READ CAREFULLY THE MERGER AGREEMENT, THE STOCK OPTION AGREEMENTS AND THE STOCKHOLDERS AGREEMENTS, WHICH ARE ATTACHED AS ANNEXES 1, 3, 4, 5 AND 6 TO THIS PROXY STATEMENT/PROSPECTUS.

THE MERGER AGREEMENT

    CONDITIONS TO THE COMPLETION OF THE MERGER. Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions which include, in addition to other customary closing conditions, the following:

    - holders of a majority of the outstanding shares of IXC common stock having adopted the merger agreement and the agreement governing the IXC internal reorganization

    - holders of a majority of all shares of Cincinnati Bell casting votes having approved the issuance of shares of Cincinnati Bell common stock in the merger, assuming that the total vote cast, including votes cast against the proposal, represents more than 50% in interest of all Cincinnati Bell capital stock entitled to vote

    - the waiting period applicable to the merger under the Hart-Scott-Rodino Act having expired or been terminated

    - no judgment, order, decree, statute, law, ordinance, rule or regulation, being entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition being in effect, and no suit, action or proceeding by any governmental entity being pending or threatened that (1) would prevent the completion of the merger or (2) otherwise would be reasonably likely to have a material adverse effect, as described below, on Cincinnati Bell or IXC; PROVIDED, HOWEVER, that each of the parties shall have used its reasonable efforts to prevent the entry of any such legal restraint or prohibition that may be entered

    - all consents, approvals or orders of authorization of, or actions by the Federal Communications Commission and all necessary state public utility commission approvals having been obtained

    - the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, having become effective under the Securities Act and not being the subject of any stop order or proceedings seeking a stop order

    - the shares of Cincinnati Bell common stock issuable to IXC stockholders in the merger having been approved for listing on the New York Stock Exchange, subject to official notice of issuance

    - Cincinnati Bell having received $400 million under an investment agreement between Cincinnati Bell and Oak Hill, which occurred on July 21, 1999.

    In addition, each party's obligation to effect the merger is further subject to the satisfaction or waiver of the following additional conditions:

    - the representations and warranties of each other party set forth in the merger agreement that are qualified as to materiality being true and correct, and those that are not so qualified being true and correct in all material respects, in each case as of the date of the merger agreement and as of the date on which the merger is to be completed as though made on and as of such time, or, if such representations and warranties expressly relate to an earlier date, then as of such date

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
    - each other party to the merger agreement having performed in all material respects all obligations required to be performed by it under the merger agreement on or prior to the date on which the merger is to be completed

    - with respect only to IXC's obligation to effect the merger, IXC having received from Riordan & McKinzie on the date on which the registration statement is filed with the Securities and Exchange Commission and on the date on which the merger is to be completed, an opinion, in each case dated as of such respective date, to the effect that: (1) the merger will qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (2) IXC, Cincinnati Bell and Ivory Merger Inc. will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code. The issuance of such opinions will be conditioned upon the receipt by Riordan & McKinzie of customary representation letters from each of IXC and Cincinnati Bell.

    The merger agreement provides that a "material adverse change" or "material adverse effect" means, when used in connection with IXC or Cincinnati Bell, any change, effect, event, occurrence, condition, development or state of facts that is materially adverse to the business, assets, results of operations, conditions (financial or otherwise) or prospects of such party (or the surviving corporation in the merger, when used in connection with IXC) and its subsidiaries, taken as a whole, other than any change, effect, event, occurrence, condition, development or state of facts:

    - relating to the economy or securities markets in general

    - relating to the industries in which such party operates in general and not specifically relating to such party

    - resulting from the announcement or anticipated completion of the transactions contemplated by the merger agreement, the stockholders agreements, the stock option agreements and the transactions contemplated by the merger agreement

    - arising from a change in generally accepted accounting principles.

    NO SOLICITATION. In the merger agreement, each of Cincinnati Bell and IXC has agreed that it will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person:

    - solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any takeover proposal, as described below

    - participate in any discussions or negotiations regarding any takeover proposal.

    The merger agreement provides that the term "takeover proposal" means any bona fide inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 35% or more of the net revenues, net income or assets of a party and its subsidiaries, taken as a whole, or 35% or more of any class of equity securities of a party or any of its subsidiaries, any tender offer or exchange offer that if completed would result in any person beneficially owning 35% or more of any class of equity securities of a party or any of its subsidiaries or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving a party or any of its subsidiaries, other than the transactions contemplated by the merger agreement.

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    None of the board of directors of Cincinnati Bell or IXC or any committee thereof will:

    - except as required by law as advised by counsel, withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by such board of directors or such committee of the merger or the merger agreement

    - approve or recommend, or propose publicly to approve or recommend, any takeover proposal

    - cause a party to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any takeover proposal.

    The merger agreement also provides that each party will immediately advise the other of any request for information or of any takeover proposal, the material terms and conditions of such request or takeover proposal and the identity of the person making such request or takeover proposal.

    TERMINATION. The merger agreement may be terminated at any time prior to the effective time of the merger:

    1.  by mutual written consent of Cincinnati Bell and IXC

    2. by Cincinnati Bell or IXC, if the merger has not been completed by April 30, 2000, or, at the option of either party, July 31, 2000, if the consents or approvals of the Federal Communications Commission or the state public utility commissions have not been obtained by April 30, 2000; PROVIDED, HOWEVER, that such right to terminate the merger agreement will not be available to a party whose failure to perform any of its obligations under the merger agreement has resulted in the failure of the merger to be completed by that date

    3. by Cincinnati Bell or IXC, if the IXC stockholders have not adopted the merger agreement at an IXC stockholders meeting

    4. by Cincinnati Bell or IXC, if the Cincinnati Bell shareholders have not approved the issuance of shares of Cincinnati Bell common stock in the merger at a Cincinnati Bell shareholders meeting

    5. by Cincinnati Bell or IXC, if any legal restraint or prohibition is in effect and has become final and nonappealable (1) preventing the completion of the merger or (2) which otherwise is reasonably likely to have a material adverse effect on Cincinnati Bell or IXC, PROVIDED that the party seeking to exercise this right to terminate the merger agreement has used reasonable efforts to prevent the entry of and to remove such legal restraint or prohibition

    6. by Cincinnati Bell or IXC, if the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform would give rise to the failure of a condition to the merger and has not been or cannot be cured within 30 calendar days of receiving notice from the other party of the event of default

    7. by Cincinnati Bell or IXC, if any of the other party's directors or officers has participated in discussions or negotiations prohibited by the covenant described in "--No Solicitation" above.

    TERMINATION FEES.

        IXC.  If the merger agreement is terminated:

       1. by Cincinnati Bell or IXC as described above in the second or third paragraph under "--Termination" at a time when a takeover proposal has been made directly to IXC or any of its subsidiaries or directly to IXC stockholders generally or has otherwise become

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
           publicly known or any person has publicly announced an intention to make a takeover proposal or

       2. by Cincinnati Bell as described above in the seventh paragraph under "--Termination",

    then IXC must pay Cincinnati Bell a $105 million termination fee; PROVIDED, HOWEVER, that no termination fee will be payable unless IXC enters into a definitive agreement concerning, or completes, a takeover proposal involving at least 35% of the stock of IXC or at least 50% of the net revenues, net income or assets of IXC within 12 months of termination of the merger agreement.

        CINCINNATI BELL.  If the merger agreement is terminated:

       1. by Cincinnati Bell or IXC as described above in the second or fourth paragraph under "--Termination" at a time when a takeover proposal has been made directly to Cincinnati Bell or any of its subsidiaries or directly to Cincinnati Bell shareholders generally or has otherwise become publicly known or any person has publicly announced an intention to make a takeover proposal or

       2. by IXC as described above in the seventh paragraph under "--Termination",

    then Cincinnati Bell must pay IXC a $105 million termination fee; PROVIDED, HOWEVER, that no termination fee will be payable unless Cincinnati Bell enters into a definitive agreement concerning, or completes, a takeover proposal involving at least 35% of the stock of Cincinnati Bell or at least 50% of the net revenues, net income or assets of Cincinnati Bell within 12 months of termination of the merger agreement.

    The merger agreement further provides that if Cincinnati Bell or IXC fails to pay any termination fee due, it must pay the costs and expenses in connection with any action taken to collect payment, together with interest on the amount of the termination fee.

    CONDUCT OF BUSINESS PENDING THE MERGER--IXC. Under the merger agreement, IXC has agreed that, prior to the effective time of the merger, it will carry on its business in the ordinary course consistent with past practice and in compliance in all material respects with applicable laws and regulations. In addition, IXC has agreed that, among other things and subject to certain exceptions, prior to the effective time of the merger neither it nor any of its subsidiaries may:

    - declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than certain dividends and distributions by a wholly owned subsidiary, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or purchase, redeem or otherwise acquire any shares of capital stock of IXC or its subsidiaries or any other of their securities or any rights, warrants or options to acquire any such securities

    - issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such securities, other than in accordance with IXC's rights agreement, under existing options and warrants, or options issued after the date of the merger agreement without the approval of Cincinnati Bell in its sole discretion, the issuance of shares of IXC common stock upon conversion of the IXC 7 1/4% Preferred Stock and the IXC 6 3/4% Preferred Stock or issuance of shares of IXC common stock under the IXC stock option agreement

    - amend the restated certificate of incorporation of IXC, the by-laws of IXC or other comparable organizational documents

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
    - acquire or agree to acquire by merging or consolidating with, or by purchasing assets of, any business or any person other than purchases of raw materials or supplies in the ordinary course of business consistent with past practice

    - sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, other than sales or licenses of finished goods and services in the ordinary course of business consistent with past practice

    - incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of IXC or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or intercompany indebtedness between IXC and any of its wholly owned subsidiaries or between such wholly owned subsidiaries

    - make any loans, advances or capital contributions to, or investments in, any other person

    - make or agree to make any new capital expenditures

    - pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation, other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with its terms, of any liability recognized or disclosed in the most recent consolidated financial statements (or the notes to such) of IXC included in the documents filed by IXC with the Securities and Exchange Commission before the date of the merger agreement or incurred since the date of such financial statements, or waive the benefits of, or agree to modify in any manner, terminate, release any person from or fail to enforce any confidentiality, any standstill or similar agreement to which IXC or any of its subsidiaries is a party to or of which IXC or any of its subsidiaries is a beneficiary

    - except as required by law or contemplated in the merger agreement, enter into, adopt or amend in any material respect or terminate any benefit plan, collective bargaining agreement, employment agreement or any other agreement, plan or policy involving IXC or its subsidiaries, and one or more of its current or former directors, officers or employees, or change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined

    - except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of IXC or its subsidiaries, or as contemplated in the merger agreement or by the terms of any contract the existence of which does not violate the merger agreement, increase the compensation, bonus or other benefits of any director, executive officer or other employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of the merger agreement to any such person

    - transfer or license to any person or entity or otherwise extend, amend or modify any rights to the intellectual property rights of IXC and its subsidiaries other than in the ordinary course of business consistent with past practices or on a non-exclusive basis not materially different from past practices

    - take any action that would cause certain representations and warranties in the merger agreement to no longer be true

    - call or hold any meeting of IXC stockholders other than in connection with the election of the members of the IXC board of directors or other routine matters in the ordinary course of business consistent with past practice

    - enter into any contract, agreement, obligation, commitment, arrangement or understanding with any affiliate of IXC that would have been required to be filed as an exhibit to the IXC 1998 Report on Form 10-K had IXC been a party to such as of December 31, 1998

    - make any material tax election or settle or compromise any material tax liability other than in the ordinary course of business

    - make any offering of IXC stock options under any employee stock option or stock purchase plan after the date of the merger agreement

    - authorize, commit, resolve or agree to take any of the foregoing actions.

    CONDUCT OF BUSINESS PENDING THE MERGER--CINCINNATI BELL. Under the merger agreement, Cincinnati Bell has agreed that, prior to the effective time of the merger, without prior consultation with IXC, Cincinnati Bell will not, nor will it permit its subsidiaries to:

    - make any material acquisition of assets or businesses

    - sell or otherwise dispose of any material part of its properties or assets other than sales or licenses of services in the ordinary course of business consistent with past practice

    - issue or sell a material amount of its shares of capital stock, any other voting securities or any securities convertible into any such shares, voting securities or convertible securities, other than in accordance with Cincinnati Bell's Rights Agreement or issuance of shares of Cincinnati Bell common stock upon the exercise of stock options or pursuant to the Cincinnati Bell stock option agreement with IXC.

    AMENDMENT; EXTENSION AND WAIVER.  Subject to applicable law:

    - the merger agreement may be amended by the parties in writing at any time, except that after the merger agreement has been adopted by IXC stockholders or the issuance of shares of Cincinnati Bell common stock in the merger has been approved by Cincinnati Bell shareholders, no amendment shall be made that by law requires further approval by IXC stockholders or Cincinnati Bell shareholders without further approval of such stockholders or shareholders

    - at any time prior to the effective time of the merger, a party may, by written instrument signed on behalf of such party, extend the time for performance of the obligations of any other party to the merger agreement, waive inaccuracies in representations and warranties of any other party contained in the merger agreement or in any related document and except as provided in the merger agreement, waive compliance by any other party with any agreements or conditions in the merger agreement.

    Under Section 251(d) of the Delaware General Corporation Law, no amendment to the merger agreement made after the adoption of the merger agreement by IXC stockholders may, without further stockholder approval, alter or change the amount or kind of shares, securities, cash, property and/or rights to be received by IXC stockholders in the merger, alter or change any terms of the IXC restated certificate of incorporation to be effected by the merger, or alter or change any terms and conditions of the merger agreement if such alteration or change would adversely affect the holders of any class or series of stock of IXC.

    EXPENSES. Whether or not the merger is completed, all fees and expenses incurred in connection with the merger, the merger agreement, the stock option agreements, the stockholders agreements and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, except as otherwise provided in the merger agreement and except that Cincinnati Bell and IXC will share equally the expenses incurred in connection with filing, printing and mailing of this proxy statement/ prospectus and the registration statement of which it is a part and the filing fees for the pre-merger notification and report forms under the Hart-Scott-Rodino Act.

    REPRESENTATIONS AND WARRANTIES. The merger agreement contains customary representations and warranties relating to, among other things:

    - corporate organization and similar corporate matters of each of Cincinnati Bell and IXC

    - subsidiaries of each of Cincinnati Bell and IXC

    - the capital structure of each of Cincinnati Bell and IXC

    - authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters of Cincinnati Bell and IXC

    - documents filed by each of Cincinnati Bell and IXC with the Securities and Exchange Commission, the accuracy of information contained therein and the absence of undisclosed liabilities of each of Cincinnati Bell and IXC

    - the accuracy of information supplied by each of Cincinnati Bell and IXC in connection with this proxy statement/prospectus and the registration statement of which it is a part

    - absence of material changes or events with respect to each of Cincinnati Bell and IXC

    - compliance with applicable laws by each of Cincinnati Bell and IXC

    - absence of changes in benefit plans of each Cincinnati Bell and IXC

    - matters relating to the Employee Retirement Income Security Act of 1974 for each of Cincinnati Bell and IXC

    - filing of tax returns and payment of taxes by each of Cincinnati Bell and IXC

    - required stockholder vote of each of Cincinnati Bell and IXC

    - satisfaction of certain state takeover statutes' requirements for IXC

    - engagement and payment of fees of brokers, investment bankers, finders and financial advisors by each of Cincinnati Bell and IXC

    - receipt of fairness opinions by each of Cincinnati Bell and IXC from their respective financial advisors

    - intellectual property and year 2000 matters of each of Cincinnati Bell and IXC

    - outstanding and pending material litigation of each of Cincinnati Bell and IXC

    - title to properties of each of Cincinnati Bell and IXC

    - certain contracts of each of IXC and Cincinnati Bell

    - ownership of IXC stock by Cincinnati Bell

    - amendments of the rights agreements of each of Cincinnati Bell and IXC

    - interim operations of Ivory Merger Inc.

    AMENDMENTS TO THE IXC RESTATED CERTIFICATE OF INCORPORATION. After the effective time of the merger, the certificate of incorporation of the surviving corporation will be substantially identical to the IXC restated certificate of incorporation, except that such restated certificate of incorporation will be amended in the merger to provide that the total shares of authorized capital stock of IXC will consist of (1) 3,000,000 shares of common stock, par value $.01 per share, and (2) 3,000,000 shares of preferred stock, par value $.01 per share. For a summary of certain provisions of the IXC restated certificate of incorporation and the associated rights of IXC stockholders, see "Comparison of Rights of Cincinnati Bell Shareholders and IXC Stockholders".

    AMENDMENTS TO IXC BY-LAWS. The merger agreement provides that the by-laws of Ivory Merger Inc., as in effect immediately prior to the effective time of the merger, will be the by-laws of the surviving corporation following the merger until changed or amended. For a summary of certain provisions of the IXC by-laws and the associated rights of IXC stockholders, see "Comparison of Rights of Cincinnati Bell Shareholders and IXC Stockholders".

THE STOCK OPTION AGREEMENTS

    GENERAL. Concurrently with the execution and delivery of the merger agreement, Cincinnati Bell and IXC entered into (1) the IXC stock option agreement under which IXC granted Cincinnati Bell an option to purchase up to 7,427,192 shares of IXC common stock, at a price per share of $52.25, and (2) the Cincinnati Bell stock option agreement under which Cincinnati Bell granted IXC an option to purchase up to 27,420,757 shares of Cincinnati Bell common stock, at a price per share of $34.83.

    EXERCISE OF THE OPTION. Except as described below, each option is exercisable by the optionholder at any time after the occurrence of any event unconditionally entitling it to receive the termination fee under the merger agreement. The right to purchase shares under the IXC stock option agreement or the Cincinnati Bell stock option agreement will expire upon the first to occur of:

    - the effective time of the merger

    - 12 months after the first occurrence of any event unconditionally entitling the optionholder to receive the termination fee under the merger agreement

    - termination of the merger agreement prior to the occurrence of any event unconditionally entitling the optionholder to receive the termination fee, unless the optionholder has the right to receive such termination fee upon the occurrence of certain events, in which case the option will not terminate until the later of (1) six months following the time such termination fee becomes unconditionally payable and (2) the expiration of the period during which the optionholder has the right to receive a termination fee.

    Any purchase of shares upon the exercise of the option is subject to compliance with the Hart-Scott-Rodino Act and the obtaining or making of any governmental or regulatory consents, approvals, orders, notifications, filings or authorizations, the failure of which to have obtained or made would make the issuance of shares subject to the option illegal. If any such governmental or regulatory action has not yet been obtained or made before the termination of the option, such term will be extended to the fifth business day after receipt of such regulatory approval. If the option has been exercised before its termination, the optionholder will be entitled to purchase the option shares and the termination of the option will not affect any rights under the stock option agreement. If the optionholder receives notice that a regulatory approval required for the purchase of any option shares under the option will not be issued or granted or such regulatory approval has not been issued or granted within six months of the date of the exercise notice, the optionholder will have the right to exercise its cash-out right with respect to the option shares for which such regulatory approval will not be issued or granted or has not been issued or granted.

    ADJUSTMENTS TO NUMBER AND TYPE OF SHARES. The number and type of securities subject to the option and the purchase price will be adjusted for any change in the common stock subject to the option by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares or similar transaction, such that the optionholder will receive, upon exercise of the option, the number and type of securities that it would have received if the option had been exercised immediately before the occurrence of such event, or the record date of such event.

    If the issuer of the option agrees to (1) consolidate with or merge into any person other than the optionholder or one of its subsidiaries, (2) permit any person other than the optionholder or one of its subsidiaries to merge into the issuer or (3) sell or otherwise transfer all or substantially all of its assets to any person other than the optionholder or one of its subsidiaries, then such agreement will provide that the option will, upon the completion of such transaction, be converted into or exchanged for an option to acquire the number and class of shares or other securities or property the optionholder would have received for the issuer's common stock if the option had been exercised immediately prior to such consolidation, merger, sale or transfer, or the record date of such event.

    CASH PAYMENT FOR THE OPTION. Instead of purchasing shares of common stock under the option, the optionholder may exercise its right to have the issuer of the option pay to the optionholder an amount per share of the issuer's common stock equal to the number of shares of the issuer's common stock subject to the option multiplied by the difference between:

    - the average closing price on the New York Stock Exchange or The Nasdaq National Market, as the case may be, of shares of the issuer's common stock for the 10 trading days commencing on the 12th trading day immediately preceding the option closing date and

    - the exercise price of the option.

    In addition, each stock option agreement provides that in no event will the optionholder's total profit from the option exceed $26.25 million in the aggregate and, if the optionholder's total profit from the option would otherwise exceed such amount, the optionholder is required to:

    - reduce the number of shares of common stock subject to the option

    - deliver to the issuer of the option for cancelation shares of the issuer's common stock previously purchased by the optionholder

    - pay cash to the issuer of the option

    - do any combination of the foregoing, so that the optionholder's total profit from the option does not exceed $26.25 million after taking into account the foregoing actions.

    REGISTRATION RIGHTS AND LISTING. Each optionholder has certain rights to require registration by the issuer of the option of any shares purchased under the option under the securities laws if necessary for the optionholder to be able to sell such shares and to require the listing of such shares on the New York Stock Exchange, The Nasdaq National Market or other national securities exchange.

    ASSIGNABILITY. The stock option agreements may not be assigned or delegated by Cincinnati Bell or IXC without the prior written consent of the other. The shares subject to the option may not be sold, assigned, transferred or otherwise disposed of except in an underwritten public offering or to a purchaser or transferee who would not, immediately after such sale, assignment, transfer or disposal, beneficially own more than 5.0% of the outstanding voting power of the issuer of the option; PROVIDED, HOWEVER, that the optionholder shall be permitted to sell any such shares if the sale is made in connection with a tender or exchange offer that has been approved or recommended by a majority of the issuer's board of directors.

    EFFECT OF STOCK OPTION AGREEMENTS. The stock option agreements are intended to increase the likelihood that the merger will be completed on the terms set forth in the merger agreement. Consequently, certain aspects of the stock option agreements may discourage persons who might now or prior to the effective time of the merger be interested in acquiring all or a significant interest in

Cincinnati Bell or IXC from considering or proposing such an acquisition, even if such persons were prepared to offer higher consideration per share for IXC common stock than that implicit in the 2.0976 exchange ratio or a higher price per share for IXC common stock or Cincinnati Bell common stock than the market price.

THE STOCKHOLDERS AGREEMENTS

    GENERAL. Concurrently with the execution of the merger agreement, Cincinnati Bell entered into:

    - a stockholders agreement with Messrs. Irwin and Swett who, together with their respective affiliates, on September 9, 1999, together held approximately 16% of IXC's common stock then outstanding

    - a stockholder agreement with General Electric, which on September 9, 1999, held approximately 10% of the IXC common stock then outstanding.

    AGREEMENTS. Each of the stockholders signing the stockholders agreements has agreed:

    - at every meeting of IXC stockholders called to vote upon the merger or the merger agreement, to vote those shares of IXC common stock for which it has voting power or control in favor of the adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the IXC internal reorganization

    - not to take any action by written consent in any circumstance other than in accordance with the paragraph above

    - not to sell, transfer, tender, pledge, encumber, assign or otherwise dispose of its shares of IXC common stock unless the person who receives those shares agrees to be bound by the applicable stockholders agreement

    - not to enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with its shares of IXC common stock

    - not to, and not to permit any of its affiliates or representatives to, directly or indirectly, (1) solicit, initiate, encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any takeover proposal for IXC, as described under "--The Merger Agreement--No Solicitation", (2) enter into any agreement with respect to any such takeover proposal or (3) participate in discussions or negotiations regarding any such takeover proposal.

    TERMINATION. Each of the stockholders agreements provides that it will terminate upon the first to occur of:

    - the effective time of the merger

    - 10 business days after the merger agreement is terminated.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

    Cincinnati Bell common stock is listed for trading on the New York Stock Exchange under the symbol "CSN" and IXC common stock is listed for trading on The Nasdaq National Market under the symbol "IIXC". The following table sets forth, for the periods indicated, dividends and the high and low sales prices per share of Cincinnati Bell common stock and IXC common stock on the New York Stock Exchange Composite Transaction Tape and The Nasdaq National Market, respectively. Cincinnati Bell's per share data has been restated to account for Cincinnati Bell's two-for-one stock split effective May 2, 1997, and reflects the spin-off of Convergys Corporation on December 31, 1998. For current price information, you are urged to consult publicly available sources.

                                                               CINCINNATI BELL                           IXC
                                                                COMMON STOCK                        COMMON STOCK
                                                      ---------------------------------  -----------------------------------
                                                                             DIVIDENDS                           DIVIDENDS
CALENDAR PERIOD                                         HIGH        LOW      DECLARED      HIGH        LOW       DECLARED
----------------------------------------------------  ---------  ---------  -----------  ---------  ---------  -------------
1997
  First Quarter.....................................  $   33.75  $   28.25   $    0.10   $   36.25  $   18.75          N/A
  Second Quarter....................................      33.25      26.06        0.10       27.88      17.00          N/A
  Third Quarter.....................................      32.25      23.06        0.10       33.00      19.50          N/A
  Fourth Quarter....................................      31.13      25.38        0.10       40.13      29.38          N/A

1998
  First Quarter.....................................      36.31      30.13        0.10       62.00      30.25          N/A
  Second Quarter....................................      38.63      28.50        0.10       58.25      36.88          N/A
  Third Quarter.....................................      33.19      22.50        0.10       55.13      22.75          N/A
  Fourth Quarter....................................      38.13      20.88        0.10       41.94      16.50          N/A

1999
  First Quarter.....................................      23.44      16.06        0.10       54.75      29.75          N/A
  Second Quarter....................................      26.50      19.63        0.10       52.38      30.63          N/A
  Third Quarter (through September 9, 1999).........      26.50      17.56         N/A       43.66      31.25          N/A

------------------------

N/A--Not Applicable

    The following table sets forth the high and low sales prices per share of Cincinnati Bell common stock on the New York Stock Exchange Composite Transactions Tape and IXC common stock on The Nasdaq National Market on July 20, 1999, the last full trading day before the public announcement of the merger agreement, and on September 9, 1999, the latest trading day before the date of this proxy statement/prospectus:

                                                                               CINCINNATI BELL             IXC
                                                                                 COMMON STOCK          COMMON STOCK
                                                                             --------------------  --------------------
                                                                               HIGH        LOW       HIGH        LOW
                                                                             ---------  ---------  ---------  ---------
July 20, 1999..............................................................  $   24.88  $   23.31  $   38.00  $   36.13
September 9, 1999..........................................................      18.00      17.75      34.00      33.31

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed financial statements give effect to the merger of Cincinnati Bell and IXC under the purchase method of accounting. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma combined condensed financial statements do not purport to represent what the results of operations or financial position of Cincinnati Bell would actually have been if the merger and related transactions had in fact occurred on such dates, nor do they purport to project the results of operations or financial position of Cincinnati Bell for any future period or as of any date, respectively.

    Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the merger, over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma combined condensed balance sheet. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on a preliminary valuation and are subject to final valuation adjustments which may cause certain of the intangibles to be amortized over a shorter life than the goodwill amortization period of 40 years.

    The unaudited pro forma combined condensed balance sheet as of June 30, 1999 was prepared by combining the balance sheet at June 30, 1999 for Cincinnati Bell with the balance sheet at June 30, 1999 for IXC, giving effect to the merger as though it had been completed on June 30, 1999.

    The unaudited pro forma combined condensed statements of income for the periods presented was prepared by combining Cincinnati Bell's statements of income for the year ended December 31, 1998, and the six months ended June 30, 1999, with IXC's statements of income for the year ended December 31, 1998, and the six-month period ended June 30, 1999, respectively, giving effect to the merger as though it had occurred on January 1, 1998. This unaudited pro forma combined condensed financial data does not give effect to any restructuring costs or to any potential cost savings or other synergies that could result from the merger.

    The consolidated historical financial statements of Cincinnati Bell and IXC for the year ended December 31, 1998, are derived from audited consolidated financial statements incorporated by reference in this proxy statement/prospectus. The condensed consolidated historical financial statements of Cincinnati Bell and IXC for the six months ended June 30, 1999, are derived from unaudited condensed consolidated financial statements incorporated by reference in this proxy statement/ prospectus.

    YOU SHOULD READ THE FINANCIAL INFORMATION IN THIS SECTION ALONG WITH CINCINNATI BELL'S AND IXC'S HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 94.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF JUNE 30, 1999
                             (DOLLARS IN MILLIONS)

                                                                                                     PRO FORMA      PRO FORMA
                                                                    CINCINNATI BELL       IXC       ADJUSTMENTS     COMBINED
                                                                    ---------------     --------    -----------     ---------
                                                                          (c)             (c)
ASSETS
Current Assets:
  Cash and cash equivalents.....................................       $    4.1         $   98.6     $  400.0(e)    $  252.7
                                                                                                       (250.0)(i)
  Receivables, net..............................................          149.0             95.7                       244.7
  Other current assets..........................................           63.7             22.7                        86.4
                                                                    ---------------     --------    -----------     ---------
      Total current assets......................................          216.8            217.0        150.0          583.8

Property, plant and equipment, net..............................          727.4          1,251.3                     1,978.7
Noncurrent marketable securities................................             --            452.5                       452.5
Goodwill and other noncurrent assets............................          190.9            180.7      2,421.6(d)     2,686.0
                                                                                                         47.8(d)
                                                                                                       (155.0)(j)
                                                                    ---------------     --------    -----------     ---------
      Total assets..............................................       $1,135.1         $2,101.5     $2,464.4       $5,701.0
                                                                    ---------------     --------    -----------     ---------
                                                                    ---------------     --------    -----------     ---------
LIABILITIES AND SHAREOWNERS' EQUITY
Current Liabilities:
  Debt maturing in one year.....................................       $  250.3         $   12.8                    $  263.1
  Current portion of unearned revenue...........................             --             53.4                        53.4
  Payables and other current liabilities........................          195.0            273.5     $   58.0(o)       526.5
                                                                    ---------------     --------    -----------     ---------
      Total current liabilities.................................          445.3            339.7         58.0          843.0

Long-term debt..................................................          366.3            760.2        400.0(e)     1,524.5
                                                                                                         (2.0)(d)

Noncurrent unearned revenue.....................................             --            533.0                       533.0
Deferred credits and other liabilities..........................          147.0             85.3         18.4(l)       250.7
                                                                    ---------------     --------    -----------     ---------
      Total liabilities.........................................          958.6          1,718.2        474.4        3,151.2

7 1/4% preferred stock..........................................             --            103.8         83.5(d)       187.3
12 1/2% preferred stock.........................................             --            367.3       (367.3)(k)
Minority interest...............................................                                        364.9(d)(k)    364.9

Shareowners' equity:
6 3/4% preferred stock..........................................             --              0.0        129.4(d)       129.4
Common shares...................................................            1.4              0.4          0.7(g)         2.1
                                                                                                         (0.4)(f)

Additional paid-in capital......................................          156.0            253.4       (253.4)(f)    1,847.0
                                                                                                      1,549.5(g)
                                                                                                        140.9(h)
                                                                                                          0.6(h)
Retained earnings...............................................           25.8           (482.7)       482.7(f)        25.8
Other comprehensive income......................................           (6.7)           141.1       (141.1)(f)       (6.7)
                                                                    ---------------     --------    -----------     ---------
      Total shareowners' equity.................................          176.5            (87.8)     1,908.9        1,997.6
                                                                    ---------------     --------    -----------     ---------
      Total liabilities
        and shareowners' equity.................................       $1,135.1         $2,101.5     $2,464.4       $5,701.0
                                                                    ---------------     --------    -----------     ---------
                                                                    ---------------     --------    -----------     ---------

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                                     PRO FORMA      PRO FORMA
                                                                     CINCINNATI BELL       IXC      ADJUSTMENTS     COMBINED
                                                                     ---------------     -------    -----------     ---------
                                                                           (c)             (c)
REVENUES.........................................................        $495.8          $ 319.3                     $ 815.1

COSTS AND EXPENSES:
  Costs of providing services and products sold..................         216.9            213.1                       430.0
  Selling, general and administrative............................         113.2            112.8                       226.0
  Depreciation and amortization..................................          64.9             75.8      $(11.7)(j)       159.3
                                                                                                        30.3(j)
  Restructuring charge...........................................            --             25.8                        25.8
  Other infrequent costs.........................................           3.7              0.2                         3.9
                                                                         ------          -------    -----------     ---------
    Total costs and expenses.....................................         398.7            427.7        18.6           845.0
                                                                         ------          -------    -----------     ---------

OPERATING (LOSS) INCOME..........................................          97.1           (108.4)      (18.6)          (29.9)

Loss from unconsolidated subsidiaries............................            --             16.0                        16.0
Interest expense.................................................          18.0             20.1        17.6(e)         55.7
Minority interest................................................          (4.1)             0.6        26.7(k)         23.2
Other (income) expense, net......................................            --              5.0                         5.0
                                                                         ------          -------    -----------     ---------
Income (loss) from continuing operations before
  income taxes...................................................          83.2           (150.1)      (62.9)         (129.8)
Income taxes.....................................................          30.2              6.3       (16.4)(l)        20.1
                                                                         ------          -------    -----------     ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS.........................          53.0           (156.4)      (46.5)         (149.9)

Dividend requirements on preferred stock.........................            --             32.4       (24.8)(m)         7.6
                                                                         ------          -------    -----------     ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS
  ATTRIBUTABLE TO COMMON SHAREOWNERS.............................        $ 53.0          $(188.8)     $(21.7)        $(157.5)
                                                                         ------          -------    -----------     ---------
                                                                         ------          -------    -----------     ---------
Income (loss) per common share:
  Income (loss) from continuing operations attributable to common shareowners:
    Basic........................................................         $0.39           $(5.14)                     $(0.77)
    Diluted......................................................          0.38            (5.14)                      (0.77)
Shares used in computing information attributable to common
  shareowners (n):
    Basic........................................................         136.7             36.7                       204.5
    Diluted......................................................         140.7             36.7                       204.5

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1998
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                                     PRO FORMA      PRO FORMA
                                                                     CINCINNATI BELL       IXC      ADJUSTMENTS     COMBINED
                                                                     ---------------     -------    -----------     ---------
                                                                           (c)             (c)
REVENUES.........................................................        $885.1           $668.6                    $1,553.7

COSTS AND EXPENSES:
  Costs of providing services and products sold..................         369.6            433.3                       802.9
  Selling, general and administrative............................         204.0            144.5                       348.5
  Depreciation and amortization..................................         111.1            113.6        $60.5(j)       264.4
                                                                                                        (20.8)(j)
  Other infrequent costs.........................................          20.4              8.0                        28.4
                                                                         ------          -------    -----------     ---------
    Total costs and expenses.....................................         705.1            699.4         39.7        1,444.2
                                                                         ------          -------    -----------     ---------
OPERATING (LOSS) INCOME..........................................         180.0            (30.8)       (39.7)         109.5

Loss from unconsolidated subsidiaries............................          27.3             33.0                        60.3
Interest expense.................................................          24.2             31.7         35.3(e)        91.2
Minority interest................................................            --              0.7         48.8(k)        49.5
Other (income) expense, net......................................           2.4            (14.5)                      (12.1)
                                                                         ------          -------    -----------     ---------
Income (loss) from continuing operations before
  income taxes...................................................         126.1            (81.7)      (123.8)         (79.4)
Income taxes.....................................................          44.3             13.9        (20.9)(l)       37.3
                                                                         ------          -------    -----------     ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS.........................          81.8            (95.6)      (102.9)        (116.7)

Dividend requirements on preferred stock.........................            --             58.2        (43.1)(m)       15.1
                                                                         ------          -------    -----------     ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON
  SHAREOWNERS....................................................        $ 81.8          $(153.8)      $(59.8)       $(131.8)
                                                                         ------          -------    -----------     ---------
                                                                         ------          -------    -----------     ---------
Income (loss) per common share:
  Income (loss) from continuing operations attributable to common shareowners:
    Basic........................................................        $ 0.60           $(4.28)                     $(0.65)
    Diluted......................................................          0.59            (4.28)                      (0.65)
Shares used in computing information attributable to common
  shareowners (n):
    Basic........................................................         136.0             35.9                       203.8
    Diluted......................................................         138.2             35.9                       203.8

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    (a) The unaudited pro forma combined condensed balance sheet assumes that the merger took place on June 30, 1999, and the unaudited pro forma combined condensed statements of income assume that the merger took place as of January 1, 1998.

    On a combined basis, there were no material transactions between Cincinnati Bell and IXC during the periods presented. There are no material differences between the accounting policies of Cincinnati Bell and IXC.

    (b) The unaudited pro forma combined condensed financial data do not give effect to any restructuring costs or to any potential cost savings or other synergies that could result from the merger. Cincinnati Bell is in the process of developing a plan to integrate the operations of IXC with the operations of Cincinnati Bell, which may involve certain restructuring activities. As a result of this plan, a liability, which may be material but which cannot be quantified as of the date of this proxy statement/ prospectus, is expected to be recognized in the period in which Cincinnati Bell's plan is completed. Separately, in connection with the hiring of IXC's new chief executive officer and new chief financial officer, IXC is reviewing plans to streamline its operations and is expecting to record a restructuring charge in the third fiscal quarter of 1999. Although the plans are still being formulated, initial projections indicate that the amount of the charge will be at least $10 million. This nonrecurring charge is not reflected in the unaudited pro forma combined condensed financial statements.

    In addition, Cincinnati Bell is developing a plan to provide the combined entity with access to credit facilities that will be sufficient to fund its working capital requirements and for its other general corporate purposes. To the extent that establishing such credit facilities results in refinancing existing indebtedness of Cincinnati Bell or IXC, an extraordinary loss of approximately $20 million may be incurred to write off certain debt issuance costs.

    This unaudited pro forma combined condensed financial data is based on a preliminary allocation of the total merger consideration. Cincinnati Bell has not yet completed a formal valuation of IXC's individual assets and liabilities. When Cincinnati Bell completes a formal valuation of IXC's individual assets and liabilities, which will be based on third-party appraisals, Cincinnati Bell will make a final allocation of the total merger consideration to the IXC assets acquired and liabilities assumed, tangible and intangible, with any change in the fair value of the net assets acquired increasing or decreasing goodwill. The effect of these changes cannot be assessed at this time and any such changes could materially affect the amount of goodwill and related amortization.

    (c) These columns represent historical results of operations and financial position.

    (d) This adjustment reflects the initial estimate made by Cincinnati Bell's management of the excess of the total merger consideration over the net assets of IXC to be acquired, and the liabilities to be assumed, in the merger. The following is a calculation (for purposes of this note only, in thousands except per share data):

Consideration:

Shares of IXC common stock outstanding at July 20, 1999.............................................          32,323
                                                                                                          ----------
Shares of IXC common stock to be exchanged in the merger............................................          32,323
Cincinnati Bell exchange ratio per share............................................................          2.0976
                                                                                                          ----------
Shares of Cincinnati Bell common stock to be issued in the merger...................................          67,801
Cincinnati Bell price per share based on the average closing price 3 days before and after July 21,
  1999, the date of the announcement of the merger..................................................      $  22.8646
                                                                                                          ----------
Value of Cincinnati Bell common stock to be issued in the merger....................................       1,550,243

Acceleration of stock options vesting as a result of the merger--4,588 shares.......................         140,990
Exchange of stock warrants as a result of the merger--75 shares.....................................             575
Estimated Cincinnati Bell transaction costs.........................................................          47,000
IXC common stock acquired by Cincinnati Bell from General Electric--4,999 shares at $50 per share...         250,000
Issuance of Cincinnati Bell 6 3/4% preferred stock..................................................         129,437
                                                                                                          ----------
Total merger consideration .........................................................................      $2,118,245
                                                                                                          ----------

Historical IXC net deficit exchanged in the merger at July 20, 1999 adjusted for the elimination of
  existing goodwill of $155,000.....................................................................         242,820
Estimated IXC expenses..............................................................................          11,000
Fair value adjustments relating to:
  Cincinnati Bell 7 1/4% preferred stock............................................................          83,472
  Surviving corporation 12 1/2% preferred stock.....................................................          (2,425)
  Investments in minority-owned investments.........................................................         (47,813)
  Subordinated debt adjustment......................................................................          (2,025)
  Deferred tax impact...............................................................................          18,400
                                                                                                          ----------
    Preliminary goodwill............................................................................      $2,421,674
                                                                                                          ----------
                                                                                                          ----------

    The total merger consideration will be allocated to the assets and liabilities of IXC based on their estimated fair value. The impact of this fair value adjustment has been reflected in pro forma deferred tax balances. The excess of the total merger consideration over the historical book value of IXC's net assets has been allocated to goodwill and other intangible assets. The final allocation of the merger consideration to the IXC assets acquired and liabilities assumed depends upon certain valuations and studies that have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying pro forma combined condensed financial information. We anticipate that a portion of the purchase price up to $300 million will be allocated to intangible assets including customer contracts. The amortization period for these assets could range between 10 and 20 years.

    (e) Reflects the recognition of debt and related interest and financing expense incurred or assumed in connection with the merger. Interest expense associated with the additional $400 million of indebtedness incurred in connection with the merger relating to the issuance of subordinated convertible debentures by Cincinnati Bell pursuant to an investment agreement between Cincinnati Bell and Oak Hill on July 21, 1999, was calculated based on an assumed average interest rate of 7.43% per year. The Cincinnati Bell board of directors has also authorized the use of $200 million of the proceeds of such indebtedness to repurchase Cincinnati Bell common stock in connection with an open market share repurchase program. Since June 30, 1999, Cincinnati Bell has repurchased 2.98 million shares of its common stock in the open market. The repurchase of these shares of Cincinnati Bell common stock has not been reflected in the unaudited pro forma combined condensed financial statements.

    (f) Reflects the elimination of IXC's stockholders' equity accounts including the elimination of IXC's existing unrealized gain on investments.

    (g) Reflects the issuance of approximately 67.8 million shares of Cincinnati Bell common stock in connection with the merger pursuant to which each issued and outstanding share of IXC common stock will be converted into the right to receive 2.0976 shares of Cincinnati Bell common stock. As of July 20, 1999, 32.3 million shares of IXC common stock were outstanding.

    (h) Represents the excess fair value of vested stock options granted and warrants issued by Cincinnati Bell in exchange for outstanding vested stock options originally granted and warrants originally issued, as applicable, by IXC.

    (i) Reflects cash to be used to purchase approximately 5 million shares of IXC common stock from General Electric Pension Trust for a cash price of $50 per share pursuant to the terms of a stock purchase agreement between Cincinnati Bell and General Electric Pension Trust.

    (j) Reflects the adjustment to amortization for the effect of goodwill. For purposes of the unaudited pro forma condensed combined financial statements, goodwill has been amortized over an estimated life of 40 years. While amounts allocated to goodwill are expected to be amortized over 40 years, other intangible assets may be amortized over shorter periods which will have the effect of reducing the amount of net income presented in these financial statements. We have not made a final determination of the amounts or lives attributable to the intangible assets other than goodwill. See Notes (a) and
(c). This entry also reflects the elimination of net goodwill of IXC of $155 million and the related goodwill amortization of IXC recorded historically for the periods presented.

    (k) Reflects the reclassification of the IXC 12 1/2% preferred stock, which will remain outstanding after the merger as 12 1/2% preferred stock of the surviving corporation in the merger, and which will be treated as a minority interest of the combined company. Accordingly, the dividends payable on the 12 1/2% preferred stock have also been reclassified as a minority interest, net in the pro forma combined condensed income statement.

    (l) Represents the tax effect of the pro forma adjustments. The acquisition adjustments include nondeductible goodwill amortization. See Note (j). Pro forma net deferred tax assets are reduced by a valuation allowance of $123.9 million at June 30, 1999.

    (m) Under the terms of the merger agreement, each issued and outstanding share of IXC 7 1/4% preferred stock and IXC 6 3/4% preferred stock will be converted into the right to receive one share of Cincinnati Bell 7 1/4% preferred stock and one share of Cincinnati Bell 6 3/4% preferred stock, respectively, on substantially identical terms. This adjustment reflects the accretion and dividend adjustment for the 7 1/4% preferred stock and the 6 3/4% preferred stock.

    (n) Pro forma per share data is based on the number of shares of Cincinnati Bell common stock and common equivalent shares that would have been outstanding had the merger occurred on the earliest date presented.

    (o) Reflects estimated merger-related fees and expenses of Cincinnati Bell and IXC. The impact of these fees and expenses have been reflected in the unaudited pro forma combined condensed unaudited balance sheet and statement of income as an increase in the merger consideration and has been allocated to the assets acquired and liabilities assumed, based upon their estimated fair values.

                  DESCRIPTION OF CINCINNATI BELL CAPITAL STOCK

    The following summary of the capital stock of Cincinnati Bell is subject in all respects to applicable provisions of the Ohio General Corporation Law, the Cincinnati Bell amended articles of incorporation and amended regulations and the Cincinnati Bell rights agreement. See "Comparison of Rights of Cincinnati Bell Shareholders and IXC Stockholders" on page 83 and "Where You Can Find More Information" on page 94.

GENERAL

    The total authorized shares of capital stock of Cincinnati Bell consist of
(1) 480,000,000 shares of common stock, par value $.01 per share, (2) 4,000,000 shares of voting preferred stock without par value and (3) 1,000,000 shares of non-voting preferred stock without par value (together with the voting preferred stock, preferred stock). The Cincinnati Bell board of directors has designated 2,000,000 shares of its voting preferred stock as series A preferred stock. Before completion of the merger, the Cincinnati Bell board of directors will designate (1) 1,400,000 shares of voting preferred stock as Cincinnati Bell
7 1/4% preferred stock and (2) 155,250 shares of voting preferred stock as Cincinnati Bell 6 3/4% preferred stock. At the close of business on September 9, 1999, approximately 132,041,901 shares of Cincinnati Bell common stock were issued and outstanding, and no shares of Cincinnati Bell preferred stock were issued and outstanding.

COMMON STOCK

    Each holder of common stock is entitled to cast one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. Holders of common stock are entitled to receive dividends or other distributions declared by the board of directors. The right of the board of directors to declare dividends, however, is subject to the rights of any holders of preferred stock of Cincinnati Bell and certain requirements of Ohio law.

PREFERRED STOCK

    The Cincinnati Bell board of directors is authorized to provide for the issuance from time to time of Cincinnati Bell preferred stock in series and, as to each series, to fix the designation, the dividend rate and the date or dates from which such dividends will be cumulative, the times when and the prices at which shares will be redeemable, the voluntary and involuntary liquidation prices, the sinking fund provisions, if any, applicable to such series, the conversion or exchange privileges, if any, of such series, the restrictions, if any, upon the payment of dividends or other distributions and upon the creation of indebtedness, if any, and any other rights, preferences and limitations. Cumulative dividends, dividend preferences and conversion, exchange and redemption provisions, to the extent that some or all of these features may be present when shares of Cincinnati Bell preferred stock are issued, could have an adverse effect on the availability of earnings for distribution to the holders of Cincinnati Bell common stock or for other corporate purposes.

    In the merger, shares of IXC 7 1/4% preferred stock and IXC 6 3/4% preferred stock will be converted into the right to receive shares of Cincinnati Bell
7 1/4% preferred stock and Cincinnati Bell 6 3/4% preferred stock, respectively. The terms of the Cincinnati Bell 7 1/4% preferred stock and Cincinnati Bell
6 3/4% preferred stock will be substantially identical to the terms of the IXC
7 1/4% preferred stock and IXC 6 3/4% preferred stock, respectively, except that:

    - the issuer will be an Ohio corporation, Cincinnati Bell, instead of a Delaware corporation, IXC

    - Cincinnati Bell preferred stock will be convertible into Cincinnati Bell common stock instead of IXC common stock

    - Cincinnati Bell preferred stock will be convertible into Cincinnati Bell common stock on a basis that gives effect to the exchange ratio in the merger

    - each holder of a share of Cincinnati Bell 7 1/4% preferred stock and each holder of a whole share of Cincinnati Bell 6 3/4% preferred stock will be entitled to one vote per share on all matters submitted to the vote of holders of Cincinnati Bell common stock.

    In the merger, shares of IXC 12 1/2% preferred stock will remain outstanding as 12 1/2% preferred stock of the surviving corporation in the merger.

    The terms of the Cincinnati Bell 7 1/4% preferred stock and the Cincinnati Bell 6 3/4% preferred stock are summarized below under "Description of Cincinnati Bell Capital Stock--Cincinnati Bell 7 1/4% Preferred Stock" and "--Cincinnati Bell 6 3/4% Preferred Stock". For a comparison of the relevant provisions of Ohio law and Delaware law, see "Comparison of Rights of Cincinnati Bell Shareholders and IXC Stockholders" on page 83. For a complete description of the terms of the IXC 7 1/4% preferred stock, IXC 6 3/4% preferred stock and IXC 12 1/2% preferred stock, see "Where You Can Find More Information" on page 94.

CINCINNATI BELL 7 1/4% PREFERRED STOCK

    VOTING RIGHTS. Holders of Cincinnati Bell 7 1/4% preferred stock are entitled to cast one vote per share on all matters submitted to a vote of the shareholders, including the election of directors. Holders of Cincinnati Bell 7 1/4% preferred stock, holders of Cincinnati Bell 6 3/4% preferred stock and holders of Cincinnati Bell common stock will vote together as a single class, unless otherwise provided by law or the Cincinnati Bell amended articles of incorporation. The approval of at least two-thirds of the votes entitled to be cast by holders of Cincinnati Bell 7 1/4% preferred stock is required to amend the Cincinnati Bell amended articles of incorporation to affect adversely the specified rights, preferences, privileges or voting rights of holders of Cincinnati Bell 7 1/4% preferred stock.

    DIVIDENDS. Dividends on the Cincinnati Bell 7 1/4% preferred stock accrue at a rate of 7 1/4% per annum per share on a liquidation preference of $100 per share, $7.25 per annum per share. If Cincinnati Bell is not permitted to pay cash dividends on Cincinnati Bell 7 1/4% preferred stock by the terms of any outstanding indebtedness or any other agreement or instrument to which Cincinnati Bell is subject, if permitted by Ohio law, Cincinnati Bell will be required to pay dividends, which shall accrue at the rate of 8 3/4% per annum, through the issuance of additional shares of Cincinnati Bell 7 1/4% preferred stock.

    CONVERSION RIGHTS. Unless previously redeemed, Cincinnati Bell 7 1/4% preferred stock is convertible at the option of the holders at any time into shares of Cincinnati Bell common stock at a rate, subject to adjustment in certain events, of 8.94 shares of Cincinnati Bell common stock for each share of Cincinnati Bell 7 1/4% preferred stock.

    REDEMPTION PROVISIONS. Cincinnati Bell is required to redeem all the remaining shares of Cincinnati Bell 7 1/4% preferred stock on March 31, 2007. Cincinnati Bell 7 1/4% preferred stock is not redeemable prior to April 3, 2000. On or after such date, Cincinnati Bell 7 1/4% preferred stock will be redeemable at the option of Cincinnati Bell, in whole or in part, at the redemption prices set forth in the Cincinnati Bell amended articles of incorporation plus accrued and unpaid dividends through the redemption date. However, prior to April 1, 2002, Cincinnati Bell 7 1/4% preferred stock will not be subject to redemption unless for any 20 trading days within the period of 30 consecutive trading days ending on the trading day immediately before the notice of redemption, the closing bid price for Cincinnati Bell common stock on the New York Stock Exchange equals or exceeds 150% of the then effective conversion price.

    ADJUSTMENT FOR CONSOLIDATION, MERGER OR CHANGE IN CONTROL. In order to protect the interests of holders of Cincinnati Bell 7 1/4% preferred stock, the Cincinnati Bell amended articles of incorporation provide for adjustment of the conversion price and related terms in the case of certain consolidations, mergers or changes in control.

    LIQUIDATION RIGHTS. In the event of the liquidation, dissolution or winding up of the business of Cincinnati Bell, holders of Cincinnati Bell 7 1/4% preferred stock are entitled to receive the liquidation preference of $100 per share plus all accrued and unpaid dividends.

CINCINNATI BELL 6 3/4% PREFERRED STOCK

    VOTING RIGHTS. Holders of Cincinnati Bell 6 3/4% preferred stock are entitled to cast one vote per whole share that they own on all matters submitted to a vote of the shareholders, including the election of directors. Holders of Cincinnati Bell 7 1/4% preferred stock, holders of Cincinnati Bell 6 3/4% preferred stock and holders of Cincinnati Bell common stock will vote together as a single class, unless otherwise provided by law or the Cincinnati Bell amended articles of incorporation. The approval of each holder of Cincinnati Bell 6 3/4% preferred stock is necessary to:

    - alter the voting rights

    - reduce the liquidation preference

    - reduce the rate of or change the time for payment of dividends

    - adversely alter certain redemption provisions.

    In addition, the approval of at least two-thirds of the votes entitled to be cast by holders of Cincinnati Bell 6 3/4% preferred stock is required to amend the Cincinnati Bell amended articles of incorporation to affect adversely the specified rights, preferences, privileges or voting rights of holder of Cincinnati Bell 6 3/4% preferred stock.

    DIVIDENDS. Dividends on Cincinnati Bell 6 3/4% preferred stock are payable quarterly and accrue at a rate of 6 3/4% per annum per share on a liquidation preference of $1,000 per share, $67.50 per annum per share. Dividends may, at the option of Cincinnati Bell, be paid in shares of Cincinnati Bell common stock if, and only if, the documents governing Cincinnati Bell's indebtedness that existed as of March 30, 1998, prohibit the payment of such dividends in cash. Cincinnati Bell is allowed to pay dividends only if permitted by Ohio law.

    CONVERSION RIGHTS. Unless previously redeemed or repurchased, Cincinnati Bell 6 3/4% preferred stock is convertible at the option of the holders at any time into shares of Cincinnati Bell common stock at a rate, subject to adjustment in certain events, of 28.84 shares of Cincinnati Bell common stock for each share of Cincinnati Bell 6 3/4% preferred stock.

    REDEMPTION PROVISIONS. Cincinnati Bell 6 3/4% preferred stock is redeemable after April 5, 2000, subject to certain conditions with respect to the closing price of Cincinnati Bell common stock in the case of redemptions prior to April 1, 2002.

    ADJUSTMENT FOR CONSOLIDATION, MERGER OR CHANGE IN CONTROL. In order to protect the interests of holders of Cincinnati Bell 6 3/4% preferred stock, the Cincinnati Bell amended articles of incorporation provide for adjustment of the conversion rate and related terms in the case of certain consolidations, mergers or changes in control.

    LIQUIDATION RIGHTS. In the event of the liquidation, dissolution or winding up of the business of Cincinnati Bell, holders of Cincinnati Bell 6 3/4% preferred stock are entitled to receive the liquidation preference of $1,000 per share plus all accrued and unpaid dividends.

    DEPOSITARY SHARES. Cincinnati Bell 6 3/4% preferred stock is issued as and represented by depositary shares. These depositary shares represent a one-twentieth of a share of Cincinnati Bell 6 3/4% preferred stock. A holder of depositary shares of Cincinnati Bell 6 3/4% preferred stock only has voting rights equal to the number of whole shares of Cincinnati Bell 6 3/4% preferred stock represented by such depositary shares of Cincinnati Bell 6 3/4% preferred stock.

CINCINNATI BELL SERIES A PREFERRED STOCK

    Cincinnati Bell series A preferred stock is designated in connection with the Cincinnati Bell rights agreement. No shares of Cincinnati Bell series A preferred stock are outstanding. For a description of the rights to acquire Cincinnati Bell series A preferred stock that are attached to shares of Cincinnati Bell common stock, see "Comparison of Rights of Cincinnati Bell Shareholders and IXC Stockholders--Rights Plans--Cincinnati Bell".

                    COMPARISON OF RIGHTS OF CINCINNATI BELL
                       SHAREHOLDERS AND IXC STOCKHOLDERS

    The rights of Cincinnati Bell shareholders are currently governed by Ohio law and the Cincinnati Bell amended articles of incorporation and amended regulations. The rights of IXC stockholders are currently governed by the Delaware General Corporation Law and the IXC restated certificate of incorporation and by-laws. Upon completion of the merger, the rights of IXC stockholders who become shareholders of Cincinnati Bell in the merger will be governed by Ohio law and the Cincinnati Bell amended articles of incorporation and amended regulations.

    The following description summarizes the material differences which may affect the rights of Cincinnati Bell shareholders and IXC stockholders but does not purport to be a complete statement of all such differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Cincinnati Bell shareholders and IXC stockholders should read carefully the relevant provisions of Ohio law and Delaware law, the Cincinnati Bell amended articles of incorporation and amended regulations, and the IXC restated certificate of incorporation and by-laws.

CAPITALIZATION

    CINCINNATI BELL. Cincinnati Bell's authorized capital stock is described above under "Description of Cincinnati Bell Capital Stock".

    IXC. The total authorized shares of capital stock of IXC consist of (1) 300,000,000 shares of common stock, par value $.01 per share, (2) 3,000,000 shares of preferred stock, par value $.01 per share, and (3) 17,000,000 shares of class B preferred stock, par value $.01 per share. Of the 3,000,000 shares of preferred stock, (1) 1,400,000 shares have been designated as IXC 7 1/4% preferred stock, (2) 450,000 shares have been designated as IXC 12 1/2% preferred stock, (3) 55,000 shares have been designated as IXC series A junior participating preferred stock and (4) 155,250 shares have been designated as IXC 6 3/4% preferred stock.

    At the close of business on September 9, 1999, (1) 37,412,215 shares of IXC common stock, (2) 1,074,496 shares of IXC 7 1/4% preferred stock, (3) 383,232 shares of IXC 12 1/2% preferred stock and (4) 155,250 shares of IXC 6 3/4% preferred stock were issued and outstanding. No other shares of preferred stock or class B preferred stock were issued and outstanding.

    The IXC board of directors is authorized to issue preferred stock from time to time in series, to set forth the voting powers of each series, and to fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each series of preferred stock. The IXC board of directors is authorized to issue class B preferred stock from time to time in series, to set forth the voting powers of each series, and to fix the number of shares constituting each series and the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each series of class B preferred stock. The IXC board of directors, without stockholder approval, can issue IXC preferred stock and IXC class B preferred stock with voting, conversion or other rights that could dilute the voting power and other rights of the holders of IXC common stock. IXC preferred stock and IXC class B preferred stock could also be issued quickly with terms that could delay or prevent a change in control of IXC or make

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removal of management more difficult. Additionally, issuing IXC preferred stock may cause the market price of IXC common stock to decrease.

VOTING RIGHTS

    CINCINNATI BELL. Each holder of Cincinnati Bell common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

    IXC. Each holder of IXC common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

NUMBER, ELECTION, VACANCY AND REMOVAL OF DIRECTORS

    CINCINNATI BELL. The Cincinnati Bell board of directors has ten members. The Cincinnati Bell amended articles of incorporation provide that the Cincinnati Bell board of directors will consist of a number of directors to be fixed from time to time by the board of directors, but will in any event not be less than nine. The Cincinnati Bell amended regulations also state that the number of directors of Cincinnati Bell shall not be less than nine nor greater than seventeen. The Cincinnati Bell amended articles of incorporation provide that the Cincinnati Bell board of directors consists of three classes of directors with staggered terms. The term of each class of directors is approximately three years each.

    Under the Cincinnati Bell amended regulations, if there is a vacancy on the Cincinnati Bell board of directors or if the number of directors is increased, these vacancies or newly created directorships will be filled by the affirmative vote of a majority of the remaining directors then in office, or by the affirmative vote of two-thirds of the outstanding voting power of Cincinnati Bell. No decrease in the number of directors will shorten the term of any incumbent director.

    Under the Cincinnati Bell amended regulations, any director may be removed from office without assigning cause by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of Cincinnati Bell, voting together as a single class.

    IXC. The IXC board of directors has seven members. The IXC by-laws provide that the IXC board of directors will consist of a number of directors to be fixed from time to time pursuant to a resolution adopted by the board of directors but will, in any event, not be less than seven or greater than nine. Neither the IXC restated certificate of incorporation nor the IXC by-laws provide for a staggered board of directors.

    Vacancies on the IXC board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by the majority of the remaining directors in office, though less than a quorum. If, at the time of filling of any vacancy or newly created directorship, the directors then in office constitute less than a majority of the authorized number of directors, the Chancery Court for the State of Delaware may, upon application of any stockholder or stockholders holding at least 10% of the total voting power of IXC, order an election to be held to fill such vacancy or replace the directors selected by the directors then in office.

    Under Delaware law and the IXC by-laws, any director or the entire IXC board of directors may be removed at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding voting power of IXC.

AMENDMENTS TO THE AMENDED ARTICLES OF INCORPORATION AND RESTATED CERTIFICATE OF
  INCORPORATION

    CINCINNATI BELL. Ohio law provides that the affirmative vote of two-thirds of the voting power of the corporation is necessary to adopt an amendment to the articles of incorporation. The board of directors of a corporation may only adopt amendments without shareholder approval in limited circumstances which include, among others, the following:

    - to specify the terms and conditions of any series of preferred stock

    - to reduce or increase the number of authorized shares under certain conditions

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    - to eliminate language from the articles following a merger or consolidation.

    The Cincinnati Bell amended articles of incorporation do not contain any provisions regarding the amendment of the articles of incorporation and therefore may be amended as described above under Ohio law.

    IXC. Under Delaware law, an amendment to the certificate of incorporation of a corporation requires the approval of the board of directors and the approval of holders of a majority of the outstanding stock entitled to vote upon the proposed amendment. Holders of the outstanding shares of a class are entitled to vote as a separate class on a proposed amendment that would:

    - increase or decrease the aggregate number of authorized shares of such class (unless this class voting right has been eliminated in the certificate of incorporation in certain circumstances)

    - increase or decrease the par value of the shares of such class or

    - alter or change the powers, preferences or special rights of the shares of such class, so as to affect them adversely.

    The IXC restated certificate of incorporation provides that the certificate of incorporation may be amended as prescribed by Delaware law.

AMENDMENTS TO THE AMENDED REGULATIONS AND BY-LAWS

    CINCINNATI BELL. The Cincinnati Bell amended regulations may be altered, amended or repealed by the affirmative vote of the holders of two-thirds of the outstanding voting power of Cincinnati Bell. However, if the change is recommended by the affirmative vote of two-thirds of the board of directors, then the amended regulations can be altered, amended or repealed by the affirmative vote of a majority of the outstanding voting power of Cincinnati Bell.

    IXC. Under Delaware law, the stockholders have the power to adopt, amend or repeal the by-laws and the directors may also have such power if it is conferred upon them by the certificate of incorporation. The IXC restated certificate of incorporation and by-laws allow the directors and stockholders to amend or repeal the by-laws.

SHAREHOLDER/STOCKHOLDER ACTION

    CINCINNATI BELL. Ohio law provides that any action which may be authorized or taken at a meeting of shareholders may be authorized or taken without a meeting with the affirmative vote in writing of all the shareholders who would be entitled to notice of such a meeting.

    IXC. Delaware law and the IXC restated certificate of incorporation provide that any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize such action at a meeting of stockholders.

NOTICE OF CERTAIN SHAREHOLDER/STOCKHOLDER ACTION

    CINCINNATI BELL. The Cincinnati Bell amended articles of incorporation and amended regulations do not place any limits on the submission of a shareholder proposal.

    IXC. The IXC restated certificate of incorporation and by-laws do not place any limits on the submission of a stockholder proposal. The IXC by-laws do provide, however, that the only business that may be conducted at special meetings is the business stated in the notice of that special meeting. See "--Special Shareholder/Stockholder Meetings".

SPECIAL SHAREHOLDER/STOCKHOLDER MEETINGS

    CINCINNATI BELL. The Cincinnati Bell amended regulations provide that a special meeting of the shareholders may be called by the chairman of the board, by the president, by resolution of the board

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of directors or by resolution of the holders of not less than one-half of the outstanding voting power of Cincinnati Bell.

    IXC. The IXC by-laws provide that a special meeting of the stockholders may be called by the president, or at the request of a majority of the board of directors or at the written request of the holders of a majority of the outstanding capital stock of IXC.

DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

    CINCINNATI BELL. With certain exceptions to the following limitation, Ohio law provides that a director is liable in damages for any action he or she takes or fails to take only if it is proved by clear and convincing evidence in a court of competent jurisdiction that such action or failure to act was taken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation.

    Under Ohio law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of the corporation, because the person is or was a director or officer, against liability reasonably incurred by the director or officer in connection with the proceeding if either:

    - the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation or

    - with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe the director's or officer's conduct was unlawful.

    Under Ohio law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, by or in the right of the corporation to procure a judgment in its favor, because the person is or was a director or officer against liability reasonably incurred by the director or officer in connection with the proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, except that a corporation may not indemnify a director or officer if either:

    - the director or officer has been adjudged to be liable for negligence or misconduct in the performance of the director's or officer's duty to the corporation unless and only to the extent that the court in which the proceeding was brought determines that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper or

    - the only liability asserted against a director in a proceeding is for the director voting for or assenting to the following:

       - the payment of a dividend or distribution, the making of a distribution of assets to shareholders, or the purchase or redemption of the corporation's own shares in violation of Ohio law or the corporation's articles of incorporation

       - a distribution of assets to shareholders during the winding up of the affairs of the corporation, or dissolution or otherwise, without the payment of all known obligations of the corporation or without making adequate provision for their payment or

       - the making of a loan, other than in the usual course of business, to an officer, director or shareholder of the corporation other than in the case of at the time of the making of the loan, a majority of the disinterested directors of the corporation voted for the loan and, taking into account the terms and provisions of the loan and other relevant factors, determined that the making of the loan could reasonably be expected to benefit the corporation.

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    Under Ohio law, to the extent that a director or officer has been successful on the merits or otherwise in defense of the proceeding, the director or officer must be indemnified against expenses actually and reasonably incurred by him or her in connection with that proceeding.

    Ohio law provides that any indemnification for a director or officer, unless ordered by a court, is subject to a determination that the director or officer has met the applicable standard of conduct. The determination will be made by either:

    - a majority vote of a quorum of the directors who are not parties to such proceeding

    - if there is not a quorum of such directors, or if a majority vote of such directors so directs, independent legal counsel in a written opinion

    - by the shareholders or

    - by the court of common pleas or by the court in which the proceeding was brought.

    Ohio law provides that the corporation must pay expenses as they are incurred by the director or officer in defending the proceeding if the director or officer undertakes to:

    - repay the amount if it is determined that the director's or officer's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and

    - reasonably cooperate with the corporation concerning the proceeding.

    Under Ohio law, a corporation may advance expenses before the final disposition of a proceeding if the director or officer undertakes to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification.

    Ohio law gives a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, and incurred in his or her capacity as a director or officer, whether or not the corporation would have the power to indemnify the director or officer against this liability under Ohio law.

    The Cincinnati Bell amended regulations provide that Cincinnati Bell will indemnify directors and officers to the fullest extent permitted by law.

    IXC. The IXC restated certificate of incorporation provides that no director will be personally liable to IXC or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by law, for liability:

    - for any breach of a director's duty of loyalty to the corporation or its stockholders

    - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

    - for violation of Section 174 of the Delaware General Corporation Law regarding unlawful payment of dividends or unlawful stock purchases or redemptions or

    - for any transaction from which the director derived an improper personal benefit.

    Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer against liability incurred in connection with the proceeding if either:

    - the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation or

    - with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe the director's or officer's conduct was unlawful.

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    Under Delaware law, a corporation may not indemnify a director or officer in connection with any proceeding brought by or on behalf of the corporation in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the director or officer satisfies the conduct standard set forth above and the court in which the proceeding was brought determines that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

    Delaware law provides that any indemnification for a director or officer, unless ordered by a court, is subject to a determination that the director or officer has met the applicable standard of conduct. The determination will be made by either:

    - a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or by a committee of such directors designated by majority vote of such directors, even though less than a quorum

    - if there are no such directors, or if such directors so direct, independent legal counsel in a written opinion or

    - the stockholders.

    Under Delaware law, a corporation may advance expenses before the final disposition of a proceeding if the director or officer undertakes to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification. Expenses incurred by former directors or officers may be paid upon such terms and conditions, if any, as the corporation deems appropriate.

    Under Delaware law, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of the proceeding, that person must be indemnified against expenses actually and reasonably incurred in connection with any claim.

    Delaware law gives a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, and incurred in his or her capacity as a director or officer whether or not the corporation would have the power to indemnify the director or officer against this liability under Delaware law.

    The IXC by-laws provide that IXC will indemnify every director or officer of IXC to the fullest extent allowed by law.

DIVIDENDS

    CINCINNATI BELL. Ohio law provides that a corporation may pay cash dividends only out of surplus and must notify its shareholders if a dividend is paid out of capital surplus. The right of the Cincinnati Bell board of directors to declare dividends is also subject to the rights of holders of Cincinnati Bell preferred stock.

    IXC. Delaware law provides that a corporation may pay dividends out of its surplus or if there is no surplus out of its net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of the net profits if, after the payment of the dividend, the corporation's capital would be less than the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

CONVERSION

    CINCINNATI BELL. Holders of Cincinnati Bell common stock do not have the right to convert their shares into any other securities.

    IXC. Holders of IXC common stock do not have the right to convert their shares into any other securities.

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RIGHTS PLANS

    The following descriptions of the rights agreements of Cincinnati Bell and IXC do not purport to be complete and are qualified in their entirety by reference to the terms and conditions of the rights agreements. See "Where You Can Find More Information" on page 94.

    CINCINNATI BELL. Under the Cincinnati Bell rights agreement, rights attach to each share of Cincinnati Bell common stock outstanding and, when exercisable, entitle the registered holder to purchase from Cincinnati Bell one one-hundredth of a share of Cincinnati Bell series A preferred stock without par value at a purchase price of $125 per one one-hundredth of a share, subject to adjustment.

    The rights will not be exercisable until the earlier to occur of:

    - 10 business days following a public announcement that a person or group has acquired beneficial ownership of 15% or more of the outstanding shares of Cincinnati Bell common stock

    - 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group acquiring beneficial ownership of 15% or more of the outstanding shares of Cincinnati Bell common stock.

The rights will expire on May 2, 2007, unless such date is extended or unless the rights are earlier redeemed or exchanged by Cincinnati Bell, in each case as summarized below.

    In the event that a person or group acquires beneficial ownership of 15% or more of the outstanding shares of Cincinnati Bell common stock, each holder of a right, other than rights beneficially owned by such person or group, which become void, will have the right to receive upon exercise that number of shares of Cincinnati Bell common stock having a market value of two times the purchase price provided for in the right. In the event that Cincinnati Bell is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold after a person or group acquires beneficial ownership of 15% or more of the outstanding shares of Cincinnati Bell common stock, each holder of a right will thereafter have the right to receive upon exercise that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the purchase price provided for in the right.

    At any time after a person or group acquires beneficial ownership of 15% or more of the outstanding shares of Cincinnati Bell common stock and prior to the acquisition by such person or group of 50% or more of the then outstanding shares of Cincinnati Bell common stock, the Cincinnati Bell board of directors may exchange the rights (other than rights owned by such person or group which have become void), in whole or in part, for Cincinnati Bell common stock or Cincinnati Bell series A preferred stock.

    At any time prior to a person or group acquiring beneficial ownership of 15% or more of the outstanding shares of Cincinnati Bell common stock, the Cincinnati Bell board of directors may redeem the rights in whole, but not in part, at a redemption price of $.01 per right, subject to adjustment, or amend the terms of the rights, in each case without the consent of the holders of the rights, at such time, on such basis and with such conditions as the Cincinnati Bell board of directors may establish. However, no amendment may decrease the redemption price of the rights.

    Cincinnati Bell series A preferred stock purchasable upon exercise of the rights is not redeemable. Cincinnati Bell series A preferred stock has dividend, voting and liquidation rights that are intended to result in the value of a one one-hundredth interest in a share of Cincinnati Bell series A preferred stock purchasable upon exercise of each right approximating the value of one share of Cincinnati Bell common stock.

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    The rights may have antitakeover effects. The rights will cause substantial dilution to a person or group of persons that attempts to acquire Cincinnati Bell by a share acquisition on terms not approved by the Cincinnati Bell board of directors. The rights should not interfere with any merger or other business combination approved by the Cincinnati Bell board of directors prior to the time that a person or group has acquired 15% or more of the outstanding shares of Cincinnati Bell common stock since the rights may be redeemed or amended by Cincinnati Bell until such time.

    IXC. Under the IXC rights agreement, rights attach to each share of IXC common stock outstanding and, when exercisable, entitle the registered holder to purchase from IXC one one-thousandth of a share of IXC series A junior participating preferred stock, par value $.01 per share, at a purchase price of $210 per one one-thousandth of a share, subject to adjustment.

    The rights will not be exercisable until the earlier to occur of:

    - 10 days following a public announcement that a person or group has acquired beneficial ownership of 20% or more of the outstanding shares of IXC common stock or

    - 10 business days, or such later date as may be determined by the IXC board of directors, following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group acquiring beneficial ownership of 20% or more of the outstanding shares of IXC common stock.

The rights will expire on September 20, 2008, unless such date is extended or unless the rights are earlier redeemed or exchanged by IXC, in each case as summarized below.

    In the event that a person or group acquires beneficial ownership of 20% or more of the outstanding shares of IXC common stock, each holder of a right, other than rights beneficially owned by such person or group, which become void, will have the right to receive upon exercise that number of shares of IXC common stock having a market value of two times the purchase price provided for in the right. In the event that IXC is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold after a person or group acquires beneficial ownership of 20% or more of the outstanding shares of IXC common stock, each holder of a right will thereafter have the right to receive upon exercise that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the purchase price provided for in the right.

    At any time after a person or group acquires beneficial ownership of 20% or more of the outstanding shares of IXC common stock and prior to the acquisition by such person or group of 50% or more of the then outstanding shares of IXC common stock, the IXC board of directors may exchange the rights (other than rights owned by such person or group which have become void), in whole or in part, for IXC common stock or IXC series A junior participating preferred stock.

    At any time prior to a person or group acquiring beneficial ownership of 20% or more of the outstanding shares of IXC common stock, the IXC board of directors may redeem the rights in whole, but not in part, at a redemption price of $.01 per right, subject to adjustment, or amend the terms of the rights, in each case without the consent of the holders of the rights, at such time, on such basis and with such conditions as the IXC board of directors may establish. However, no amendment may change the redemption price of the rights.

    IXC series A junior participating preferred stock purchasable upon exercise of the rights is not redeemable. IXC series A junior participating preferred stock has dividend, voting and liquidation rights that are intended to result in the value of a one one-thousandth interest in a share of IXC series A junior participating preferred stock purchasable upon exercise of each right approximating the value of one share of IXC common stock.

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    The rights may have antitakeover effects. The rights will cause substantial dilution to a person or group of persons that attempts to acquire IXC by a stock acquisition on terms not approved by the IXC board of directors. The rights should not interfere with any merger or other business combination approved by the IXC board of directors prior to the time that a person or group has acquired 20% or more of the outstanding shares of IXC common stock since the rights may be redeemed or amended by IXC until such time.

ANTITAKEOVER PROVISIONS

    CINCINNATI BELL. The Cincinnati Bell amended articles of incorporation regulate transactions between Cincinnati Bell and an interested shareholder. Under the Cincinnati Bell amended articles of incorporation, an "interested shareholder" is defined as a shareholder who is the beneficial owner of 10% or more of the voting power of Cincinnati Bell. If any person is an interested shareholder under the Cincinnati Bell amended articles of incorporation, the affirmative vote of 80% of the outstanding voting power of Cincinnati Bell is required for any of the following:

    - any merger or consolidation of Cincinnati Bell or any of its subsidiaries with an interested shareholder

    - any sale, lease, exchange, mortgage, pledge, transfer or disposition to or with an interested shareholder of any assets of Cincinnati Bell or any of its subsidiaries having an aggregate fair market value of $5,000,000 or more

    - any sale or other transfer by Cincinnati Bell or any of its subsidiaries of any securities of Cincinnati Bell or any of its subsidiaries to an interested shareholder for consideration of $5,000,000 or more in fair market value

    - the adoption of any plan or proposal for the liquidation or dissolution of Cincinnati Bell proposed by or on behalf of an interested shareholder

    - any reclassification of securities or recapitalization of Cincinnati Bell, or merger or consolidation or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of outstanding shares of any class of equity or convertible securities of a corporation owned by an interested shareholder.

    The supermajority voting requirement does not apply if a majority of the directors not associated with such an interested shareholder approves the transaction or certain other requirements regarding consideration paid are met.

    Ohio law contains several anti-takeover provisions which apply to corporations like Cincinnati Bell. Cincinnati Bell is subject to these provisions because there are no opt-out provisions in the Cincinnati Bell amended articles of incorporation or amended regulations with respect to these provisions.

    TRANSACTIONS WITH INTERESTED SHAREHOLDERS. Chapter 1704 of the Ohio General Corporation Law applies to a broad range of business combinations between an Ohio corporation and an interested shareholder. The Ohio law definition of "business combination" includes mergers, consolidations, combinations or majority share acquisitions. An "interested shareholder" is defined as a shareholder who, directly or indirectly, exercises or directs the exercise of 10% or more of the voting power of the corporation. Chapter 1704 of the Ohio General Corporation Law restricts corporations from engaging in business combinations with interested shareholders, unless the articles of incorporation provide otherwise, for a period of three years following the date on which the shareholder became an interested shareholder, unless the directors of the corporation have approved the business combination or the interested shareholder's acquisition of shares of the corporation prior to the date the shareholder became an interested shareholder. After the initial three-year moratorium, Chapter 1704 prohibits such transactions absent approval by the directors of the interested shareholder's acquisition

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of shares of the corporation prior to the date that the shareholder becomes an interested shareholder, approval by disinterested shareholders of the corporation or the transaction meeting certain statutorily defined fair price provisions.

    CONTROL SHARE ACQUISITIONS. Under Section 1701.831 of the Ohio General Corporation Law, unless the articles of incorporation provide otherwise, any control share acquisition of a corporation can only be made with the prior approval of the corporation's shareholders. A "control share acquisition" is defined as any acquisition of shares of a corporation that, when added to all other shares of that corporation owned by the acquiring person, would enable that person to exercise levels of voting power in any of the following ranges: at least 20% but less than 33 1/3%; at least 33 1/3% but less than 50%; or 50% or more.

    IXC. IXC is subject to the provisions of Delaware law described below regarding business combinations with interested stockholders because there is no opt-out provision in its restated certificate of incorporation with respect to these provisions.

    Section 203 of the Delaware General Corporation Law applies to a broad range of business combinations between a Delaware corporation and an interested stockholder. The Delaware law definition of "business combination" includes mergers, consolidations, sales of assets, issuance of voting stock and certain other transactions. An "interested stockholder" is defined as any person who directly or indirectly beneficially owns or has certain rights, agreements, arrangements or understandings with respect to 15% or more of the outstanding voting stock of a corporation and the affiliates or associates of such person.

    Section 203 prohibits a corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless:

    - before the stockholder became an interested stockholder, the board of directors approved the business combination or the board of directors approved the transaction that resulted in the stockholder becoming an interested stockholder

    - upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owned at least 85% of the voting stock outstanding when the transaction began other than shares held by directors who are also officers and by certain employee stock plans

    - prior to a stockholder becoming an interested stockholder, a corporation opted out of Section 203 in its certificate of incorporation

    - the board of directors approved the business combination after the stockholder became an interested stockholder and the business combination was approved at a meeting by at least two-thirds of the outstanding voting stock not owned by such stockholder.

These limitations on business combinations with interested stockholders do not apply to a corporation that does not have a class of voting stock listed on a national securities exchange or held by at least 2,000 holders of record.

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                                 LEGAL MATTERS

    The legality of Cincinnati Bell common stock offered by this proxy statement/prospectus will be passed upon for Cincinnati Bell by Thomas E. Taylor, Esq., General Counsel and Secretary of Cincinnati Bell. As of September 9, 1999, Mr. Taylor owned approximately 62,000 shares of Cincinnati Bell common stock (a substantial majority of which are subject to vesting restrictions) and options to purchase 108,750 shares of Cincinnati Bell common stock.

    Certain United States federal income tax consequences of the merger will be passed upon for IXC by Riordan & McKinzie, Costa Mesa, California. Riordan & McKinzie acts as counsel for IXC and its subsidiaries. Carl W. McKinzie, Esq. and other attorneys of Riordan & McKinzie beneficially own shares of IXC common stock. Another attorney of Riordan & McKinzie holds an option to acquire shares of IXC common stock.

                                    EXPERTS

    The consolidated balance sheets of Cincinnati Bell as of December 31, 1998, and December 31, 1997, and the consolidated statements of income and comprehensive income (loss), common shareowners' equity and cash flows for each of the three fiscal years in the period ended December 31, 1998, incorporated in this proxy statement/prospectus by reference to Cincinnati Bell's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the IXC consolidated balance sheets as of December 31, 1998 and 1997, and the consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998, as set forth in their report, which is incorporated in this proxy statement/prospectus by reference to IXC's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and, to the extent set forth below, is based on the reports of other independent auditors. The IXC financial statements are incorporated by reference in reliance on Ernst & Young's report, given on their authority as experts in accounting and auditing.

    The consolidated financial statements of Network Long Distance, Inc. as of March 31, 1998, and for each of the two fiscal years in the period ended March 31, 1998 and 1997, have been audited by Arthur Andersen LLP, independent public accountants. In their report, such firm states that with respect to certain acquired entities, its opinion is based on the reports of other independent accountants. The report has been incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Grupo Marca Tel S.A. de C.V., as of December 31, 1998 and 1997, and for each of the two fiscal years in the period ended December 31, 1998 and 1997, have been audited by Arthur Andersen LLP, independent public accountants. Their report has been incorporated by reference in this registration statement in reliance upon the authority of such firm as experts in accounting and auditing. Reference is made to their report, which includes an explanatory paragraph with respect to the uncertainty regarding Marca Tel's ability to continue as a going concern.

    The consolidated financial statements of National Teleservices, Inc., as of and for the year ended March 31, 1997 incorporated in this joint proxy statement/prospectus by reference to IXC's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

CINCINNATI BELL

    Shareholder proposals intended to be presented at the 2000 annual meeting of Cincinnati Bell shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Secretary of Cincinnati Bell no later than November 25, 1999, in order to be included in the proxy materials sent by Cincinnati Bell management for the annual meeting. Shareholder proposals intended to be presented at the 2000 annual meeting of Cincinnati Bell shareholders that are not intended to be included in management's proxy materials under rule 14a-8 must be received by the Secretary of Cincinnati Bell no later than November 25, 1999, in order to be considered at the 2000 annual meeting.

IXC

    If the merger is completed, IXC will not hold an annual meeting of its stockholders in 2000. If the merger is not completed, IXC will hold the 2000 annual meeting of its stockholders. If such a meeting is held, stockholder proposals submitted for inclusion in the proxy statement for the 2000 annual meeting must comply with the requirements of the Securities and Exchange Commission. A stockholder proposal generally will be voted on only if the stockholder or the stockholder's representative attends the 2000 annual meeting and presents the proposal. Any IXC stockholder who intends to submit a proposal for inclusion in the proxy materials for the 2000 annual meeting is required to have submitted his or her proposal to IXC's executive offices no later than December 10, 1999.

                                 OTHER MATTERS

    As of the date of this proxy statement/prospectus, neither the Cincinnati Bell board of directors nor the IXC board of directors knows of any matter that will be presented for consideration at the Cincinnati Bell special meeting or the IXC special meeting other than as described in this proxy statement/prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

    Cincinnati Bell and IXC file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Cincinnati Bell and IXC file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms at the following locations:

    Public Reference Room        New York Regional Office        Chicago Regional Office
   450 Fifth Street, N.W.          7 World Trade Center              Citicorp Center
          Room 1024                     Suite 1300               500 West Madison Street
   Washington, D.C. 20549           New York, NY 10048                 Suite 1400
                                                                 Chicago, IL 60661-2511

    Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov". Reports, proxy statements and other information concerning Cincinnati Bell may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005. Reports, proxy statements and other information pertaining to IXC may also be inspected at the offices of The Nasdaq Stock Market, which is located at 1735 K. Street, N.W., Washington, D.C. 20006.

    Cincinnati Bell filed a registration statement on Form S-4 on September 13, 1999, to register with the Securities and Exchange Commission the Cincinnati Bell common stock to be issued to IXC stockholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Cincinnati Bell in addition to being a proxy statement of Cincinnati Bell and IXC. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all the information you can find in Cincinnati Bell's registration statement or the exhibits to the registration statement.

    The Securities and Exchange Commission allows Cincinnati Bell and IXC to "incorporate by reference" information into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

    This proxy statement/prospectus incorporates by reference the documents set forth below that Cincinnati Bell and IXC have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about Cincinnati Bell and IXC that is not included in or delivered with this proxy statement/prospectus.

CINCINNATI BELL FILINGS (FILE NO. 1-8519)                                          PERIOD
--------------------------------------------------------  --------------------------------------------------------
Annual Report on Form 10-K                                Fiscal Year ended December 31, 1998

Quarterly Reports on Form 10-Q                            Quarters ended March 31, 1999 and June 30, 1999

Current Reports on Form 8-K                               Filed January 15, 1999, February 8, 1999, April 20,
                                                          1999, July 21, 1999 and July 23, 1999

Proxy Statement                                           Filed March 24, 1999

The description of Cincinnati Bell common stock set       Filed under the Securities Act on October 8, 1996
forth in the Cincinnati Bell Registration Statement on
Form S-3

The description of the Cincinnati Bell rights to acquire  Filed under Section 12 of the Exchange Act on May 1,
preferred stock set forth in the Cincinnati Bell          1997
Registration Statement on Form 8-A


IXC FILINGS (FILE NO. 0-20803)                                                     PERIOD
--------------------------------------------------------  --------------------------------------------------------

Annual Report on Form 10-K                                Fiscal Year ended December 31, 1998, as amended by
                                                          Amendment No. 1 thereto filed on Form 10-K/A on August
                                                          24, 1999

Quarterly Reports on Form 10-Q                            Quarters ended March 31, 1999 and June 30, 1999

Current Reports on Form 8-K                               Filed January 20, 1999, February 4, 1999, April 14,
                                                          1999, May 17, 1999, June 2, 1999, June 29, 1999, July
                                                          21, 1999, July 27, 1999, August 4, 1999 and August 9,
                                                          1999

Proxy Statement                                           Filed April 30, 1999

The description of IXC common stock set forth in the IXC  Filed under Section 12 of the Exchange Act on June 4,
Registration Statement on Forms 8-A and 8-A/A             1996 and June 26, 1996 and June 28, 1996, respectively

The description of the IXC rights to acquire junior       Filed under Section 12 of the Exchange Act on September
preferred stock set forth in the IXC Registration         11, 1998
Statement on Form 8-A

    Cincinnati Bell and IXC also incorporate by reference additional documents that may be filed with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the Cincinnati Bell special meeting and the date of the IXC special meeting, as applicable. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

    Cincinnati Bell has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Cincinnati Bell, and IXC has supplied all such information relating to IXC.

    IXC stockholders should not send in their IXC stock certificates until they receive the transmittal materials from the exchange agent. IXC stockholders of record who have further questions about their stock certificates or the exchange of their IXC common stock for Cincinnati Bell common stock should call the exchange agent.

    If you are a Cincinnati Bell shareholder or an IXC stockholder, we may have sent you some of the documents incorporated by reference, but you can also obtain any of them through the companies, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this proxy statement/prospectus, the exhibit will also be provided without charge. You may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

IXC Communications, Inc.                       Cincinnati Bell Inc.
1122 Capital of Texas Highway South            201 East Fourth Street, 102-760
Austin, Texas 78746-6426                       P.O. Box 2301
Telephone: (512) 328-1112                      Cincinnati, Ohio 45201-2301
Attention: Investor Relations Coordinator      Telephone: (800) 345-6301
                                               Attention: Director of Investor Relations

    You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated September 13, 1999. You should not assume that the information contained in this proxy statement/ prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/ prospectus to Cincinnati Bell and IXC stockholders nor the issuance of Cincinnati Bell common stock in the merger creates any implication to the contrary.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This proxy statement/prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for stock of Cincinnati Bell and IXC and other matters. Statements in this proxy statement/prospectus that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income, in each case relating to Cincinnati Bell and IXC, wherever they occur in this proxy statement/prospectus, are necessarily estimates reflecting the best judgment of the senior management of Cincinnati Bell and IXC and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement/prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

    - the ability to integrate the operations of Cincinnati Bell and IXC, including their respective products and services

    - the effects of vigorous competition in the markets in which Cincinnati Bell and IXC operate.

    Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement/prospectus and the other documents incorporated herein by reference, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 1998 of each of Cincinnati Bell and IXC, including any amendments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus. Neither Cincinnati Bell nor IXC undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

                                                                         ANNEX 1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                           DATED AS OF JULY 20, 1999
                                  BY AND AMONG
                             CINCINNATI BELL INC.,
                               IVORY MERGER INC.
                                      AND
                            IXC COMMUNICATIONS, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                   ARTICLE I

                                   THE MERGER

                                                                                                                PAGE
                                                                                                                -----

SECTION 1.01.       The Merger.............................................................................         1-2
SECTION 1.02.       Closing................................................................................         1-2
SECTION 1.03.       Effective Time.........................................................................         1-3
SECTION 1.04.       Effects of the Merger..................................................................         1-2
SECTION 1.05.       Certificate of Incorporation and By-laws...............................................         1-2
SECTION 1.06.       Board of Directors of the Surviving Corporation........................................         1-2
SECTION 1.07.       Board of Directors of CBI..............................................................         1-2

                                                       ARTICLE II

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 2.01.       Effect on Capital Stock................................................................         1-3
                    (a) Capital Stock of Sub...............................................................         1-3
                    (b) Cancelation of Treasury Stock and CBI-Owned Stock..................................         1-3
                    (c) Conversion of IXC Common Stock.....................................................         1-3
                    (d) Conversion of IXC 7 1/4% Preferred Stock and IXC 6 3/4% Preferred Stock............         1-3
                    (e) Effect on IXC 12 1/2% Preferred Stock..............................................         1-4
                    (f) Anti-Dilution Provisions...........................................................         1-4
SECTION 2.02.       Exchange of Certificates...............................................................         1-4
                    (a) Exchange Agent.....................................................................         1-4
                    (b) Exchange Procedures................................................................         1-4
                    (c) Distributions with Respect to Unsurrendered Certificates...........................         1-5
                    (d) No Further Ownership Rights in IXC Common Stock, IXC 7 1/4% Preferred Stock or IXC
                    6 3/4% Preferred Stock.................................................................         1-5
                    (e) No Fractional Shares...............................................................         1-6
                    (f) Termination of Exchange Fund.......................................................         1-7
                    (g) No Liability.......................................................................         1-7
                    (h) Investment of Exchange Fund........................................................         1-7
                    (i) Lost Certificates..................................................................         1-7

                                                      ARTICLE III

                                             REPRESENTATIONS AND WARRANTIES

SECTION 3.01.       Representations and Warranties of IXC..................................................         1-7
                    (a) Organization, Standing and Corporate Power.........................................         1-7
                    (b) Subsidiaries.......................................................................         1-8
                    (c) Capital Structure..................................................................         1-8
                    (d) Authority; Noncontravention........................................................         1-9
                    (e) SEC Documents; Undisclosed Liabilities.............................................        1-10
                    (f) Information Supplied...............................................................        1-11
                    (g) Absence of Certain Changes or Events...............................................        1-11
                    (h) Litigation.........................................................................        1-12
                    (i) Compliance with Applicable Laws....................................................        1-12
                    (j) Contracts..........................................................................        1-12

                                                                                                                PAGE
                                                                                                                -----
                    (k) Absence of Changes in Benefit Plans................................................        1-12
                    (l) ERISA Compliance...................................................................        1-13
                    (m) Taxes..............................................................................        1-13
                    (n) Voting Requirements................................................................        1-15
                    (o) State Takeover Statutes............................................................        1-15
                    (p) Brokers............................................................................        1-15
                    (q) Opinions of Financial Advisors.....................................................        1-15
                    (r) Intellectual Property; Year 2000...................................................        1-15
                    (s) IXC Rights Agreement...............................................................        1-16
                    (t) Title to Properties................................................................        1-16
SECTION 3.02.       Representations and Warranties of CBI and Sub..........................................        1-16
                    (a) Organization, Standing and Corporate Power.........................................        1-17
                    (b) Capital Structure..................................................................        1-17
                    (c) Authority; Noncontravention........................................................        1-18
                    (d) SEC Documents; Undisclosed Liabilities.............................................        1-19
                    (e) Information Supplied...............................................................        1-20
                    (f) Absence of Certain Changes or Events...............................................        1-20
                    (g) Litigation.........................................................................        1-20
                    (h) Compliance with Applicable Laws....................................................        1-21
                    (i) Contracts..........................................................................        1-21
                    (j) Absence of Changes in Benefit Plans................................................        1-21
                    (k) ERISA Compliance...................................................................        1-21
                    (l) Taxes..............................................................................        1-22
                    (m) Voting Requirements................................................................        1-23
                    (n) Brokers............................................................................        1-23
                    (o) Opinion of Financial Advisor.......................................................        1-23
                    (p) Interim Operations of Sub..........................................................        1-23
                    (q) Intellectual Property; Year 2000...................................................        1-23
                    (r) Ownership of IXC Stock.............................................................        1-24
                    (s) CBI Rights Agreement...............................................................        1-24
                    (t) Title to Properties................................................................        1-24

                                                       ARTICLE IV

                                       COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.01.       Conduct of Business....................................................................        1-25
                    (a) Conduct of Business by IXC.........................................................        1-25
                    (b) Conduct of Business by CBI.........................................................        1-27
                    (c) Other Actions......................................................................        1-27
                    (d) Advice of Changes..................................................................        1-27
SECTION 4.02.       Transition Team........................................................................        1-27
SECTION 4.03.       No Solicitation by IXC.................................................................        1-27
SECTION 4.04.       No Solicitation by CBI.................................................................        1-28

                                                       ARTICLE V

                                                 ADDITIONAL AGREEMENTS

SECTION 5.01.       Preparation of the Form S-4 and Joint Proxy Statement; Stockholder Meetings............        1-29
SECTION 5.02.       Letters of IXC's Accountants...........................................................        1-30
SECTION 5.03.       Letters of CBI's Accountants...........................................................        1-30
SECTION 5.04.       Access to Information; Confidentiality.................................................        1-30

                                                                                                                PAGE
                                                                                                                -----
SECTION 5.05.       Reasonable Efforts.....................................................................        1-31
SECTION 5.06.       IXC Stock Options and IXC Warrants.....................................................        1-32
SECTION 5.07.       Employee Benefit Plans; Existing Agreements............................................        1-33
SECTION 5.08.       Indemnification, Exculpation and Insurance.............................................        1-33
SECTION 5.09.       Fees and Expenses......................................................................        1-34
SECTION 5.10.       Public Announcements...................................................................        1-35
SECTION 5.11.       Affiliates.............................................................................        1-35
SECTION 5.12.       Stock Exchange Listings................................................................        1-35
SECTION 5.13.       Tax Treatment..........................................................................        1-36
SECTION 5.14.       Further Assurances.....................................................................        1-36
SECTION 5.15.       IXC Rights Agreement...................................................................        1-36
SECTION 5.16.       CBI Rights Agreement...................................................................        1-36
SECTION 5.17.       Transfer Taxes.........................................................................        1-36
SECTION 5.18.       Stockholders Agreements Legend.........................................................        1-36

                                                       ARTICLE VI

                                                  CONDITIONS PRECEDENT

SECTION 6.01.       Conditions to Each Party's Obligation to Effect the Merger.............................        1-37
                    (a) Stockholder Approvals..............................................................        1-37
                    (b) HSR Act............................................................................        1-37
                    (c) FCC and PUC Approvals..............................................................        1-37
                    (d) No Litigation......................................................................        1-37
                    (e) Form S-4...........................................................................        1-37
                    (f) Stock Exchange Listings............................................................        1-37
                    (g) Equity Investment..................................................................        1-37
SECTION 6.02.       Conditions to Obligations of CBI and Sub...............................................        1-37
                    (a) Representations and Warranties.....................................................        1-37
                    (b) Performance of Obligations of IXC..................................................        1-38
SECTION 6.03.       Conditions to Obligations of IXC.......................................................        1-38
                    (a) Representations and Warranties.....................................................        1-38
                    (b) Performance of Obligations of CBI and Sub..........................................        1-38
                    (c) Tax Opinion........................................................................        1-38
SECTION 6.04.       Frustration of Closing Conditions......................................................        1-38

                                                      ARTICLE VII

                                           TERMINATION, AMENDMENT AND WAIVER

SECTION 7.01.       Termination............................................................................        1-38
SECTION 7.02.       Effect of Termination..................................................................        1-39
SECTION 7.03.       Amendment..............................................................................        1-39
SECTION 7.04.       Extension; Waiver......................................................................        1-39

                                                      ARTICLE VIII

                                                   GENERAL PROVISIONS

SECTION 8.01.       Nonsurvival of Representations and Warranties..........................................        1-40
SECTION 8.02.       Notices................................................................................        1-40
SECTION 8.03.       Definitions............................................................................        1-41
SECTION 8.04.       Interpretation.........................................................................        1-41
SECTION 8.05.       Counterparts...........................................................................        1-42

                                                                                                                PAGE
                                                                                                                -----
SECTION 8.06.       Entire Agreement; No Third-Party Beneficiaries.........................................        1-42
SECTION 8.07.       Governing Law..........................................................................        1-42
SECTION 8.08.       Assignment.............................................................................        1-42
SECTION 8.09.       Enforcement............................................................................        1-42
SECTION 8.10.       Severability...........................................................................        1-42
SECTION 8.11.       Additional Agreement of IXC............................................................        1-42

Annex I             Index of Defined Terms

Exhibit A           Form of Affiliate Letter

Exhibit B           Corporate Governance of CBI following the Effective Time

Exhibit C           Form of IXC Representation Letter

Exhibit D           Form of CBI Representation Letter

Exhibit E           Form of Riordan & McKinzie Opinion

Exhibit F           Form of Amendment to IXC Rights Agreement

           AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of July 20, 1999, among CINCINNATI BELL INC., an Ohio corporation ("CBI"), IVORY MERGER INC., a Delaware corporation and a wholly owned subsidiary of CBI ("Sub"), and IXC COMMUNICATIONS, INC., a Delaware corporation ("IXC").

    WHEREAS the respective Boards of Directors of CBI, Sub and IXC have approved and declared advisable this Agreement and the merger of Sub with and into IXC (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby (a) each issued and outstanding share of common stock, par value $.01 per share, of IXC (the "IXC Common Stock"), other than any such shares directly owned by CBI, Sub or IXC, will be converted into the right to receive the Common Stock Merger Consideration; (b) each issued and outstanding share of 7 1/4% Junior Convertible Preferred Stock Due 2007, par value $.01 per share, of IXC (the "IXC 7 1/4% Preferred Stock"), other than any such shares directly owned by CBI, Sub or IXC, will be converted into the right to receive the 7 1/4% Preferred Stock Merger Consideration; and (c) each issued and outstanding share of 6 3/4% Cumulative Convertible Preferred Stock, par value $.01 per share, of IXC (the "IXC 6 3/4% Preferred Stock"), other than any such shares directly owned by CBI, Sub or IXC, will be converted into the right to receive the 6 3/4% Preferred Stock Merger Consideration;

    WHEREAS the respective Boards of Directors of CBI, Sub and IXC have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

    WHEREAS simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of CBI and Sub to enter into this Agreement, CBI and certain principal stockholders of IXC (the "Principal Stockholders") are entering into certain stockholder and stock purchase agreements (collectively, the "Stockholders Agreements") pursuant to which the Principal Stockholders will agree to vote to adopt the Merger Agreement and to take certain other actions in furtherance of the Merger upon the terms and subject to the conditions set forth in the Stockholders Agreements;

    WHEREAS immediately following the execution and delivery of this Agreement, CBI and IXC will enter into (a) a stock option agreement (the "IXC Stock Option Agreement") pursuant to which IXC will grant CBI an option to purchase shares of IXC Common Stock, upon the terms and subject to the conditions set forth therein and (b) a stock option agreement (the "CBI Stock Option Agreement" and, together with the IXC Stock Option Agreement, the "Option Agreements") pursuant to which CBI will grant IXC an option to purchase shares of CBI Common Stock, upon the terms and subject to the conditions set forth therein;

    WHEREAS concurrently with the execution and delivery of this Agreement, CBI, Oakhill Capital Partners, L.P. ("Oakhill") and OHCP Ocean I, LLC (together with Oakhill, the "Investors") will enter into an agreement (the "Investment Agreement") relating to the Investors' investment in CBI;

    WHEREAS for U.S. Federal income tax purposes, it is intended that (a) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, (b) this Agreement constitutes a plan of reorganization and (c) CBI, Sub and IXC will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and

    WHEREAS CBI, Sub and IXC desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                                      1-1

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into IXC at the Effective Time. Following the Effective Time, IXC shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

    SECTION 1.02. CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to by the parties hereto.

    SECTION 1.03. EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as CBI and IXC shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

    SECTION 1.04. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.

    SECTION 1.05. CERTIFICATE OF INCORPORATION AND BY-LAWS. (a) The Restated Certificate of Incorporation of IXC, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that the first sentence of Article IV of such Restated Certificate of Incorporation reads in its entirety as follows: "The total number of shares of stock which the Corporation shall have authority to issue is 6,000,000 consisting of (i) three million (3,000,000) shares of common stock, par value $.01 per share and (ii) three million (3,000,000) shares of preferred stock, par value $.01 per share." and, as so amended, such Restated Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    (b) The By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    SECTION 1.06. BOARD OF DIRECTORS OF THE SURVIVING CORPORATION. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 1.07. BOARD OF DIRECTORS OF CBI. The Board of Directors of CBI shall be as set forth on or designated in accordance with Exhibit B hereto until the earlier of the resignation or removal of

                                      1-2
any individual set forth on or designated in accordance with Exhibit B hereto or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if any director shall be unable or unwilling to serve as a director at the Effective Time the party which designated such individual as indicated in Exhibit B shall designate another individual to serve in such individual's place.

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

    SECTION 2.01. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of IXC or any shares of capital stock of Sub:

    (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

    (b) CANCELATION OF TREASURY STOCK AND CBI-OWNED STOCK. Each share of IXC Common Stock, IXC 7 1/4% Preferred Stock and IXC 6 3/4% Preferred Stock that is directly owned by IXC, Sub or CBI shall automatically be canceled and shall cease to be outstanding, and no consideration shall be delivered in exchange therefor.

    (c) CONVERSION OF IXC COMMON STOCK. Subject to Section 2.02(e), each issued and outstanding share (other than shares to be canceled in accordance with Section 2.01(b)) of IXC Common Stock shall be converted into the right to receive 2.0976 (the "Exchange Ratio") fully paid and nonassessable shares of common stock, par value $.01 per share, of CBI ("CBI Common Stock") (the "Common Stock Merger Consideration"). As of the Effective Time, all such shares of IXC Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to be outstanding, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of IXC Common Stock shall cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration and any cash in lieu of fractional shares of CBI Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

    (d) CONVERSION OF IXC 7 1/4% PREFERRED STOCK AND IXC 6 3/4% PREFERRED STOCK. (i) Each issued and outstanding share of IXC 7 1/4% Preferred Stock shall be converted into the right to receive one fully paid and nonassessable share of 7 1/4% Junior Convertible Preferred Stock Due 2007, par value $.01 per share, of CBI (the "CBI 7 1/4% Preferred Stock") (the "7 1/4% Preferred Stock Merger Consideration"), which CBI 7 1/4% Preferred Stock shall have terms that are identical to the IXC 7 1/4% Preferred Stock except that (x) the issuer thereof shall be CBI rather than IXC, (y) the CBI 7 1/4% Preferred Stock shall become convertible into CBI Common Stock as required by Paragraph (g) of the Certificate of Designation for the IXC 7 1/4% Preferred Stock and (z) each share of CBI 7 1/4% Preferred Stock shall be entitled to one vote per share on all matters voting together with the CBI Common Stock as a single class; PROVIDED that the number of authorized shares of CBI 7 1/4% Preferred Stock may be increased or decreased without any additional vote of the holders of CBI 7 1/4% Preferred Stock voting as a separate class. As of the Effective Time, all such shares of IXC 7 1/4% Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares shall cease to have any rights with respect thereto, except the right to receive the 7 1/4% Preferred Stock Merger Consideration.

                                      1-3

    (ii) Each issued and outstanding share of IXC 6 3/4% Preferred Stock shall be converted into the right to receive one fully paid and nonassessable share of 6 3/4% Cumulative Convertible Preferred Stock, par value $.01 per share, of CBI (the "CBI 6 3/4% Preferred Stock") (the "6 3/4% Preferred Stock Merger Consideration"), which CBI 6 3/4% Preferred Stock shall have terms that are identical to the IXC 6 3/4% Preferred Stock except that (x) the issuer thereof shall be CBI rather than IXC, (y) the CBI 6 3/4% Preferred Stock shall become convertible into CBI Common Stock as required by Paragraph 7 of the Certificate of Designations for the IXC 6 3/4% Preferred Stock and (z) each share of CBI
6 3/4% Preferred Stock shall be entitled to one vote per share on all matters voting together with the CBI Common Stock as a single class; PROVIDED that the number of authorized shares of CBI 6 3/4% Preferred Stock may be increased or decreased without any additional vote of the holders of CBI 6 3/4% Preferred Stock voting as a separate class. As of the Effective Time, all such shares of IXC 6 3/4% Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares shall cease to have any rights with respect thereto, except the right to receive the 6 3/4% Preferred Stock Merger Consideration. The Common Stock Merger Consideration, the 7 1/4% Preferred Stock Merger Consideration and the 6 3/4% Preferred Stock Merger Consideration shall be referred to collectively in this Agreement as the "Merger Consideration".

    (e) EFFECT ON IXC 12 1/2% PREFERRED STOCK. Each share of 12 1/2% Junior Exchangeable Preferred Stock Due 2009, par value $.01 per share, of IXC (the "IXC 12 1/2% Preferred Stock") outstanding immediately prior to the Effective Time shall remain outstanding as 12 1/2% Preferred Stock of the Surviving Corporation, without any change to the powers, preferences or special rights of such IXC 12 1/2% Preferred Stock provided for in the Certificate of Designation for the 12 1/2% Junior Exchangeable Preferred Stock Due 2009 of IXC (the "IXC 12 1/2% Certificate of Designation").

    (f) ANTI-DILUTION PROVISIONS. In the event CBI changes (or establishes a record date for changing) the number of shares of CBI Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding CBI Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

    SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. Prior to the Effective Time, CBI shall enter into an agreement with The Fifth Third Bank or such other bank or trust company as may be designated by CBI and reasonably acceptable to IXC (the "Exchange Agent"), which shall provide that CBI shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of IXC Common Stock, IXC 7 1/4% Preferred Stock and IXC 6 3/4% Preferred Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the Merger Consideration issuable pursuant to Section 2.01 in exchange for outstanding shares of IXC Common Stock, IXC 7 1/4% Preferred Stock and IXC 6 3/4% Preferred Stock, respectively. CBI shall make available to the Exchange Agent from time to time as required after the Effective Time cash necessary to pay dividends and other distributions in accordance with Section 2.02(c) and to make payments in lieu of any fractional shares of CBI Common Stock in accordance with Section 2.02(e).

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of IXC Common Stock, IXC 7 1/4% Preferred Stock or IXC 6 3/4% Preferred Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as CBI may reasonably specify) and (ii) instructions for use in surrendering the Certificates

                                      1-4
in exchange for certificates representing the Merger Consideration. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of CBI Common Stock, CBI 7 1/4% Preferred Stock or CBI 6 3/4% Preferred Stock that such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.02(c) and cash in lieu of any fractional share of CBI Common Stock in accordance with Section 2.02(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of IXC Common Stock, IXC 7 1/4% Preferred Stock or IXC 6 3/4% Preferred Stock that is not registered in the transfer records of IXC, a certificate representing the proper number of shares of CBI Common Stock, CBI 7 1/4% Preferred Stock or CBI 6 3/4% Preferred Stock, as applicable, may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of CBI Common Stock, CBI 7 1/4% Preferred Stock or CBI 6 3/4% Preferred Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of CBI that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.02(c) and cash in lieu of any fractional share of CBI Common Stock in accordance with Section 2.02(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

    (c) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. Any dividends or other distributions with respect to CBI Common Stock, CBI 7 1/4% Preferred Stock or CBI 6 3/4% Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of CBI Common Stock, CBI 7 1/4% Preferred Stock or CBI
6 3/4% Preferred Stock represented thereby, and any cash payment in lieu of fractional shares of CBI Common Stock shall be paid to any such holder pursuant to Section 2.02(e) only upon the surrender of such Certificate by the holder of record of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of CBI Common Stock, CBI 7 1/4% Preferred Stock or CBI 6 3/4% Preferred Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of CBI Common Stock, CBI 7 1/4% Preferred Stock or CBI 6 3/4% Preferred Stock, and the amount of any cash payable in lieu of a fractional share of CBI Common Stock to which such holder is entitled pursuant to Section 2.02(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of CBI Common Stock, CBI 7 1/4% Preferred Stock or CBI 6 3/4% Preferred Stock.

    (d) NO FURTHER OWNERSHIP RIGHTS IN IXC COMMON STOCK, IXC 7 1/4% PREFERRED STOCK OR IXC 6 3/4% PREFERRED STOCK. All shares of CBI Common Stock, CBI 7 1/4% Preferred Stock or CBI 6 3/4% Preferred Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of IXC Common Stock, IXC 7 1/4% Preferred Stock or IXC 6 3/4% Preferred Stock previously represented by such Certificates, SUBJECT, HOWEVER, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by IXC on such shares of IXC Common Stock, IXC 7 1/4% Preferred Stock or IXC 6 3/4% Preferred Stock which remain

                                      1-5
unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of IXC Common Stock, IXC 7 1/4% Preferred Stock or IXC 6 3/4% Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

    (e) NO FRACTIONAL SHARES. (i) No certificates or scrip representing fractional shares of CBI Common Stock shall be issued upon the surrender for exchange of Certificates formerly representing IXC Common Stock, no dividend or distribution of CBI shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to exercise any rights of a shareholder of CBI.

    (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of whole shares of CBI Common Stock delivered to the Exchange Agent by CBI pursuant to Section 2.02(a) over
(B) the aggregate number of whole shares of CBI Common Stock to be distributed to former holders of IXC Common Stock pursuant to Section 2.02(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent shall, on behalf of former stockholders of IXC, sell the Excess Shares at then-prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in Section 2.02(e)(iii).

    (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing IXC Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders (the "Common Shares Trust"). IXC shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each former holder of IXC Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of IXC Common Stock is entitled (after taking into account all shares of IXC Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of IXC Common Stock are entitled.

    (iv) Notwithstanding the provisions of Sections 2.02(e)(ii) and (iii), CBI may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each former holder of IXC Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of IXC Common Stock held at the Effective Time by such holder) would otherwise be entitled by
(B) the closing price for a share of CBI Common Stock as reported on the NYSE (as reported in THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source) on the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.02(e)(iv).

    (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing IXC Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing IXC Common Stock subject to and in accordance with the terms of
Section 2.02(c).

                                      1-6

    (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to CBI, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to CBI for payment of their claim for the Merger Consideration, any dividends or distributions with respect to CBI Common Stock and any cash in lieu of fractional shares of CBI Common Stock.

    (g) NO LIABILITY. None of CBI, Sub, IXC or the Exchange Agent shall be liable to any person in respect of any Merger Consideration, any dividends or distributions with respect thereto, or any cash in lieu of fractional shares of CBI Common Stock, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable in lieu of fractional shares of CBI Common Stock pursuant to this
Article II, would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration, dividends or distributions in respect thereof or such cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

    (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund in investment-grade securities, as directed by CBI, on a daily basis. Any interest and other income resulting from such investments shall be paid to CBI.

    (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by CBI, the posting by such person of a bond in such reasonable amount as CBI may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and any unpaid dividends and distributions in respect thereof and any cash in lieu of fractional shares of CBI Common Stock, in each case pursuant to this Agreement.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

    SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF IXC. Except (i) with respect to matters expressly permitted by Section 4.01(a), (ii) as expressly disclosed in IXC SEC Documents filed and publicly available prior to the date of this Agreement (the "IXC Filed SEC Documents") or (iii) as expressly set forth on the disclosure schedule delivered by IXC to CBI prior to the execution of this Agreement (the "IXC Disclosure Schedule"), IXC represents and warrants to CBI and Sub as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of IXC and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority, as the case may be, to carry on its business as now being conducted. Each of IXC and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on IXC. IXC has made available to CBI prior to the execution of this Agreement complete and correct copies of its Restated Certificate of Incorporation and By-laws, as amended to the date of this Agreement, and the comparable charter and organizational documents of each Subsidiary of IXC, in each case as amended to the date of this Agreement.

                                      1-7

    (b) SUBSIDIARIES. Section 3.01(b) of the IXC Disclosure Schedule sets forth a true and complete list of each of IXC's Subsidiaries as of the date hereof. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of IXC have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by IXC, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests. Except for the capital stock or other ownership interests of its Subsidiaries, as of the date hereof, IXC does not beneficially own directly or indirectly any material capital stock, membership interest, partnership interest, joint venture interest or other material equity interest in any person.

    (c) CAPITAL STRUCTURE. The authorized capital stock of IXC consists of 320,000,000 shares of capital stock consisting of: (1) 300,000,000 shares of IXC Common Stock, (2) 3,000,000 shares of preferred stock, par value $.01 per share (the "IXC Ordinary Preferred Stock"), and (3) 17,000,000 shares of Class B preferred stock, par value $.01 per share (the "IXC Class B Preferred Stock" and, together with the IXC Ordinary Preferred Stock, the "IXC Preferred Stock"), of which (A) 1,400,000 shares have been designated as the IXC 7 1/4% Preferred Stock, (B) 450,000 shares have been designated as the IXC 12 1/2% Preferred Stock, (C) 450,000 shares have been designated as 12 1/2% Series B Junior Exchangeable Preferred Stock Due 2009 (the "IXC 12 1/2% Series B Preferred Stock"), (D) 55,000 shares have been designated as Series A Junior Participating Preferred Stock (the "IXC Series A Preferred Stock") and (E) 155,250 shares have been designated as the IXC 6 3/4% Preferred Stock. At the close of business on July 20, 1999, (i) 37,322,576 shares of IXC Common Stock were issued and outstanding; (ii) 71,363 shares of IXC Common Stock were held by IXC in its treasury; (iii) 1,074,496 shares of IXC 7 1/4% Preferred Stock were issued and outstanding; (iv) 371,618 shares of IXC 12 1/2% Preferred Stock were issued and outstanding; (v) no shares of IXC 12 1/2% Series B Preferred Stock were issued and outstanding; (vi) 55,000 shares of IXC Series A Preferred Stock were reserved for issuance in connection with the rights (the "IXC Rights") to purchase shares of IXC Series A Preferred Stock issued pursuant to the Rights Agreement dated as of September 9, 1998 (the "IXC Rights Agreement"), between IXC and U.S. Stock Transfer Corporation, as rights agent; (vii) 155,250 shares of IXC 6 3/4% Preferred Stock were issued and outstanding; (viii) no other shares of IXC Preferred Stock were issued and outstanding; (ix) 75,000 shares of IXC Common Stock were reserved for issuance pursuant to 75,000 warrants issued and outstanding to purchase IXC Common Stock (the "IXC Warrants"); (x) 8,664,850 shares of IXC Common Stock were reserved for issuance pursuant to the Amended and Restated 1994 Stock Plan of IXC, as amended, the Special Stock Plan of IXC, the IXC 1998 Stock Plan, as amended, the IXC 1997 Special Executive Stock Plan and grants of options made to individual employees (such plans and arrangements, collectively, the "IXC Stock Plans") (of which 8,066,527 shares of IXC Common Stock are subject to outstanding IXC Stock Options); and (xi) 8,602,577 shares of IXC Common Stock were reserved for issuance upon conversion of (A) the IXC
7 1/4% Preferred Stock and (B) the IXC 6 3/4% Preferred Stock. There are no outstanding stock appreciation rights or other rights (other than the IXC Stock Options and IXC Warrants) to receive shares of IXC Common Stock on a deferred basis granted under the IXC Stock Plans or otherwise. Section 3.01(c)(i) of the IXC Disclosure Schedule sets forth a complete and correct list, as of July 20, 1999, of (i) the name of each holder of outstanding stock options or other rights to purchase or to receive IXC Common Stock granted under the IXC Stock Plans (collectively, "IXC Stock Options"), (ii) the number of shares of IXC Common Stock subject to each such IXC Stock Option, (iii) the exercise prices thereof and (iv) the name of the IXC Stock Plan pursuant to which such IXC Stock Options were granted. Section 3.01(c)(ii) of the IXC Disclosure Schedule sets forth a complete and correct list, as of July 20, 1999, of (i) the name of each holder of outstanding IXC Warrants, (ii) the number of shares of IXC Common Stock subject to each such IXC Warrant and (iii) the exercise prices thereof. No bonds, debentures, notes or other indebtedness of IXC having the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote)

                                      1-8
on any matters on which stockholders of IXC or any of its Subsidiaries may vote are issued or outstanding or subject to issuance. All outstanding shares of capital stock of IXC are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and will be delivered free and clear of all Liens (other than Liens created by or imposed upon the holders thereof) and not subject to preemptive rights. Except as set forth in this Section 3.01(c) (including pursuant to the conversion or exercise of the securities referred to above), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of IXC or any of its Subsidiaries (other than shares of capital stock or other voting securities of such Subsidiaries that are directly or indirectly owned by IXC), (B) any securities of IXC or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or other ownership interests in, IXC or any of its Subsidiaries or (C) any warrants, calls, options or other rights to acquire from IXC or any of its Subsidiaries, and no obligation of IXC or any of its Subsidiaries to issue, any capital stock or other voting securities of, or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock or other voting securities of, or other ownership interests in, IXC or any of its Subsidiaries, (y) there are not any outstanding obligations of IXC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities and (z) IXC is not a party to any voting agreement with respect to the voting of any such securities.

    (d) AUTHORITY; NONCONTRAVENTION. IXC has the requisite corporate power and corporate authority to enter into this Agreement and, subject to receipt of IXC Stockholder Approval, to consummate the transactions contemplated by this Agreement. IXC has the requisite corporate power and corporate authority to enter into the Option Agreements and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Option Agreements by IXC and the consummation by IXC of the transactions contemplated by this Agreement and the Option Agreements have been duly authorized by all necessary corporate action on the part of IXC, subject, in the case of the Merger, to receipt of IXC Stockholder Approval. This Agreement and the Option Agreements have been duly executed and delivered by IXC and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, constitute the legal, valid and binding obligations of IXC, enforceable against IXC in accordance with their terms. The execution and delivery of this Agreement and the Option Agreements do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreements and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of IXC or any of its Subsidiaries under, (i) the Restated Certificate of Incorporation or By-laws of IXC or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to IXC or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to IXC or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not reasonably likely to (x) have a Material Adverse Effect on IXC, (y) impair the ability of IXC to perform its obligations under this Agreement or any of the Option Agreements or
(z) prevent or materially delay the consummation of the transactions contemplated by this Agreement or any of the Option Agreements. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or

                                      1-9
authority (each a "Governmental Entity") is required by or with respect to IXC or any of its Subsidiaries in connection with the execution and delivery of this Agreement or any of the Option Agreements by IXC or the consummation by IXC of the Merger or the other transactions contemplated by this Agreement or any of the Option Agreements, except for (1) the filing of a premerger notification and report form by IXC under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any applicable filings and approvals under similar foreign antitrust or competition laws and regulations; (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) a joint proxy statement relating to the IXC Stockholders Meeting and the CBI Shareholders Meeting (such proxy statement, as amended or supplemented from time to time, the "Joint Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Stockholders Agreements, the Option Agreements and the transactions contemplated by this Agreement, the Stockholders Agreements or any of the Option Agreements; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which IXC is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) filings with and approvals of the Federal Communications Commission (the "FCC") as required under the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations promulgated thereunder; (5) such filings with and approvals of The Nasdaq National Market ("Nasdaq") to permit the shares of IXC Common Stock that are to be issued pursuant to the IXC Stock Option Agreement to be quoted on Nasdaq; (6) filings with and approvals of any state public utility commissions ("PUCs"), foreign telecommunications regulatory agencies or similar regulatory bodies as required by applicable statutes, laws, rules, ordinances and regulations; and (7) such other consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate is not reasonably likely to (x) have a Material Adverse Effect on IXC, (y) impair the ability of IXC to perform its obligations under this Agreement or any of the Option Agreements or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement or any of the Option Agreements.

    (e) SEC DOCUMENTS; UNDISCLOSED LIABILITIES. IXC has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1998 (collectively, the "IXC SEC Documents"). As of their respective dates, the IXC SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such IXC SEC Documents, and none of the IXC SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any IXC SEC Document has been revised or superseded by a later filed IXC SEC Document, none of the IXC SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of IXC included in the IXC SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (the "Accounting Rules"), have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of IXC and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring

                                      1-10
year-end audit adjustments and the absence of footnotes, if applicable). Except
(i) as reflected in the IXC Filed SEC Documents, (ii) for liabilities incurred in connection with this Agreement or any of the Option Agreements or the transactions contemplated by this Agreement or any of the Option Agreements or
(iii) incurred since March 31, 1999, in the ordinary course of business consistent with past practice, neither IXC nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate are reasonably likely to have a Material Adverse Effect on IXC.

    (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by IXC specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by CBI in connection with the issuance of CBI Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to IXC's stockholders and CBI's shareholders or at the time of the IXC Stockholders Meeting or the CBI Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. No representation or warranty is made by IXC with respect to statements made or incorporated by reference in the Joint Proxy Statement based on information supplied by CBI or Sub specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

    (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with or expressly permitted by this Agreement and the Option Agreements and except as disclosed in the IXC Filed SEC Documents, since March 31, 1999, IXC and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and since such date there has not been (1) any Material Adverse Change in IXC, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of IXC's capital stock, except for dividends or other distributions declared, set aside or paid by IXC as required by and in accordance with the respective terms of such capital stock as of the date hereof, (3) any split, combination or reclassification of any of IXC's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of IXC's capital stock, (4) (A) any granting by IXC or any of its Subsidiaries to any current or former director, executive officer or other employee of IXC or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the IXC Filed SEC Documents, (B) any granting by IXC or any of its Subsidiaries to any such current or former director, executive officer or employee of any increase in severance or termination pay, (C) any entry by IXC or any of its Subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee or (D) any amendment to, or modification of, any IXC Stock Option or IXC Warrant, (5) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on IXC, (6) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by IXC or any of its Subsidiaries materially affecting the consolidated financial position or results of operations of IXC or (7) any tax election or any settlement or compromise of any income tax liability that individually or in the aggregate is reasonably likely to adversely affect the tax liability or tax attributes of IXC or any of its Subsidiaries in any material respect or any settlement or compromise of any material income tax liability.

                                      1-11

    (h) LITIGATION. There is no suit, action, proceeding, claim, grievance or investigation pending or, to the Knowledge of IXC or any of its Subsidiaries, threatened against or affecting IXC or any of its Subsidiaries that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on IXC nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against IXC or any of its Subsidiaries having, or that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on IXC. There are no facts, circumstances or conditions that are reasonably likely to give rise to any liability of, or form the basis of a claim against, IXC or any of its Subsidiaries under any applicable statutes, laws, ordinances, rules or regulations, which liability or claim is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IXC.

    (i) COMPLIANCE WITH APPLICABLE LAWS. IXC and its Subsidiaries hold all material permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities (the "IXC Permits") which are required for them to own, lease or operate their assets and to carry on their businesses. IXC and its Subsidiaries are in compliance in all material respects with the terms of the IXC Permits and all applicable statutes, laws, ordinances, rules and regulations. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to IXC or any of its Subsidiaries or any of their respective properties, which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IXC, is pending or, to the Knowledge of IXC, threatened. As of the date hereof, Section 3.01(i) of the IXC Disclosure Schedule sets forth a true and complete list of all IXC Permits obtained from the FCC and any state PUC.

    (j) CONTRACTS. Neither IXC nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on IXC. Since December 31, 1998, through the date hereof, neither IXC nor any of its Subsidiaries has entered into any contract, agreement, obligation, commitment, arrangement or understanding with any Affiliate of IXC that would have been required to be filed as an exhibit to IXC's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "IXC 1998 10-K") had IXC been a party thereto as of December 31, 1998. Neither IXC nor any of its Subsidiaries is a party to or bound by any noncompetition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of IXC and its Subsidiaries, taken as a whole, is conducted.

    (k) ABSENCE OF CHANGES IN BENEFIT PLANS. Since the date of the most recent audited financial statements included in the IXC Filed SEC Documents, there has not been (i) any adoption or amendment by IXC or any of its Subsidiaries of any employment agreement with any director, officer or employee of IXC or any of its Subsidiaries or of any collective bargaining agreement or (ii) any adoption or amendment of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, arrangement or understanding providing compensation or benefits to any current or former director, officer or employee of IXC or any of its Subsidiaries (collectively, the "IXC Benefit Plans"), or any change in any actuarial or other assumption used to calculate funding obligations with respect to any IXC pension plans, or any change in the manner in which contributions to any IXC pension plans are made or the basis on which such contributions are determined which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IXC.

                                      1-12

    (l) ERISA COMPLIANCE. (i) With respect to IXC Benefit Plans, no liability has been incurred and, to the Knowledge of IXC, there exists no condition or circumstances in connection with which IXC or any of its Subsidiaries could be subject to any liability that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on IXC under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

    (ii) Each IXC Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any IXC Benefit Plan that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on IXC. IXC, its Subsidiaries and all IXC Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on IXC.

    (iii) None of IXC or any of its Subsidiaries sponsors or contributes to any IXC Benefit Plan that is subject to Title IV of ERISA.

    (iv) IXC and its Subsidiaries are in compliance with all Federal, state, local and foreign requirements regarding employment, except for any failures to comply that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on IXC. Neither IXC nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by IXC or any of its Subsidiaries in the United States and as of the date of this Agreement no such collective bargaining agreement is being negotiated by IXC or any of its Subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against IXC or any of its Subsidiaries pending or, to the Knowledge of IXC, threatened which may interfere with the respective business activities of IXC or any of its Subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on IXC. As of the date of this Agreement, to the Knowledge of IXC, none of IXC, any of its Subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of IXC or any of its Subsidiaries, and there is no action, charge or complaint against IXC or any of its Subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, in each case except where such practices, actions, charges or complaints, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on IXC.

    (v) (A) No employee of IXC or its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any IXC Benefit Plan (other than acceleration of vesting of options in accordance with their terms) as a result of the transactions contemplated by this Agreement or any of the Option Agreements, (B) no amount payable, or economic benefit provided, by IXC or its Subsidiaries (including any acceleration of the time of payment or vesting of any benefit (other than acceleration of vesting of options in accordance with their terms)) could be considered an "excess parachute payment" under Section 280G of the Code and (C) no person is entitled to receive any additional payment from IXC or its Subsidiaries or any other person in the event that the excise tax of Section 4999 of the Code is imposed on such person, in each case except where such additional benefits or payments or acceleration (other than acceleration of vesting of options in accordance with their terms), individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on IXC.

    (m) TAXES. (i) Each of IXC and its Subsidiaries and each IXC Consolidated Group has filed or has caused to be filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect

                                      1-13
individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on IXC. IXC, each of its Subsidiaries and each IXC Consolidated Group has paid or caused to be paid (or IXC has paid on its behalf) all material taxes due and owing, and the most recent financial statements contained in the IXC Filed SEC Documents reflect an adequate reserve for all material taxes payable by IXC and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

    (ii) No deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy for any taxes have been proposed, asserted or assessed in writing against IXC or any of its Subsidiaries or any IXC Consolidated Group that are not adequately reserved for, except for deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on IXC. The Federal income tax returns prior to the date set forth in Section 3.01(m)(ii) of the IXC Disclosure Schedule of IXC and its Subsidiaries consolidated in such returns have closed by virtue of the applicable statute of limitations. All assessments for taxes due and owing by IXC, any of its Subsidiaries or any IXC Consolidated Group with respect to completed and settled examinations or concluded litigation have been paid.

    (iii) Neither IXC nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

    (iv) No deduction of any amount that would otherwise be deductible with respect to tax periods ending on or before the Effective Time could be disallowed under Section 162(m) of the Code, except any disallowances under
Section 162(m) of the Code that alone or with other such disallowances are not reasonably likely to have a Material Adverse Effect on IXC.

    (v) Neither IXC nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

    (vi) To the Knowledge of IXC, no shareholder of IXC is a foreign person who held more than 5% of the IXC stock at some time during the shorter of the periods described in Section 897(c)(1)(A)(ii) of the Code.

    (vii) Neither IXC nor any of its Subsidiaries has any material "deferred intercompany gains" (as defined in Treas. Reg. Section 1.1502-13).

    (viii) Section 3.01(m)(1) of the IXC Disclosure Schedule sets forth a complete schedule of each IXC Consolidated Group of which IXC is or has been a member during the last six years. Such schedule sets forth the names of all members of each such IXC Consolidated Group and the periods during which IXC or any of its Subsidiaries is or has been a member.

    (ix) As used in this Agreement (1) "taxes" shall include all (x) Federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y) and (2) "IXC Consolidated Group" means any affiliated group within the meaning of Section 1504(a) of the Code, in which IXC (or any Subsidiary of IXC) is or has ever been a member or any group of corporations with which IXC files, has filed or is or was required to file an affiliated, consolidated, combined, unitary or aggregate tax return.

                                      1-14

    (n) VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the outstanding shares of IXC Common Stock entitled to vote at the IXC Stockholders Meeting to (i) adopt this Agreement and (ii) adopt the agreement referred to in Section 8.11 (collectively, the "IXC Stockholder Approval") are the only votes or approvals of the holders of any class or series of IXC's capital stock necessary to adopt this Agreement and the Option Agreements and to approve the Merger and the other transactions contemplated hereby or thereby.

    (o) STATE TAKEOVER STATUTES. The Board of Directors of IXC (including the disinterested directors thereof) has approved the terms of this Agreement, the Stockholders Agreements and the Option Agreements and the consummation of the Merger and the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements and such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements by the Board of Directors of IXC under the provisions of Section 203 of the DGCL and represents all the action necessary to ensure that the restrictions on "business combinations" (as defined in such Section 203) contained in Section 203 do not apply to CBI in connection with the Merger and the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements. No other state takeover statute or similar statute or regulation is applicable to this Agreement, the Stockholders Agreements, the Option Agreements, the Merger or the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements.

    (p) BROKERS. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co. and Morgan Stanley & Co. Incorporated, the fees, commissions and expenses of which will be paid by IXC, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement and the Option Agreements based upon arrangements made by or on behalf of IXC. IXC has furnished to CBI true and complete copies of all agreements under which any such fees, commissions or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees, commissions or expenses are payable.

    (q) OPINIONS OF FINANCIAL ADVISORS. IXC has received the opinions of its financial advisors, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to the stockholders of IXC (other than CBI and its Affiliates), a signed copy of which has been or promptly will be delivered to CBI.

    (r) INTELLECTUAL PROPERTY; YEAR 2000. (i) IXC and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trade secrets, trade names, service marks, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights") which are material to the conduct of the business of IXC and its Subsidiaries, except where the failure to own or license such Intellectual Property Rights is not reasonably likely to have a Material Adverse Effect on IXC.

    (ii) To the Knowledge of IXC, neither IXC nor any of its Subsidiaries has materially interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any other person. Neither IXC nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that IXC or any such Subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person) which has not been settled or otherwise fully resolved. To IXC's Knowledge, no other person has materially interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of IXC or any of its Subsidiaries.

    (iii) As the business of IXC and its Subsidiaries is presently conducted and proposed to be conducted without giving effect to any change with respect thereto that may be made by CBI, to IXC's

                                      1-15

Knowledge, CBI's use after the Closing of the Intellectual Property Rights which are material to the conduct of the business of IXC and its Subsidiaries taken as a whole will not interfere with, infringe upon, misappropriate or otherwise come into conflict with the Intellectual Property Rights of any other person.

    (iv) The disclosure set forth in the IXC 1998 10-K under the heading "Year 2000 Readiness" was true and correct in all material respects on the date thereof and is true and correct in all material respects as if made as of the date hereof.

    (v) As of the Closing Date, IXC and its Subsidiaries have no Knowledge that they are not Year 2000 Compliant and, as of the date hereof, IXC and its Subsidiaries have no Knowledge that their respective suppliers will not be Year 2000 Compliant at January 1, 2000, except, in each case, for such failures to be Year 2000 Compliant that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on IXC. The term "Year 2000 Compliant", with respect to a computer system or software program, means that such computer system or program: (A) is capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date-related data for dates earlier and later than January 1, 2000; (B) has the ability to provide date recognition for any data element without limitation; (C) has the ability to function automatically into and beyond the Year 2000 without human intervention and without any change in operations associated with the advent of the Year 2000; (D) has the ability to interpret data, dates and time correctly into and beyond the Year 2000; (E) has the ability not to produce noncompliance in existing data, nor otherwise corrupt such data, into and beyond the Year 2000;
(F) has the ability to process correctly after January 1, 2000, data containing dates and times before that date; and (G) has the ability to recognize all "leap year" dates, including February 29, 2000.

    (s) IXC RIGHTS AGREEMENT. IXC has amended the IXC Rights Agreement substantially in the form of Exhibit F hereto.

    (t) TITLE TO PROPERTIES. (i) Section 3.01(t) of the IXC Disclosure Schedule sets forth a true and complete list of all material real property and the 20 most significant leasehold properties owned or leased by IXC or any of its Subsidiaries. Each of IXC and its Subsidiaries has good and valid title to, or valid leasehold interests in or valid rights to, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate do not materially interfere with its ability to conduct its business as currently conducted. All such material assets and properties, other than assets and properties in which IXC or any of its Subsidiaries has a leasehold interest, are free and clear of all Liens except for Liens that individually or in the aggregate do not materially interfere with the ability of IXC and its Subsidiaries to conduct their respective businesses as currently conducted.

    (ii) Each of IXC and its Subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of IXC and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except where a failure to do so individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on IXC.

    SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF CBI AND SUB. Except (i) with respect to matters expressly permitted by Section 4.01(b), (ii) as expressly disclosed in the CBI SEC Documents filed and publicly available prior to the date of this Agreement (the "CBI Filed SEC Documents") or (iii) as expressly set forth on the disclosure schedule delivered by CBI and Sub to IXC prior to the

                                      1-16
execution of this Agreement (the "CBI Disclosure Schedule"), CBI and Sub represent and warrant to IXC as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of CBI, Sub and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority, as the case may be, to carry on its business as now being conducted. Each of CBI and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on CBI. CBI has made available to IXC prior to the execution of this Agreement complete and correct copies of its Amended Articles of Incorporation and Amended Regulations, as amended to the date of this Agreement.

    (b) CAPITAL STRUCTURE. (i) The authorized capital stock of CBI consists of 485,000,000 shares of capital stock consisting of: (1) 480,000,000 shares of CBI Common Stock, (2) 1,000,000 shares of non-voting preferred stock without par value (the "Non-Voting Preferred Stock") and (3) 4,000,000 shares of voting preferred stock without par value (the "Voting Preferred Stock" and, together with the Non-Voting Preferred Stock, the "CBI Preferred Stock") of which 2,000,000 shares have been designated as Series A Preferred Stock (the "CBI Series A Preferred Stock"). At the close of business on July 15, 1999, (i) 137,792,751 shares of CBI Common Stock were issued and outstanding; (ii) no shares of CBI Common Stock were held by CBI in its treasury; (iii) no shares of CBI Preferred Stock were issued and outstanding; (iv) 2,000,000 shares of CBI Series A Preferred Stock were reserved for issuance in connection with the rights to purchase shares of CBI Common Stock issued pursuant to the Rights Agreement dated as of April 29, 1997 (the "CBI Rights Agreement"), between CBI and The Fifth Third Bank, as rights agent; and (v) no shares of CBI Common Stock were reserved for issuance pursuant to the CBI 1989 Stock Option Plan, the CBI 1997 Stock Option Plan for Non-Employee Directors, the CBI 1997 Long Term Incentive Plan, the CBI Executive Deferred Compensation Plan and grants of options made to individual employees (such plans and arrangements, collectively, the "CBI Stock Plans") (of which 10,629,687 shares of CBI Common Stock are subject to outstanding CBI Stock Options). There are no outstanding stock appreciation rights or rights (other than the CBI Stock Options) to receive shares of CBI Common Stock on a deferred basis granted under the CBI Stock Plans or otherwise. Section 3.02(b) of the CBI Disclosure Schedule sets forth a complete and correct list, as of July 15, 1999, of all outstanding stock options or other rights to purchase or receive CBI Common Stock granted under the CBI Stock Plans (collectively, "CBI Stock Options"). No bonds, debentures, notes or other indebtedness of CBI having the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) on any matters on which stockholders of CBI or any of its Subsidiaries may vote are issued or outstanding or subject to issuance. All outstanding shares of capital stock of CBI are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and will be delivered free and clear of all Liens (other than Liens created by or imposed upon the holders thereof) and not subject to preemptive rights. Except as set forth in this Section 3.02(b) (including pursuant to the conversion or exercise of the securities referred to above), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of CBI or any of its Subsidiaries (other than shares of capital stock or other voting securities of such Subsidiaries that are directly or indirectly owned by CBI),
(B) any securities of CBI or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or other ownership interests in, CBI or any of its Subsidiaries or (C) any warrants, calls, options or other rights to acquire from CBI or any of its Subsidiaries, and no obligation of CBI or any of its Subsidiaries to issue, any capital stock or other voting securities of, or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock or other voting securities of, or other

                                      1-17
ownership interests in, CBI or any of its Subsidiaries, (y) there are not any outstanding obligations of CBI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities and (z) CBI is not a party to any voting agreement with respect to the voting of any such securities. Other than the capital stock of, or other equity interests in, its Subsidiaries, CBI does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity.

    (ii) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share ("Sub Common Stock"). There are issued and outstanding 1,000 shares of Sub Common Stock. All such shares are owned by CBI. Sub does not have issued or outstanding any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Sub to issue, transfer or sell any shares of Sub Common Stock. Sub does not have bonds, debentures, notes or other indebtedness outstanding.

    (iii) Section 3.02(b)(iii) of the CBI Disclosure Schedule sets forth a true and complete list of each of CBI's Subsidiaries as of the date hereof. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of CBI have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by CBI, free and clear of any Liens and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests. Except for the capital stock or other ownership interests of its Subsidiaries, as of the date hereof, CBI does not beneficially own directly or indirectly any material capital stock, membership interest, partnership interest, joint venture interest or other material equity interest in any person.

    (c) AUTHORITY; NONCONTRAVENTION. Each of CBI and Sub has the requisite corporate power and corporate authority to enter into this Agreement and, subject to receipt of CBI Shareholder Approval, to consummate the transactions contemplated by this Agreement. CBI has the requisite corporate power and corporate authority to enter into the Stockholders Agreements and the Option Agreements and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement, the Stockholders Agreements and the Option Agreements by CBI and the consummation by CBI of the transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements have been duly authorized by all necessary corporate action on the part of CBI, subject, in connection with, among other things, the issuance of shares of CBI Common Stock in the Merger, to receipt of CBI Shareholder Approval. This Agreement, the Stockholders Agreements and the Option Agreements have been duly executed and delivered by CBI and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, constitute the legal, valid and binding obligations of CBI, enforceable against CBI in accordance with their terms. The execution and delivery of this Agreement, the Stockholders Agreements and the Option Agreements do not, and the consummation of the transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of CBI or any of its Subsidiaries under,
(i) the Amended Articles of Incorporation or Amended Regulations of CBI or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to CBI or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to IXC or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not reasonably likely to (x) have a Material Adverse Effect on CBI, (y) impair the ability of CBI to perform its obligations under this Agreement or any of the Option Agreements or

                                      1-18

(z) prevent or materially delay the consummation of the transactions contemplated by this Agreement or any of the Option Agreements. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to CBI or any of its Subsidiaries in connection with the execution and delivery of this Agreement, the Stockholders Agreements or any of the Option Agreements by CBI or the consummation by CBI of the Merger or the other transactions contemplated by this Agreement, the Stockholders Agreements or any of the Option Agreements, except for (1) the filing of a premerger notification and report form by CBI under the HSR Act and any applicable filings and approvals under similar foreign antitrust or competition laws and regulations; (2) the filing with the SEC of (A) the Joint Proxy Statement and
(B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement, the Stockholders Agreements and the Option Agreements and the transactions contemplated by this Agreement, the Stockholders Agreements or any of the Option Agreements; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which CBI is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) filings with and approvals of the FCC as required under the Communications Act and the rules and regulations promulgated thereunder; (5) such filings with and approvals of the NYSE and The Cincinnati Stock Exchange (the "CSE") to permit the shares of CBI Common Stock that are to be issued in the Merger and pursuant to the CBI Stock Option Agreement to be listed on the NYSE and the CSE; (6) filings with and approvals of any state PUCs, foreign telecommunications regulatory agencies or similar regulatory bodies as required by applicable statutes, laws, rules, ordinances and regulations; and (7) such other consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate is not reasonably likely to (x) have a Material Adverse Effect on CBI, (y) impair the ability of CBI to perform its obligations under this Agreement or any of the Option Agreements or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement or any of the Option Agreements.

    (d) SEC DOCUMENTS; UNDISCLOSED LIABILITIES. CBI has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1998 (collectively, the "CBI SEC Documents"). As of their respective dates, the CBI SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such CBI SEC Documents, and none of the CBI SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any CBI SEC Document has been revised or superseded by a later filed CBI SEC Document, none of the CBI SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CBI included in the CBI SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with the Accounting Rules, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of CBI and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments and the absence of footnotes if applicable). Except (i) as reflected in the CBI Filed SEC Documents, (ii) for liabilities incurred in connection with this Agreement, the Stockholders Agreements or any of the Option Agreements or the transactions contemplated by this

                                      1-19

Agreement, the Stockholders Agreements or any of the Option Agreements or (iii) incurred since March 31, 1999, in the ordinary course of business consistent with past practice, neither CBI nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate are reasonably likely to have a Material Adverse Effect on CBI.

    (e) INFORMATION SUPPLIED. None of the information supplied or to be supplied by CBI specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to CBI's shareholders and IXC's stockholders or at the time of the CBI Shareholders Meeting or the IXC Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the respective rules and regulations promulgated thereunder. No representation or warranty is made by CBI with respect to statements made or incorporated by reference in the Form S-4 and the Joint Proxy Statement based on information supplied by IXC specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement, as the case may be.

    (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with or expressly permitted by this Agreement, the Stockholders Agreements and the Option Agreements and except as disclosed in the CBI Filed SEC Documents, since March 31, 1999, CBI and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and since such date there has not been (1) any Material Adverse Change in CBI, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of CBI's capital stock, except for regular quarterly cash dividends declared, set aside or paid by CBI with respect to CBI Common Stock, (3) any split, combination or reclassification of any of CBI's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of CBI's capital stock, (4) (A) any granting by CBI or any of its Subsidiaries to any current or former director, executive officer or other employee of CBI or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the CBI Filed SEC Documents, (B) any granting by CBI or any of its Subsidiaries to any such current or former director, executive officer or employee of any increase in severance or termination pay,
(C) any entry by CBI or any of its Subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee or (D) any amendment to, or modification of, any CBI Stock Option, (5) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on CBI, (6) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by CBI or any of its Subsidiaries materially affecting the consolidated financial position or results of operations of CBI or (7) any tax election or any settlement or compromise of any income tax liability that individually or in the aggregate is reasonably likely to adversely affect the tax liability or tax attributes of CBI or any of its Subsidiaries in any material respect or any settlement or compromise of any material income tax liability.

    (g) LITIGATION. There is no suit, action, proceeding, claim, grievance or investigation pending or, to the Knowledge of CBI or any of its Subsidiaries, threatened against or affecting CBI or any of its Subsidiaries that individually or in the aggregate is reasonably likely to have a Material Adverse Effect

                                      1-20
on CBI nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against IXC or any of its Subsidiaries having, or that is individually or in the aggregate reasonably likely to have, a Material Adverse Effect on CBI. There are no facts, circumstances or conditions that are reasonably likely to give rise to any liability of, or form the basis of a claim against, CBI or any of its Subsidiaries under any applicable statutes, laws, ordinances, rules or regulations, which liability or claim is reasonably likely to have individually or in the aggregate a Material Adverse Effect on CBI.

    (h) COMPLIANCE WITH APPLICABLE LAWS. CBI and its Subsidiaries hold all material permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities (the "CBI Permits") which are required for them to own, lease or operate their assets and to carry on their businesses. CBI and its Subsidiaries are in compliance in all material respects with the terms of the CBI Permits and all applicable statutes, laws, ordinances, rules and regulations. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to CBI or any of its Subsidiaries or any of their respective properties, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI, is pending or, to the Knowledge of CBI, threatened. As of the date hereof, Section 3.02(h) of the CBI Disclosure Schedule sets forth a true and complete list of all CBI Permits obtained from the FCC and any state PUC.

    (i) CONTRACTS. Neither CBI nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on CBI. Since December 31, 1998, through the date hereof, neither of CBI nor any of its Subsidiaries has entered into any contract, agreement, obligation, commitment, arrangement or understanding with any Affiliate of CBI that would have been required to be filed as an exhibit to CBI's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "CBI 1998 10-K") had CBI been a party thereto as of December 31, 1998. Neither CBI nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of CBI and its Subsidiaries, taken as a whole, is conducted.

    (j) ABSENCE OF CHANGES IN BENEFIT PLANS. Since the date of the most recent audited financial statements included in the CBI Filed SEC Documents, there has not been (i) any adoption or amendment by CBI or any of its Subsidiaries of any employment agreement with any director, officer or employee of CBI or any of its Subsidiaries or of any collective bargaining agreement or (ii) any adoption or amendment of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, arrangement or understanding providing compensation or benefits to any current or former director, officer or employee of CBI or any of its Subsidiaries (collectively, the "CBI Benefit Plans"), or any change in any actuarial or other assumption used to calculate funding obligations with respect to any CBI pension plans, or any change in the manner in which contributions to any CBI pension plans are made or the basis on which such contributions are determined which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBI.

    (k) ERISA COMPLIANCE. (i) With respect to CBI Benefit Plans, no liability has been incurred and, to the Knowledge of CBI, there exists no condition or circumstances in connection with which CBI or any of its Subsidiaries could be subject to any liability that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on CBI under ERISA, the Code or any other applicable law.

                                      1-21

    (ii) Each CBI Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any CBI Benefit Plan that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on CBI. CBI, its Subsidiaries and all CBI Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on CBI.

    (iii) None of CBI or any of its Subsidiaries sponsors or contributes to any CBI Benefit Plan that is subject to Title IV of ERISA.

    (iv) CBI and its Subsidiaries are in compliance with all Federal, state, local and foreign requirements regarding employment, except for any failures to comply that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on CBI. Neither CBI nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by CBI or any of its Subsidiaries in the United States and as of the date of this Agreement no such collective bargaining agreement is being negotiated by CBI or any of its Subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against CBI or any of its Subsidiaries pending or, to the Knowledge of CBI, threatened which may interfere with the respective business activities of CBI or any of its Subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on CBI. As of the date of this Agreement, to the Knowledge of CBI, none of CBI, any of its Subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of CBI or any of its Subsidiaries, and there is no action, charge or complaint against CBI or any of its Subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, in each case except where such practices, actions, charges or complaints, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on CBI.

    (l) TAXES. (i) Each of CBI and its Subsidiaries and each CBI Consolidated Group has filed or has caused to be filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on CBI. CBI, each of its Subsidiaries and each CBI Consolidated Group has paid or caused to be paid (or CBI has paid on its behalf) all material taxes due and owing, and the most recent financial statements contained in the CBI Filed SEC Documents reflect an adequate reserve for all material taxes payable by CBI and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

    (ii) No deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy, for any taxes have been proposed, asserted or assessed in writing against CBI or any of its Subsidiaries or any CBI Consolidated Group that are not adequately reserved for, except for deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on CBI. The Federal income tax returns of CBI and its Subsidiaries consolidated in such returns prior to 1993 have closed by virtue of the applicable statute of limitations. All assessments for taxes due and owing by CBI, any of its Subsidiaries or any CBI Consolidated Group with respect to completed and settled examinations or concluded litigation have been paid.

                                      1-22

    (iii) Neither CBI nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

    (iv) No deduction of any amount that would otherwise be deductible with respect to tax periods ending on or before the Effective Time could be disallowed under Section 162(m) of the Code, except any disallowances under
Section 162(m) of the Code that alone or with other such disallowances are not reasonably likely to have a Material Adverse Effect on CBI.

    (v) Section 3.02(l)(1) of the CBI Disclosure Schedule sets forth a complete schedule of each CBI Consolidated Group of which CBI is or has been a member during the last six years. Such schedule sets forth the names of all members of each such CBI Consolidated Group and the periods during which CBI or any of its Subsidiaries is or has been a member.

    (vi) As used in this Agreement (1) "taxes" shall include all (x) Federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y) and (2) "CBI Consolidated Group" means any affiliated group within the meaning of Section 1504(a) of the Code, in which CBI (or any Subsidiary of CBI) is or has ever been a member or any group of corporations with which CBI files, has filed or is or was required to file an affiliated, consolidated, combined, unitary or aggregate tax return.

    (m) VOTING REQUIREMENTS. The affirmative vote at the CBI Shareholders Meeting (the "CBI Shareholder Approval") of the holders of a majority of all shares of CBI Common Stock casting votes (PROVIDED that the total vote cast represents more than fifty percent in interest of all capital stock of CBI entitled to vote) is the only vote of the holders of any class or series of CBI's capital stock necessary to approve, in accordance with the applicable rules of the NYSE, the issuance of CBI Common Stock in connection with the Merger and the other transactions contemplated by this Agreement.

    (n) BROKERS. No broker, investment banker, financial advisor or other person, other than Salomon Smith Barney Inc., the fees, commissions and expenses of which will be paid by CBI, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements based upon arrangements made by or on behalf of CBI. CBI has furnished to IXC true and complete copies of all agreements under which any such fees, commissions or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees, commissions or expenses are payable.

    (o) OPINION OF FINANCIAL ADVISOR. CBI has received the opinion of Salomon Smith Barney Inc., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to CBI from a financial point of view, a signed copy of which has been or promptly will be delivered to CBI.

    (p) INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

    (q) INTELLECTUAL PROPERTY; YEAR 2000. (i) CBI and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property Rights which are material to the conduct of the business of CBI and its Subsidiaries, except where the failure to own or license such Intellectual Property Rights is not reasonably likely to have a Material Adverse Effect on CBI.

                                      1-23

    (ii) To the Knowledge of CBI, neither CBI nor any of its Subsidiaries has materially interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any other person. Neither CBI nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that CBI or any such Subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person) which has not been settled or otherwise fully resolved. To CBI's Knowledge, no other person has materially interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of CBI or any of its Subsidiaries.

    (iii) The disclosure set forth in the CBI 1998 10-K under the heading "Year 2000 Readiness" was true and correct in all material respects on the date thereof and is true and correct in all material respects as if made as of the date hereof.

    (iv) As of the Closing Date, CBI and its Subsidiaries have no Knowledge that they are not Year 2000 Compliant and, as of the date hereof, CBI and its Subsidiaries have no Knowledge that their respective suppliers will not be Year 2000 Compliant at January 1, 2000, except, in each case, for such failures to be Year 2000 Compliant that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on CBI.

    (r) OWNERSHIP OF IXC STOCK. Neither CBI nor Sub (nor any other Subsidiary of CBI) has acquired or, except as the result of the Merger, will acquire, or has owned in the past three years, any stock of IXC.

    (s) CBI RIGHTS AGREEMENT. CBI has amended the CBI Rights Agreement to provide that IXC shall not be deemed to be an Acquiring Person (as defined in the CBI Rights Agreement) and the Distribution Date or Share Acquisition Date (each as defined in the CBI Rights Agreement) shall not be deemed to occur and that the CBI Rights will not become separable, distributable, unredeemable or exercisable as a result of the approval, execution and delivery of this Agreement, the CBI Stock Option Agreement or the consummation of the Merger and/or the other transactions contemplated hereby or thereby.

    (t) TITLE TO PROPERTIES. (i) Section 3.02(t) of the CBI Disclosure Schedule sets forth a true and complete list of all material real property and leasehold property owned or leased by CBI or any of its Subsidiaries. Each of CBI and its Subsidiaries has good and valid title to, or valid leasehold interests in or valid rights to, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate do not materially interfere with its ability to conduct its business as currently conducted. All such material assets and properties, other than assets and properties in which CBI or any of its Subsidiaries has a leasehold interest, are free and clear of all Liens except for Liens that individually or in the aggregate do not materially interfere with the ability of CBI and its Subsidiaries to conduct their respective businesses as currently conducted.

    (ii) Each of CBI and its Subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of CBI and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except where a failure to do so individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on CBI.

                                      1-24

                                   ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    SECTION 4.01. CONDUCT OF BUSINESS. (a) CONDUCT OF BUSINESS BY IXC. Except as set forth in Section 4.01(a) of the IXC Disclosure Schedule, as otherwise expressly permitted by this Agreement or any of the Option Agreements or as consented to in writing by CBI, during the period from the date of this Agreement to the Effective Time, IXC shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as set forth in
Section 4.01(a) of the IXC Disclosure Schedule, as otherwise expressly permitted by this Agreement or any of the Option Agreements or as consented to in writing by CBI, IXC shall not, and shall not permit any of its Subsidiaries to:

        (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned Subsidiary of IXC to its parent and dividends and distributions declared, set aside or paid by IXC as required by and in accordance with the respective terms of its capital stock as of the date hereof, (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of IXC or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

        (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (w) in accordance with the IXC Rights Agreement, (x) the issuance of shares of IXC Common Stock upon the exercise of IXC Stock Options as of the date hereof in accordance with their terms on the date hereof or options issued after the date hereof with the approval of CBI in its sole discretion, (y) the issuance of shares of IXC Common Stock upon the conversion of the IXC 7 1/4% Preferred Stock and the IXC 6 3/4% Preferred Stock outstanding as of the date hereof in accordance with their terms on the date hereof or (z) the issuance of shares of IXC Common Stock pursuant to the IXC Stock Option Agreement);

       (iii) amend IXC's Restated Certificate of Incorporation, By-laws or other comparable organizational documents;

        (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing assets of, or by any other manner, any business or any person, other than purchases of raw materials or supplies in the ordinary course of business consistent with past practice;

        (v) sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than sales or licenses of finished goods and services in the ordinary course of business consistent with past practice;

        (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of IXC or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except

                                      1-25
    for (x) short-term borrowings incurred in the ordinary course of business (or to refund existing or maturing indebtedness) consistent with past practice and (y) intercompany indebtedness between IXC and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries, or (B) make any loans, advances or capital contributions to, or investments in, any other person;

       (vii) make or agree to make any new capital expenditure or expenditures;

      (viii) (A) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) or litigation (whether or not commenced prior to the date of this Agreement), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with its terms, of any liability recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of IXC included in the IXC Filed SEC Documents or incurred since the date of such financial statements, or (B) waive the benefits of, or agree to modify in any manner, terminate, release any person from or fail to enforce any confidentiality, standstill or similar agreement to which IXC or any of its Subsidiaries is a party or of which IXC or any of its Subsidiaries is a beneficiary;

        (ix) except as required by law or contemplated hereby, enter into, adopt or amend in any material respect or terminate any IXC Benefit Plan, collective bargaining agreement, employment agreement, deferred compensation agreement, consulting agreement, severance agreement, termination agreement, indemnification agreement or any other agreement, plan or policy involving IXC or any of its Subsidiaries, and one or more of its current or former directors, officers or employees, or change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

        (x) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of IXC or its Subsidiaries, or as contemplated hereby or by the terms of any contract the existence of which does not constitute a violation of this Agreement, increase the compensation, bonus or other benefits of any director, officer or other employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person;

        (xi) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Intellectual Property Rights of IXC and its Subsidiaries other than in the ordinary course of business consistent with past practices or on a non-exclusive basis not materially different from past practices;

       (xii) take any action that would cause the representations and warranties set forth in paragraph (4)(B), (4)(D), (6) or (7) of Section 3.01(g) to no longer be true and correct on the Closing Date;

      (xiii) call or hold any meeting of stockholders of IXC other than in connection with the election of members of the Board of Directors of IXC or other routine matters in the ordinary course of business consistent with past practice;

       (xiv) enter into any contract, agreement, obligation, commitment, arrangement or understanding with any Affiliate of IXC that would have been required to be filed as an exhibit to the IXC 1998 10-K had IXC been a party thereto as of December 31, 1998;

       (xv) make any material tax election or settle or compromise any material tax liability other than in the ordinary course of business;

       (xvi) make any offering of IXC Stock Options under any employee stock option or stock purchase plan after the date hereof; or

                                      1-26

      (xvii) authorize, commit, resolve or agree to take any of the foregoing actions.

    (b) CONDUCT OF BUSINESS BY CBI. During the period from the date of this Agreement to the Effective Time, without prior consultation with IXC, CBI shall not, nor shall it permit any of its Subsidiaries to:

        (i) make any material acquisition of assets or businesses;

        (ii) sell or otherwise dispose of any material part of its properties or assets other than sales or licenses of services in the ordinary course of business consistent with past practice; or

       (iii) issue or sell a material amount of its shares of capital stock, any other voting securities or any securities convertible into any such shares, voting securities or convertible securities (other than (x) in accordance with the CBI Rights Agreement, (y) the issuance of shares of CBI Common Stock upon the exercise of CBI Stock Options in accordance with their terms or (z) the issuance of shares of CBI Common Stock pursuant to the CBI Stock Option Agreement).

    (c) OTHER ACTIONS. Except as required by applicable law or as expressly permitted by this Agreement, IXC and CBI shall not, and shall not permit any of their respective Subsidiaries to, voluntarily take any action that would, or that is reasonably likely to, result in (i) any of the representations and warranties of such party set forth in this Agreement or any of the Option Agreements that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

    (d) ADVICE OF CHANGES. IXC and CBI shall promptly advise the other party orally and in writing to the extent it has Knowledge of (i) any representation or warranty made by it (and, in the case of CBI, made by Sub) contained in this Agreement or any of the Option Agreements that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure of it (and, in the case of CBI, by Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any of the Option Agreements and (iii) any change or event having, or which is reasonably likely to have, a Material Adverse Effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement or any of the Option Agreements.

    SECTION 4.02. TRANSITION TEAM. Immediately following the execution of this Agreement, the parties will create a special transition team (the "Transition Team") comprised of the individuals from CBI and IXC set forth in Section 4.02 of the CBI Disclosure Schedule and IXC will make available to the Transition Team sufficient office space, facilities and support within its corporate headquarters. To the extent permitted under applicable law, CBI and IXC will consult with each other regarding the business and operations of IXC and its Subsidiaries. In addition, the Transition Team will develop recommendations concerning the future structure and operations of the Surviving Corporation and its Subsidiaries following the Effective Time.

    SECTION 4.03. NO SOLICITATION BY IXC. (a) From and after the date of this Agreement, IXC shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, an IXC Takeover Proposal or (ii) participate in any discussions or negotiations regarding any IXC Takeover

                                      1-27

Proposal. For purposes of this Agreement, "IXC Takeover Proposal" means any bona fide inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 35% or more of the net revenues, net income or the assets of IXC and its Subsidiaries, taken as a whole, or 35% or more of any class of equity securities of IXC or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 35% or more of any class of equity securities of IXC or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving IXC or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

    (b) Neither the Board of Directors of IXC nor any committee thereof shall
(i) except as required by law as advised by counsel, withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to CBI, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any IXC Takeover Proposal or (iii) cause IXC to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "IXC Acquisition Agreement") related to any IXC Takeover Proposal.

    (c) In addition to the obligations of IXC set forth in paragraphs (a) and
(b) of this Section 4.03, IXC shall immediately advise CBI orally and in writing of any request for information or of any IXC Takeover Proposal, the material terms and conditions of such request or IXC Takeover Proposal and the identity of the person making such request or IXC Takeover Proposal. IXC will keep CBI informed of the status and details (including amendments or proposed amendments) of any such request or IXC Takeover Proposal.

    (d) Nothing contained in this Section 4.03 shall prohibit IXC from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to IXC's stockholders if, in the good faith judgment of the Board of Directors of IXC, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, subject to Section 4.03(b)(i), neither IXC nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, an IXC Takeover Proposal.

    SECTION 4.04. NO SOLICITATION BY CBI. (a) From and after the date of this Agreement, CBI shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, a CBI Takeover Proposal or (ii) participate in any discussions or negotiations regarding any CBI Takeover Proposal. For purposes of this Agreement, "CBI Takeover Proposal" means any bona fide inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 35% or more of the net revenues, net income or the assets of CBI and its Subsidiaries, taken as a whole, or 35% or more of any class of equity securities of CBI or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 35% or more of any class of equity securities of CBI or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving CBI or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

    (b) Neither the Board of Directors of CBI nor any committee thereof shall
(i) except as required by law as advised by counsel, withdraw or modify, or propose publicly to withdraw or modify, in a

                                      1-28
manner adverse to IXC, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any CBI Takeover Proposal or (iii) cause CBI to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "CBI Acquisition Agreement") related to any CBI Takeover Proposal.

    (c) In addition to the obligations of CBI set forth in paragraphs (a) and
(b) of this Section 4.04, CBI shall immediately advise IXC orally and in writing of any request for information or of any CBI Takeover Proposal, the material terms and conditions of such request or CBI Takeover Proposal and the identity of the person making such request or CBI Takeover Proposal. CBI will keep IXC informed of the status and details (including amendments or proposed amendments) of any such request or CBI Takeover Proposal.

    (d) Nothing contained in this Section 4.04 shall prohibit CBI from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to CBI's shareholders if, in the good faith judgment of the Board of Directors of CBI, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; PROVIDED, HOWEVER, that, subject to Section 4.03(b)(i), neither CBI nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a CBI Takeover Proposal.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    SECTION 5.01. PREPARATION OF THE FORM S-4 AND JOINT PROXY STATEMENT; STOCKHOLDER MEETINGS. (a) As soon as practicable following the date of this Agreement, IXC and CBI shall prepare and file with the SEC the Joint Proxy Statement and IXC and CBI shall prepare and CBI shall file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of IXC and CBI shall use reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and keep the Form S-4 effective for so long as necessary to complete the Merger. IXC will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to IXC's stockholders, and CBI will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to CBI's shareholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. CBI shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of CBI Common Stock in the Merger and IXC shall furnish all information concerning IXC and the holders of capital stock of IXC as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Form S-4 will be made by CBI, or the Joint Proxy Statement will be made by CBI or IXC, without providing the other party a reasonable opportunity to review and comment thereon. CBI will advise IXC, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, the suspension of the qualification of the CBI Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or the Joint Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will, as promptly as practicable, provide to IXC copies of all correspondence and filings with the SEC with respect to the Form S-4. IXC will inform CBI, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Joint Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional

                                      1-29
information and will, as promptly as practicable, provide to CBI copies of all correspondence and filings with the SEC with respect to the Joint Proxy Statement. If at any time prior to the Effective Time any information relating to IXC or CBI, or any of their respective Affiliates, directors or officers, should be discovered by IXC or CBI which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of CBI and the stockholders of IXC. For purposes of Sections 3.01(f), 3.02(e) and 5.01, information concerning or related to CBI, its Subsidiaries or the CBI Shareholders Meeting will be deemed to have been provided by CBI, and information concerning or related to IXC, its Subsidiaries or the IXC Stockholders Meeting will be deemed to have been provided by IXC.

    (b) IXC (i) shall, as soon as practicable following the date of this Agreement, establish a record date (which shall be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "IXC Stockholders Meeting") for the purpose of obtaining IXC Stockholder Approval and (ii) shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 7.01, IXC agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to IXC of any IXC Takeover Proposal.

    (c) CBI (i) shall, as soon as practicable following the date of this Agreement, establish a record date (which shall be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its shareholders (the "CBI Shareholders Meeting") for the purpose of obtaining CBI Shareholder Approval and (ii) shall, through its Board of Directors, recommend to its shareholders the approval of the matters referred to in Section 3.02(m). Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 7.01, CBI agrees that its obligations pursuant to the first sentence of this Section 5.01(c) shall not be affected by the commencement, public proposal, public disclosure or communication to CBI of any CBI Takeover Proposal.

    (d) IXC and CBI will use all reasonable efforts to hold the IXC Stockholders Meeting and the CBI Shareholders Meeting on the same date and as soon as practicable after the date hereof.

    SECTION 5.02. LETTERS OF IXC'S ACCOUNTANTS. IXC shall use reasonable efforts to cause to be delivered to CBI two letters from IXC's independent accountants, one dated a date within two Business Days before the date on which the Form S-4 shall become effective and one dated a date within two Business Days before the Closing Date, each addressed to CBI, in form and substance reasonably satisfactory to CBI and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    SECTION 5.03. LETTERS OF CBI'S ACCOUNTANTS. CBI shall use reasonable efforts to cause to be delivered to IXC two letters from CBI's independent accountants, one dated a date within two Business Days before the date on which the Form S-4 shall become effective and one dated a date within two Business Days before the Closing Date, each addressed to IXC, in form and substance reasonably satisfactory to IXC and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    SECTION 5.04. ACCESS TO INFORMATION; CONFIDENTIALITY. Subject to the existing confidentiality agreement dated as of May 28, 1999 (the
"Confidentiality Agreement"), between CBI and IXC, upon

                                      1-30
reasonable notice, each of CBI and IXC shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of CBI and IXC shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Neither CBI nor IXC shall be required to provide access to or disclose information where such access or disclosure would contravene any applicable law, rule, regulation, order or decree or would, with respect to any pending matter, result in a waiver of the attorney-client privilege or the protection afforded attorney work-product. CBI and IXC shall use reasonable efforts to obtain from third parties any consents or waivers of confidentiality restrictions with respect to any such information being provided by it. No review pursuant to this Section 5.04 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by either party hereto to the other party hereto. Each of CBI and IXC will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

    SECTION 5.05. REASONABLE EFFORTS. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Stockholders Agreements or any of the Option Agreements or the consummation of the Merger or the other transactions contemplated by, and to fully carry out the purposes of, this Agreement, the Stockholders Agreements and the Option Agreements, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated by, and to fully carry out the purposes of, this Agreement, the Stockholders Agreements and the Option Agreements.

    (b) In connection with and without limiting the foregoing, IXC and its Board of Directors and CBI and its Board of Directors shall make reasonable efforts to: (1) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Stockholders Agreements or any of the Option Agreements or the Merger or any of the other transactions contemplated by this Agreement, the Stockholders Agreements or any of the Option Agreements and (2) if any state takeover statute or similar statute becomes applicable to this Agreement, the Stockholders Agreements, any of the Option Agreements, the Merger or any other transactions contemplated by this Agreement, the Stockholders Agreements or any of the Option Agreements, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements may be consummated as promptly as practicable on the terms contemplated by this Agreement, the

                                      1-31

Stockholders Agreements and the Option Agreements and otherwise to minimize the effect of such statute or regulation on this Agreement, the Stockholders Agreements, the Option Agreements, the Merger and the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements. Nothing in this Agreement shall be deemed to require CBI to agree to, or proffer to, divest or hold separate any assets or any portion of any business of CBI, IXC or any of their respective Subsidiaries if the Board of Directors of CBI determines that so doing would materially impair the benefit intended to be obtained by CBI in the Merger. Without limiting the generality of the foregoing, IXC shall give CBI the opportunity to participate in the defense of any litigation against IXC and/or its directors relating to the transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements.

    SECTION 5.06. IXC STOCK OPTIONS AND IXC WARRANTS. (a) As soon as practicable following the date of this Agreement, the Board of Directors of IXC (or, if appropriate, any committee administering IXC Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

        (i) adjust the terms of all outstanding IXC Stock Options, whether vested or unvested, as necessary to provide that, at the Effective Time, each IXC Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under IXC Stock Option, the number of shares of CBI Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of IXC Common Stock subject to such IXC Stock Option by the Exchange Ratio, at a price per share of CBI Common Stock equal to (A) the aggregate exercise price for the shares of IXC Common Stock otherwise purchasable pursuant to such IXC Stock Option divided by (B) the aggregate number of shares of CBI Common Stock deemed purchasable pursuant to such IXC Stock Option (each, as so adjusted, an "Adjusted Option"); provided that such exercise price shall be rounded up to the nearest whole cent; and

        (ii) make such other changes to IXC Stock Plans as CBI and IXC may agree are appropriate to give effect to the Merger.

    (b) The adjustments provided herein with respect to any IXC Stock Options to which Section 421(a) of the Code applies shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

    (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, each IXC Stock Option outstanding at the Effective Time shall be converted into an option relating to CBI Common Stock following the Effective Time so as to substitute CBI Common Stock for IXC Common Stock purchasable thereunder (subject to the adjustments required by this Section 5.06 after giving effect to the Merger). Prior to the Effective Time, CBI shall take all necessary actions (including, if required to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of Nasdaq, obtaining the approval of its shareholders at the next regularly scheduled annual meeting of CBI following the Effective Time) for the conversion of IXC Stock Options, including the reservation, issuance and listing of CBI Common Stock in a number at least equal to the number of shares of CBI Common Stock that will be subject to the Adjusted Options.

    (d) As soon as practicable following the Effective Time, CBI shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of CBI Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options or any unsettled awards granted under IXC Stock Plans after the Effective Time may remain outstanding.

                                      1-32

    (e) As soon as practicable after the Effective Time, CBI shall deliver to the holders of IXC Stock Options appropriate notices setting forth such holders' rights pursuant to the respective IXC Stock Plans and the agreements evidencing the grants of such IXC Stock Options and that such IXC Stock Options and agreements shall be assumed by CBI and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Merger and to vesting, if any, caused by the Merger).

    (f) Except as otherwise expressly provided in this Section 5.06 and except to the extent required under the respective terms of IXC Stock Options, all restrictions or limitations on transfer and vesting with respect to IXC Stock Options awarded under IXC Stock Plans or any other plan, program or arrangement of IXC or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, and all other terms thereof, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by CBI as set forth above.

    (g) At the Effective Time, by virtue of the Merger and without the need for any further corporate action, each Warrant outstanding immediately prior to the Effective Time shall be automatically converted into an option or warrant to acquire, on the same terms and conditions as were applicable under such Warrant, the number of shares of CBI Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of IXC Common Stock subject to such Warrant by the Exchange Ratio, at a price per share of CBI Common Stock equal to (A) the aggregate exercise price for shares of IXC Common Stock otherwise purchasable pursuant to such Warrant divided by (B) the aggregate number of shares of CBI Common Stock deemed purchasable pursuant to such Warrant; PROVIDED, HOWEVER, that such exercise price shall be rounded up to the nearest whole cent.

    SECTION 5.07. EMPLOYEE BENEFIT PLANS; EXISTING AGREEMENTS. (a) During the six-month period following the Effective Time (the "Transition Period"), CBI shall cause the Surviving Corporation to either maintain the benefit programs (other than equity-based arrangements) provided by IXC and its Subsidiaries before the Effective Time or replace all or any such programs with programs maintained for similarly situated employees of CBI; PROVIDED that the aggregate level of benefits (other than equity-based arrangements) provided during the Transition Period shall be substantially similar to the aggregate level of benefits (other than equity-based arrangements) provided by IXC and its Subsidiaries before the Effective Time. To the extent that any plan of CBI or any of its Affiliates (a "CBI Plan") becomes applicable to any employee or former employee of IXC or its Subsidiaries, CBI shall grant, or cause to be granted, to such employees or former employees credit for their service with IXC and its Subsidiaries (and any of their predecessors) for the purpose of determining eligibility to participate and nonforfeitability of benefits under such CBI Plan and for purposes of benefit accrual under vacation and severance pay plans (but only to the extent such service was credited under similar plans of IXC and its Subsidiaries).

    (b) With respect to any welfare benefit plan of CBI or its Affiliates made available to individuals who immediately prior to the Closing Date were employees of IXC or any of its Subsidiaries, CBI shall, or shall cause the Surviving Corporation to, waive any waiting periods, pre-existing condition exclusions and actively-at-work requirements to the extent such provisions were inapplicable immediately before such plan was made available and provide that any expenses incurred on or before the date such plan was made available by any such individual or such individual's covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

    SECTION 5.08. INDEMNIFICATION, EXCULPATION AND INSURANCE. (a) CBI and Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) now existing in favor of the current or former directors or officers of IXC or its Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other

                                      1-33
agreements of IXC as in effect on the date hereof shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

    (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, CBI shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.08.

    (c) For six years from and after the Effective Time, CBI shall maintain in effect IXC's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time covering each person currently covered by IXC's directors' and officers' liability insurance policy on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date hereof; PROVIDED that CBI may substitute therefor policies of CBI or its subsidiaries containing terms with respect to coverage and amount no less favorable to such directors or officers; PROVIDED, HOWEVER, that in no event shall CBI be required to pay aggregate premiums for insurance under this Section 5.08(c) in excess of 200% of the amount of the aggregate premiums paid by IXC in 1998 on an annualized basis for such purpose; PROVIDED that CBI shall nevertheless be obligated to provide such coverage as may be obtained for such 200% amount.

    (d) The provisions of this Section 5.08 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

    SECTION 5.09. FEES AND EXPENSES. (a) Except as provided in this Section 5.09, all fees and expenses incurred in connection with the Merger, this Agreement, the Stockholders Agreements, the Option Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of CBI and IXC shall bear and pay one-half of (1) the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (2) the filing fees for the premerger notification and report forms under the HSR Act.

    (b) In the event that (1) an IXC Takeover Proposal shall have been made to IXC or any of its Subsidiaries or shall have been made directly to the stockholders of IXC generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make an IXC Takeover Proposal and thereafter this Agreement is terminated by either CBI or IXC pursuant to Section 7.01(b)(i) or (iii) or (2) this Agreement is terminated by CBI pursuant to Section 7.01(e), then IXC shall promptly, but in no event later than the date of such termination, pay CBI a fee equal to $105 million (the "Termination Fee"), payable by wire transfer of same day funds; PROVIDED, HOWEVER, that no Termination Fee shall be payable to CBI pursuant to clause (1) of this paragraph (b) or pursuant to a termination by CBI pursuant to Section 7.01(e) unless and until within 12 months of such termination IXC or any of its Subsidiaries enters into any IXC Acquisition Agreement with respect to, or consummates, any IXC Takeover Proposal (for the purposes of the foregoing proviso the term "IXC Takeover Proposal" shall have the meaning assigned to such term in Section 4.03 except that references to "35%" in the definition of "IXC Takeover Proposal" in Section 4.03 as they relate to net revenues, net income or assets of IXC and its Subsidiaries, taken as a whole, shall be deemed to be references to "50%"), in which event the Termination Fee shall be payable upon the first to occur of such events. IXC acknowledges that the agreements contained in this Section 5.09(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, CBI would not enter into this Agreement; accordingly, if IXC fails promptly

                                      1-34
to pay the amount due pursuant to this Section 5.09(b), and, in order to obtain such payment, CBI commences a suit which results in a judgment against IXC for the fee set forth in this Section 5.09(b), IXC shall pay to CBI its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

    (c) In the event that (1) a CBI Takeover Proposal shall have been made to CBI or any of its Subsidiaries or shall have been made directly to the shareholders of CBI generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a CBI Takeover Proposal and thereafter this Agreement is terminated by either CBI or IXC pursuant to Section 7.01(b)(i) or (ii) or (2) this Agreement is terminated by IXC pursuant to Section 7.01(f), then CBI shall promptly, but in no event later than the date of such termination, pay IXC the Termination Fee, payable by wire transfer of same day funds; PROVIDED, HOWEVER, that no Termination Fee shall be payable to IXC pursuant to clause (1) of this paragraph (c) or pursuant to a termination by IXC pursuant to Section 7.01(f) unless and until within 12 months of such termination CBI or any of its Subsidiaries enters into any CBI Acquisition Agreement with respect to, or consummates, any CBI Takeover Proposal (for the purposes of the foregoing proviso the term "CBI Takeover Proposal" shall have the meaning assigned to such term in Section 4.04 except that references to "35%" in the definition of "CBI Takeover Proposal" in Section 4.04 as they relate to net revenues, net income or assets of CBI and its Subsidiaries, taken as a whole, shall be deemed to be references to "50%"), in which event the Termination Fee shall be payable upon the first to occur of such events. CBI acknowledges that the agreements contained in this Section 5.09(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, IXC would not enter into this Agreement; accordingly, if CBI fails promptly to pay the amount due pursuant to this Section 5.09(c), and, in order to obtain such payment, IXC commences a suit which results in a judgment against CBI for the fee set forth in this Section 5.09(c), CBI shall pay to IXC its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

    SECTION 5.10. PUBLIC ANNOUNCEMENTS. Promptly after the date hereof, CBI and IXC will develop a joint communications plan and each party hereto shall use all reasonable best efforts to ensure that all press releases and other public statements with respect to the transactions contemplated by this Agreement, including the Merger, the Stockholders Agreements and the Option Agreements shall be consistent with such joint communications plan. CBI and IXC will consult with each other before issuing any press release or otherwise making any written public statement with respect to the transactions contemplated by this Agreement, including the Merger, the Stockholders Agreements and the Option Agreements, and shall not issue any such press release or make any such written public statement prior to such consultation, except as either party may determine is required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements shall be in the form heretofore agreed to by the parties.

    SECTION 5.11. AFFILIATES. IXC shall deliver to CBI at least 30 days prior to the Closing Date a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the stockholders of IXC, "affiliates" of IXC for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations. IXC shall use reasonable efforts to cause each such person to deliver to CBI at least 30 days prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

    SECTION 5.12. STOCK EXCHANGE LISTINGS. (a) CBI shall use reasonable efforts to cause the CBI Common Stock issuable in the Merger and pursuant to the CBI Stock Option Agreement to be

                                      1-35
approved for listing on the NYSE and the CSE, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

    (b) IXC shall use reasonable efforts to cause the IXC Common Stock issuable pursuant to the IXC Stock Option Agreement to be approved for quotation on Nasdaq, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

    (c) IXC shall use reasonable best efforts to cause the IXC 7 1/4% Preferred Stock, the IXC 6 3/4% Preferred Stock and the IXC 12 1/2% Preferred Stock to be approved for quotation on Nasdaq, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the record date for the IXC Stockholders Meeting.

    SECTION 5.13. TAX TREATMENT. Each of CBI and IXC shall use reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in
Section 6.03(c), including the execution of the letters of representation referred to therein.

    SECTION 5.14. FURTHER ASSURANCES. IXC shall deliver, or shall cause to be delivered, if required by the terms of any note, indenture, credit agreement, warrant or other financing instrument or preferred stock, as promptly as possible after the date hereof but in no event less than 15 days prior to the Effective Time, any notice of the Merger or the transactions contemplated by this Agreement.

    SECTION 5.15. IXC RIGHTS AGREEMENT. The Board of Directors of IXC shall take all further action (in addition to that referred to in Section 3.01(s)) necessary or desirable (including redeeming IXC Rights immediately prior to the Effective Time or amending the IXC Rights Agreement if reasonably requested by
CBI) in order to render the IXC Rights inapplicable to the Merger and to the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements to the extent provided herein. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements, until the date following the IXC Stockholders Meeting, the Board of Directors of IXC shall not, without the prior written consent of CBI, (a) amend the IXC Rights Agreement or
(b) take any action with respect to, or make any determination under, the IXC Rights Agreement, including a redemption of the IXC Rights or any action to facilitate an IXC Takeover Proposal.

    SECTION 5.16. CBI RIGHTS AGREEMENT. The Board of Directors of CBI shall take all further action (in addition to that referred to in Section 3.02(s)) necessary or desirable (including redeeming CBI Rights immediately prior to the Effective Time or amending the CBI Rights Agreement if reasonably requested by
IXC) in order to render the CBI Rights inapplicable to the Merger and the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements to the extent provided herein. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements, until the date following the CBI Shareholders Meeting, the Board of Directors of CBI shall not, without the prior written consent of IXC, (a) amend the CBI Rights Agreement (other than any amendment made in connection with an acquisition by CBI of any assets or voting securities of another person) or (b) take any action with respect to, or make any determination under, the CBI Rights Agreement, including a redemption of the CBI Rights or any action to facilitate a CBI Takeover Proposal.

    SECTION 5.17. TRANSFER TAXES. All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by IXC.

    SECTION 5.18. STOCKHOLDERS AGREEMENTS LEGEND. IXC will inscribe upon any certificate representing Subject Shares (as defined in the Stockholders Agreements) tendered by a Stockholder (as defined in the Stockholders Agreements) in connection with any proposed transfer of any Subject

                                      1-36

Shares by such Stockholder in accordance with the terms of the Stockholders Agreements the following legend: "THE SHARES OF COMMON STOCK, PAR VALUE $.01, PER SHARE, OF IXC COMMUNICATIONS, INC., REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF JULY 20, 1999, AND ARE SUBJECT TO THE TERMS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF IXC COMMUNICATIONS, INC."; and IXC will return such certificate containing such inscription to such Stockholder within three business days following IXC's receipt thereof.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

    SECTION 6.01.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) STOCKHOLDER APPROVALS. Each of the IXC Stockholder Approval and the CBI Shareholder Approval shall have been obtained.

    (b) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

    (c) FCC AND PUC APPROVALS. All consents, approvals or orders of authorization of, or actions by the FCC and all necessary state PUC approvals shall have been obtained.

    (d) NO LITIGATION. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect, and there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity (i) preventing the consummation of the Merger or (ii) which otherwise is reasonably likely to have a Material Adverse Effect on IXC or CBI, as applicable; PROVIDED, HOWEVER, that each of the parties shall have used its reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

    (e) FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

    (f) STOCK EXCHANGE LISTINGS. The shares of CBI Common Stock issuable to IXC's stockholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

    (g) EQUITY INVESTMENT. CBI shall have received $400 million pursuant to the terms of the Investment Agreement.

    SECTION 6.02. CONDITIONS TO OBLIGATIONS OF CBI AND SUB. The obligation of CBI and Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of IXC set forth herein that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). CBI shall have received a certificate signed on behalf of IXC by the chief executive officer of IXC to such effect.

                                      1-37

    (b) PERFORMANCE OF OBLIGATIONS OF IXC. IXC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. CBI shall have received a certificate signed on behalf of IXC by the chief executive officer of IXC to such effect.

    SECTION 6.03. CONDITIONS TO OBLIGATIONS OF IXC. The obligation of IXC to effect the Merger is further subject to satisfaction or waiver of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CBI and Sub set forth herein that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). IXC shall have received a certificate signed on behalf of CBI by the chief executive officer of CBI to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF CBI AND SUB. CBI and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date. IXC shall have received a certificate signed on behalf of CBI by the chief executive officer of CBI to such effect.

    (c) TAX OPINION. IXC shall have received from Riordan & McKinzie, counsel to IXC, on the date on which the Form S-4 is filed with the SEC and on the Closing Date, an opinion, in each case dated as of such respective date and to the effect that: (i) the Merger will qualify for U.S. Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) IXC, CBI and Sub will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of representation letters from each of IXC and CBI in substantially the same form as Exhibits C and D, respectively. The opinion shall be in substantially the same form as Exhibit E.

    SECTION 6.04. FRUSTRATION OF CLOSING CONDITIONS. None of CBI, Sub or IXC may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, the Stockholders Agreements and the Option Agreements, as required by and subject to Section 5.05.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 7.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the CBI Shareholder Approval or the IXC Stockholder Approval:

    (a) by mutual written consent of CBI and IXC;

    (b) by either CBI or IXC:

        (i) if the Merger shall not have been consummated by April 30, 2000; PROVIDED, HOWEVER, that if on such date the condition to the Closing set forth in Section 6.01(c) shall not have been satisfied, then either CBI or IXC may cause such date to be extended to July 31, 2000, upon delivery of written notice to the other party; PROVIDED FURTHER, HOWEVER, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

                                      1-38

        (ii) if the CBI Shareholder Approval shall not have been obtained at a CBI Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

       (iii) if the IXC Stockholder Approval shall not have been obtained at an IXC Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

        (iv) if any Restraint having any of the effects set forth in Section 6.01(d) shall be in effect and shall have become final and nonappealable; PROVIDED that the party seeking to terminate this Agreement pursuant to this
    Section 7.01(b)(iv) shall have used reasonable efforts to prevent the entry of and to remove such Restraint;

    (c) by CBI, if IXC shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or (b) and (B) has not been or is incapable of being cured by IXC within 30 calendar days after its receipt of written notice from CBI;

    (d) by IXC, if CBI shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or (b) and (B) has not been or is incapable of being cured by CBI within 30 calendar days after its receipt of written notice from IXC;

    (e) by CBI, if IXC or any of its directors or officers shall participate in discussions or negotiations in breach of Section 4.03; or

    (f) by IXC, if CBI or any of its directors or officers shall participate in discussions or negotiations in breach of Section 4.04.

    SECTION 7.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either IXC or CBI as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of CBI or IXC, other than the provisions of Section 3.01(p), Section 3.02(n), the last sentence of Section 5.04, Section 5.09, this Section 7.02 and
Article VIII, which provisions survive such termination, and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement. If this Agreement is terminated under circumstances in which a party is entitled to receive the Termination Fee, the payment of such Termination Fee shall be the sole and exclusive remedy available to such party, except if there shall have been a wilful breach by the other party of Section
4.03 or Section 4.04, as the case may be.

    SECTION 7.03. AMENDMENT. This Agreement may be amended by the parties at any time before or after the IXC Stockholder Approval or the CBI Shareholder Approval; PROVIDED, HOWEVER, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of IXC or further approval of the shareholders of CBI without the further approval of such stockholders or shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    SECTION 7.04. EXTENSION; WAIVER. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to

                                      1-39
this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    SECTION 8.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    SECTION 8.02. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to CBI or Sub, to

           Cincinnati Bell Inc.
           201 E. Fourth Street, 102-1900
           P.O. Box 2301
           Cincinnati, Ohio 45201-2301
           Telecopy No.: (513) 397-9557
           Attention: General Counsel
           with a copy to:
           Cravath, Swaine & Moore
           Worldwide Plaza
           825 Eighth Avenue
           New York, NY 10019
           Telecopy No.: (212) 474-3700
           Attention: Robert A. Kindler, Esq.
                      Robert I. Townsend, III, Esq.;

           and

        (b) if to IXC, to

           IXC Communications, Inc.
           1122 Capital of Texas Highway South
           Austin, Texas 78746-6426
           Telecopy No.: (512) 328-7902

           Attention: General Counsel
           with a copy to:
           Riordan & McKinzie
           695 Town Center Drive
           Suite 1500
           Costa Mesa, CA 92626
           Telecopy No.: (714) 549-3244
           Attention: Michael P. Whalen, Esq.

                                      1-40

    SECTION 8.03.  DEFINITIONS.  For purposes of this Agreement:

        (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

        (b) "Business Day" means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in New York;

        (c) "Knowledge" of any person that is not an individual means, with respect to any specific matter, the knowledge of such person's executive officers and other officers having primary responsibility for such matter;

        (d) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with IXC or CBI, any change, effect, event, occurrence, condition, development or state of facts that is materially adverse to the business, assets, results of operations, condition (financial or otherwise) or prospects of such party (or the Surviving Corporation when used with respect to IXC) and its Subsidiaries, taken as a whole, other than any change, effect, event, occurrence, condition, development or state of facts
    (i) relating to the economy or securities markets in general, (ii) relating to the industries in which such party operates in general and not specifically relating to such party, (iii) resulting from the announcement or anticipated consummation of the transactions contemplated by this Agreement, the Stockholders Agreements, the Option Agreements, and the transactions contemplated by this Agreement, or (iv) arising from a change in generally accepted accounting principles.

        (e) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

        (f) a "Subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

    SECTION 8.04. INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Terms used herein that are defined under GAAP are used herein as so defined.

                                      1-41

    SECTION 8.05. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    SECTION 8.06. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein), the Option Agreements, the Stockholders Agreements and the Confidentiality Agreement
(a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.06 and Section 5.08, are not intended to confer upon any person other than the parties any rights or remedies.

    SECTION 8.07. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof, except to the extent the laws of the State of Ohio are mandatorily applicable for the rights of CBI shareholders and directors and corporate governance matters.

    SECTION 8.08. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    SECTION 8.09. ENFORCEMENT. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

    SECTION 8.10. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

    SECTION 8.11. ADDITIONAL AGREEMENT OF IXC. IXC agrees that (a) promptly after the date hereof, it will form a wholly owned subsidiary and enter into a merger agreement with such subsidiary in a form satisfactory to CBI, including the terms set forth in Section 8.11 to the IXC Disclosure Schedule and (b) it will submit such merger agreement for approval of stockholders of IXC at the IXC Stockholders Meeting.

                                      1-42

    IN WITNESS WHEREOF, CBI, Sub and IXC have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                CINCINNATI BELL INC.,

                                By:          /s/ RICHARD G. ELLENBERGER
                                     -----------------------------------------
                                            Name: Richard G. Ellenberger
                                            Title:  President and Chief
                                                 Executive Officer

                                IVORY MERGER INC.,

                                By:             /s/ THOMAS E. TAYLOR
                                     -----------------------------------------
                                               Name: Thomas E. Taylor
                                        Title:  Vice President and Secretary

                                IXC COMMUNICATIONS, INC.,

                                By:               /s/ JOHN M. ZRNO
                                     -----------------------------------------
                                                 Name: John M. Zrno
                                            Title:  President and Chief
                                                 Executive Officer

                                      1-43

                                                                         ANNEX I
                                                         TO THE MERGER AGREEMENT

                             INDEX OF DEFINED TERMS

TERM                                               PAGE
-----------------------------------------------  ---------
Accounting Rules...............................  1-10
Adjusted Option................................  1-32
Affiliate......................................  1-41
Agreement......................................  1-1
Business Day...................................  1-41
CBI............................................  1-1
CBI Acquisition Agreement......................  1-29
CBI Benefit Plans..............................  1-21
CBI Common Stock...............................  1-3
CBI Consolidated Group.........................  1-23
CBI Disclosure Schedule........................  1-17
CBI Filed SEC Documents........................  1-16
CBI 1998 10-K..................................  1-21
CBI Permits....................................  1-21
CBI Plan.......................................  1-38
CBI Preferred Stock............................  1-17
CBI Rights Agreement...........................  1-17
CBI SEC Documents..............................  1-19
CBI Series A Preferred Stock...................  1-17
CBI 7 1/4 Preferred Stock......................  1-3
CBI Shareholder Approval.......................  1-23
CBI Shareholders Meeting.......................  1-30
CBI 6 3/4 Preferred Stock......................  1-4
CBI Stock Option Agreement.....................  1-2
CBI Stock Options..............................  1-17
CBI Stock Plans................................  1-17
CBI Takeover Proposal..........................  1-28
Certificate of Merger..........................  1-2
Certificates...................................  1-4
Closing........................................  1-2
Closing Date...................................  1-2
Code...........................................  1-1
Common Shares Trust............................  1-6
Common Stock Merger Consideration..............  1-3
Communications Act.............................  1-10
Confidentiality Agreement......................  1-30
control........................................  1-41
CSE............................................  1-19
DGCL...........................................  1-2
Effective Time.................................  1-2
ERISA..........................................  1-13
Excess Shares..................................  1-6
Exchange Act...................................  1-10
Exchange Agent.................................  1-4
Exchange Ratio.................................  1-3
FCC............................................  1-10
Form S-4.......................................  1-11

TERM                                               PAGE
-----------------------------------------------  ---------
GAAP...........................................  1-10
Governmental Entity............................  1-10
HSR Act........................................  1-10
Intellectual Property Rights...................  1-15
Investment Agreement...........................  1-1
Investors......................................  1-1
IXC............................................  1-1
IXC Acquisition Agreement......................  1-28
IXC Benefit Plans..............................  1-12
IXC Class B Preferred Stock....................  1-8
IXC Common Stock...............................  1-1
IXC Consolidated Group.........................  1-14
IXC Disclosure Schedule........................  1-7
IXC Filed SEC Documents........................  1-7
IXC 1998 10-K..................................  1-12
IXC Ordinary Preferred Stock...................  1-8
IXC Permits....................................  1-12
IXC Preferred Stock............................  1-8
IXC Rights.....................................  1-8
IXC Rights Agreement...........................  1-8
IXC SEC Documents..............................  1-10
IXC Series A Preferred Stock...................  1-8
IXC 7 1/4 Preferred Stock......................  1-1
IXC 6 3/4 Preferred Stock......................  1-1
IXC Stock Option Agreement.....................  1-1
IXC Stock Options..............................  1-8
IXC Stock Plans................................  1-8
IXC Stockholder Approval.......................  1-15
IXC Stockholders Meeting.......................  1-30
IXC Takeover Proposal..........................  1-28
IXC 12 1/2 Certificate of Designation..........  1-4
IXC 12 1/2 Preferred Stock.....................  1-4
IXC 12 1/2 Series B Preferred Stock............  1-8
IXC Warrants...................................  1-8
Joint Proxy Statement..........................  1-10
Knowledge......................................  1-41
Liens..........................................  1-8
Material Adverse Change........................  1-41
Material Adverse Effect........................  1-41
Merger.........................................  1-1
Merger Consideration...........................  1-4
Nasdaq.........................................  1-10
Non-Voting Preferred Stock.....................  1-17
NYSE...........................................  1-6
Oakhill........................................  1-1
Option Agreements..............................  1-1
person.........................................  1-41

TERM                                               PAGE
-----------------------------------------------  ---------
Principal Stockholders.........................  1-1
PUCs...........................................  1-10
Restraints.....................................  1-37
SEC............................................  1-10
Securities Act.................................  1-10
7 1/4% Preferred Stock Merger Consideration....  1-3
6 3/4% Preferred Stock Merger Consideration....  1-4
Stockholders Agreements........................  1-1
TERM                                               PAGE
-----------------------------------------------  ---------
Sub............................................  1-1
Sub Common Stock...............................  1-18
Subsidiary.....................................  1-41
Surviving Corporation..........................  1-2
taxes..........................................  1-15
Termination Fee................................  1-34
Transition Period..............................  1-33
Transition Team................................  1-27
Voting Preferred Stock.........................  1-17
Year 2000 Compliant............................  1-16

                                                                         ANNEX 2

    AGREEMENT GOVERNING THE IXC INTERNAL REORGANIZATION dated as of August 16, 1999 (this "Agreement"), between IXC COMMUNICATIONS, INC., a Delaware corporation ("IXC"), and IXC MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of IXC ("Merger Sub").

    WHEREAS the respective Boards of Directors of IXC and Merger Sub have each approved and declared advisable this Agreement and the merger of Merger Sub with and into IXC (the "Initial Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of Merger Sub ("Merger Sub Common Stock") shall be canceled and retired in accordance with the terms of this Agreement and all rights in respect thereof shall cease to exist;

    WHEREAS the respective Boards of Directors of IXC and Merger Sub have each determined that the Initial Merger is consistent with, and in furtherance of, their respective business strategies and goals;

    WHEREAS the respective Boards of Directors of Cincinnati Bell Inc., an Ohio corporation ("Cincinnati Bell"), Ivory Merger Inc., a Delaware corporation and a wholly owned subsidiary of Cincinnati Bell ("Ivory"), and IXC have approved and declared advisable an Agreement and Plan of Merger dated as of July 20, 1999 (as the same may be amended or supplemented, the "Merger Agreement"; terms used but not defined herein shall have the meanings set forth in the Merger Agreement), and the merger of Ivory with and into IXC (the "Principal Merger"); and

    WHEREAS for U.S. federal income tax purposes, it is intended that the Initial Merger shall qualify as (i) a tax-free liquidation under Sections 332 and 337 of the Internal Revenue Code of 1986, as amended (the "Code"), and/or
(ii) a tax-free reorganization under the provisions of Section 368(a) of the Code and that this Agreement constitutes a plan of reorganization.

    NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I
                               THE INITIAL MERGER

    SECTION 1.01. THE INITIAL MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into IXC at the Initial Effective Time (as defined in Section 1.03). Following the Initial Merger, the separate corporate existence of Merger Sub shall cease and IXC shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

    SECTION 1.02. CLOSING. The closing of the Initial Merger (the "Closing") will take place at 9:00 a.m. on a date to be specified by the parties (the "Closing Date"), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to by the parties hereto.

    SECTION 1.03. INITIAL EFFECTIVE TIME. Subject to the provisions of this Agreement, a certificate of merger and all other appropriate documents (the "Certificate of Merger") shall be duly prepared, executed, acknowledged and filed with the Secretary of State of the State of Delaware by the parties hereto in accordance with the relevant provisions of the DGCL. The Initial Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent time as Merger Sub and IXC shall agree should be specified in the Certificate of Merger (the time the Initial Merger becomes effective being herein referred to as the

                                      2-1

"Initial Effective Time"); PROVIDED, HOWEVER, that the Initial Effective Time of the Initial Merger shall be prior to the Effective Time of the Principal Merger.

    SECTION 1.04. EFFECTS OF THE INITIAL MERGER. The Initial Merger shall have the effects set forth in Section 259 of the DGCL.

    SECTION 1.05. CERTIFICATE OF INCORPORATION AND BYLAWS. (a) At the Initial Effective Time, the Restated Certificate of Incorporation of IXC, as amended through the Initial Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation with such amendments as are set forth in Exhibit A hereto and incorporated herein by reference, until thereafter changed or amended as provided therein or by applicable law.

        (b) The bylaws of IXC as in effect immediately prior to the Initial Effective Time shall be the bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

    SECTION 1.06. BOARD OF DIRECTORS. The directors of IXC immediately prior to the Initial Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 1.07. OFFICERS. The officers of IXC immediately prior to the Initial Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II
 EFFECT OF THE INITIAL MERGER ON THE CAPITAL STOCK OF IXC AND MERGER SUB COMMON
                                     STOCK

    SECTION 2.01. EFFECT ON THE CAPITAL STOCK OF IXC. As of the Initial Effective Time, by virtue of the Initial Merger and without any action on the part of IXC, Merger Sub or the holder of any shares of capital stock of IXC or Merger Sub Common Stock, each issued and outstanding share of capital stock of IXC shall continue to remain issued and outstanding.

    SECTION 2.02. EFFECT ON MERGER SUB COMMON STOCK. As of the Initial Effective Time, by virtue of the Initial Merger and without any action on the part of IXC, Merger Sub or the holder of any shares of capital stock of IXC or any shares of Merger Sub Common Stock, each issued and outstanding share of Merger Sub Common Stock shall be canceled and retired and all rights in respect thereof shall cease to exist without any conversion thereof or any payment with respect thereto or in exchange therefor.

                                  ARTICLE III
                              CONDITION PRECEDENT

    SECTION 3.01. CONDITION TO EACH PARTY'S OBLIGATION TO EFFECT THE INITIAL MERGER. The respective obligation of each party hereto to effect the Initial Merger is subject to the satisfaction or waiver by the parties thereto of the conditions precedent to the consummation of the Principal Merger set forth in
Article VI of the Merger Agreement.

                                   ARTICLE IV
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 4.01. TERMINATION. This Agreement may only be terminated by IXC prior to the Initial Effective Time if the Merger Agreement has been terminated in accordance with its terms.

    SECTION 4.02. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 4.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of IXC or Merger Sub other than the provisions of this Section 4.02 and Article V.

                                      2-2

    SECTION 4.03. AMENDMENT. This Agreement may be amended by the parties hereto at any time by an instrument in writing signed on behalf of each of the parties hereto.

    SECTION 4.04. WAIVER. At any time prior to the Initial Effective Time, a party may waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

    SECTION 4.05. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 4.01, an amendment of this Agreement pursuant to Section 4.03 or a waiver pursuant to Section 4.04 shall, in order to be effective, require in the case of IXC or Merger Sub, action by its Board of Directors or the duly authorized designee of its Board of Directors to the extent permitted by law.

                                   ARTICLE V
                               GENERAL PROVISIONS

    SECTION 5.01. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to IXC, to:
       IXC Communications, Inc.
       1122 Capital of Texas Highway South
       Austin, TX 78746-6426
       Telecopy: (512) 328-7902

    Attention: General Counsel

    (b) if to Merger Sub, to:
       IXC Merger Sub Inc.
       1122 Capital of Texas Highway South
       Austin, TX 78746-6426
       Telecopy: (512) 328-7902

    Attention: President

    SECTION 5.02. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) is not intended to confer any rights or remedies upon any person other than the parties.

    SECTION 5.03. TRANSFER TAXES. All transfer, documentary and other similar taxes (including any interest, penalties or additions with respect thereto) and all filing, recording and other similar fees, in each case, attributable to the transactions contemplated by this Agreement shall be paid by IXC.

    SECTION 5.04. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                                      2-3

    IN WITNESS WHEREOF, IXC and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                                IXC COMMUNICATIONS, INC.,

                                                by         /s/ JEFFREY C. SMITH
                                                           ---------------------------------------
                                                           Name: Jeffrey C. Smith
                                                           Title:Senior Vice President,
                                                                General Counsel and
                                                                Secretary

                                                IXC MERGER SUB, INC.,

                                                by         /s/ JEFFREY C. SMITH
                                                           ---------------------------------------
                                                           Name: Jeffrey C. Smith
                                                           Title:Senior Vice President,
                                                                General Counsel and
                                                                Secretary

                                      2-4

                                                                       EXHIBIT A

    The Restated Certificate of Incorporation of IXC shall be amended in the Initial Merger as follows:

        1. Section (g)(ix)(3) of the Certificate of Designation for the 7 1/4% Junior Convertible Preferred Stock Due 2007 shall be amended by inserting after the words "business of the Company" in the definition of "Common Stock Change in Control" the following: "(which shall include a corporation that is the direct or indirect owner of all the equity interests of the surviving corporation in the merger) (hereinafter, a "successor")".

        2. Section (f)(i) of the Certificate of Designation for the 12 1/2% Junior Exchangeable Preferred Stock Due 2009 shall be amended to read as follows: "The holders of Exchangeable Preferred Stock, in addition to the voting rights required under Delaware law and as set forth in paragraphs
    (ii) and (iii) below, shall be entitled to cast one-tenth of one vote per share on all matters, voting together with the common stock of the Company as a single class."

        3. Section (f)(iii)(B) of the Certificate of Designation for the 12 1/2% Junior Exchangeable Preferred Stock Due 2009 shall be amended by deleting the words "a majority" and by substituting the words "two-thirds" therefor.

        4. Section (6) of the Certificate of Designation for the 6 3/4% Cumulative Convertible Preferred Stock shall be amended by inserting the following paragraph after paragraph 5 of such section:

        "So long as any shares of the Cumulative Convertible Preferred Stock are outstanding, the Company will not amend this Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Cumulative Convertible Preferred Stock or to authorize the issuance of any additional shares of Cumulative Convertible Preferred Stock without the affirmative vote or consent of Holders of at least two-thirds of the issued and outstanding shares of Cumulative Convertible Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting."

                                      2-5

                                                                         ANNEX 3

           STOCK OPTION AGREEMENT dated as of July 20, 1999 (the "Agreement"), by and between IXC COMMUNICATIONS, INC., a Delaware corporation ("Issuer"), and CINCINNATI BELL INC., an Ohio corporation ("Grantee").

                                    RECITALS

    A. Grantee, Ivory Merger Inc., a wholly owned subsidiary of Grantee ("Sub"), and Issuer have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; defined terms used but not defined herein have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Sub with and into Issuer, with Issuer as the surviving corporation in the Merger;

    B. As a condition and inducement to Grantee's willingness to enter into the Merger Agreement, the Stockholders Agreements and the CBI Stock Option Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below); and

    C. As a condition and inducement to Issuer's willingness to enter into the Merger Agreement and this Agreement, Issuer has requested that Grantee agree, and Grantee has agreed, to grant Issuer an option to purchase shares of Grantee's common stock on substantially the same terms as the Option.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Issuer and Grantee agree as follows:

    1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 7,427,192 (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, par value $.01 per share ("Issuer Common Stock"), of Issuer at a purchase price of $52.25 (as adjusted as set forth herein) per Option Share (the "Purchase Price").

    2. EXERCISE OF OPTION. (a) Grantee may, at any time or times, exercise the Option with respect to at least 33 1/3% of the Option Shares, subject to the provisions of Section 2(c), after the occurrence of any event as a result of which the Grantee is unconditionally entitled to receive the Termination Fee pursuant to Section 5.09 of the Merger Agreement (a "Purchase Event"); PROVIDED, HOWEVER, that (i) except as provided in the last sentence of this Section 2(a), the Option will terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) 12 months after the first occurrence of a Purchase Event, and (C) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event, unless, in the case of clause (C), Grantee has the right to receive a Termination Fee following such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of (x) six months following the time such Termination Fee becomes unconditionally payable and (y) the expiration of the period in which the Grantee has such right to receive a Termination Fee, and (ii) any purchase of Option Shares upon exercise of the Option will be subject to compliance with the HSR Act and the obtaining or making of any consents, approvals, orders, notifications, filings or authorizations, the failure of which to have obtained or made would violate any law, regulation or agreement to which Issuer is subject (the "Regulatory Approvals"). Notwithstanding the foregoing, (A) if all necessary Regulatory Approvals have not been obtained prior to the termination of the Option, such termination shall be extended to the date that is the fifth Business Day after receipt of such Regulatory Approvals, and (B) notwithstanding the termination of the Option, if Grantee has exercised the Option in accordance with the terms hereof prior to the termination of the Option, Grantee will be entitled to purchase the Option Shares and the termination of the Option will not affect any rights hereunder.

    (b) In the event that Grantee is entitled to and wishes to exercise the Option, it will send to Issuer a written notice (an "Exercise Notice"; the date of which being herein referred to as the "Notice

                                      3-1

Date") to that effect which Exercise Notice also specifies the number of Option Shares, if any, Grantee wishes to purchase pursuant to this Section 2(b), the number of Option Shares, if any, with respect to which Grantee wishes to exercise its Cash-Out Right (as defined herein) pursuant to Section 6(c), the denominations of the certificate or certificates evidencing the Option Shares which Grantee wishes to purchase pursuant to this Section 2(b) and a date (an "Option Closing Date"), subject to the following sentence, not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (an "Option Closing"). Any Option Closing will be at an agreed location and time in New York, New York on the applicable Option Closing Date or at such later date as may be necessary so as to comply with the first sentence of Section 2(a).

    (c) Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable laws and regulations, which may prohibit the purchase of all the Option Shares specified in the Exercise Notice without first obtaining or making certain Regulatory Approvals. In such event, if the Option is otherwise exercisable and Grantee wishes to exercise the Option, the Option may be exercised in accordance with Section 2(b) and Grantee shall acquire the maximum number of Option Shares specified in the Exercise Notice that Grantee is then permitted to acquire under the applicable laws and regulations, and if Grantee thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Grantee shall be entitled to acquire such remaining balance. Issuer agrees to use its reasonable efforts to assist Grantee in seeking the Regulatory Approvals.

    In the event (i) Grantee receives notice that a Regulatory Approval required for the purchase of any Option Shares will not be issued or granted or (ii) such Regulatory Approval has not been issued or granted within six months of the date of the Exercise Notice, Grantee shall have the right to exercise its Cash-Out Right pursuant to Section 6(c) with respect to the Option Shares for which such Regulatory Approval will not be issued or granted or has not been issued or granted.

    3. PAYMENT AND DELIVERY OF CERTIFICATES. (a) At any Option Closing, Grantee will pay to Issuer in immediately available funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing plus the amount of any transfer, stamp or other similar taxes or charges imposed in connection therewith.

    (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer will deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, except pursuant to applicable federal and state securities laws. If at the time of issuance of Option Shares pursuant to an exercise of the Option hereunder, Issuer shall have issued any securities similar to rights under a stockholder rights plan, then each Option Share issued pursuant to such exercise will also represent such a corresponding right with terms substantially the same as and at least as favorable to Grantee as are provided under any such stockholder rights plan then in effect.

    (c) Certificates for the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF JULY 20, 1999, A COPY OF WHICH MAY BE OBTAINED

                                      3-2

    FROM THE SECRETARY OF IXC COMMUNICATIONS, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES."

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

    4. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee as follows:

        AUTHORIZED STOCK. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act and other Regulatory Approvals that are required, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 6, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including without limitation any preemptive rights of any stockholder of Issuer, but will be subject to applicable securities laws.

    5. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that:

        PURCHASE NOT FOR DISTRIBUTION. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

    6. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price thereof, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Grantee will receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable, PROVIDED THAT no such adjustment shall be required in connection with the exercise of options or similar rights under any stock option plan or benefit arrangement in effect on the date hereof or in connection with the conversion of any convertible or exchangeable securities outstanding on the date hereof.

                                      3-3

    (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that Issuer enters into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments.

    (c) If, at any time during the period commencing on a Purchase Event and ending on the termination of the Option in accordance with Section 2, Grantee sends to Issuer an Exercise Notice indicating Grantee's election to exercise its right (the "Cash-Out Right") pursuant to this Section 6(c), then Issuer shall pay to Grantee, on the Option Closing Date, in exchange for the cancelation of the Option with respect to such number of Option Shares as Grantee specifies in the Exercise Notice, an amount in cash equal to such number of Option Shares multiplied by the difference between (i) the average closing price, for the 10 trading days commencing on the 12th trading day immediately preceding the Option Closing Date, per share of Issuer Common Stock as reported on The Nasdaq National Market (or, if not listed on The Nasdaq National Market, as reported on any other national securities exchange or national securities quotation system on which the Issuer Common Stock is listed or quoted, as reported in THE WALL STREET JOURNAL (Northeast edition), or, if not reported thereby, any other authoritative source) (the "Closing Price") and (ii) the Purchase Price. Notwithstanding the termination of the Option, Grantee will be entitled to exercise its rights under this Section 6(c) if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option.

    7. PROFIT LIMITATIONS. (a) Notwithstanding any other provision of this Agreement, in no event shall the Total Option Profit (as defined herein) exceed in the aggregate $26.25 million (such amount, the "Profit Limit") and, if any payment to be made to Grantee otherwise would cause such aggregate amount to be exceeded, the Grantee, at its sole election, shall either (i) reduce the number of shares of Issuer Common Stock subject to this Option, (ii) deliver to Issuer for cancelation Option Shares previously purchased by Grantee, (iii) pay cash to Issuer or (iv) any combination thereof, so that the Total Option Profit shall not exceed the Profit Limit after taking into account the foregoing actions.

    (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of shares of Issuer Common Stock as would, as of the date of exercise, result in a Notional Total Option Profit (as hereinafter defined) which would exceed in the aggregate the Profit Limit and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall on or prior to the date of exercise either (i) reduce the number of shares of Issuer Common Stock subject to such exercise, (ii) deliver to Issuer for cancelation Option Shares previously purchased by Grantee, (iii) pay cash to Issuer or (iv) any combination thereof, so that the Notional Total Option Profit shall not exceed the Profit Limit after taking into account the foregoing actions, provided that this paragraph (b) shall not be construed as to restrict any exercise of the Option that is not prohibited hereby on any subsequent date.

                                      3-4

    (c) As used herein, the term "Total Option Profit" shall mean the aggregate amount (before taxes) of the following: (i) any amount received by Grantee pursuant to the Cash-Out Right, (ii)(x) the net consideration, if any, received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, valuing any non-cash consideration at its fair market value (as defined below), less (y) the Exercise Price and any cash paid by Grantee to Issuer pursuant to
Section 7(a)(iii) or Section 7(b)(iii) and (iii) the net cash amounts received by Grantee on the transfer (in accordance with Section 12(g)) of the Option (or any portion thereof) to any unaffiliated party.

    (d) As used herein, the term "Notional Total Option Profit" with respect to any number of shares of Option Shares as to which Grantee may propose to exercise the Option shall be the aggregate of (i) the Total Option Profit determined under paragraph (c) above with respect to prior exercises and (ii) Total Option Profit with respect to such number of shares of Issuer Common Stock as to which Grantee proposes to exercise and all other Option Shares held by Grantee and its affiliates as of such date, assuming that all such shares were sold for cash at the closing market price for Issuer Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions or underwriting discounts).

    (e) As used herein, the "fair market value" of any non-cash consideration consisting of:

        (i) securities listed on a national securities exchange or traded on The Nasdaq National Market shall be equal to the average closing price per share of such security as reported on such exchange or The Nasdaq National Market for the five trading days after the date of determination; and

        (ii) consideration which is other than cash or securities of the form specified in clause (i) above shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by the parties within five business days of the event requiring selection of such banking firm, PROVIDED that if the parties are unable to agree within two business days after the date of such event as to the investment banking firm, then the parties shall each select one firm, and those firms shall select a third nationally recognized independent investment banking firm, which third firm shall make such determination.

    8. REGISTRATION RIGHTS. Issuer will, if requested by Grantee at any time and from time to time within three years of the exercise of the Option, as expeditiously as possible prepare and file up to three registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer will use its reasonable efforts to qualify such shares or other securities under any applicable state securities laws, PROVIDED that Issuer shall not be required to effect such registration if less than 10% of the Option Shares subject to the Option will be offered for sale pursuant thereto. Grantee agrees to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 5% of the then-outstanding voting power of Issuer. Issuer will use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 120 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 120 calendar days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would

                                      3-5
require premature disclosure of material nonpublic information that would materially and adversely affect Issuer or otherwise interfere with or adversely affect any pending or proposed offering of securities of Issuer or any other material transaction involving Issuer. Any registration statement prepared and filed under this Section 8, and any sale covered thereby, will be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee will provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 8, Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it will allow Grantee the right to participate in such registration, and such participation will not affect the obligation of Issuer to effect demand registration statements for Grantee under this Section 8; PROVIDED that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer will include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 8, Issuer and Grantee will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

    9. TRANSFERS. The Option Shares may not be sold, assigned, transferred, or otherwise disposed of except (i) in an underwritten public offering as provided in Section 8 or (ii) to any purchaser or transferee who would not, to the knowledge of Grantee after reasonable inquiry (which shall include obtaining a representation from the purchaser or transferee), immediately following such sale, assignment, transfer or disposal, beneficially own more than 5% of the then-outstanding voting power of the Issuer and who is not a competitor in any material line of business of Issuer; PROVIDED, HOWEVER, that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of the Board of Directors of Issuer (which majority shall include a majority of directors who were directors as of the date hereof).

    10. QUOTATION. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then approved for quotation on The Nasdaq National Market (or any other national securities exchange or national securities quotation system), Issuer, upon the request of Grantee, will promptly file an application to have approved for quotation the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on The Nasdaq National Market (and any such other national securities exchange or national securities quotation system) and will use reasonable efforts to obtain approval of such quotation as promptly as practicable.

    11. LOSS OR MUTILATION. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancelation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered will constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

    12. MISCELLANEOUS. (a) EXPENSES. Each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

    (b) AMENDMENT. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

                                      3-6

    (c) EXTENSION; WAIVER. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

    (d) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Merger Agreement (including the documents and instruments attached thereto as exhibits or schedules or delivered in connection therewith), the Stockholders Agreement, the CBI Stock Option Agreement and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and (ii) except as provided in Section 8.06 of the Merger Agreement, are not intended to confer upon any person other than the parties any rights or remedies.

    (e) GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

    (f) NOTICES. All notices, requests, claims, demands, and other communications under this Agreement shall be sent in the manner and to the addresses set forth in the Merger Agreement.

    (g) ASSIGNMENT. Neither this Agreement, the Option nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Issuer or Grantee without the prior written consent of the other. Any assignment or delegation in violation of the preceding sentence will be void. Subject to the first and second sentences of this Section 12(g), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    (h) FURTHER ASSURANCES. In the event of any exercise of the Option by Grantee, Issuer and Grantee will execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

    (i) ENFORCEMENT. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

    (j) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                                      3-7

    IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                IXC COMMUNICATIONS, INC.,

                                By:               /s/ JOHN M. ZRNO
                                     -----------------------------------------
                                                 Name: John M. Zrno
                                               Title:  President and
                                              Chief Executive Officer

                                CINCINNATI BELL INC.,

                                By:          /s/ RICHARD G. ELLENBERGER
                                     -----------------------------------------
                                            Name: Richard G. Ellenberger
                                            Title:  President and Chief
                                                 Executive Officer

                                      3-8

                                                                         ANNEX 4

           STOCK OPTION AGREEMENT dated as of July 20, 1999 (the "Agreement"), by and between CINCINNATI BELL INC., an Ohio corporation ("Issuer"), and IXC COMMUNICATIONS, INC., a Delaware corporation ("Grantee").

                                    RECITALS

    A. Issuer, Ivory Merger Inc., a wholly owned subsidiary of Issuer ("Sub"), and Grantee have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; defined terms used but not defined herein have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Sub with and into Grantee, with Grantee as the surviving corporation in the Merger;

    B. As a condition and inducement to Grantee's willingness to enter into the Merger Agreement and the IXC Stock Option Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below); and

    C. As a condition and inducement to Issuer's willingness to enter into the Merger Agreement, the Stockholder Agreements and this Agreement, Issuer has requested that Grantee agree, and Grantee has agreed, to grant Issuer an option to purchase shares of Grantee's common stock on substantially the same terms as the Option.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Issuer and Grantee agree as follows:

    1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 27,420,757 (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, par value $.01 per share ("Issuer Common Stock"), of Issuer at a purchase price of $34.83 (as adjusted as set forth herein) per Option Share (the "Purchase Price").

    2. EXERCISE OF OPTION. (a) Grantee may, at any time or times, exercise the Option with respect to at least 33 1/3% of the Option Shares, subject to the provisions of Section 2(c), after the occurrence of any event as a result of which the Grantee is unconditionally entitled to receive the Termination Fee pursuant to Section 5.09 of the Merger Agreement (a "Purchase Event"); PROVIDED, HOWEVER, that (i) except as provided in the last sentence of this Section 2(a), the Option will terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) 12 months after the first occurrence of a Purchase Event, and (C) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event, unless, in the case of clause (C), Grantee has the right to receive a Termination Fee following such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of (x) six months following the time such Termination Fee becomes unconditionally payable and (y) the expiration of the period in which the Grantee has such right to receive a Termination Fee, and (ii) any purchase of Option Shares upon exercise of the Option will be subject to compliance with the HSR Act and the obtaining or making of any consents, approvals, orders, notifications, filings or authorizations, the failure of which to have obtained or made would violate any law, regulation or agreement to which Issuer is subject (the "Regulatory Approvals"). Notwithstanding the foregoing, (A) if all necessary Regulatory Approvals have not been obtained prior to the termination of the Option, such termination shall be extended to the date that is the fifth Business Day after receipt of such Regulatory Approvals, and (B) notwithstanding the termination of the Option, if Grantee has exercised the Option in accordance with the terms hereof prior to the termination of the Option, Grantee will be entitled to purchase the Option Shares and the termination of the Option will not affect any rights hereunder.

                                      4-1

    (b) In the event that Grantee is entitled to and wishes to exercise the Option, it will send to Issuer a written notice (an "Exercise Notice"; the date of which being herein referred to as the "Notice Date") to that effect which Exercise Notice also specifies the number of Option Shares, if any, Grantee wishes to purchase pursuant to this Section 2(b), the number of Option Shares, if any, with respect to which Grantee wishes to exercise its Cash-Out Right (as defined herein) pursuant to Section 6(c), the denominations of the certificate or certificates evidencing the Option Shares which Grantee wishes to purchase pursuant to this Section 2(b) and a date (an "Option Closing Date"), subject to the following sentence, not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (an "Option Closing"). Any Option Closing will be at an agreed location and time in New York, New York on the applicable Option Closing Date or at such later date as may be necessary so as to comply with the first sentence of Section 2(a).

    (c) Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable laws and regulations, which may prohibit the purchase of all the Option Shares specified in the Exercise Notice without first obtaining or making certain Regulatory Approvals. In such event, if the Option is otherwise exercisable and Grantee wishes to exercise the Option, the Option may be exercised in accordance with Section 2(b) and Grantee shall acquire the maximum number of Option Shares specified in the Exercise Notice that Grantee is then permitted to acquire under the applicable laws and regulations, and if Grantee thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Grantee shall be entitled to acquire such remaining balance. Issuer agrees to use its reasonable efforts to assist Grantee in seeking the Regulatory Approvals.

    In the event (i) Grantee receives notice that a Regulatory Approval required for the purchase of any Option Shares will not be issued or granted or (ii) such Regulatory Approval has not been issued or granted within six months of the date of the Exercise Notice, Grantee shall have the right to exercise its Cash-Out Right pursuant to Section 6(c) with respect to the Option Shares for which such Regulatory Approval will not be issued or granted or has not been issued or granted.

    3. PAYMENT AND DELIVERY OF CERTIFICATES. (a) At any Option Closing, Grantee will pay to Issuer in immediately available funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing plus the amount of any transfer, stamp or other similar taxes or charges imposed in connection therewith.

    (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer will deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, except pursuant to applicable federal and state securities laws. If at the time of issuance of Option Shares pursuant to an exercise of the Option hereunder, Issuer shall have issued any securities similar to rights under a stockholder rights plan, then each Option Share issued pursuant to such exercise will also represent such a corresponding right with terms substantially the same as and at least as favorable to Grantee as are provided under any such stockholder rights plan then in effect.

    (c) Certificates for the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION

                                      4-2

    AGREEMENT DATED AS OF JULY 20, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF CINCINNATI BELL INC. AT ITS PRINCIPAL EXECUTIVE OFFICES."

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

    4. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee as follows:

    AUTHORIZED STOCK. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act and other Regulatory Approvals that are required, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 6, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including without limitation any preemptive rights of any stockholder of Issuer, but will be subject to applicable securities laws.

    5. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that:

    PURCHASE NOT FOR DISTRIBUTION. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

    6. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price thereof, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Grantee will receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable, PROVIDED THAT no such adjustment shall be required in connection with the exercise of options or similar rights under any stock option plan or benefit arrangement in effect on the date hereof or in connection with the conversion of any convertible or exchangeable securities outstanding on the date hereof.

                                      4-3

    (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that Issuer enters into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments.

    (c) If, at any time during the period commencing on a Purchase Event and ending on the termination of the Option in accordance with Section 2, Grantee sends to Issuer an Exercise Notice indicating Grantee's election to exercise its right (the "Cash-Out Right") pursuant to this Section 6(c), then Issuer shall pay to Grantee, on the Option Closing Date, in exchange for the cancelation of the Option with respect to such number of Option Shares as Grantee specifies in the Exercise Notice, an amount in cash equal to such number of Option Shares multiplied by the difference between (i) the average closing price, for the 10 trading days commencing on the 12th trading day immediately preceding the Option Closing Date, per share of Issuer Common Stock as reported on the New York Stock Exchange, Inc. (the "NYSE") (or, if not listed on the NYSE, as reported on any other national securities exchange or national securities quotation system on which the Issuer Common Stock is listed or quoted, as reported in THE WALL STREET JOURNAL (Northeast edition), or, if not reported thereby, any other authoritative source) (the "Closing Price") and (ii) the Purchase Price. Notwithstanding the termination of the Option, Grantee will be entitled to exercise its rights under this Section 6(c) if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option.

    7. PROFIT LIMITATIONS. (a) Notwithstanding any other provision of this Agreement, in no event shall the Total Option Profit (as defined herein) exceed in the aggregate $26.25 million (such amount, the "Profit Limit") and, if any payment to be made to Grantee otherwise would cause such aggregate amount to be exceeded, the Grantee, at its sole election, shall either (i) reduce the number of shares of Issuer Common Stock subject to this Option, (ii) deliver to Issuer for cancelation Option Shares previously purchased by Grantee, (iii) pay cash to Issuer or (iv) any combination thereof, so that the Total Option Profit shall not exceed the Profit Limit after taking into account the foregoing actions.

    (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of shares of Issuer Common Stock as would, as of the date of exercise, result in a Notional Total Option Profit (as hereinafter defined) which would exceed in the aggregate the Profit Limit and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall on or prior to the date of exercise either (i) reduce the number of shares of Issuer Common Stock subject to such exercise, (ii) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to Issuer or (iv) any combination thereof, so that the Notional Total Option Profit shall not exceed the Profit Limit after taking into account the foregoing actions, provided that this paragraph (b) shall not be construed as to restrict any exercise of the Option that is not prohibited hereby on any subsequent date.

                                      4-4

    (c) As used herein, the term "Total Option Profit" shall mean the aggregate amount (before taxes) of the following: (i) any amount received by Grantee pursuant to the Cash-Out Right, (ii)(x) the net consideration, if any, received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, valuing any non-cash consideration at its fair market value (as defined below), less (y) the Exercise Price and any cash paid by Grantee to Issuer pursuant to
Section 7(a)(iii) or Section 7(b)(iii) and (iii) the net cash amounts received by Grantee on the transfer (in accordance with Section 12(g)) of the Option (or any portion thereof) to any unaffiliated party.

    (d) As used herein, the term "Notional Total Option Profit" with respect to any number of shares of Option Shares as to which Grantee may propose to exercise the Option shall be the aggregate of (i) the Total Option Profit determined under paragraph (c) above with respect to prior exercises and (ii) Total Option Profit with respect to such number of shares of Issuer Common Stock as to which Grantee proposes to exercise and all other Option Shares held by Grantee and its affiliates as of such date, assuming that all such shares were sold for cash at the closing market price for Issuer Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions or underwriting discounts).

    (e) As used herein, the "fair market value" of any non-cash consideration consisting of:

        (i) securities listed on a national securities exchange or traded on The Nasdaq National Market shall be equal to the average closing price per share of such security as reported on such exchange or The Nasdaq National Market for the five trading days after the date of determination; and

        (ii) consideration which is other than cash or securities of the form specified in clause (i) above shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by the parties within five business days of the event requiring selection of such banking firm, PROVIDED that if the parties are unable to agree within two business days after the date of such event as to the investment banking firm, then the parties shall each select one firm, and those firms shall select a third nationally recognized independent investment banking firm, which third firm shall make such determination.

    8. REGISTRATION RIGHTS. Issuer will, if requested by Grantee at any time and from time to time within three years of the exercise of the Option, as expeditiously as possible prepare and file up to three registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer will use its reasonable efforts to qualify such shares or other securities under any applicable state securities laws, PROVIDED that Issuer shall not be required to effect such registration if less than 10% of the Option Shares subject to the Option will be offered for sale pursuant thereto. Grantee agrees to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 5% of the then-outstanding voting power of Issuer. Issuer will use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 120 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 120 calendar days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would

                                      4-5
require premature disclosure of material nonpublic information that would materially and adversely affect Issuer or otherwise interfere with or adversely affect any pending or proposed offering of securities of Issuer or any other material transaction involving Issuer. Any registration statement prepared and filed under this Section 8, and any sale covered thereby, will be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee will provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 8, Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it will allow Grantee the right to participate in such registration, and such participation will not affect the obligation of Issuer to effect demand registration statements for Grantee under this Section 8; PROVIDED that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer will include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 8, Issuer and Grantee will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

    9. TRANSFERS. The Option Shares may not be sold, assigned, transferred, or otherwise disposed of except (i) in an underwritten public offering as provided in Section 8 or (ii) to any purchaser or transferee who would not, to the knowledge of Grantee after reasonable inquiry (which shall include obtaining a representation from the purchaser or transferee), immediately following such sale, assignment, transfer or disposal, beneficially own more than 5% of the then-outstanding voting power of the Issuer and who is not a competitor in any material line of business of Issuer; PROVIDED, HOWEVER, that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of the Board of Directors of Issuer (which majority shall include a majority of directors who were directors as of the date hereof).

    10. LISTING. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE (or any other national securities exchange or national securities quotation system), Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE (and any such other national securities exchange or national securities quotation system) and will use reasonable efforts to obtain approval of such listing as promptly as practicable.

    11. LOSS OR MUTILATION. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancelation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered will constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

    12. MISCELLANEOUS. (a) EXPENSES. Each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

    (b) AMENDMENT. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

                                      4-6

    (c) EXTENSION; WAIVER. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

    (d) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Merger Agreement (including the documents and instruments attached thereto as exhibits or schedules or delivered in connection therewith), the Stockholders Agreement, the IXC Stock Option Agreement and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and (ii) except as provided in Section 8.06 of the Merger Agreement, are not intended to confer upon any person other than the parties any rights or remedies.

    (e) GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof, except to the extent the laws of the State of Ohio are mandatorily applicable for the rights of CBI shareholders and directors and corporate governance matters.

    (f) NOTICES. All notices, requests, claims, demands, and other communications under this Agreement shall be sent in the manner and to the addresses set forth in the Merger Agreement.

    (g) ASSIGNMENT. Neither this Agreement, the Option nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Issuer or Grantee without the prior written consent of the other. Any assignment or delegation in violation of the preceding sentence will be void. Subject to the first and second sentences of this Section 12(g), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    (h) FURTHER ASSURANCES. In the event of any exercise of the Option by Grantee, Issuer and Grantee will execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

    (i) ENFORCEMENT. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

    (j) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                                      4-7

    IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                IXC COMMUNICATIONS, INC.,

                                By:  /s/ JOHN M. ZRNO
                                     -----------------------------------------
                                     Name: John M. Zrno
                                     Title:  President and Chief
                                           Executive Officer

                                CINCINNATI BELL INC.,

                                By:  /s/ RICHARD G. ELLENBERGER
                                     -----------------------------------------
                                     Name: Richard G. Ellenberger
                                     Title:  President and Chief
                                           Executive Officer

                                      4-8

                                                                         ANNEX 5

           STOCKHOLDER AGREEMENT dated as of July 20, 1999 (this "Agreement"), between CINCINNATI BELL INC., an Ohio corporation ("CBI"), and GENERAL ELECTRIC PENSION TRUST, a New York common law trust ("GE").

    WHEREAS CBI, Ivory Merger Inc., a Delaware corporation and a wholly owned subsidiary of CBI ("Sub"), and IXC COMMUNICATIONS, INC., a Delaware corporation ("IXC"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Sub with and into IXC (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

    WHEREAS GE owns the number of shares of common stock of IXC set forth on Schedule A hereto (such shares of common stock of IXC, together with any other shares of common stock of IXC acquired by GE after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Subject Shares");

    WHEREAS as a condition to its willingness to enter into the Merger Agreement, CBI has requested that GE enter into this Agreement; and

    WHEREAS as a condition to its willingness to enter into this Agreement, GE has requested that CBI agree to purchase from GE, and GE agrees to sell to CBI, a portion of the Subject Shares pursuant to a stock purchase agreement dated as of the date hereof (the "Stock Purchase Agreement").

    NOW, THEREFORE, to induce CBI to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

    SECTION 1. REPRESENTATIONS AND WARRANTIES OF GE. GE hereby represents and warrants to CBI as follows:

    (a) ORGANIZATION; AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. GE has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. GE is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The execution and delivery of this Agreement by GE and the consummation by GE of the transactions contemplated hereby have been duly authorized by all necessary action on the part of GE. This Agreement has been duly executed and delivered by GE and, assuming due authorization, execution and delivery by CBI, constitutes a legal, valid and binding obligation of GE, enforceable against GE in accordance with its terms. The execution and delivery by GE of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien on any properties or assets of GE under, (i) any provision of the certificate of incorporation or by-laws or partnership agreement or the comparable organizational documents applicable to GE, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization (a "Contract") to which GE is a party or by which any of the properties or assets of GE are bound or (iii) subject to the filings and other matters referred to in the following sentence of this Section 1(a), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to GE or its properties or assets, except in the case of each of clauses (ii) and (iii), as is not materially likely to (x) impair the ability of GE to perform its obligations under this Agreement or (y) prevent or

                                      5-1
materially delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to GE in connection with the execution and delivery of this Agreement by GE or the consummation by GE of the transactions contemplated hereby, except for (1) such filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (2) such filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") as may be required in connection with this Agreement and the transactions contemplated hereby and (3) those which are not materially likely to (x) impair the ability of GE to perform its obligations under this Agreement or (y) prevent or materially delay the consummation of the transactions contemplated by this Agreement. No trust of which GE is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

    (b) THE SUBJECT SHARES. GE is the record and beneficial owner of (or is the trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of), and has good and marketable title to, the Subject Shares set forth on Schedule A hereto, free and clear of any Liens. GE does not own of record any shares of common stock of IXC other than the Subject Shares set forth on Schedule A hereto, and does not beneficially own any shares of common stock of IXC other than Subject Shares and any shares of common stock of IXC into which its shares of IXC 7 1/4% convertible preferred stock are convertible. GE has the sole right to vote and Transfer (as defined below) the Subject Shares set forth opposite its name on Schedule A hereto, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of such Subject Shares, except as set forth in Section 3 of this Agreement.

    SECTION 2. REPRESENTATIONS AND WARRANTIES OF CBI. CBI hereby represents and warrants to GE as follows: CBI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CBI and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CBI. This Agreement has been duly executed and delivered by CBI and, assuming due authorization, execution and delivery by GE, constitutes a legal, valid and binding obligation of CBI, enforceable against CBI in accordance with its terms. The execution and delivery by CBI of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien on any properties or assets of CBI under, (i) any provision of the Amended Articles of Incorporation or Amended Regulations of CBI, (ii) any Contract to which CBI is a party or by which any of its properties or assets are bound or (iii) subject to the filings and other matters referred to in the last sentence of this Section 2, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CBI or any of its properties or assets, except in the case of each of clauses (ii) and (iii), as is not materially likely to (x) have a Material Adverse Effect on CBI, (y) impair the ability of CBI to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to CBI in connection with the execution and delivery of this Agreement by CBI or the consummation by CBI of the transactions contemplated hereby except for (1) such filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (2) such filings under the HSR Act as may be required in connection with this Agreement and the transactions contemplated hereby and (3) those which are not materially likely to (x) have a Material Adverse Effect on CBI, (y) impair the ability of CBI to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                                      5-2

    SECTION 3. COVENANTS OF GE. GE covenants and agrees during the term of this Agreement as follows:

    (a) At any meeting of the stockholders of IXC called to vote upon the Merger or the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger or the Merger Agreement is sought, GE shall, including by executing a written consent solicitation if requested by CBI, vote (or cause to be voted) the Subject Shares (other than the Subject Shares which shall have been purchased by CBI) in favor of the adoption by IXC of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement. GE hereby agrees not to take any action by written consent in any circumstance other than in accordance with this paragraph.

    (b) Other than in accordance with the terms of this Agreement and the Stock Purchase Agreement, GE shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Subject Shares or any interest therein or enter into any Contract, option or other arrangement (including any profit sharing or other derivative arrangement) with respect to the Transfer of, any Subject Shares or any interest therein to any person other than pursuant to the Merger Agreement or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any IXC Takeover Proposal or otherwise with respect to the Subject Shares. GE shall not commit or agree to take any action inconsistent with the foregoing. Notwithstanding the foregoing, GE may Transfer all or a portion of the Subject Shares to any other person if such person expressly agrees in writing to be bound by all of the provisions of this Agreement.

    (c) From and after the date of this Agreement, GE shall not, and shall not authorize or permit any of its Subsidiaries or affiliates (other than IXC) or any of its or their directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other representatives to, directly or indirectly, (i) solicit, initiate, encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, an IXC Takeover Proposal, (ii) enter into any agreement with respect to any IXC Takeover Proposal or (iii) participate in any discussions or negotiations regarding an IXC Takeover Proposal.

    (d) GE shall not issue any press release or make any other public statement, and shall not authorize or permit any of its Subsidiaries or affiliates (other than IXC) or any of its or their directors, officers, employees, partners, investment bankers, attorneys or other advisors or representatives to issue any press release or make any other public statement, with respect to the Merger Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement without the prior written consent of CBI, except as may be required by applicable law, including any filings required under the Exchange Act.

    SECTION 4. FURTHER ASSURANCES. GE will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as CBI may reasonably request for the purpose of effectuating the matters covered by this Agreement.

    SECTION 5. CERTAIN EVENTS. GE agrees that this Agreement and the obligations hereunder shall attach to GE's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including GE's administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of IXC affecting the IXC Common Stock, or the acquisition of additional shares of IXC Common Stock or other voting securities of IXC by any Stockholder, the number of Subject Shares listed on Schedule A hereto shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of IXC Common Stock or other voting securities of IXC issued to or acquired by GE.

                                      5-3

    SECTION 6. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that CBI may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of CBI, but no such assignment shall relieve CBI of its obligations under this Agreement. Any purported assignment in violation of this Section 6 shall be void. Subject to the preceding sentences of this Section 6, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

    SECTION 7.  TERMINATION.  This Agreement shall terminate upon the earlier of
(a) the Effective Time and (b) 10 Business Days after the termination of the Merger Agreement in accordance with its terms. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

    SECTION 8. GENERAL PROVISIONS. (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

    (b) NOTICES. All notices, requests, clauses, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to CBI in accordance with Section 8.02 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

    (c) INTERPRETATION. When a reference is made in this Agreement to Sections or Schedules, such reference shall be to a Section or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

    (d) COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties thereto.

    (e) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.

                                      5-4

    SECTION 9. ENFORCEMENT. Each of the parties hereto agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state court or any Federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of or under or relates to this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action, suit or proceeding arising out of or under or relating to this Agreement or any of the transactions contemplated hereby in any court other than any Delaware state court or any Federal court located in the State of Delaware and (iv) waives any right to trial by jury with respect to any action, suit or proceeding arising out of or under or relating to this Agreement or any of the transactions contemplated hereby in any Delaware state court or any Federal court located in the State of Delaware, and hereby further and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

    IN WITNESS WHEREOF, CBI has caused this Agreement to be signed by its officer thereunto duly authorized and GE has signed this Agreement, all as of the date first written above.

                                CINCINNATI BELL INC.,

                                By:          /s/ RICHARD G. ELLENBERGER
                                     -----------------------------------------
                                            Name: Richard G. Ellenberger
                                            Title:  President and Chief
                                                 Executive Officer

                                GENERAL ELECTRIC PENSION TRUST,
                                by GENERAL ELECTRIC INVESTMENT
                                CORPORATION, its investment manager,

                                By:             /s/ DONALD W. TOREY
                                     -----------------------------------------
                                               Name: Donald W. Torey
                                          Title:  Executive Vice President

                                      5-5

                                                                      SCHEDULE A

                                                                                NUMBER OF
                                                                               OUTSTANDING
                                                                                SHARES OF
STOCKHOLDER                                                                  IXC COMMON STOCK
--------------------------------------------------------------------------  ------------------
GE........................................................................        8,624,517

                                      5-6

                                                                         ANNEX 6

           STOCKHOLDERS AGREEMENT dated as of July 20, 1999 (this "Agreement"), among CINCINNATI BELL INC., an Ohio corporation ("CBI"), and the individuals and other parties listed on Schedule A attached hereto (each, a "Stockholder" and, collectively, the "Stockholders").

    WHEREAS CBI, Ivory Merger Inc., a Delaware corporation and a wholly owned subsidiary of CBI ("Sub"), and IXC Communications, Inc., a Delaware corporation ("IXC"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Sub with and into IXC (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

    WHEREAS each Stockholder owns the number of shares of common stock of IXC set forth opposite such Stockholder's name on Schedule A hereto (such shares of common stock of IXC, together with any other shares of common stock of IXC acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Subject Shares"); and

    WHEREAS as a condition to its willingness to enter into the Merger Agreement, CBI has requested that each Stockholder enter into this Agreement.

    NOW, THEREFORE, to induce CBI to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

    SECTION 1. REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER. Except as specifically set forth in the disclosure schedule delivered to CBI by such Stockholder on the date hereof, each Stockholder hereby, severally and not jointly, represents and warrants to CBI as follows:

    (a) ORGANIZATION; AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. Such Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. To the extent that such Stockholder is an entity other than an individual, such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by CBI, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. The execution and delivery by such Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien on any properties or assets of such Stockholder under, (i) any provision of any certificate of incorporation or by-laws or partnership agreement or the comparable organizational documents applicable to such Stockholder, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization (a "Contract") to which such Stockholder is a party or by which any of the properties or assets of such Stockholder are bound or (iii) subject to the filings and other matters referred to in the following sentence of this Section 1(a), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or its properties or assets, except in the case of each of clauses (ii) and (iii), as is not materially likely to (x) impair the ability of such Stockholder to perform its obligations under this

                                      6-1

Agreement or (y) prevent or materially delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby, except for such filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and except those which are not materially likely to (x) impair the ability of such Stockholder to perform its obligations under this Agreement or
(y) prevent or materially delay the consummation of the transactions contemplated by this Agreement. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby, except for such consents which have been obtained prior to the date hereof.

    (b) THE SUBJECT SHARES. Such Stockholder is the record and beneficial owner of (or is the trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of), and has good and marketable title to, the Subject Shares set forth opposite its name on Schedule A hereto, free and clear of any Liens. Such Stockholder does not own of record any shares of common stock of IXC other than the Subject Shares set forth opposite its name on Schedule A hereto, and does not beneficially own any shares of common stock of IXC other than Subject Shares. Such Stockholder has the sole right to vote and Transfer (as defined below) the Subject Shares set forth opposite its name on Schedule A hereto, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of such Subject Shares, except as set forth in Section 3 of this Agreement.

    SECTION 2. REPRESENTATIONS AND WARRANTIES OF CBI. CBI hereby represents and warrants to each Stockholder as follows: CBI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CBI and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CBI. This Agreement has been duly executed and delivered by CBI and, assuming due authorization, execution and delivery by each Stockholder, constitutes a legal, valid and binding obligation of CBI, enforceable against CBI in accordance with its terms. The execution and delivery by CBI of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien on any properties or assets of CBI under, (i) any provision of the Amended Articles of Incorporation or Amended Regulations of CBI, (ii) any Contract to which CBI is a party or by which any of its properties or assets are bound or (iii) subject to the filings and other matters referred to in the last sentence of this Section 2, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CBI or any of its properties or assets, except in the case of each of clauses
(ii) and (iii), as is not materially likely to (x) have a Material Adverse Effect on CBI, (y) impair the ability of CBI to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to CBI in connection with the execution and delivery of this Agreement by CBI or the consummation by CBI of the transactions contemplated hereby except for such filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and except those which are not materially likely to (x) have a Material Adverse Effect on CBI, (y) impair the ability of CBI to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                                      6-2

    SECTION 3. COVENANTS OF EACH STOCKHOLDER. Each Stockholder, severally and not jointly, covenants and agrees during the term of this Agreement as follows:

    (a) At any meeting of the stockholders of IXC called to vote upon the Merger or the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger or the Merger Agreement is sought, such Stockholder shall, including by executing a written consent solicitation if requested by CBI, vote (or cause to be voted) the Subject Shares in favor of the adoption by IXC of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement. Such Stockholder hereby agrees not to take any action by written consent in any circumstance other than in accordance with this paragraph.

    (b) Other than in accordance with the terms of this Agreement, such Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Subject Shares or any interest therein or enter into any Contract, option or other arrangement (including any profit sharing or other derivative arrangement) with respect to the Transfer of, any Subject Shares or any interest therein to any person other than pursuant to the Merger Agreement or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any IXC Takeover Proposal or otherwise with respect to the Subject Shares. Such Stockholder shall not commit or agree to take any action inconsistent with the foregoing. Notwithstanding any other provision of this Agreement, (i) each Stockholder may, in the aggregate, Transfer up to 200,000 of such Stockholder's Subject Shares and (ii) each Stockholder may Transfer all or a portion of such Stockholder's Subject Shares to any other person if such person expressly agrees in writing to be bound by all of the provisions of this Agreement.

    (c) From and after the date of this Agreement, such Stockholder shall not, and shall not authorize or permit any of its Subsidiaries or affiliates (other than IXC) or any of its or their directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other representatives to, directly or indirectly, (i) solicit, initiate, encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, an IXC Takeover Proposal, (ii) enter into any agreement with respect to any IXC Takeover Proposal or (iii) participate in any discussions or negotiations regarding an IXC Takeover Proposal.

    (d) Such Stockholder shall not issue any press release or make any other public statement, and shall not authorize or permit any of its Subsidiaries or affiliates (other than IXC) or any of its or their directors, officers, employees, partners, investment bankers, attorneys or other advisors or representatives to issue any press release or make any other public statement, with respect to the Merger Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement without the prior written consent of CBI, except as may be required by applicable law, including any filings required under the Exchange Act.

    SECTION 4. FURTHER ASSURANCES. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as CBI may reasonably request for the purpose of effectuating the matters covered by this Agreement.

    SECTION 5. CERTAIN EVENTS. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of IXC affecting the IXC Common Stock, or the acquisition of additional shares of IXC Common Stock or other voting securities of IXC by any Stockholder, the number of Subject Shares listed on Schedule A hereto beside the name of such Stockholder shall be adjusted

                                      6-3
appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of IXC Common Stock or other voting securities of IXC issued to or acquired by such Stockholder.

    SECTION 6. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that CBI may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of CBI, but no such assignment shall relieve CBI of its obligations under this Agreement. Any purported assignment in violation of this Section 6 shall be void. Subject to the preceding sentences of this Section 6, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

    SECTION 7.  TERMINATION.  This Agreement shall terminate upon the earlier of
(a) the Effective Time and (b) 10 Business Days after the termination of the Merger Agreement in accordance with its terms. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

    SECTION 8. GENERAL PROVISIONS. (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

    (b) NOTICES. All notices, requests, clauses, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to CBI in accordance with Section 8.02 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

    (c) INTERPRETATION. When a reference is made in this Agreement to Sections or Schedules, such reference shall be to a Section or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

    (d) COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties thereto.

    (e) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                                      6-4

    (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.

    SECTION 9. STOCKHOLDER CAPACITY. No person executing this Agreement who is or becomes during the term hereof a director or officer of IXC makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by a Stockholder in its capacity as an officer or director of IXC.

    SECTION 10. ENFORCEMENT. Each of the parties hereto agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state court or any Federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of or under or relates to this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action, suit or proceeding arising out of or under or relating to this Agreement or any of the transactions contemplated hereby in any court other than any Delaware state court or any Federal court located in the State of Delaware and (iv) waives any right to trial by jury with respect to any action, suit or proceeding arising out of or under or relating to this Agreement or any of the transactions contemplated hereby in any Delaware state court or any Federal court located in the State of Delaware, and hereby further and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

    IN WITNESS WHEREOF, CBI has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

                                CINCINNATI BELL INC.,

                                By:  /s/ RICHARD G. ELLENBERGER
                                     -----------------------------------------
                                     Name: Richard G. Ellenberger
                                     Title:  President and Chief Executive
                                             Officer

                                STOCKHOLDERS:

                                                /s/ RICHARD D. IRWIN
                                     -----------------------------------------
                                                  Richard D. Irwin

                                                 /s/ RALPH J. SWETT
                                     -----------------------------------------
                                                   Ralph J. Swett

                                      6-5

                                   SCHEDULE A

                                                                              NUMBER OF
                                                                          OUTSTANDING SHARES
                                                                                  OF            PERCENTAGE OF VOTING
                              STOCKHOLDER                                  IXC COMMON STOCK         POWER OF IXC
-----------------------------------------------------------------------  --------------------  -----------------------
Ralph J. Swett.........................................................         1,760,105

Ralph J. Swett.........................................................               409*

Ralph J. Swett, Trustee of the RJS 1994 Trust..........................           472,480

Ralph J. Swett, Trustee of the MBS 1994 Trust..........................           472,480

Ralph and Eileen Swett.................................................            35,242
                                                                               ----------

      Total............................................................         2,740,716                   7.3%
                                                                               ----------
                                                                               ----------

    Mr. Swett's address is 2305 Barton Creek Boulevard, #23, The Fairways, Austin, Texas 78735.

------------------------

*   To be issued as of the date hereof.

                                      6-6

                                   SCHEDULE B

                                                                              NUMBER OF
                                                                          OUTSTANDING SHARES
                                                                                  OF            PERCENTAGE OF VOTING
                              STOCKHOLDER                                  IXC COMMON STOCK         POWER OF IXC
-----------------------------------------------------------------------  --------------------  -----------------------
Richard D. Irwin (individually or in the Richard Irwin Revocable Living
  Trust)...............................................................           190,905+

Grumman Hill Investments, L.P., a Delaware limited partnership.........           636,990

The Irwin Family Limited Partnership, dated January 4, 1995............         1,628,216

The Irwin Family Limited Partnership #2................................           341,341

The Irwin Family Limited Partnership #3................................           350,444

Grumman Hill Associates, Inc...........................................           107,094
                                                                               ----------

      Total............................................................         3,254,990                   8.7%
                                                                               ----------
                                                                               ----------

    Mr. Irwin's address is 23 Wild Duck Road, Wilton, Connecticut 06897.

------------------------

+ Subject to a reduction of 35,512 shares which have not been located in Mr. Irwin's Merrill Lynch account.

                                      6-7

                                                                         ANNEX 7

                [LOGO]

July 20, 1999

Board of Directors
Cincinnati Bell Inc.
201 E. Fourth Street
Cincinnati, OH 45202

Members of the Board:

    You have requested our opinion as to the fairness, from a financial point of view, to Cincinnati Bell Inc. ("Cincinnati Bell"), of the consideration to be provided by Cincinnati Bell in connection with the proposed merger (the "Merger") of Ivory Merger Inc. ("Sub"), a wholly owned subsidiary of Cincinnati Bell, with and into IXC Communications, Inc. ("IXC Communications"), pursuant to an Agreement and Plan of Merger, dated as of July 20, 1999 (the "Merger Agreement"), among Cincinnati Bell, IXC Communications and Sub. Upon the effectiveness of the Merger, each issued and outstanding share of common stock, par value $.01 per share, of IXC Communications ("IXC Communications Common Stock") (other than shares owned or held directly by Cincinnati Bell, IXC Communications or Sub) will be converted into the right to receive 2.0976 (the "Exchange Ratio") shares of common stock, par value $.01 per share, of Cincinnati Bell ("Cincinnati Bell Common Stock"). We understand that the Merger is expected to qualify, for U.S. Federal income tax purposes, as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

    In connection with rendering our opinion, we have reviewed certain publicly available information concerning Cincinnati Bell and IXC Communications and certain other financial information concerning Cincinnati Bell and IXC Communications, including financial forecasts provided to us by Cincinnati Bell and IXC Communications. We have discussed the past and current business operations, financial condition and prospects of Cincinnati Bell and IXC Communications with certain officers and employees of Cincinnati Bell and IXC Communications, respectively. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

    In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information. With respect to the financial forecasts of Cincinnati Bell and IXC Communications, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Cincinnati Bell and IXC Communications, respectively. We express no opinion with respect to such forecasts or the assumptions on which they are based. We also have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement. We have not made or obtained or assumed any responsibility for making or obtaining any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of Cincinnati Bell or IXC Communications.

                                      7-1

    Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion as expressed below does not imply any conclusion as to the likely trading range for Cincinnati Bell Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion does not address Cincinnati Bell's underlying business decision to effect the Merger, and we express no view on the effect on Cincinnati Bell of the Merger and related transactions. Our opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to Cincinnati Bell and does not constitute a recommendation concerning how holders of Cincinnati Bell Common Stock should vote regarding the proposed issuance of Cincinnati Bell Common Stock pursuant to the Merger or any related matter.

    We have acted as financial advisor to the Board of Directors of Cincinnati Bell in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. In the ordinary course of business, we and our affiliates may actively trade the securities of Cincinnati Bell and IXC Communications and their affiliates for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Also, we and our affiliates have previously rendered investment banking and financial advisory services to Cincinnati Bell and certain of its affiliates for which we have received customary compensation. We and our affiliates may have other business relationships with Cincinnati Bell, IXC Communications and their respective affiliates.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Cincinnati Bell.

                                          Very truly yours,

                                          /s/ Salomon Smith Barney Inc.

                                          SALOMON SMITH BARNEY INC.

                                      7-2

                                                                         ANNEX 8

[MORGANSTANLEYDEANWITTER LETTERHEAD]
                                                                            1585
BROADWAY
                                                                             NEW
YORK, NEW YORK 10036
                                                                           (212)
761-4000

                                          July 20, 1999

Board of Directors
IXC Communications, Inc.
1122 Capital of Texas Hwy. South
Austin, TX 78746-6426

Members of the Board:

IXC Communications, Inc. (the "Company"), Cincinnati Bell Inc. (the "Acquiror") and Ivory Merger Inc., a wholly owned subsidiary of the Acquiror (the "Acquisition Sub"), propose to enter into an Agreement and Plan of Merger substantially in the form of the draft dated July 19, 1999 (the "Merger Agreement") pursuant to which Acquisition Sub will be merged (the "Merger") with and into the Company in a transaction in which each outstanding share of the common stock, par value $0.01 per share (the "Company Shares"), of the Company is to be converted into the right to receive 2.0976 shares (the "Exchange Ratio") of the common stock, par value $0.01 per share, of the Acquiror (the "Acquiror Shares"). It is also proposed that, concurrently with entry into the Merger Agreement, the Acquiror will enter into an Investment Agreement providing for the Investment of $400 million in cash in the Acquiror, to be represented as convertible subordinated notes of the Acquiror. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether, as of the date hereof, the Exchange Ratio is fair from a financial point of view to holders of Company Shares (other than the Acquiror and its affiliates).

For purposes of the opinion set forth herein, we have:

    (i) reviewed certain publicly available financial statements and other information of the Company and the Acquiror;

    (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and the Acquiror prepared by the respective managements of such companies;

    (iii) analyzed financial projections for the Company and the Acquiror contained in certain securities analysts' research reports that were recommended for review by the respective managements of such companies;

    (iv) discussed the past and current operations and financial conditions and the prospects of the Company and the Acquiror, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with the respective managements of such companies;

    (v) analyzed the estimated pro forma impact of the Merger on the Acquiror's cash flow, consolidated capitalization and financial ratios;

    (vi) reviewed the reported prices and trading activity for the Company Shares and the Acquiror Shares;

                                      8-1

    (vii) discussed with senior executives of each of the Company and the Acquiror the strategic rationale for, and certain regulatory issues associated with, the Merger;

    (viii) compared the financial performance of the Company and the Acquiror and the prices and trading activity of the Company Shares and the Acquiror Shares with those of certain other comparable publicly traded companies and their securities;

    (ix) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

    (x) participated in discussions and negotiations among representatives of the Company and the Acquiror and their respective financial, accounting and legal advisors;

    (xi) reviewed drafts of the Merger Agreement, the Investment Agreement and certain related documents; and

    (xii) performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the internal financial statements and other financial and operating data and discussions relating to the strategic, financial and operational benefits anticipated from the Merger, we have assumed that such financial statements and other financial and operating data have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and financial performance of the Company and the Acquiror. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Acquiror, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have further assumed, with your consent, that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement (without waiver of any condition contained therein) and will be treated as a tax-free reorganization and/or exchange, for purposes of the Internal Revenue Code of 1986. In addition, we have assumed that obtaining all necessary regulatory approvals for the Merger will not have an adverse effect on the Acquiror or the contemplated benefits expected to be derived in the Merger.

We were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets, or any other strategic alternative, other than the Merger.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and/or financing services for the Company, the Acquiror and one or more other parties to the Transaction, and certain of their affiliates, and have received fees for the rendering of those services.

It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company in respect of the Merger with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the Acquiror Shares will trade following announcement or consummation of the Merger, and we express no opinion or recommendation as to how the holders of Company Shares should vote at the stockholders' meeting held in connection with the Merger.

                                      8-2

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio is fair from a financial point of view to the holders of Company Shares (other than the Acquiror and its affiliates).

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

By:        /s/ Scott W. Matlock
---------------------------------------------
Scott W. Matlock
Principal

                                      8-3

                                                                         ANNEX 9

         [LOGO]                   Investment Banking
                                  Corporate and Institutional
                                  Client Group

                                  World Financial Center
                                  North Tower
                                  New York, New York 10281-1320
                                  212 449 1000

                                                                   July 20, 1999

Board of Directors
IXC Communications, Inc.
1122 Capital of Texas Highway South
Austin, Texas 78746

Members of the Board of Directors:

    IXC Communications, Inc. (the "Company"), Cincinnati Bell Inc. (the "Acquiror") and a wholly owned subsidiary of the Acquiror (the "Acquisition Sub"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Acquisition Sub will be merged with the Company in a transaction (the "Merger") in which each outstanding share of the Company's common stock (the "Company Shares") will be converted into the right to receive
2.0976 shares (the "Exchange Ratio") of the common stock of the Acquiror (the "Acquiror Shares"). It is also proposed that, concurrently with execution of the Merger Agreement, (i) the Company and the Acquiror will enter into Stock Option Agreements providing for reciprocal options on Company Shares and Acquiror Shares that are exercisable in certain circumstances, (ii) the Acquiror will enter into Stockholders Agreements with certain stockholders of the Company providing for their voting of Company Shares in favor of the Merger and for certain other matters, (iii) the Acquiror will enter into an Investment Agreement with certain purchasers providing for the sale by the Acquiror of convertible subordinated notes to such purchasers and (vi) the Company will enter into an agreement amending the Rights Agreement relating to the rights associated with the Company Shares. The Merger Agreement and the other foregoing agreements are collectively referred to as the "Agreements".

    You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the holders of the Company Shares, other than the Acquiror and its affiliates.

    In arriving at the opinion set forth below, we have, among other things:

    (1) Reviewed certain publicly available business and financial information relating to the Company and the Acquiror that we deemed to be relevant;

    (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the Acquiror, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Synergies") furnished to us by the Company and the Acquiror, respectively;

    (3) Conducted discussions with members of senior management and representatives of the Company and the Acquiror concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

                                      9-1

    (4) Reviewed the market prices and valuation multiples for the Company Shares and the Acquiror Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

    (5) Reviewed the results of operations of the Company and the Acquiror and compared them with those of certain publicly traded companies that we deemed to be relevant;

    (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

    (7) Participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

    (8) Reviewed the potential pro forma impact of the Merger;

    (9) Reviewed a draft dated July 19, 1999 of the Agreements; and

    (10)Reviewed such other financial studies and analyses and took monetary conditions.

    In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or the Acquiror or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or the Acquiror. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by the Company or the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or the Acquiror's management as to the expected future financial performance of the Company or the Acquiror, as the case may be, and the Expected Synergies. We have also assumed that the final form of the Agreements will be similar in all material respects to the last drafts reviewed by us.

    Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the Company, the Acquiror, either of their operations or the contemplated benefits of the Merger. We have also assumed that the Merger will be treated as a tax free reorganization under the U.S. Internal Revenue Code.

    In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company and we have not evaluated or pursued on behalf of the Company any other strategic alternatives to the Merger.

    We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services. We have, in the past, provided financial advisory and/or financing services to the Company and the Acquiror (including certain of their affiliates) and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company, as well as the Acquiror Shares and other securities of the Acquiror, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

                                      9-2

    This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger or any matter related thereto.

    We are not expressing any opinion herein as to the prices at which the Company Shares or the Acquiror Shares will trade following the announcement or consummation of the Merger.

    On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of the Company Shares, other than the Acquiror and its affiliates.

                                          Very truly yours,

                                          /s/ Merrill Lynch, Pierce, Fenner &
                                          Smith Incorporated

                                          MERRILL LYNCH, PIERCE, FENNER &
                                              SMITH INCORPORATED

                                      9-3

                                                                        ANNEX 10

                                 DELAWARE CODE
                             TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
                     SUBCHAPTER IX. MERGER OR CONSOLIDATION

SECTION 262 APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation, and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), 252, 254, 257, 258, 263 or 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                                      10-1

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to Section 228 or
       Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it

                                      10-2
       reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

                                      10-3

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation), provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (1) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                      10-4

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 1701.59(D) of the Ohio Revised Code provides that a director shall be liable in damages for any action he takes or fails to take as a director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation. This limitation on the liability of directors does not apply to liability asserted against a director pursuant to Section 1701.95 of the Ohio Revised Code concerning unlawful loans, dividends and distributions of assets.

    The Ohio Revised Code provides that the Cincinnati Bell amended articles of incorporation and amended regulations may provide that the limitation on the liability of directors provided in Section 1701.59(D) described above are not applicable to Cincinnati Bell, however, the Cincinnati Bell amended articles of incorporation and amended regulations do not exempt Cincinnati Bell from this provision.

    Section 1701.13(E) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

    Section 1701.13(E)(2) further specifies that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of (a) any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper, and (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code concerning unlawful loans, dividends and distributions of assets.

    In addition, Section 1701.13(E) requires a corporation to pay any expenses, including attorney's fees, of a director in defending an action, suit, or proceeding referred to above as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both (i) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and
(ii) reasonably cooperate with the corporation concerning the action, suit, or proceeding. The indemnification provided by Section 1701.13(E) shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Cincinnati Bell articles of incorporation or amended regulations.

    The Cincinnati Bell amended regulations provide that Cincinnati Bell will indemnify directors to the fullest extent permitted by law.

    Cincinnati Bell has in effect insurance policies in the amount of (i) $50 million for general officers' and directors' liability insurance for liability incurred on actions occurring on or after January 1, 1999, (ii) $100 million for general officers' and directors' liability insurance for liability incurred on actions that have occurred prior to January 1, 1999 and (iii) $25 million for fiduciary liability insurance covering all of Cincinnati Bell's directors and officers in certain instances where by law they may not be indemnified by Cincinnati Bell.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) See Exhibit Index.

    (b) Not Applicable.

    (c) Opinion of Salomon Smith Barney Inc. (included as Annex 7 to the proxy statement/ prospectus which is a part of this registration statement).

       Opinion of Morgan Stanley & Co. Incorporated (included as Annex 8 to the proxy statement/ prospectus which is a part of this registration statement).

       Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (included as Annex 9 to the proxy statement/prospectus which is a part of this registration statement).

ITEM 22. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, CINCINNATI BELL HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CINCINNATI, STATE OF OHIO, ON SEPTEMBER 13, 1999.

                                CINCINNATI BELL INC.

                                By:  /s/ KEVIN W. MOONEY
                                     -----------------------------------------
                                     Name: Kevin W. Mooney
                                     Title: Chief Financial Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard G. Ellenberger, Kevin W. Mooney and Thomas E. Taylor, Esq. and each of them, his true and lawful attorney-in-fact and agent with full power of substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
  /s/ RICHARD G. ELLENBERGER    President, Chief Executive
------------------------------    Officer and Director       September 13, 1999
    Richard G. Ellenberger        (Chief Executive Officer)

     /s/ KEVIN W. MOONEY        Chief Financial Officer
------------------------------    (Principal Accounting and  September 13, 1999
       Kevin W. Mooney            Financial Officer)

      /s/ PHILLIP R. COX        Director
------------------------------                               September 13, 1999
        Phillip R. Cox

    /s/ J. TAYLOR CRANDALL      Director
------------------------------                               September 13, 1999
      J. Taylor Crandall

  /s/ WILLIAM A. FRIEDLANDER    Director
------------------------------                               September 13, 1999
    William A. Friedlander

     /s/ KAREN M. HOGUET        Director
------------------------------                               September 13, 1999
       Karen M. Hoguet

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
     /s/ DANIEL J. MEYER        Director
------------------------------                               September 13, 1999
       Daniel J. Meyer

     /s/ JAMES D. KIGGEN        Director
------------------------------                               September 13, 1999
       James D. Kiggen

    /s/ JOHN T. LAMACCHIA       Director
------------------------------                               September 13, 1999
      John T. LaMacchia

      /s/ MARY D. NELSON        Director
------------------------------                               September 13, 1999
        Mary D. Nelson

    /s/ DAVID B. SHARROCK       Director
------------------------------                               September 13, 1999
      David B. Sharrock

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       2.1   Agreement and Plan of Merger dated as of July 20, 1999, among Cincinnati Bell, Ivory Merger Inc. and IXC
             (included as Annex 1 to the proxy statement/prospectus which is a part of this Registration Statement).

       2.2   Agreement Governing the IXC Internal Reorganization dated as of August 16, 1999, between IXC and IXC
             Merger Sub, Inc. (included as Annex 2 to the proxy statement/prospectus which is a part of this
             Registration Statement).

       4.1   Provisions of the Amended Articles of Incorporation of Cincinnati Bell effective November 9, 1989, which define the rights of security holders of Cincinnati Bell (incorporated by reference to Exhibit (3)(a) to
             Cincinnati Bell's Annual Report on Form 10-K filed March 31, 1999, SEC File #1-8519).

       4.2   Form of Certificate of Amendment by the Board of Directors to the Amended Articles of Incorporation of
             Cincinnati Bell including the description of each of the Cincinnati Bell 7 1/4% Junior Convertible
             Preferred Stock Due 2007 and the Cincinnati Bell 6 3/4% Cumulative Convertible Preferred Stock to be in
             effect as of the effective time of the merger.

       4.3   Provisions of the Amended Regulations of Cincinnati Bell which define the rights of security holders of
             Cincinnati Bell (incorporated by reference to Exhibit 3.2 to Cincinnati Bell's Registration Statement on
             Form S-3 filed February 26, 1985, SEC File #2-96054).

       4.4   Specimen certificate of Cincinnati Bell common stock, par value $0.01.

       4.5   Rights Agreement dated as of April 29, 1997, as amended, between Cincinnati Bell and The Fifth Third
             Bank, as Rights Agent, including the form of rights certificate attached as Exhibit B thereto
             (incorporated by reference to Exhibit 4.1 to Cincinnati Bell's Registration Statement on Form 8-A filed
             May 1, 1997, SEC File #1-8519, Exhibit 1 to Amendment No. 1 to the Registration Statement on Form 8-A/A
             filed August 6, 1999, SEC File #1-8519).

       4.7   Indenture dated as of April 21, 1998, between IXC and IBJ Schroder Bank & Trust Company, as Trustee, in
             respect of the IXC 9% Senior Subordinated Notes due 2008 (incorporated by reference to Exhibit 4.3 to
             IXC's Current Report on Form 8-K filed April 22, 1998, SEC File #0-20803).

       4.8   Indenture dated as of November 30, 1998, among Cincinnati Bell Telephone Company, as Issuer, Cincinnati
             Bell, as Guarantor, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4-A to
             Cincinnati Bell's Current Report on Form 8-K filed November 30, 1998, SEC File #1-8519).

       4.9   Investment Agreement dated as of July 21, 1999, among Cincinnati Bell, Oak Hill Capital Partners L.P.
             and certain related parties of Oak Hill.

       5.1   Opinion of Thomas E. Taylor, Esq., General Counsel of Cincinnati Bell, regarding the legality of the securities being registered.

       8.1   Opinion of Riordan & McKinzie as to tax matters.

      10.1   Stock Option Agreement between Cincinnati Bell, as Issuer, and IXC, as Grantee, dated as of July 20,
             1999 (included as Annex 3 to the proxy statement/prospectus which is a part of this Registration
             Statement).

      10.2   Stock Option Agreement between IXC, as Issuer, and Cincinnati Bell, as Grantee, dated as of July 20,
             1999 (included as Annex 4 to the proxy statement/prospectus which is a part of this Registration
             Statement).

      10.3   Stockholder Agreement between Cincinnati Bell and General Electric Pension Trust (included as Annex 5 to the proxy statement/prospectus which is a part of this Registration Statement).
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
  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.4   Stockholders Agreement among Cincinnati Bell, Richard D. Irwin and Ralph J. Swett (included as Annex 6 to the proxy statement/prospectus which is a part of this Registration Statement).

      12.1   Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends.

      23.1   Consent of PricewaterhouseCoopers LLP.

      23.2   Consent of Ernst & Young LLP.

      23.3   Consent of Deloitte & Touche LLP.

      23.4   Consents of Arthur Andersen LLP.

      23.5   Consent of Thomas E. Taylor, Esq., General Counsel of Cincinnati Bell (included in
             Exhibit 5.1).

      23.6   Consent of Riordan & McKinzie (included in Exhibit 8.1).

      23.7   Consent of Salomon Smith Barney Inc.

      23.8   Consent of Morgan Stanley & Co. Incorporated.

      23.9   Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      24.1   Power of Attorney (included on the signature page of this Registration Statement).

      99.1   Form of Proxy Card of Cincinnati Bell.

      99.2   Form of Proxy Card of IXC.

      99.3   Opinion of Salomon Smith Barney Inc. (included as Annex 7 to the proxy statement/ prospectus which is a part of this registration statement).

      99.4   Opinion of Morgan Stanley & Co. Incorporated (included as Annex 8 to the proxy statement/ prospectus which is a part of this registration statement).

      99.5   Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (included as Annex 9 to the proxy statement/prospectus which is a part of this registration statement).